UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GENTIVA HEALTH SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Gentiva Health Services, Inc., or Gentiva, to be held on Thursday, January 22, 2015, at 3:00 p.m. local time, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, which we refer to as the special meeting. As previously announced on October 9, 2014, Kindred Healthcare, Inc., or Kindred, and Gentiva entered into an Agreement and Plan of Merger, dated as of October 9, 2014, which we refer to as the merger agreement, pursuant to which a subsidiary of Kindred will merge with and into Gentiva, which we refer to as the merger, with Gentiva surviving the merger as a wholly owned subsidiary of Kindred.

If the merger is completed, each issued and outstanding share of common stock, par value $0.10 per share, of Gentiva (other than any shares owned by Kindred, Gentiva or their respective wholly owned subsidiaries and shares that are owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will automatically be converted into the right to receive $14.50 in cash and 0.257 of a share of common stock, par value $0.25 per share, of Kindred. Upon completion of the transaction, it is expected that, immediately upon completion of the merger, Gentiva stockholders will own approximately 12% of the outstanding shares of Kindred’s common stock (based upon the number of issued and outstanding shares of Gentiva and Kindred common stock as of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus). Kindred common stock is traded on the New York Stock Exchange under the symbol “KND” and we encourage you to obtain quotations for shares of Kindred common stock, given that part of the merger consideration is payable in shares of Kindred common stock.

The merger cannot be completed unless Gentiva stockholders holding at least a majority of the shares of Gentiva common stock outstanding as of the close of business on December 19, 2014, the record date for the special meeting, vote in favor of the adoption of the merger agreement at the special meeting.

Gentiva’s board of directors unanimously recommends that Gentiva stockholders vote “FOR” adoption of the merger agreement and “FOR” the approval of the other matters to be considered at the Gentiva special meeting. In considering the recommendation of the board of directors of Gentiva, you should be aware that certain directors and executive officers of Gentiva will have interests in the merger that may be different from, or in addition to, the interests of Gentiva stockholders generally. See the section entitled “Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66 of the accompanying proxy statement/prospectus.

This proxy statement/prospectus describes the special meeting of Gentiva, the merger, the documents relating to the merger and other related matters. We urge you to read the accompanying proxy statement/prospectus, and the documents incorporated by reference into the accompanying proxy statement/prospectus, carefully and in their entirety. In particular, we urge you to read carefully “Risk Factors” beginning on page 31.

We are very excited about the opportunities the proposed merger brings to both Gentiva and Gentiva stockholders, and we thank you for your consideration and continued support.

Sincerely,

Rodney D. Windley Executive Chairman	Tony Strange Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or other transactions described in the attached proxy statement/prospectus or the securities to be issued pursuant to the merger or passed upon the adequacy or accuracy of the attached proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated December 18, 2014, and is first being mailed to Gentiva stockholders on or about December 22, 2014.

GENTIVA HEALTH SERVICES, INC.

3350 Riverwood Parkway

Suite 1400

Atlanta, Georgia 30339

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend a special meeting of Gentiva stockholders. The special meeting will be held on Thursday, January 22, 2015, at 3:00 p.m. local time, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, 30339, to consider and vote upon the following matters:

1.	a proposal to adopt the Agreement and Plan of Merger, dated as of October 9, 2014, as it may be amended from time to time, among Gentiva Health Services, Inc., a Delaware corporation, Kindred Healthcare, Inc., a Delaware corporation, and Kindred Healthcare Development 2, Inc., a Delaware corporation and wholly owned subsidiary of Kindred Healthcare, Inc. (a copy of the merger agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice);

2.	a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Gentiva’s named executive officers in connection with the merger; and

3.	a proposal for adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The record date for the special meeting is December 19, 2014. Only stockholders of record at the close of business on December 19, 2014, are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. All stockholders of record as of that date are cordially invited to attend the special meeting in person. Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Gentiva common stock entitled to vote thereon. The proposal to approve the merger-related executive compensation requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. The approval of adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present.

The Gentiva board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Gentiva and Gentiva stockholders. The Gentiva board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the proposal to approve the merger-related executive compensation and “FOR” the proposal to approve adjournments of the special meeting if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

In deciding to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Gentiva board of directors considered a number of factors, including those beginning on page 52. When you consider the recommendation of the Gentiva board of directors, you should be aware that some of Gentiva’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Gentiva stockholders generally.

Gentiva stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Gentiva common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement/prospectus and reproduced in their entirety in Annex D to the proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of Gentiva common stock you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Gentiva common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, Gentiva requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the postage-prepaid envelope provided, or submit your proxy by telephone or over the internet prior to the special meeting as described in the accompanying proxy statement/prospectus. Submitting a proxy or voting by telephone or internet now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Gentiva common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

By order of the board of directors,

John N. Camperlengo

Senior Vice President, General Counsel and Secretary

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

If you have questions, contact:

Gentiva Health Services, Inc.

3350 Riverwood Parkway

Suite 1400

Atlanta, Georgia 30339

Attention: Investor Relations

(770) 951-6450

or

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

YOUR VOTE IS VERY IMPORTANT.

Please complete, date, sign and return your proxy card(s) or vote your shares by telephone or over the internet at your earliest convenience so that your shares are represented at the Gentiva special meeting.

Atlanta, Georgia

Dated: December 18, 2014

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Gentiva and Kindred from other documents that Gentiva and Kindred have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 147 of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Gentiva, without charge, by telephone or written request directed to: John Mongelli, Vice President Treasury and Investor Relations, Telephone (770) 951-6450; or MacKenzie Partners, Inc., Gentiva’s proxy solicitor, at (212) 929-5500 or toll-free at (800) 322-2885.

You may also request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Kindred without charge, by telephone or written request directed to: Investor Relations, Telephone (502) 596-7300 or toll-free at (800) 545-0749.

In order for you to receive timely delivery of the documents in advance of the special meeting of Gentiva stockholders to be held on January 22, 2015, you must request the information no later than five business days prior to the date of the special meeting, by January 14, 2015.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Kindred (File No. 333-200454), constitutes a prospectus of Kindred under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock, par value $0.25 per share, of Kindred, which we refer to as Kindred common stock, to be issued to Gentiva stockholders pursuant to the Agreement and Plan of Merger, dated as of October 9, 2014, by and among Gentiva, Kindred and Kindred Healthcare Development 2, Inc., as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of Gentiva under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Gentiva stockholders will be asked to consider and vote upon the adoption of the merger agreement.

Kindred has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Kindred, and Gentiva has supplied all such information relating to Gentiva.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. Kindred and Gentiva have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated December 18, 2014, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Gentiva stockholders nor the issuance by Kindred of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the merger, the merger agreement and the special meeting. They may not include all the information that is important to you as a Gentiva stockholder. We urge you to read carefully this entire proxy statement/prospectus, including the annexes and the other documents to which we have referred you.

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this proxy statement/prospectus because you were a Gentiva stockholder of record on December 19, 2014, the record date for the Gentiva special meeting. Gentiva has agreed to be acquired by Kindred under the terms of the merger agreement that are described in this proxy statement/prospectus. If the merger agreement is adopted by Gentiva stockholders and the other conditions to the closing under the merger agreement are satisfied or waived, Kindred Healthcare Development 2, Inc., which we refer to as merger sub, will merge with and into Gentiva, with Gentiva surviving the merger as a wholly owned subsidiary of Kindred.

Gentiva is holding the special meeting to ask its stockholders to consider and vote upon a proposal to adopt the merger agreement. Gentiva stockholders are also being asked to consider and vote upon (i) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Gentiva’s named executive officers in connection with the merger and (ii) a proposal to grant authority to proxy holders to vote in favor of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement/prospectus contains important information about the merger, the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the special meeting. Gentiva stockholders should read this information carefully and in its entirety. The enclosed proxy materials allow you to grant a proxy or vote your shares by telephone or internet without attending the special meeting in person.

Q:	What will Gentiva stockholders receive in the merger?

A:	Each share of Gentiva common stock, other than shares owned by Kindred or Gentiva or their respective wholly owned subsidiaries, or shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $14.50 in cash, without interest (which we sometimes refer to as the cash consideration), and 0.257 of a share of Kindred common stock (which we sometimes refer to as the stock consideration, and together with the cash consideration, we refer to as the merger consideration). Kindred will not issue any fractional shares as a result of the merger. Instead, Kindred will pay cash for fractional shares of its common stock that Gentiva stockholders would otherwise be entitled to receive.

Q:	What is the value of the per share merger consideration?

A:

Kindred and Gentiva agreed to the 0.257 exchange ratio for the merger based on the volume-weighted average price per share of Kindred common stock on the New York Stock Exchange, which we refer to as the NYSE, for the ten trading days ended on and including October 3, 2014, the date on which the exchange ratio was agreed. Based on the volume-weighted average price per share of Kindred common stock on the NYSE for this period, the merger consideration represented $19.50 in value for each share of Gentiva common stock. Based on the closing price per share of Kindred common stock on December 15, 2014, the most recent practicable trading day prior to the date of this proxy statement/prospectus, the merger consideration represented $19.19 in value for each share of Gentiva common stock. Because Kindred will issue a fixed fraction of a share of Kindred common stock in exchange for each share of Gentiva common stock, the value of the stock portion of the merger consideration that Gentiva stockholders will receive in the merger will depend on the market price of Kindred common stock at the time the merger is completed. The market price of Kindred common stock when Gentiva stockholders receive those shares after the merger is completed could be greater than, less than or the same as the market price of Kindred common stock on the date of this proxy statement/prospectus or at the time of the Gentiva special meeting. Kindred common stock is listed on the NYSE under the symbol “KND.” Gentiva common stock is listed on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “GTIV.” You should obtain current stock price quotations for Kindred common stock and Gentiva common stock before deciding how to vote with respect to the adoption of the merger agreement.

Q:	What will holders of Gentiva equity awards receive in the merger?

A:	Stock Options. At the effective time of the merger, which we sometimes refer to as the effective time, each Gentiva option that is outstanding immediately prior to the effective time with a per share exercise price below the sum of (i) the value of the stock consideration (based on the average closing price per share of Kindred common stock on the NYSE for the ten consecutive trading days ending immediately prior to the closing date of the merger, which we refer to as the Kindred closing price) and (ii) the cash consideration, that is or will become vested as a result of the merger (which we refer to as an in-the-money option), will be canceled and converted into the right to receive an amount in cash equal to the cash consideration plus the value of the stock consideration (based on the Kindred closing price), less the exercise price, subject to withholding taxes. Each Gentiva option that is outstanding immediately prior to the effective time with a per share exercise price at or above the sum of (i) the value of the stock consideration (based on the Kindred closing price) and (ii) the cash consideration (which we refer to as out-of-the-money options) or that will not vest as a result of the merger will be converted into an option to purchase a number of shares of Kindred common stock determined by multiplying the number of shares of Gentiva common stock subject to such Gentiva option by a fraction, the numerator of which is the sum of (A) the product of the stock consideration multiplied by the Kindred closing price and (B) the cash consideration and the denominator of which is the Kindred closing price.

Restricted Stock; Deferred Stock Units. Each outstanding restricted share of Gentiva common stock, which we sometimes refer to as Gentiva restricted stock, that will vest as a result of the merger and each outstanding Gentiva deferred stock unit will receive the merger consideration, subject to withholding taxes. Each outstanding share of Gentiva restricted stock that will not vest as a result of the merger will receive merger consideration in the form of a Kindred restricted cash award in the amount of the cash consideration and restricted shares of Kindred common stock in the amount of the stock consideration, in each case subject to the vesting conditions of such shares of Gentiva restricted stock prior to the effective time.

Performance Cash Awards. Each Gentiva performance cash award that will become vested as a result of the merger will be accelerated and the recipient thereof will receive an amount in cash equal to the target amount of such cash award (unless such performance cash award provides for the accelerated vesting of such award at the maximum level, in which case the recipient thereof will receive an amount in cash equal to the maximum amount of such cash award), subject to withholding taxes. Each Gentiva performance cash award that will not vest as a result of the merger will be converted into the right to receive a Kindred cash award, subject to the vesting conditions of such performance cash award prior to the effective time. To the extent that any performance cash award is, immediately prior to the effective time, subject to any performance-based vesting or other performance conditions, the Kindred board of directors, or an applicable committee thereof, may, following the effective time, make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Kindred cash award received by the holder of such performance cash award as the Kindred board of directors (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by the merger agreement, including the merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable performance cash award and the applicable Gentiva stock plan.

Employee Stock Purchase Plan. Participants in the Gentiva Employee Stock Purchase Plan, which we refer to as the ESPP, will be entitled to receive the merger consideration for shares of Gentiva common stock purchased through the ESPP prior to the effective time. No new offering periods under the ESPP will commence after the date of the merger agreement.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger agreement is adopted by the Gentiva stockholders. For stockholders, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement. The board of directors of Gentiva, which we refer to as the Gentiva board of directors or the Gentiva board, recommends that stockholders vote “FOR” the adoption of the merger agreement.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Gentiva common stock entitled to vote thereon. Stockholders holding approximately 15.4% of the outstanding shares of Gentiva common stock as of December 15, 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus, have agreed to vote for the merger (see the section titled “The Merger Agreement—Voting and Support Agreement” which begins on page 109). Because the affirmative vote required to adopt the merger agreement is based upon the total number of outstanding shares of Gentiva common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you hold your shares through a bank, brokerage firm or other nominee and you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for Gentiva’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of Gentiva common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you hold your shares through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Gentiva common stock, your shares of Gentiva common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of Gentiva common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of Gentiva common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Gentiva common stock, your shares of Gentiva common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How does the Gentiva board of directors recommend that I vote at the special meeting?

A:

The Gentiva board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Gentiva and Gentiva stockholders. The Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve by advisory (non-binding) vote certain merger-related executive compensation and “FOR” the proposal to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What will happen to Gentiva as a result of the merger?

A:	If the merger is completed, merger sub will merge with and into Gentiva, with Gentiva continuing as the surviving corporation and a wholly owned subsidiary of Kindred.

Q:	What equity stake will Gentiva stockholders hold in Kindred immediately following the merger?

A:	Based upon the number of issued and outstanding shares of Kindred common stock and Gentiva common stock as of December 15, 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus, it is expected that, immediately upon completion of the merger, Gentiva stockholders will own approximately 12% of the outstanding shares of Kindred common stock.

Q:	Where will the Kindred common stock that I receive in the merger be publicly traded?

A:	Kindred will apply to have the new shares of Kindred common stock issued in the merger listed on the NYSE upon the closing of the merger.

Q:	When do you expect to complete the merger?

A:	If the merger agreement is adopted at the special meeting, we expect to complete the merger in the first quarter of 2015, subject to the satisfaction of the other conditions to the merger. However, we cannot assure you that such timing will occur or that the merger will be completed.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted by Gentiva stockholders or if the merger is not consummated for any other reason, Gentiva stockholders will not receive any payment for their shares in connection with the merger. Instead, Gentiva will remain an independent public company and Gentiva common stock will continue to be listed and traded on the NASDAQ.

Under specified circumstances, Gentiva may be required to pay to Kindred a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 108.

Q:	What am I being asked to vote on at the special meeting?

A:	At the special meeting, Gentiva stockholders of record at the close of business on December 19, 2014 will be asked to consider and vote upon the following proposals: (i) a proposal to adopt the merger agreement, as it may be amended from time to time; (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Gentiva’s named executive officers in connection with the merger; and (iii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Why am I being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Gentiva’s named executive officers in connection with the merger?

A:	Under SEC rules, Gentiva is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q.	What happens if Gentiva stockholders do not approve the merger-related executive compensation proposal?

A:	Approval of the compensation that may be paid or become payable to Gentiva’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on Gentiva or the surviving company in the merger. If the merger is completed, the merger-related compensation may be paid to Gentiva’s named executive officers to the extent payable in accordance with the terms of their compensation and benefits agreements and arrangements even if Gentiva stockholders do not approve, by advisory (non-binding) vote, the merger-related compensation.

Q:	Do any of Gentiva’s directors or executive officers have interests in the merger that may differ from those of Gentiva stockholders?

A:	Gentiva’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Gentiva stockholders. Other than Kindred’s entry into an employment agreement with David. A. Causby, Gentiva’s President and Chief Operating Officer, which took place after the signing of the merger agreement, the members of Gentiva’s board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that Gentiva stockholders adopt the merger agreement. For a description of these interests, refer to the section entitled “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66.

Q:	What constitutes a quorum at the special meeting?

A:	For business to be conducted at the special meeting, a quorum must be present. The presence of the holders of record of a majority of the issued and outstanding shares of Gentiva common stock entitled to vote at the special meeting constitutes a quorum. Stockholders may be present in person or by proxy. A stockholder will be considered part of the quorum if such stockholder returns a signed and dated proxy card, votes by telephone or the internet or votes in person at the special meeting.

Q:	Do Gentiva stockholders have appraisal rights?

A:	Yes. Under the Delaware General Corporation Law, which we refer to as the DGCL, holders of Gentiva common stock who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement/prospectus. Failure to comply with all requirements of Delaware law may result in your waiver of, or inability to exercise, appraisal rights. Please see Annex D for the text of the applicable provisions of the DGCL as in effect with respect to this transaction.

Q:	What happens if I sell or transfer my shares of Gentiva common stock after the record date but before the special meeting?

A:	The record date for Gentiva stockholders entitled to vote at the special meeting is earlier than both the date of the Gentiva special meeting and the consummation of the merger. If you sell or transfer your shares of Gentiva common stock after the record date but before the special meeting, you will, unless other arrangements are made (such as provision of a proxy), retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you sell or transfer your shares.

Q:	What are the federal income tax consequences of the merger to Gentiva stockholders?

A:	In general, the exchange of shares of Gentiva common stock for cash and Kindred common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. We urge Gentiva stockholders to consult a tax advisor about the tax consequences of the exchange of their shares of Gentiva common stock for cash and Kindred common stock pursuant to the merger in light of the particular circumstances of each Gentiva stockholder, including the application and effect of any state, local, federal or other tax laws. For more information regarding the amount and timing of any income, gain or loss with respect to the merger, see “Material United States Federal Income Tax Consequences” beginning on page 88.

Q:	Are Kindred stockholders voting on the merger?

A:	No. The vote of Kindred stockholders is not required to complete the merger.

Q:	Should I send in my stock certificates now?

A:	NO, PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD(S). If the merger is completed, you will be sent written instructions for sending in your stock certificates or, in the case of book-entry shares, for surrendering your book-entry shares. See “Information About the Special Meeting—Stock Certificates” beginning on page 117, and “The Merger Agreement—Exchange of Shares” beginning on page 94.

Q:	Who can answer my questions about the merger?

A:	If you have any questions about the merger or the special meeting, need assistance in voting your shares, or need additional copies of this proxy statement/prospectus or the enclosed proxy card(s), you should contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Call collect: (212) 929-5500 or toll-free: (800) 322-2885

Q:	When and where is the special meeting?

A:	The special meeting will be held on Thursday, January 22, 2015, at 3:00 p.m. local time, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

Q:	Who is eligible to vote at the special meeting?

A:	Owners of Gentiva common stock are eligible to vote at the special meeting if they were stockholders of record at the close of business on December 19, the record date for the special meeting. Each share of Gentiva common stock issued and outstanding on the record date is entitled to one vote in respect of each proposal.

Q:	What is a proxy?

A:	A proxy is a stockholder’s legal designation of another person, referred to as a “proxy,” to vote shares of such stockholder’s common stock at a stockholders’ meeting. The document used to designate a proxy to vote your shares of Gentiva common stock is called a “proxy card.”

Q:	What should I do now?

A:

You should read this proxy statement/prospectus carefully, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be represented and voted at the special meeting. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement/prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy card from the bank or brokerage firm.

Q:	May I attend the special meeting?

A:	All Gentiva stockholders of record or beneficial owners as of the close of business on December 19, 2014, the record date for the special meeting, or those persons who hold a valid proxy, may attend the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the special meeting, you must present proof of your ownership of Gentiva common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a proxy issued to you by the holder of record of your shares.

Q:	If I am going to attend the special meeting, should I return my proxy card(s)?

A:	Yes. Returning your completed, signed and dated proxy card(s) or voting by telephone or over the internet ensures that your shares will be represented and voted at the special meeting. Voting your shares in advance of the special meeting will not impact your ability to attend the special meeting. If you do attend the meeting and decide to vote in person, your in person vote will revoke any previously submitted proxy cards.

Q:	How will my proxy be voted?

A:	If you complete, sign and date your proxy card(s) or vote by telephone or over the internet, your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote at the special meeting, your shares will be voted “FOR” the adoption of the merger agreement; “FOR” the approval to approve, by non-binding, advisory vote, the merger-related executive compensation; and “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What if my broker holds my shares in “street name?”

A:	If a broker holds your shares for your benefit but not in your own name, your shares are in “street name.” A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the internet through such a program must be received by 11:59 p.m., Eastern Standard Time, on January 21, 2015. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the special meeting, you must present proof of your ownership of Gentiva common stock, such as a bank or brokerage account statement, to be admitted to the meeting. In addition, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

Q.	Can I change my vote after I mail my proxy card(s) or vote by telephone or over the internet?

A:	Yes. If you are a stockholder of record (that is, you hold your shares in your own name), you can change your vote by:

•	sending a written notice to the corporate secretary of Gentiva, bearing a date later than the date of the proxy, that is received prior to the special meeting and states that you revoke your proxy;

•	voting at a later date by telephone or over the internet by 11:59 p.m., Eastern Standard Time, the day preceding the special meeting;

•	signing, dating and delivering a new valid proxy card(s) bearing a later date that is received prior to the special meeting; or

•	attending the special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares of Gentiva common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Q:	What if I don’t provide my broker with instructions on how to vote?

A:	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Gentiva common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Gentiva common stock. In accordance with the rules of NASDAQ, banks, brokerage firms and other nominees who hold shares of Gentiva common stock in “street name” for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the adoption of the merger agreement, the proposal to approve, by non-binding, advisory vote, the merger-related executive compensation, and adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the adoption of the merger agreement, but will not have an effect on the proposal to approve, by non-binding, advisory vote, the merger-related executive compensation or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What does it mean if I receive multiple proxy cards?

A:	Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. To ensure that all your shares are voted, it is important that you complete, sign, date and return each proxy card or voting instruction form you receive or vote using the telephone or over the internet as described in the instructions included with your proxy card(s) or voting instruction form(s).

Q:	Where can I find more information about Kindred and Gentiva?

A:	You can find more information about Kindred and Gentiva from various sources described under “Where You Can Find More Information” beginning on page 147.

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement/prospectus. It may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to understand fully the merger and the related transactions. See “Where You Can Find More Information” beginning on page 147. Most items in this summary include a page reference directing you to a more complete description of those items.

Information About Gentiva (page 118)

Gentiva is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services.

Gentiva is a Delaware corporation with principal executive offices at 3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339-3314. The telephone number of Gentiva’s executive offices is (770) 951-6450, and Gentiva’s website is www.gentiva.com. Gentiva common stock is listed on NASDAQ and trades under the symbol “GTIV.” Additional information about Gentiva is included in documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 147.

Information About Kindred (page 119)

Kindred is a healthcare services company that through its subsidiaries operates transitional care hospitals, inpatient rehabilitation hospitals, nursing centers, assisted living facilities, a contract rehabilitation services business and a home health and hospice business across the United States. At September 30, 2014, Kindred’s hospital division operated 97 transitional care hospitals (certified as long-term acute care hospitals under the Medicare program) and five inpatient rehabilitation hospitals in 22 states. Kindred’s nursing center division operated 99 nursing centers and six assisted living facilities in 21 states. Kindred’s rehabilitation division provided rehabilitation services primarily in hospitals and long-term care settings. Kindred’s care management division (formerly known as Kindred’s home health and hospice division) primarily provided home health, hospice and private duty services from 152 locations in 13 states.

Kindred is a Delaware corporation headquartered in Louisville, Kentucky. Kindred’s principal offices are located at 680 South Fourth Street, Louisville, Kentucky 40202 and its telephone number is (502) 596-7300. Kindred’s website is www.kindredhealthcare.com. Kindred common stock is listed on the NYSE and trades under the symbol “KND.” Additional information about Kindred is included in documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 147.

Information About Merger Sub (page 120)

Kindred Healthcare Development 2, Inc., a Delaware corporation and wholly owned subsidiary of Kindred, was formed on June 13, 2014 for the purpose of commencing an offer to acquire all of the outstanding shares of Gentiva common stock, which we refer to as the tender offer, pursuant to a Tender Offer Statement on Schedule TO filed by Kindred and merger sub with the SEC on June 17, 2014. Merger sub has not carried on any activities or operations to date, except for those incidental to its formation and undertaken in connection with the tender offer and, following termination of the tender offer, the transactions contemplated by the merger agreement. By operation of the merger, merger sub will merge with and into Gentiva, with Gentiva continuing as the surviving corporation and a wholly owned subsidiary of Kindred.

The Merger (page 41)

Pursuant to the merger agreement, merger sub will merge with and into Gentiva, with Gentiva, which we sometimes refer to as the surviving corporation, surviving the merger as a wholly owned subsidiary of Kindred.

We encourage you to read the merger agreement, which governs the merger and is attached as Annex A to this proxy statement/prospectus, because it sets forth the terms of the merger.

Merger Consideration (page 65)

At the effective time of the merger, each share of Gentiva common stock outstanding, other than shares owned by Kindred or Gentiva or their respective wholly owned subsidiaries, or shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $14.50 in cash, without interest, and 0.257 of a share of Kindred common stock.

The exchange ratio is a fixed ratio. Therefore, the number of shares of Kindred common stock to be received by holders of Gentiva common stock as a result of the merger will not change between now and the time the merger is completed to reflect changes to the trading price of Kindred common stock.

Effect of the Merger on Gentiva’s Equity Awards (page 94)

At the effective time, each Gentiva in-the-money option will be canceled and converted into the right to receive an amount in cash, without interest, equal to the cash consideration plus the value of the stock consideration (based on the Kindred closing price), less the exercise price, subject to withholding taxes. Each Gentiva out-of-the-money option or Gentiva option that will not vest as a result of the merger will be converted into an option to purchase a number of shares of Kindred common stock determined by multiplying the number of shares of Gentiva common stock subject to such Gentiva option by a fraction, the numerator of which is the sum of (A) the product of the stock consideration multiplied by the Kindred closing price and (B) the cash consideration and the denominator of which is the Kindred closing price.

Each outstanding share of Gentiva restricted stock that will vest as a result of the merger and each outstanding Gentiva deferred stock unit will receive the merger consideration, subject to withholding taxes. Each outstanding share of Gentiva restricted stock that will not vest as a result of the merger will receive merger consideration in the form of a restricted Kindred cash award and restricted Kindred common stock, in each case subject to the vesting conditions of such shares of Gentiva restricted stock prior to the effective time.

Each Gentiva performance cash award that will become vested as a result of the merger will be accelerated and the recipient thereof will receive an amount in cash, without interest, equal to the target amount of such cash award (unless such performance cash award provides for the accelerated vesting of such award at the maximum level, in which case the recipient thereof will receive an amount in cash, without interest, equal to the maximum amount of such cash award), subject to withholding taxes. Each Gentiva performance cash award that will not vest as a result of the merger will be converted into the right to receive a Kindred cash award, subject to the vesting conditions of such performance cash award prior to the effective time of the merger. To the extent that any performance cash award is, immediately prior to the effective time, subject to any performance-based vesting or other performance conditions, the board of directors of Kindred, or an applicable committee thereof, may, following the effective time, make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Kindred cash award received by the holder of such performance cash award, as the Kindred board (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by the merger agreement, including the merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable performance cash award and the applicable Gentiva stock plan.

Participants in the ESPP will be entitled to receive the merger consideration for shares of Gentiva common stock purchased through the ESPP prior to the effective time. No new offering periods under the ESPP will commence after the date of the merger agreement.

Financing Relating to the Merger (page 81)

Funds needed to complete the merger include funds to:

•	pay Gentiva stockholders (and holders of Gentiva’s equity-based interests and any payable cash awards) amounts due to them under the merger agreement;

•	refinance certain existing debt of Gentiva; and

•	pay fees and expenses related to the merger and the debt financing for the merger.

Kindred anticipates that the funds needed to complete the merger will be obtained from a combination of (i) existing cash balances, (ii) the proceeds from the issuances of Kindred common stock and tangible equity units, and (iii) the proceeds from third-party financing, which we refer to as the debt financing and which may include Kindred’s existing senior secured asset-based revolving credit facility, a senior secured term loan facility, a senior unsecured bridge loan facility and senior unsecured notes.

On October 9, 2014, Kindred obtained a debt commitment letter from Citigroup Global Markets Inc. (which we refer to as Citi), JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, which was amended and restated on October 30, 2014, and which, as amended and restated, we refer to as the debt commitment letter. The debt commitment letter was provided by Citi, Citibank, N.A., Citigroup USA, Inc., Citigroup North America, Inc. and/or their affiliates, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, General Electric Capital Corporation, GE Capital Markets, Inc., Guggenheim Securities, LLC (which we refer to as Guggenheim), Security Benefit Corporation and its designated affiliates, Morgan Stanley Senior Funding, Inc., Bank of Montreal, BMO Capital Markets Corp., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc., which we refer to collectively as the debt commitment parties.

Under the debt commitment letter, the debt commitment parties agreed to provide a $750 million senior secured asset-based revolving credit facility, a $992.5 million senior secured term loan facility and a $1,700 million senior unsecured bridge loan facility.

The commitments for the asset-based revolving credit facility and the term loan facility were available to refinance Kindred’s existing credit facilities in the event that Kindred did not obtain the consents required for certain amendments to such credit facilities on or prior to the closing of the merger. Kindred obtained the consents required for the amendments to its existing asset-based revolving credit facility and term loan facility on October 31, 2014 and November 25, 2014, respectively, and, as a result, the commitments for such facilities were terminated on such dates.

The commitments for the bridge loan facility are available to the extent Kindred does not complete planned offerings of senior unsecured notes, common stock and tangible equity units prior to the closing of the merger. On November 25, 2014, Kindred completed an offering of 150,000 7.50% tangible equity units for $150 million in gross cash proceeds and 5,000,000 shares of Kindred common stock for approximately $98.8 million in gross cash proceeds. On December 1, 2014, the underwriters for the tangible equity units and common stock offerings exercised their over-allotment options to purchase 22,500 additional tangible equity units for approximately $22.5 million in gross cash proceeds and 395,759 additional shares of Kindred common stock for approximately $7.8 million in gross cash proceeds, each of which closed on December 3, 2014. As a result of Kindred’s issuance of tangible equity units and common stock, the commitments for the bridge loan facility were reduced to $1,421 million.

On December 8, 2014, Kindred Escrow Corp. II, a wholly owned subsidiary of Kindred (which we refer to as the escrow issuer), launched an unregistered offering of $750 million aggregate principal amount of 8.00% senior notes due 2020 and $600 million aggregate principal amount of 8.75% senior notes due 2023 (which together we refer to as the senior notes) in a private placement (which we refer to as the senior notes offering). The senior notes priced on December 11, 2014 and closed on December 18, 2014. The net proceeds of the offering were deposited into an escrow account and such funds will be released to Kindred subject to the concurrent closing of the acquisition of Gentiva, the merger of the escrow issuer with and into Kindred, and Kindred’s assumption of the escrow issuer’s obligations under the senior notes. Kindred does not expect to draw on the bridge loan facility and instead expects to use the funds received from the senior notes offering and the offerings of tangible equity units and common stock to complete the merger.

Although Kindred does not expect to draw on the bridge loan facility to complete the merger, Kindred might be required to draw on the bridge loan facility if one of its expected financing sources is unavailable. However, the definitive documentation governing the bridge loan facility has not been finalized, and the obligation of the commitment parties to provide debt financing under the bridge loan facility is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when required. In the event that the bridge loan facility is not available to Kindred on the terms set forth in the debt commitment letter or Kindred anticipates that the bridge loan facility will not be available on the terms set forth in the debt commitment letter due to the failure of a condition thereto or for any other reason, Kindred has the right under the merger agreement to seek alternative financing. As of the date of this proxy statement/prospectus, no such alternative financing has been arranged. Kindred’s obligation to complete the merger is not conditioned upon the receipt of any financing.

Gentiva’s Reasons for the Merger and Recommendation of Gentiva’s Board of Directors (page 52)

After careful consideration of the various factors as described in “The Merger—Gentiva’s Reasons for the Merger and Recommendation of Gentiva’s Board of Directors” beginning on page 52, the Gentiva board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Gentiva and its stockholders. The Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the proposal to adopt the merger agreement at the special meeting. In addition, the Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the proposal to approve the merger-related executive compensation and “FOR” the proposal to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Opinion of Gentiva’s Financial Advisor (page 55)

In connection with the merger, Gentiva’s board of directors received a written opinion, dated October 8, 2014, of Barclays Capital Inc., which we refer to as Barclays, that as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to Gentiva stockholders (other than Kindred and its affiliates) in the merger was fair, from a financial point of view, to such stockholders. The full text of Barclays’ written opinion is attached to this proxy statement/prospectus as Annex C. Gentiva stockholders are encouraged to read Barclays’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Barclays.

Barclays’ opinion was provided for the benefit of Gentiva’s board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the merger. The opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Gentiva or Gentiva’s underlying business decision to effect the merger. Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, including relative to the consideration to be offered to Gentiva stockholders in the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. See “The Merger—Opinion of Gentiva’s Financial Advisor” beginning on page 55.

Record Date; Outstanding Shares; Shares Entitled to Vote (page 111)

The record date for the special meeting of Gentiva stockholders is December 19, 2014. This means that you must be a holder of record of Gentiva common stock at the close of business on December 19, 2014 in order to vote at the special meeting. You are entitled to one vote for each share of Gentiva common stock you own. As of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus, there were 37,408,360 shares of Gentiva common stock outstanding and entitled to vote at the special meeting. As of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus, the directors and executive officers of Gentiva and their affiliates owned and were entitled to vote approximately 5,718,819 shares of Gentiva common stock, representing approximately 15.3% of the shares of Gentiva common stock outstanding on that date. For further information, see “The Merger Agreement—Voting and Support Agreement” beginning on page 109.

Quorum and Vote Required (page 112)

A majority of the shares of Gentiva common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting. Shares of Gentiva common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Gentiva common stock entitled to vote at the special meeting. The proposal to approve certain compensation arrangements for Gentiva’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the majority of stockholders present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

Interests of Gentiva Directors and Executive Officers in the Merger (page 66)

In considering the recommendation of the Gentiva board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, those of stockholders generally. These interests include, but are not limited to, the following: the treatment of equity awards held by Gentiva’s directors and executive officers (including the acceleration of deferred stock units and restricted stock awards and potential acceleration of unvested stock options and performance cash awards); the potential payment of severance and other benefits to Gentiva’s executive officers; the continuation of certain rights to indemnification and of coverage under directors’ and officers’ liability insurance policies following completion of the merger; the potential to serve as directors and/or officers of Kindred; that the Gentiva compensation committee has discretion to award Mr. Rodney D. Windley, Gentiva’s Executive Chairman, and certain other core management team members certain incentive bonus compensation in an aggregate amount of a pool of $10 million to be allocated at the sole discretion of the compensation committee, provided that at least a significant minority of such pool will be allocated to core management team members other than Mr. Windley; that the Gentiva compensation committee has discretion to pay Mr. Windley, for 2014 and 2015, bonus payments in the ordinary course (apart from the timing of payment), both of which will be payable on or before the consummation of the merger; and the entry into an employment agreement between David A. Causby and Kindred. Other than Kindred’s entry into an employment agreement with David A. Causby, which took place after the signing of the merger agreement, the Gentiva board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending that the merger agreement be adopted by Gentiva stockholders. See the section titled “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66.

Board of Directors and Management of Kindred Following the Merger (page 79)

Following the closing of the merger, the Kindred board of directors is expected to remain the same as the current Kindred board of directors, subject to the planned appointment of Benjamin A. Breier as a member, effective March 31, 2015. The Kindred senior management team after the closing of the merger is expected to be the same as the current senior management team of Kindred, with the addition of David A. Causby and subject to the planned transition of Mr. Breier, who currently serves as Kindred’s Chief Operating Officer and President, as successor to Paul J. Diaz as Chief Executive Officer, effective March 31, 2015. Following Gentiva and Kindred’s entry into the merger agreement, Mr. Causby, who is currently a named executive officer of Gentiva, entered into an employment agreement with Kindred, pursuant to which he will become President of the combined Kindred at Home business and will serve on Kindred’s Executive Committee following the closing of the merger.

Listing of Kindred Common Stock and De-listing of Gentiva Common Stock (page 80)

It is a condition to the merger that the shares of common stock to be issued by Kindred in connection with the merger be authorized for listing on the NYSE, subject to official notice of issuance. Shares of Kindred common stock are currently traded on the NYSE under the symbol “KND.” Shares of Gentiva common stock are currently traded on NASDAQ under the symbol “GTIV.” If the merger is completed, Gentiva common stock will no longer be listed on NASDAQ and will be deregistered under the Exchange Act and Gentiva will no longer file periodic reports with the SEC.

Appraisal Rights (page 83)

Gentiva stockholders have the right under Delaware law to dissent from the approval and adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash of the judicially determined fair value for their shares, plus interest, if any, on the amount determined to be the fair value, in accordance with Delaware law. The fair value of shares of Gentiva common stock, as determined in accordance with Delaware law, may be more or less than, or equal to, the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, Gentiva stockholders who wish to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must follow the specific procedures provided under Delaware law for perfecting appraisal rights. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights may be lost. These procedures are described in this proxy statement/prospectus, and a copy of Section 262 of the DGCL (which we refer to as Section 262), which grants appraisal rights and governs such procedures, is attached as Annex D to this proxy statement/prospectus.

Dividend Policy of Kindred Following the Merger (page 81)

Kindred paid dividends of $0.12 per share in each of the last two quarters of 2013 and each of the four quarters of 2014. Gentiva stockholders have historically not received dividends. The payment of dividends by Kindred after the merger will be subject to the determination of the Kindred board of directors. Decisions by the

Kindred board of directors regarding whether or not to pay dividends on Kindred common stock and the amount of any dividends will be based on compliance with the DGCL, compliance with agreements governing Kindred’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the Kindred board of directors considers important.

Conditions to Completion of the Merger (page 105)

The respective obligations of Kindred and Gentiva to complete the merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including:

•	the adoption of the merger agreement by the Gentiva stockholders at the special meeting;

•	the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Kindred common stock to be issued in the merger;

•	the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and absence of any stop order by the SEC, or pending or threatened proceedings of the SEC seeking a stop order, suspending the effectiveness of such registration statement;

•	the absence of any laws or orders by any governmental authority that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement; and

•	the accuracy of the representations and warranties of the parties (subject to customary exceptions) and material compliance by the parties with their respective obligations under the merger agreement.

The obligation of Kindred to consummate the merger is also subject to obtaining certain regulatory approvals or licenses and delivery of certain notices by Gentiva as set forth in the merger agreement, provided that, if not previously fulfilled, this condition will be deemed satisfied on February 28, 2015.

Regulatory Approvals (page 80)

The completion of the merger is not conditioned upon the expiration or termination of any statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act). Pursuant to the requirements of the HSR Act, Kindred, merger sub and Gentiva each made filings with the U.S. Federal Trade Commission (which we refer to as the FTC) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the Antitrust Division) in connection with the tender offer. On July 22, 2014, the FTC granted termination of the waiting period under the HSR Act.

The obligation of Kindred to consummate the merger is subject to obtaining certain regulatory approvals or licenses and delivery of certain notices by Gentiva as set forth in the merger agreement, provided that, if not previously fulfilled, this condition will be deemed satisfied on February 28, 2015.

Termination of the Merger Agreement (page 107)

The merger agreement may be terminated at any time before the effective time, whether or not the Gentiva stockholders have adopted the merger agreement (except in the case of Gentiva’s fiduciary termination right described below):

•	by mutual written agreement of Kindred, merger sub and Gentiva;

•	by either Kindred or Gentiva if:

•	the merger has not been consummated on or before the outside date of March 31, 2015, unless the breach of any representation, warranty, covenant or agreement set forth in the merger agreement by the party seeking to terminate was the direct cause of the failure to consummate the merger by such date;

•	if any governmental entity has enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and such law or order has become final and nonappealable, unless the breach of any representation, warranty, covenant or agreement set forth in the merger agreement by the party seeking to terminate was the direct cause of such action; or

•	the adoption of the merger agreement by the Gentiva stockholders was not obtained at the special meeting of Gentiva stockholders (or adjournment or postponement of the meeting);

•	by Kindred if:

•	(i) there occurs a company adverse recommendation change (as defined on page 102), (ii) Gentiva has entered into, or publicly announced its intention to enter into, a company acquisition agreement other than an acceptable confidentiality agreement, (iii) the Gentiva board of directors fails to reaffirm (publicly, if requested by Kindred) its recommendation to Gentiva stockholders to approve the merger agreement within ten business days after the date a takeover proposal is first publicly disclosed, or (iv) Gentiva or its board of directors has publicly announced its intention to do any of the foregoing; or

•	Gentiva breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Gentiva or compliance by Gentiva with its obligations under the merger agreement not to be satisfied and such breach is incapable of being cured by March 31, 2015, provided that Kindred gives 30 days’ written notice of its intention to terminate the merger agreement;

•	by Gentiva if:

•	at any time prior to the adoption of the merger agreement by Gentiva stockholders, the Gentiva board of directors authorizes Gentiva, in full compliance with the terms of the merger agreement, to enter into a written definitive agreement with respect to a superior proposal (as defined on page 103) and Gentiva concurrently pays a $32.5 million termination fee; or

•	Kindred or merger sub breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Kindred or compliance by Kindred with its obligations under the merger agreement not to be satisfied, and such breach is incapable of being cured by March 31, 2015, provided that Gentiva gives 30 days’ written notice of its intention to terminate the merger agreement.

Termination Fees and Expenses (page 108)

If the merger agreement is terminated in certain circumstances described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 107, Gentiva may be obligated to pay to Kindred a termination fee of $32.5 million.

In general, each of Kindred and Gentiva will bear its own expenses in connection with the merger agreement and the related transactions.

Voting and Support Agreement (page 109)

In connection with the merger agreement, Kindred entered into a Voting and Support Agreement, dated as of October 9, 2014 (which we refer to as the voting agreement), with each of the directors and executive officers of Gentiva, to, among other things, vote their shares of Gentiva common stock in favor of the merger, the adjournment proposal if there are not sufficient votes to adopt the merger agreement, and against any proposals for an alternative business combination transaction or which would be reasonably likely to prevent, materially impede or materially delay the merger, in each case subject to the terms and conditions of the voting agreement. As of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/ prospectus, the voting agreement covered 5,754,720 shares of Gentiva common stock, or approximately 15.4% of the outstanding shares of Gentiva common stock. A copy of the voting agreement is attached as Annex  B to this proxy statement/prospectus.

Litigation Related to the Merger (page 81)

Three lawsuits have been filed in the Delaware Court of Chancery against Gentiva, the members of the Gentiva board of directors, Kindred and merger sub. The lawsuits allege that the Gentiva board breached its fiduciary duties by agreeing to the merger for inadequate consideration and by agreeing to terms in the merger agreement that deter alternative bids. The lawsuits further allege that Gentiva, Kindred and merger sub aided and abetted these alleged breaches of fiduciary duties. The lawsuits seek, among other things, an injunction against the completion of the merger, damages in an unspecified amount and attorneys’ fees and expenses incurred in connection with the actions. Gentiva, the members of the Gentiva board of directors, Kindred and merger sub each believe that all allegations contained in the complaints filed in these actions are without merit. On November 18, 2014, all three lawsuits were consolidated for all purposes by the Delaware Court of Chancery. See “The Merger—Litigation Related to the Merger” beginning on page 81.

Material United States Federal Income Tax Consequences (page 88)

The merger will be a taxable transaction to U.S. holders of Gentiva common stock for U.S. federal income tax purposes. You should read the section entitled “Material United States Federal Income Tax Consequences” beginning on page 88 for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to Gentiva stockholders will depend on their particular tax situations. Gentiva stockholders should consult their tax advisors to determine the tax consequences of the transaction to them.

Accounting Treatment (page 87)

The merger will be accounted for under the acquisition method of accounting in conformity with U.S. generally accepted accounting principles (which we refer to as GAAP), for accounting and financial reporting purposes.

Risk Factors (page 31)

In evaluating the merger and the merger agreement, you should read carefully this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 31.

Comparison of Rights of Stockholders (page 121)

As a result of the merger, holders of Gentiva common stock will become holders of Kindred common stock and their rights as stockholders will be governed by the DGCL and by Kindred’s certificate of incorporation and bylaws. Following the merger, Gentiva stockholders will have different rights as stockholders of Kindred than they currently have as stockholders of Gentiva. For a summary of the material differences between the rights of Gentiva stockholders and Kindred stockholders, see “Comparison of Rights of Stockholders” beginning on page 121.

FINANCIAL SUMMARY

Comparative Market Price Data and Dividends

Kindred common stock is traded on the NYSE under the symbol “KND” and Gentiva common stock is traded on the NASDAQ under the symbol “GTIV.” The following table shows the high and low daily sales prices per share of Kindred common stock and Gentiva common stock, and cash dividends paid or declared per share, during the periods indicated. For current price information, you are urged to consult publicly available sources.

	Kindred			Gentiva
Fiscal Year Ended	Price Range of Common Stock		Dividends Paid	Price Range of Common Stock		Dividends Paid
	High	Low		High	Low
December 31, 2012:
First Quarter	$13.62	$8.63	—	$8.99	$6.25	—
Second Quarter	10.87	7.60	—	9.04	5.13	—
Third Quarter	12.76	8.80	—	12.85	6.05	—
Fourth Quarter	12.13	9.68	—	11.79	9.20	—
December 31, 2013:
First Quarter	11.74	10.21	—	12.90	9.20	—
Second Quarter	14.49	9.75	—	11.90	9.09	—
Third Quarter	16.63	12.50	0.12	13.85	8.47	—
Fourth Quarter	20.51	13.13	0.12	13.54	10.28	—
December 31, 2014:
First Quarter	23.57	17.59	0.12	12.50	8.45	—
Second Quarter	26.81	21.74	0.12	16.13	7.35	—
Third Quarter	24.94	18.80	0.12	18.93	14.96	—
Fourth Quarter (through December 15)	22.12	17.72	0.12	19.90	16.30	—

The Kindred board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon compliance with the DGCL, compliance with agreements governing Kindred’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the Kindred board of directors considers important. Kindred paid dividends of $0.12 per share in each of the last two quarters of 2013 and each of the four quarters of 2014.

The Gentiva board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon compliance with the DGCL, compliance with agreements governing Gentiva’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the Gentiva board of directors considers important. While Gentiva anticipates that if the merger were not consummated it would continue not to pay dividends, it cannot assure that will be the case. Under the merger agreement, until the effective time, Gentiva will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock.

Selected Historical Consolidated Financial Data of Kindred

The following table shows selected historical financial data for Kindred for the periods indicated. The selected financial data as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 were derived from the historical consolidated financial statements and related footnotes of Kindred.

Detailed historical financial information included in the audited consolidated balance sheets as of December 31, 2013 and 2012, and the consolidated statements of operations, stockholders’ equity, cash flows and related notes for each of the years in the three-year period ended December 31, 2013, are included in Kindred’s Current Report on Form 8-K filed on November 14, 2014 and incorporated by reference in this proxy statement/prospectus. You should read the following selected financial data together with Kindred’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this proxy statement/prospectus. The selected consolidated balance sheet data as of December 31, 2011, 2010 and 2009 and the selected consolidated financial and operating data for the years ended December 31, 2010 and 2009 have been derived from Kindred’s audited consolidated financial statements and related notes for such years, which have not been incorporated by reference into this proxy statement/prospectus.

The selected financial data of Kindred as of September 30, 2014, and for the nine months ended September 30, 2014 and 2013 have been derived from Kindred’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data of Kindred as of September 30, 2013 has been derived from Kindred’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, as adjusted for certain discontinued operations, which is not incorporated by reference into this proxy statement/prospectus. Kindred’s management believes Kindred’s interim unaudited financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair statement of the results for each interim period. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. This information is only a summary and should be read in conjunction with Kindred’s management’s discussion and analysis of financial condition and results of operations and Kindred’s consolidated financial statements and notes thereto incorporated by reference into this proxy statement/prospectus. For additional information, see “Where You Can Find More Information” beginning on page 147.

Kindred Selected Financial Data

(In thousands, except per share amounts)

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Statement of Operations Data:
Revenues	$3,806,019	$3,625,909	$4,835,585	$4,856,142	$4,160,108	$3,105,013	$3,027,216

Salaries, wages and benefits	2,300,567	2,215,711	2,954,663	2,974,342	2,548,832	1,844,981	1,808,639
Supplies	242,176	244,247	322,941	335,905	309,103	259,140	251,937
Rent	241,449	230,605	311,526	303,564	276,540	240,493	232,210
Other operating expenses	768,247	720,498	965,760	893,974	838,647	648,308	609,421
Other income	(741)	(984)	(1,442)	(12,660)	(13,180)	(12,225)	(13,112)
Impairment charges	—	1,066	77,193	108,953	73,554	—	—
Depreciation and amortization	117,802	116,659	154,206	160,066	126,905	90,594	93,534
Interest expense	128,845	82,857	108,009	107,825	80,841	6,987	7,777
Investment income	(2,975)	(2,794)	(4,046)	(986)	(987)	(1,211)	(4,379)

	3,795,370	3,607,865	4,888,810	4,870,983	4,240,255	3,077,067	2,986,027

Income (loss) from continuing operations before income taxes	10,649	18,044	(53,225)	(14,841)	(80,147)	27,946	41,189
Provision (benefit) for income taxes	3,582	9,203	(11,319)	30,642	(13,604)	9,873	15,808

Income (loss) from continuing operations	7,067	8,841	(41,906)	(45,483)	(66,543)	18,073	25,381
Discontinued operations, net of income taxes:
Income (loss) from operations	(22,255)	(31,892)	(39,042)	10,904	12,824	38,871	38,162
Loss on divestiture of operations	(3,637)	(77,893)	(83,887)	(4,745)	—	(453)	(23,432)

Income (loss) from discontinued operations	(25,892)	(109,785)	(122,929)	6,159	12,824	38,418	14,730

Net income (loss)	(18,825)	(100,944)	(164,835)	(39,324)	(53,719)	56,491	40,111
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(13,729)	(1,424)	(3,890)	(1,382)	81	—	—
Discontinued operations	401	172	233	339	157	—	—

	(13,328)	(1,252)	(3,657)	(1,043)	238	—	—

Income (loss) attributable to Kindred	$(32,153)	$(102,196)	$(168,492)	$(40,367)	$(53,481)	$56,491	$40,111

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(6,662)	$7,417	$(45,796)	$(46,865)	$(66,462)	$18,073	$25,381
Income (loss) from discontinued operations	(25,491)	(109,613)	(122,696)	6,498	12,981	38,418	14,730

Net income (loss)	$(32,153)	$(102,196)	$(168,492)	$(40,367)	$(53,481)	$56,491	$40,111

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.12)	$0.14	$(0.88)	$(0.91)	$(1.44)	$0.46	$0.65
Discontinued operations:
Income (loss) from operations	(0.39)	(0.59)	(0.74)	0.22	0.28	0.98	0.98
Loss on divestiture of operations	(0.06)	(1.44)	(1.61)	(0.09)	—	(0.01)	(0.60)

Income (loss) from discontinued operations	(0.45)	(2.03)	(2.35)	0.13	0.28	0.97	0.38

Net income (loss)	$(0.57)	$(1.89)	$(3.23)	$(0.78)	$(1.16)	$1.43	$1.03

Diluted:
Income (loss) from continuing operations	$(0.12)	$0.14	$(0.88)	$(0.91)	$(1.44)	$0.46	$0.65
Discontinued operations:
Income (loss) from operations	(0.39)	(0.59)	(0.74)	0.22	0.28	0.98	0.97
Loss on divestiture of operations	(0.06)	(1.44)	(1.61)	(0.09)	—	(0.01)	(0.60)

Income (loss) from discontinued operations	(0.45)	(2.03)	(2.35)	0.13	0.28	0.97	0.37

Net income (loss)	$(0.57)	$(1.89)	$(3.23)	$(0.78)	$(1.16)	$1.43	$1.02

Shares used in computing earnings (loss) per common share:
Basic	56,443	52,218	52,249	51,659	46,280	38,738	38,339
Diluted	56,443	52,234	52,249	51,659	46,280	38,954	38,502
Cash dividends declared and paid per common share	$0.36	$0.12	$0.24	$—	$—	$—	$—
Financial Position:
Working capital	$553,856	$370,512	$404,307	$438,435	$384,359	$214,654	$241,032
Total assets	4,024,788	3,864,609	3,945,869	4,237,946	4,138,493	2,337,415	2,022,224
Long-term debt	1,484,436	1,382,385	1,579,391	1,648,706	1,531,882	365,556	147,647
Equity	1,303,454	1,187,728	1,121,216	1,292,844	1,320,541	1,031,759	966,594

Selected Historical Consolidated Financial Data of Gentiva

The following table shows selected historical financial data for Gentiva for the periods indicated. The selected financial data as of and for the years ended December 31, 2013, 2012, 2011, 2010, and January 3, 2010 were derived from the audited historical consolidated financial statements and related footnotes of Gentiva.

Detailed historical financial information included in the audited consolidated balance sheets as of December 31, 2013 and 2012, and the consolidated statements of comprehensive income (loss), changes in shareholders’ equity, cash flows and related notes for each of the years in the three-year period ended December 31, 2013, are included in Gentiva’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 filed on November 14, 2014 and are incorporated by reference in this proxy statement/prospectus. You should read the following selected financial data together with Gentiva’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this proxy statement/prospectus. The selected consolidated balance sheet data as of December 31, 2011, 2010 and January 3, 2010 and the selected consolidated financial and operating data for the years ended December 31, 2010 and January 3, 2010 have been derived from Gentiva’s audited consolidated financial statements and related notes for such years, which have not been incorporated by reference into this proxy statement/prospectus.

The selected financial data of Gentiva as of September 30, 2014, and for the nine months ended September 30, 2014 and 2013 have been derived from Gentiva’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data of Gentiva as of September 30, 2013 has been derived from Gentiva’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which is not incorporated by reference into this proxy statement/prospectus. Certain historical financial information contained in Gentiva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 has subsequently been revised. See Note 1A in Gentiva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Gentiva’s management believes Gentiva’s interim unaudited financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair statement of the results for each interim period. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. This information is only a summary and should be read in conjunction with Gentiva’s management’s discussion and analysis of financial condition and results of operations and Gentiva’s consolidated financial statements and notes thereto incorporated by reference into this proxy statement/prospectus. For additional information, see “Where You Can Find More Information” beginning on page 147.

Gentiva Selected Financial Data

(in thousands, except per share amounts)

	For the nine months ended September 30		For the Year
	2014	2013 (Revised)	2013 (Restated)		2012 (Revised)		2011 (Revised)		2010 (Revised)		2009
Statement of Operations Data
Net revenues	$1,483,551	$1,240,507	$1,726,644	(1)	$1,712,804		$1,798,778		$1,414,459	(8)	$1,118,811
Gross profit	672,474	579,509	784,464	(1)	804,063		850,323		734,385	(8)	584,614
Selling, general and administrative expenses	(567,722)	(483,243)	(706,227	)(1),(7)	(655,766	)(7)	(731,299	)(7)	(608,860	)(7),(8)	(480,461	)(7)
Goodwill, intangibles and other long-lived asset impairment	—	(210,672)	(612,380	)(4)	(19,132	)(4)	(643,305	)(4)	—		—
Income (loss) from continuing operations attributable to Gentiva shareholders	30,846	(181,189)	(605,061	)(5)	26,796	(2),(3)	(459,377)		54,087		67,331
Discontinued operations, net of tax (6)	—	—	—		—		8,315		(3,135)		(8,149)
Net income (loss) attributable to Gentiva shareholders	17,687	(184,441)	(605,061	)(5)	26,796	(2),(3)	(451,062)		50,952		59,182	(9)
Basic earnings per share:
Income (loss) from continuing operations attributable to Gentiva shareholders	$0.49	$(5.97)	$(18.94)		$0.88		$(15.14)		$1.82		$2.31
Discontinued operations, net of tax	—	—	—		—		0.28		(0.11)		(0.28)
Net income (loss) attributable to Gentiva shareholders	0.49	(5.97)	(18.94)		0.88		(14.86)		1.71		2.03
Weighted average shares outstanding—basic	36,285	30,921	31,954		30,509		30,336		29,724		29,103
Diluted earnings per share:
Income (loss) from continuing operations attributable to Gentiva shareholders	$0.48	$(5.97)	$(18.94)		$0.87		$(15.14)		$1.77		$2.26
Discontinued operations, net of tax	—	—	—		—		0.28		(0.10)		(0.28)
Net income (loss) attributable to Gentiva shareholders	0.48	(5.97)	(18.94)		0.87		(14.86)		1.67		1.98
Weighted average shares outstanding—diluted	37,052	30,921	31,954		30,687		30,336		30,468		29,822
Balance Sheet Data
Cash items and short-term investments	$114,206	$183,294	$86,957		$207,052		$164,912		$104,752		$152,410
Working capital	130,016	238,884	94,291		226,128		225,139		124,764		190,918
Total assets	1,225,226	1,262,218	1,253,468		1,508,046		1,527,440		2,118,133		1,060,603
Long-term debt and capital leases	1,105,750	891,432	1,124,432		910,182		973,261		1,026,760		232,466
Gentiva’s shareholders’ equity	(289,010)	54,808	(310,876)		231,422		198,198		634,371		571,163
Common shares outstanding	36,902	31,389	36,375		30,748		30,779		30,158		29,480

(1)	Effective October 18, 2013, Gentiva completed the acquisition of Harden Healthcare Holdings, Inc., which we refer to as Harden, and its home health, hospice, and community care businesses. Gentiva also completed several other smaller acquisitions during 2013. For additional information, see Note 5 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.

(2)	For the year ended December 31, 2012, net income includes an $8.0 million pre-tax gain related to the (i) sale of the Phoenix area hospice operations, (ii) the sale of the Gentiva consulting business and (iii) the sale of eight home health branches and four hospice branches in Louisiana. For additional information, see Note 5 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.
(3)	In anticipation of a settlement of claims alleged by the owner of CareCentrix Holdings Inc., which we refer to as CareCentrix, and working capital adjustments as set forth in the stock purchase agreement, during the fourth quarter of 2012, Gentiva recorded a $6.5 million adjustment to the seller financing note receivable to reflect its revised estimated fair value of $3.4 million, which is recorded in equity in net loss of CareCentrix. For additional information, see Note 8 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.
(4)	Gentiva performed its annual impairment test as of December 31, 2013 for its home health, hospice and community care reporting units. Based on this assessment, Gentiva recorded non-cash impairment charges relating to the goodwill and intangibles of its Hospice segment of approximately $399.7 million and $2.0 million, respectively, for the year 2013.

At March 31, 2013, Gentiva performed an interim impairment test of its hospice reporting unit. Based on the results of the interim impairment test, Gentiva recorded a non-cash impairment charge relating to goodwill of approximately $207.2 million. As part of that analysis, Gentiva reviewed the valuation of its owned real estate utilized in the hospice business. The analysis indicated that two of Gentiva’s hospice inpatient units had estimated fair values lower than their carrying values and, as such, Gentiva recorded a non-cash impairment charge of approximately $1.9 million.

In addition, Gentiva conducted an evaluation of the various systems used to support its field operations. In connection with that review, Gentiva made a strategic decision to replace its business intelligence software platform and, as such, recorded a non-cash impairment charge, related to developed software, of approximately $1.6 million.

For the year ended December 31, 2012, Gentiva recorded non-cash impairment charges associated with a write-off of its trade name intangibles of $19.1 million in connection with Gentiva’s initiative to re-brand its operations under the Gentiva name.

For the year ended December 31, 2011, Gentiva recorded non-cash impairment charges associated with goodwill, intangibles and other long-lived assets of $643.3 million. This charge was the result of (i) changes in Gentiva’s business climate, (ii) uncertainties around Medicare reimbursement as the federal government worked to reduce the federal deficit, (iii) a significant decline in the price of Gentiva’s common stock during the fiscal year, (iv) a write-down of software and (v) a change in the estimated fair value of real estate. For additional information, see Notes 9 and 10 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.

(5)	For the year ended December 31, 2013, net loss includes $19.1 million relating to the write-off of deferred debt issuance costs and fees associated with Gentiva entering a new credit agreement, dated October 18, 2013.
(6)	During 2011, Gentiva sold its Rehab Without Walls® and homemaker service agency businesses. As such, Gentiva has reflected the financial results of these businesses as discontinued operations. In addition, in the fourth quarter of 2009, Gentiva committed to a plan to exit its HME and IV businesses. As such, Gentiva has reflected the financial results of the operating segments as discontinued operations, including a write-down of goodwill associated with these businesses of approximately $9.6 million for 2009. Results for all prior years have been reclassified to conform to this presentation. For additional information, see Note 5 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.
(7)	Gentiva recorded charges relating to cost savings initiatives and other restructuring costs, acquisition and integration costs, and legal settlements of $27.5 million, $5.7 million, $49.1 million, $46.0 million and $2.4 million, as summarized below. For additional information, see Note 11 to Gentiva’s consolidated financial statements incorporated herein by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.

	2013	2012	2011	2010	2009
Home Health	$3.3	$5.6	$7.7	$11.8	$1.4
Hospice	8.2	0.4	3.7	0.3	—
Community Care	—	—	—	—	—
Corporate expenses	16.0	(0.3)	37.7	33.9	1.0

Total	$27.5	$5.7	$49.1	$46.0	$2.4

(8)	Effective August 17, 2010, Gentiva completed the acquisition of 100 percent of the equity interest of Odyssey HealthCare Inc., a leading provider of hospice care, operating approximately 100 Medicare-certified providers in 30 states. Gentiva also completed several other smaller acquisitions in 2010. For additional information, see Note 5 to Gentiva’s consolidated financial statements incorporated herein by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.
(9)	Net income includes a $6.0 million pre-tax gain related to the (i) sale of assets and certain branch offices that specialized primarily in pediatric home care services and (ii) sale of assets associated with two branch offices in upstate New York providing home health services under New York Medicaid programs. For additional information, see Note 5 to Gentiva’s consolidated financial statements incorporated by reference to the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Kindred and Gentiva incorporated by reference in this proxy statement/prospectus, and has been prepared to reflect the merger. The unaudited pro forma condensed combined balance sheet is presented as if the merger and the related financing transactions (as defined below), which, collectively, we refer to as the Gentiva transaction, had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 were prepared assuming the Gentiva transaction and other events described below occurred on January 1, 2013. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Gentiva have been adjusted to reflect certain reclassifications to conform to Kindred’s financial statement presentation. The “financing transactions” refer to the following transactions that have occurred or are expected to occur in connection with the merger: (i) Kindred’s issuance of 172,500 tangible equity units, (ii) Kindred’s issuance of 5,395,759 shares of Kindred common stock, (iii) Kindred’s amendment to its existing credit facilities and planned borrowing of approximately $164 million under Kindred’s existing asset-based revolving credit facility, dated as of June 1, 2011, as amended and restated from time to time, which we refer to as the ABL facility, and (iv) Kindred’s issuance of $1.35 billion aggregate principal amount of the senior notes that closed on December 18, 2014.

The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 128 and the historical consolidated financial statements and accompanying notes of Kindred and Gentiva, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 147.

The following selected unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Kindred and Gentiva been a combined company during the periods specified. The pro forma adjustments are based upon estimates and current preliminary information and may differ materially from actual amounts. For purposes of this selected unaudited pro forma condensed combined financial information, the merger consideration has been preliminarily allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon various estimates of fair value. The merger consideration will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the merger. Any excess of the merger consideration over the fair value of Gentiva’s identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations and other analyses that cannot be completed prior to the merger. The actual amounts recorded at the completion of the merger may differ materially from the information presented in the selected unaudited pro forma condensed combined financial information and those differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial performance. Additionally, the selected unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the selected unaudited pro forma condensed combined statement of operations include the effects of any other items directly attributable to the merger that are not expected to have a continuing impact on the combined results of operations.

(Dollars in thousands)	Pro forma as of September 30, 2014
Balance sheet data:
Cash and cash equivalents	$73,495
Working capital	659,280
Total assets	6,243,440
Long-term debt (exclusive of current portion)	3,021,508
Stockholders’ equity of Kindred	1,572,737

	Pro forma
(Dollars in thousands, except per share amounts)	For the nine months ended September 30, 2014	For the year ended December 31, 2013
Statement of operations data:
Revenues	$5,289,570	$6,917,709
Total expenses	5,193,694	7,597,213
Income (loss) from continuing operations	58,149	(634,910)
Income (loss) attributable to Kindred from continuing operations	44,250	(639,287)
Diluted earnings (loss) per common share from continuing operations	$0.50	$(7.57)

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The following table sets forth income (loss) from continuing operations per common share, cash dividends declared per common share and book value of stockholders’ equity (deficit) per common share as of or for the nine months ended September 30, 2014 and for the year ended December 31, 2013 separately for Kindred and Gentiva on a historical basis, on an unaudited pro forma combined basis per Kindred common share and on an unaudited pro forma combined basis per Gentiva equivalent common share. It has been assumed for purposes of the unaudited pro forma combined financial information provided below that the merger was completed on January 1, 2013 for income (loss) from continuing operations per common share purposes, and on September 30, 2014 for book value of stockholders’ equity (deficit) per common share purposes. The following selected unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Kindred and Gentiva, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 147.

The unaudited pro forma combined income (loss) from continuing operations per Kindred common share is based upon the historical weighted average number of Kindred common shares outstanding, adjusted to include the estimated number of additional shares of Kindred common stock to be issued in the merger and the 5.4 million shares issued as part of the common stock offering. The unaudited pro forma combined book value of stockholders’ equity (deficit) per Kindred common share is based upon the number of shares of Kindred common stock outstanding as of September 30, 2014, adjusted to include the estimated number of additional shares of Kindred common stock to be issued in the merger and the 5.4 million shares issued as part of the common stock offering. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 128. The unaudited pro forma combined data per Gentiva equivalent common share is based upon the unaudited pro forma combined per Kindred common share amounts, multiplied by the exchange ratio. This data shows how each share of Gentiva common stock would have participated in the income (loss) from continuing operations per common share and book value of stockholders’ equity (deficit) per common share of Kindred if the companies had been consolidated for accounting and financial reporting purposes for all periods presented.

	Kindred historical per share data	Gentiva historical per share data	Kindred pro forma	Gentiva equivalent pro forma
As of or for the nine months ended September 30, 2014:
Income (loss) from continuing operations per common share:
Basic	$(0.12)	$0.49	$0.51	$0.13
Diluted	$(0.12)	$0.48	$0.50	$0.13
Cash dividends declared per common share	$0.36	$—	$0.36	$0.09
Book value of stockholders’ equity (deficit) per common share(1)	$19.51	$(7.83)	$19.76	$5.08

For the year ended December 31, 2013(2):
Loss from continuing operations per common share:
Basic	$(0.88)	$(18.94)	$(7.57)	$(1.95)
Diluted	$(0.88)	$(18.94)	$(7.57)	$(1.95)
Cash dividends declared per common share	$0.24	$—	$0.24	$0.06

(1)	Book value of stockholders’ equity (deficit) per common share is based upon the companies’ stockholders’ equity exclusive of noncontrolling interest.
(2)	Gentiva’s financial information for 2013 has been restated.

COMPARATIVE MARKET VALUE INFORMATION

The following table presents:

•	the closing prices per share of Kindred common stock and Gentiva common stock, in each case based on the last reported sales prices as reported by the NYSE and NASDAQ, respectively, on October 8, 2014, the last trading day prior to the public announcement of the proposed merger, and December 15, 2014, the last trading day for which this information could be calculated prior to the date of this proxy statement/prospectus; and

•	the implied value of the merger consideration for each share of Gentiva common stock, which was calculated by adding the cash portion of the merger consideration of $14.50 to the product obtained by multiplying the closing price of a share of Kindred common stock on those dates by 0.257, the exchange ratio under the merger agreement.

	Kindred Common Stock	Gentiva Common Stock	Implied Value of Gentiva Common Stock
October 8, 2014	$19.74	$16.71	$19.57
December 15, 2014	$18.23	$19.07	$19.19

RISK FACTORS

In deciding whether to vote for the adoption of the merger agreement, we urge you to consider carefully all of the information included or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 147. You should also read and consider the risks associated with each of the businesses of Kindred and Gentiva because these risks may also affect the combined company after the closing of the merger. The risks associated with the business of Kindred can be found in the Kindred Annual Report on Form 10-K for the year ended December 31, 2013, including a recast presentation of certain sections of such Annual Report included in Kindred’s Current Report on Form 8-K filed on November 14, 2014, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which risks are incorporated by reference in this proxy statement/prospectus. The risks associated with the business of Gentiva can be found in the Gentiva Annual Report on Form 10-K/A for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which risks are incorporated by reference in this proxy statement/prospectus.

There can be no assurance that we will successfully complete the merger on the terms or timetable currently proposed or at all.

The merger is subject to customary closing conditions, including approval by the Gentiva stockholders, approval of the listing by the NYSE of the Kindred common stock to be issued in the merger, the absence of legal prohibitions on the consummation of the merger, the accuracy of the representations and warranties in the merger agreement and the performance by Kindred and Gentiva of their respective obligations under the agreement. Kindred’s obligation to close under the merger agreement is also conditioned upon the receipt of certain state healthcare and insurance regulatory clearances or approvals (which condition, if not already fulfilled, will be deemed satisfied on February 28, 2015) . There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the closing of the merger. A delay in closing or a failure to complete the merger could have a negative impact on Kindred’s and Gentiva’s respective business and on the trading price of Kindred’s and Gentiva’s respective common stock. Whether or not the merger is completed, Kindred and Gentiva have incurred and will continue to incur substantial nonrecurring transaction costs in connection with the merger. See “—Kindred and Gentiva have incurred and will continue to incur significant transaction and merger-related integration costs in connection with the merger” on page 33.

The merger is subject to certain governmental and regulatory approvals, which, if delayed, denied or granted with unacceptable conditions, may delay the consummation of the merger, result in additional expenditure of time and resources and reduce the anticipated benefits of the merger.

Kindred and Gentiva require certain governmental authorizations, consents, orders and approvals, including certain state licensure and regulatory approvals, in connection with the merger. The failure to obtain such approvals may delay closing until after February 28, 2015 and may reduce the anticipated benefits of the merger to Kindred and Gentiva stockholders. See “The Merger—Regulatory Approvals” beginning on page 80.

Failure to complete the merger could negatively impact the stock price and future business and financial results of Gentiva, and could result in substantial termination costs for Gentiva.

The merger agreement contains certain termination rights for Kindred and Gentiva (including if the merger is not consummated by March 31, 2015) and provides that upon termination of the merger agreement under specified circumstances, including, among others, following a change in recommendation of the Gentiva board of directors or Gentiva’s termination of the merger agreement to enter into a written definitive agreement for a superior proposal (as defined on page 103), Gentiva will be required to pay Kindred a termination fee of

$32.5 million. If the merger is not completed for any reason, including as a result of Gentiva stockholders failing to approve the merger agreement, the ongoing business of Gentiva may be adversely affected and, without realizing any of the benefits of having completed the merger, Gentiva would also be subject to a number of risks, including the following:

•	Gentiva may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	Gentiva may experience negative reactions from customers, partners and employees;

•	Gentiva will be required to pay certain costs relating to the merger, whether or not the merger is completed; and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by the management of Gentiva, which would otherwise have been devoted to day-to-day operations and other opportunities.

In addition to the above risks, Gentiva could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Gentiva to perform its obligations under the merger agreement. If the merger is not completed, these risks may materialize and may adversely affect the business, financial position, results of operations and liquidity of Gentiva.

The fairness opinion obtained by Gentiva from its financial advisor Barclays will not reflect changes in circumstances after the date of the fairness opinion.

On October 8, 2014, Barclays delivered its opinion to Gentiva’s board of directors that as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to Gentiva’s stockholders (other than Kindred and its affiliates) in the merger was fair, from a financial point of view, to such stockholders. The full text of Barclays’ written opinion is attached to this proxy statement/prospectus as Annex C. The opinion does not reflect changes that may occur or may have occurred after the date of such opinion, including changes to the operations and prospects of Gentiva or Kindred, changes in general market and economic conditions or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the conclusion reached in such opinion.

Kindred may not be able to successfully integrate Gentiva’s operations with its own or realize the anticipated benefits of the merger, which could adversely affect Kindred’s financial condition, results of operations and business prospects.

Kindred may not be able to successfully integrate Gentiva’s operations with its own, and Kindred may not realize all or any of the expected benefits of the merger as and when planned. The integration of Gentiva’s operations with Kindred’s will be complex, costly and time-consuming. Kindred expects that it will require significant attention from senior management and will impose substantial demands on Kindred’s operations and personnel, potentially diverting attention from other important pending projects. The difficulties and risks associated with the integration of Gentiva include:

•	the possibility that Kindred will fail to implement its business plans for the combined company, including as a result of new legislation or regulation in the healthcare industry that affects the timing or costs associated with the operations of the combined company or its integration plan;

•	possible inconsistencies in the standards, controls, procedures, policies and compensation structures of Kindred and Gentiva;

•	the possibility that Kindred may have failed to discover liabilities of Gentiva during Kindred’s due diligence investigation as part of the merger for which Kindred, as a successor owner, may be responsible;

•	limitations prior to the consummation of the merger on the ability of management of each of Kindred and Gentiva to work together to develop an integration plan;

•	the increased scope and complexity of Kindred’s operations;

•	the potential loss of key employees and the costs associated with Kindred’s efforts to retain key employees;

•	provisions in Kindred’s and Gentiva’s contracts with third parties that may limit Kindred’s flexibility to take certain actions;

•	risks and limitations on Kindred’s ability to consolidate corporate and administrative infrastructures of the two companies;

•	obligations that Kindred will have to counterparties of Gentiva that arise as result of the change in control of Gentiva; and

•	the possibility of unanticipated delays, costs or inefficiencies associated with the integration of Gentiva’s operations with Kindred’s.

As a result of these difficulties and risks, Kindred may not accomplish the integration of Gentiva’s business smoothly, successfully or within Kindred’s budgetary expectations and anticipated timetable. Accordingly, Kindred may fail to realize some or all of the anticipated benefits of the merger, such as increase in Kindred’s scale, diversification, cash flows and operational efficiency and accretion to Kindred’s earnings per share.

The merger may not achieve its intended results, including anticipated synergies.

While Kindred expects the merger to result in a significant amount of synergies and other financial and operational benefits, it may be unable to realize these synergies or other benefits in the timeframe that it expects or at all. Achieving the anticipated benefits, including synergies, is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner Kindred intends and whether Kindred’s costs to finance the merger and integrate the business will be consistent with its expectations. Events outside of Kindred’s control, including, but not limited to, any conditions imposed by governmental authorities, operating changes or regulatory changes, could also adversely affect Kindred’s ability to realize the anticipated benefits from the merger. Thus, the integration may be unpredictable or subject to delays or changed circumstances, and the acquired businesses may not perform in accordance with Kindred’s expectations. Further, Kindred will incur implementation costs relative to these anticipated synergies, and Kindred’s expectations with respect to integration or synergies as a result of the merger may not materialize. Accordingly, you should not place undue reliance on the anticipated synergies. See “—Kindred may not be able to successfully integrate Gentiva’s operations with its own or realize the anticipated benefits of the merger, which could adversely affect Kindred’s financial condition, results of operations and business prospects.”

Kindred and Gentiva have incurred and will continue to incur significant transaction and merger-related integration costs in connection with the merger.

Kindred and Gentiva have incurred and expect to continue to incur a number of costs associated with completing the merger and integrating the operations of the two companies. Such costs include costs associated with borrowings under or amendments to Kindred’s existing credit facilities, any premiums in connection with refinancing Gentiva’s debt and the payment of certain fees and expenses incurred in connection with the merger and the related financing transactions, including legal and other professional advisor fees. The substantial majority of these costs will be non-recurring expenses and will primarily consist of transaction costs related to the merger, facilities and systems consolidation costs and employment-related costs. Additional unanticipated costs may be incurred in the integration of the businesses of Kindred and Gentiva. Although Kindred and Gentiva expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The price of Kindred common stock might decline prior to the completion of the merger, which would decrease the value of the merger consideration to be received by Gentiva stockholders in the merger because the exchange ratio is fixed.

Upon completion of the merger, Gentiva stockholders will be entitled to receive for each share of Gentiva common stock that they own, $14.50 in cash, without interest, and 0.257 shares of Kindred common stock. Because the exchange ratio will not be adjusted to reflect stock price changes prior to the completion of the merger, the value of the stock consideration will depend on the market price of Kindred common shares at the time the merger is completed. The value of the stock consideration has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date the merger is completed (and thereafter).

The market price of Kindred common stock at the time the merger is completed may vary significantly from, and could be substantially lower than, the price on the date of the merger agreement or from the price on the date of the special meeting. On October 8, 2014, the last full trading day prior to the public announcement of the proposed merger, Kindred common stock closed at $19.74 per share as reported on the NYSE. On December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus, the closing price of Kindred common stock was $18.23 per share as reported on the NYSE.

Kindred and Gentiva are working to complete the transaction as promptly as practicable and expect that the transaction will be completed during the first quarter of 2015. Because the date when the transaction is completed will be later than the date of the special meeting, Gentiva stockholders will not know the exact value of the Kindred common stock that will be issued in the merger at the time they vote on the proposal to adopt the merger agreement. As a result, if the market price of Kindred common stock upon the completion of the merger is lower than the market price on the date of the special meeting, the market value of the merger consideration received by Gentiva stockholders in the merger will be lower than the market value of the merger consideration at the time of the vote by the Gentiva stockholders, and such decrease in the market value could be significant. Moreover, during this interim period, events, conditions or circumstances could arise that could have a material impact or effect on Kindred, Gentiva or the industries in which they operate.

Kindred’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Kindred’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. This information reflects adjustments, which are based upon preliminary estimates, to allocate the merger consideration to Gentiva’s identifiable net assets. The merger consideration allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the merger consideration will be based upon the actual merger consideration and the fair value of the assets and liabilities of Gentiva as of the date of the completion of the merger. In addition, subsequent to the closing date of the merger, there may be further refinements of the merger consideration allocation as additional information becomes available. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 128 for more information.

The financial forecasts included in this proxy statement/prospectus involve risks, uncertainties and assumptions, many of which are beyond the control of Kindred and Gentiva. As a result, they may not prove to be accurate and are not necessarily indicative of current values or future performance.

The financial forecasts of Gentiva contained in this proxy statement/prospectus involve risks, uncertainties and assumptions and are not a guarantee of future performance. The future financial results of Gentiva and, if the merger is completed, Kindred, may materially differ from those expressed in the financial forecasts due to factors that are beyond Gentiva’s and Kindred’s ability to control or predict. Neither Kindred nor Gentiva can provide any assurance that Gentiva’s financial forecasts will be realized or that Gentiva’s future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date on which they were prepared. More specifically, the financial forecasts:

•	necessarily make numerous assumptions, many of which are beyond the control of Kindred or Gentiva and may not prove to be accurate;

•	do not necessarily reflect revised prospects for Gentiva’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly less favorable than is reflected in the forecasts; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

The announcement and pendency of the merger could adversely affect the business, financial results and operations of Kindred and Gentiva, and the market price of Kindred and/or Gentiva common stock.

The announcement and pendency of the merger could cause disruptions in and create uncertainty surrounding Kindred’s and Gentiva’s respective business and affect their relationships with customers and employees. In addition, Kindred and Gentiva have diverted, and will continue to divert, significant management resources to complete the merger, which could have a negative impact on both companies’ abilities to manage existing operations or pursue alternative strategic transactions, which could adversely affect Kindred’s and Gentiva’s respective business, operating results and financial condition. As a result of investor perceptions about the terms or benefits of the transaction, the market price of Kindred and/or Gentiva common stock may decline.

Uncertainty about the effect of the merger on Gentiva’s employees and customers may have an adverse effect on Gentiva and, consequently, the combined company.

The uncertainty created by the pending merger may impair Gentiva’s ability to attract, retain and motivate key personnel until the merger is completed as current and prospective employees may experience uncertainty about their future roles with the combined company. If key employees of Gentiva depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become Kindred’s employees, Kindred’s ability to realize the anticipated benefits of the merger could be reduced or delayed. In addition, disruptions resulting from the merger may also affect Kindred’s and Gentiva’s relationships with their respective customers and employees.

Gentiva executive officers and directors may have financial interests in the merger that are different from, or in addition to, the interests of Gentiva stockholders.

When considering the recommendation of the Gentiva board of directors with respect to the proposal to adopt the merger, Gentiva stockholders should be aware that some directors and executive officers of Gentiva have interests in the merger that are different from, or in addition to, their interests as stockholders and the interests of stockholders of Gentiva generally. These interests include, but are not limited to, the following: the treatment of equity awards held by Gentiva’s executive officers and directors (including the acceleration of deferred stock units and certain unvested stock options, restricted stock awards and performance cash awards); the potential payment of severance and other benefits to Gentiva’s executive officers; the continuation of certain rights to indemnification and of coverage under directors’ and officers’ liability insurance policies following completion of the merger; the potential to serve as directors and/or officers of Kindred; that the Gentiva compensation committee has discretion to award Mr. Rodney D. Windley, Gentiva’s Executive Chairman, and

certain other core management team members certain incentive bonus compensation in an aggregate amount of ten million dollars to be allocated at the sole discretion of the Gentiva compensation committee (provided that at least a significant minority of such pool will be allocated to core management team members other than Mr. Windley); that the Gentiva compensation committee has discretion to pay Mr. Windley, for 2014 and 2015, bonus payments in the ordinary course (apart from the timing of payment), both of which will be payable on or before the consummation of the merger; and the entry into an employment agreement between David A. Causby and Kindred. Other than Kindred’s entry into an employment agreement with David. A. Causby, which took place after the signing of the merger agreement, the Gentiva board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending that the merger agreement be adopted by Gentiva stockholders. See “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66.

As of the close of business on December 15, 2014, Gentiva directors and executive officers were entitled to vote approximately 15.3% of the then outstanding shares of Gentiva common stock. See “The Merger—Stock Ownership of Directors and Executive Officers of Gentiva” beginning on page 65 and “Security Ownership of Certain Beneficial Owners and Management” beginning on page 145.

Kindred expects to incur substantial additional indebtedness to finance the merger and the acquisition of Centerre Healthcare Corporation and may not be able to meet its substantial debt service requirements.

A substantial portion of Kindred’s cash flows from operations is dedicated to the payment of principal and interest obligations on its outstanding indebtedness. Subject to certain restrictions, Kindred also has the ability to incur substantial additional borrowings. In addition, Kindred intends to incur substantial additional indebtedness in connection with the merger and Kindred’s pending acquisition of Centerre Healthcare Corporation, for a purchase price of approximately $195 million in cash, announced on November 12, 2014. If Kindred is unable to generate sufficient funds to meet its obligations under its outstanding notes or its credit facilities (including after giving effect to the merger), Kindred may be required to refinance, restructure or otherwise amend some or all of such obligations, sell assets or raise additional cash through the sale of its equity. Kindred cannot make any assurances that it would be able to obtain such refinancing on terms as favorable as its current financing or that such restructuring activities, sales of assets or issuances of equity can be accomplished or, if accomplished, would raise sufficient funds to meet these obligations.

The rights of Gentiva stockholders will change when they become stockholders of Kindred upon completion of the merger.

Upon completion of the merger, Gentiva stockholders will become Kindred stockholders. There are numerous differences between the rights of a stockholder of Gentiva and the rights of a stockholder of Kindred. For a detailed discussion of these differences, see “Comparison of Rights of Stockholders” beginning on page 121.

Gentiva stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over the management and policies of Kindred than they do over Gentiva.

Gentiva stockholders currently have the right to vote in the election of the board of directors of Gentiva and on other matters affecting Gentiva. When the merger occurs, each Gentiva stockholder that receives shares of Kindred common stock will become a stockholder of Kindred with a percentage ownership of the combined company that is much smaller than the stockholder’s percentage ownership of Gentiva. It is expected that the former stockholders of Gentiva as a group will own approximately 12% of the outstanding shares of Kindred immediately after the merger, based on the number of shares of Kindred and Gentiva common stock issued and outstanding as of December 15, 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus. Because of this, Gentiva stockholders will have less influence over the management and policies of Kindred than they now have over the management and policies of Gentiva.

Legal proceedings in connection with the merger could delay or prevent the completion of the merger.

Purported class action lawsuits have been filed by third parties challenging the proposed merger and seeking, among other things, to enjoin the consummation of the merger. One of the conditions to the closing of the merger is that no governmental entity (including any national, state or local governmental authority) having jurisdiction over a party to the merger agreement has enacted, issued, enforced or entered any laws or orders that prohibit the completion of the merger. Because the merger agreement contains this condition, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, then the injunction may delay the merger or prevent the merger from being completed. In addition, Gentiva and Kindred could incur significant costs or damages in connection with the lawsuits.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the merger (including financing of the merger and the benefits, results, effects and timing of the transaction), all statements regarding Kindred’s and Gentiva’s (and Kindred’s and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred or Gentiva’s expectations as a result of a variety of factors, including without limitation, those discussed below and detailed from time to time in Kindred’s and Gentiva’s filings with the SEC. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred and Gentiva are unable to predict or control, that may cause Kindred’s or Gentiva’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus/proxy statement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the above caption “Risk Factors” and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this proxy statement/prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this proxy statement/prospectus, the documents incorporated by reference or elsewhere might not occur.

In particular, the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus reflect assumptions and estimates by the management of Kindred and Gentiva as of the date specified in the unaudited pro forma condensed combined financial information or the date of any document incorporated by reference in this proxy statement/prospectus. In addition, the projections by Gentiva management included in this proxy statement/prospectus reflect assumptions and estimates by the management of Gentiva as of the date specified in the projections or the date of any document incorporated by reference in this proxy statement/prospectus. While Kindred and Gentiva, as applicable, believe these assumptions and estimates to be reasonable in light of the facts and circumstances known as of the date hereof, the projections are necessarily speculative in nature. Many of these assumptions and estimates are driven by factors beyond the control of Kindred or Gentiva, and it can be expected that one or more of them will not materialize as expected or will vary significantly from actual results. No independent accountants have provided any assurance with respect to these projections. Moreover, neither Kindred nor Gentiva undertakes any obligation to update the projections and neither intends to do so. Accordingly, you should not place undue reliance on these projections or any of the other forward-looking statements in this proxy statement/prospectus, which are likewise subject to numerous uncertainties, and you should consider all of such information in light of the various risks identified in this proxy statement/prospectus and in the reports filed by Kindred and Gentiva with the SEC, as well as the other information that Kindred and Gentiva provide with respect to the merger.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	the satisfaction of the closing conditions of the merger, including approval of the merger by the stockholders of Gentiva;

•	the risk that healthcare regulatory, licensure or other approvals required as a result of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated;

•	Kindred’s ability to complete offerings of common stock and tangible equity units, and the debt financing as contemplated by the debt commitment letter;

•	Kindred’s ability to integrate the operations of the acquired business and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the merger and any other acquisitions that may be undertaken during 2014, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that Gentiva fails to meet its expected financial and operating targets;

•	the potential for diversion of management time and resources in seeking to complete the merger and integrate Gentiva’s operations;

•	the potential failure of Kindred to retain key employees of Gentiva;

•	the impact of Kindred’s significantly increased levels of indebtedness as a result of the merger on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of potential volatility in the credit and capital markets;

•	the potential for dilution to Kindred stockholders as a result of the merger and the financing of the merger;

•	adverse effects on Kindred’s stock price resulting from the announcement or completion of the merger or the financing;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger and competitive responses to the announcement or completion of the merger;

•	the ability of Kindred to operate pursuant to the terms of its debt obligations, including Kindred’s obligations under financing undertaken to complete the merger, and the ability of Kindred to operate pursuant to its master lease agreements with Ventas, Inc.;

•	the calculations of, and factors that would impact the calculations of, the acquisition price in accordance with the methodologies of the provisions of the authoritative guidance for business combinations, the allocation of this acquisition price to the net assets acquired, and the effect of this allocation on future results, including Kindred’s earnings per share, when calculated on a GAAP basis;

•	general economic conditions are less favorable than expected;

•	potential adverse changes in either company’s business during the period between now and the completion of the merger;

•	liability for litigation, administrative actions, and similar disputes;

•	the inability to obtain, renew or modify permits in a timely manner, comply with government regulations or make capital expenditures required to maintain compliance;

•	changes in laws and regulations or interpretations or applications thereof;

•	the ongoing impact of healthcare reform, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors;

•	changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process; and

•	the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry.

Additional factors that may affect future results are contained in Kindred’s and Gentiva’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Many of these factors are beyond the control of Kindred or Gentiva.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of performance or results. There can be no assurance that forward-looking statements will prove to be accurate. Stockholders should also understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in Kindred’s and Gentiva’s SEC filings should be considered a complete statement of all potential risks and uncertainties. Kindred and Gentiva undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

THE MERGER

The following is a description of the material aspects of the merger, which may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement attached to this proxy statement/prospectus as Annex A. We encourage you to read carefully this entire proxy statement/prospectus, including the merger agreement attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the merger.

Overview

The Kindred board of directors and the Gentiva board of directors have each unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Pursuant to the merger agreement, merger sub will be merged with and into Gentiva, with Gentiva surviving the merger as a wholly owned subsidiary of Kindred.

As a result of the merger, Gentiva will cease to be a publicly traded company.

Background of the Merger

On August 28, 2013, Paul J. Diaz, Chief Executive Officer of Kindred, met with Gentiva’s Executive Chairman, Rodney D. Windley, and Gentiva’s Chief Executive Officer, Tony Strange, to discuss the home health and hospice industry and healthcare marketplace generally.

On April 9, 2014, Mr. Diaz met Messrs. Windley and Strange over lunch at Gentiva’s offices. At that meeting, Mr. Diaz made an unsolicited verbal proposal for Kindred to acquire all of the stock of Gentiva for a price that Messrs. Windley and Strange recalled was $13.25 per share, consisting of $6.625 in cash and $6.625 in Kindred stock. Mr. Diaz said that Kindred wanted to pursue a friendly transaction. Mr. Windley and Mr. Strange told Mr. Diaz that, in their view, the Gentiva board of directors was committed to the One Gentiva strategy, which had just launched during fourth quarter of 2013, but that they would take Kindred’s proposal to the Gentiva board of directors for its consideration and reply to Mr. Diaz in a few days.

Following the meeting with Mr. Diaz, Mr. Windley contacted Victor F. Ganzi, Gentiva’s lead independent director, and informed him of Mr. Diaz’s unsolicited verbal proposal. Mr. Windley and Mr. Ganzi decided to convene a telephonic meeting with the Gentiva board of directors for the next day to discuss the unsolicited proposal. On the April 10 Gentiva board of directors conference call, after careful consideration of the unsolicited proposal, including discussions with financial advisor Edge and legal counsel Greenberg Traurig, LLP, which we refer to as Greenberg Traurig, the Gentiva board of directors determined that Kindred’s unsolicited proposal undervalued Gentiva, was opportunistic and offered an unattractive currency. Accordingly, the Gentiva board of directors instructed Mr. Windley to inform Mr. Diaz of the Gentiva board of directors’ determination.

On April 14, 2014, Mr. Diaz contacted Mr. Strange by phone to reiterate Kindred’s proposal of April 9 and inform Mr. Strange that he would transmit a letter summarizing the key terms of the proposal. Mr. Strange informed Mr. Diaz that the Gentiva board of directors had determined that Kindred’s proposal of April 9 undervalued Gentiva, was opportunistic and offered an unattractive currency. Later that day, Mr. Diaz sent a letter to Messrs. Windley and Strange, which contained a proposal that Kindred acquire all of the stock of Gentiva for $13.00 per share, comprised of 50% cash and 50% Kindred stock, and requested a period of exclusivity through May 31, 2014 to negotiate the terms of a transaction.

On April 15, 2014, Mr. Diaz called Mr. Windley to inform him that the letter of April 14th had been sent to him. When Mr. Windley received the letter later that day, he circulated it to the Gentiva board of directors, Greenberg Traurig and Edge, and a meeting of the Gentiva board of directors was called for April 17 to discuss the unsolicited proposal.

On April 17, 2014, prior to the Gentiva board of directors meeting, Mr. Diaz called Mr. Windley to reiterate Kindred’s interest in acquiring Gentiva and to request a conversation with regard to price and terms, including, if the Gentiva board of directors desired, an all-cash proposal.

The Gentiva board of directors, at its April 17 meeting, again carefully considered the unsolicited proposal, with the assistance of Edge and Greenberg Traurig. The Gentiva board of directors determined that Kindred’s unsolicited proposal undervalued Gentiva, was opportunistic and offered an unattractive currency. The Gentiva board of directors’ also determined that its long-term strategy as a standalone company would generate greater value to stockholders than the Kindred unsolicited proposal. Accordingly, the Gentiva board of directors directed Greenberg Traurig to draft a response letter to Kindred, rejecting the unsolicited proposal.

On April 28, 2014, Mr. Windley, on behalf of the Gentiva board of directors, sent a letter to Mr. Diaz informing him of the determination of the Gentiva board of directors.

On April 29, 2014, Mr. Diaz called Mr. Strange and said he had not yet received Mr. Windley’s letter dated April 28, so Mr. Strange read him the contents. Mr. Diaz said that Kindred’s board of directors would be disappointed.

On May 5, 2014, Mr. Diaz sent Mr. Windley and Mr. Strange a letter proposing that Kindred acquire all of the stock of Gentiva for $14.00 per share, comprised of 50% cash and 50% Kindred stock, and requesting a response by the close of business on May 13, 2014. The letter from Mr. Diaz attached a letter from Kindred’s financial advisor, Citi, stating that it was highly confident in its ability to arrange debt financing for Kindred for the proposed transaction.

A meeting of the Gentiva board of directors was held on May 6, 2014 to discuss the revised unsolicited proposal. The Gentiva board of directors considered the proposal, with the assistance of Edge and Greenberg Traurig, and determined to consider further the Kindred proposal at the May 9 meeting of the Gentiva board of directors. At its May 9, 2014 meeting, after careful consideration of advice from its legal counsel, Greenberg Traurig, and financial information and analyses provided to Gentiva by Edge, the Gentiva board of directors unanimously concluded that Kindred’s unsolicited proposal undervalued Gentiva, was opportunistic and offered an unattractive currency. Accordingly, the Gentiva board of directors unanimously rejected the proposal and directed that a letter be sent to Kindred rejecting its proposal.

On May 13, 2014, Mr. Windley and Mr. Ganzi, on behalf of the Gentiva board of directors, sent a letter to Mr. Diaz rejecting the unsolicited proposal.

On May 15, 2014, Kindred publicly announced its unsolicited proposal to acquire all of the outstanding shares of Gentiva common stock for $14.00 per share, comprised of 50% cash and 50% Kindred stock, and also offered to modify its offer to comprise 100% cash, if the Gentiva board of directors so requested.

At a meeting of the Gentiva board of directors held later in the day on May 15, which included participation by Barclays, which had been retained as an additional financial advisor to Gentiva, the Kindred proposal was discussed and considered. After careful consideration of advice from Greenberg Traurig and financial information, analyses and advice provided to the Gentiva board of directors by Barclays and Edge, the Gentiva board of directors unanimously concluded that Kindred’s unsolicited proposal undervalued Gentiva, was opportunistic and offered an unattractive currency and, therefore, was not in the best interests of Gentiva stockholders. Accordingly, the Gentiva board of directors unanimously rejected the proposal and directed that a press release rejecting the unsolicited proposal be issued.

On May 16, 2014, representatives from a recognized owner, operator and investor in the healthcare sector, which we refer to as the Alternative Bidder, met with Mr. Windley and Mr. Strange to express their interest in potentially acquiring Gentiva and explore whether such an acquisition would be attractive to Gentiva. Between May 16, 2014 and July 17, 2014, Gentiva’s financial advisors had numerous conversations with representatives of the Alternative Bidder to discuss a potential proposal by the Alternative Bidder to acquire Gentiva.

A meeting of the Gentiva board of directors was held on May 21, 2014, which included participation by the outside advisors as well as John N. Camperlengo, General Counsel of Gentiva, and Eric R. Slusser, Chief Financial Officer and Treasurer of Gentiva. At that meeting Barclays, Edge and Greenberg Traurig representatives discussed with the Gentiva board of directors some of the key variables of stockholder rights plans. Greenberg Traurig advised the Gentiva board of directors on its fiduciary duties and other legal considerations relating to its responsibilities in considering whether to adopt a stockholder rights plan. After considering various factors and determining that the possible accumulation of Gentiva common stock and derivative positions in Gentiva was a serious concern to Gentiva and its stockholders, the Gentiva board of directors unanimously determined that it was in the best interests of Gentiva and its stockholders to adopt a one year stockholder rights plan.

On May 22, 2014, in order to implement the one year stockholder rights plan, Gentiva entered into a Rights Agreement between Gentiva and Computershare Trust Company, N.A., which we refer to as the rights agreement.

On May 23, 2014, Gentiva issued a press release announcing that the Gentiva board of directors had adopted the rights agreement. The press release stated that the rights agreement was intended to ensure that the Gentiva board of directors remained in the best position to perform its fiduciary duties and to ensure that the value it is creating accrues to Gentiva.

On May 27, 2014, Mr. Diaz sent a letter to Messrs. Windley and Strange, which Kindred publicly disclosed, reiterating that Kindred wished to pursue a transaction and expressing disappointment at the adoption by Gentiva of the rights agreement.

On June 16, 2014, Kindred issued a press release announcing its intention to commence a tender offer on June 17, 2014, through merger sub, to acquire all of the outstanding shares of Gentiva common stock for $14.50 per share in cash.

On the same day, Gentiva issued a press release requesting that its stockholders take no action in response to the tender offer and informing its stockholders that the Gentiva board of directors, in consultation with its independent financial and legal advisors, intended to provide stockholders with its formal position regarding the tender offer within ten business days by making available to stockholders and filing with the SEC a solicitation/recommendation statement on Schedule 14D-9.

On June 17, 2014, Kindred and merger sub commenced the tender offer and filed a Tender Offer Statement on Schedule TO with the SEC. The tender offer was conditioned upon, among other things, the Gentiva board of directors having redeemed the rights associated with the Gentiva common stock pursuant to the rights agreement or merger sub being satisfied, in its reasonable judgment, that the rights had been invalidated or were otherwise inapplicable to the tender offer and the proposed merger with Gentiva.

On June 26, 2014, the Gentiva board of directors met to review the terms of the tender offer with the assistance of its financial advisors, Barclays and Edge (which we refer to, collectively, as Gentiva’s financial advisors), and Greenberg Traurig. During this meeting Barclays and Edge each rendered an oral opinion to the Gentiva board of directors that, as of June 26, 2014, and based upon and subject to various assumptions and limitations, the consideration offered to holders of Gentiva common stock (other than merger sub and its affiliates) pursuant to the tender offer was inadequate from a financial point of view to such holders. At the meeting, the Gentiva board of directors unanimously reconfirmed its prior determination that the tender offer undervalued Gentiva and was not in the best interests of Gentiva and its stockholders. Accordingly, the Gentiva board of directors unanimously determined to recommend that the Gentiva stockholders reject the tender offer and not tender their Gentiva common stock into the tender offer.

On June 27, 2014, Mr. Diaz sent a letter to Mr. Windley and Mr. Strange, which Kindred made public, requesting a meeting to discuss the possibility of a negotiated transaction.

On June 30, 2014, Gentiva issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, announcing the recommendation of the Gentiva board of directors that Gentiva’s stockholders reject the tender offer and not tender any of their shares of Gentiva common stock pursuant to the tender offer.

On July 1, 2014, Kindred issued a press release urging Gentiva shareholders to tender their Gentiva common stock and calling on the Gentiva board of directors and management team to negotiate a transaction.

Meanwhile, on July 11, 2014, representatives from the Alternative Bidder met with representatives from Edge to confirm their interest in Gentiva and the process for submitting a written preliminary proposal for the acquisition of Gentiva.

On July 14, 2014 (two days before the tender offer was initially scheduled to expire), Kindred and merger sub announced, by means of a press release and an amendment to their Schedule TO, that they were revising the tender offer to acquire only 5,489,914 outstanding shares of Gentiva common stock (or 14.9% of the outstanding Gentiva common stock) for $16.00 per share in cash, which we refer to as the amended tender offer. The amended tender offer was conditioned upon, among other things, a minimum of 5,489,914 shares being tendered and not withdrawn (which number represented, together with shares already owned by Kindred, 14.9% of Gentiva’s outstanding common stock, or less than the threshold to trigger the rights agreement). If the amended tender offer was oversubscribed, Kindred would purchase 5,489,914 shares of Gentiva common stock on a pro rata basis. At the time the amended tender offer was announced, the last closing price of Gentiva common stock (as of Friday, July 11) was $15.82 per share.

Later that day, Gentiva issued a press release noting that, consistent with its fiduciary duties and as required by applicable law, the Gentiva board of directors would review the amended tender offer in consultation with its financial and legal advisors to determine the course of action that it believed to be in the best interests of Gentiva and its stockholders, and requesting that its stockholders take no action in response to the amended tender offer pending the Gentiva board of directors’ review in consultation with its independent financial and legal advisors.

On July 15 and July 16, 2014, representatives of Edge and the Alternative Bidder held numerous calls to discuss a potential proposal from the Alternative Bidder. Discussion topics included the Alternative Bidder’s sources of equity and debt financing and the strategic rationale for bringing together Gentiva and the Alternative Bidder’s existing investments.

On July 17, 2014, the Alternative Bidder submitted a written proposal to acquire Gentiva for $17.25 in cash per share of common stock, which proposal was based on publicly available information and subject to financing and due diligence, as well as final internal approvals and the execution of a definitive transaction agreement. The Alternative Bidder stated that it was willing to enter into a confidentiality agreement containing customary terms and conditions, including customary standstill provisions. The proposal from the Alternative Bidder was accompanied by support letters from major financial institutions, subject to customary conditions. On that same date the Alternative Bidder delivered a due diligence request list to Gentiva.

Also on July 17, 2014, the Gentiva board of directors met to review the terms of Kindred’s amended tender offer with the assistance of Gentiva’s financial advisors and Greenberg Traurig. During this meeting Barclays and Edge each rendered an oral opinion to the Gentiva board of directors that, as of July 17, 2014 and based upon and subject to various assumptions and limitations, the consideration offered to holders of Gentiva common stock (other than merger sub and its affiliates) pursuant to the amended tender offer was inadequate from a financial point of view to such holders. The Gentiva board of directors unanimously determined that the amended tender offer significantly undervalued Gentiva’s shares, was coercive and not in the best interests of Gentiva stockholders. In particular, the Gentiva board of directors considered that the amended tender offer was a partial offer for only 14.9% of the outstanding Gentiva common stock and not an offer to acquire the entire company. Accordingly, the Gentiva board of directors unanimously determined to recommend that the Gentiva stockholders reject the amended tender offer and not tender their Gentiva common stock into the amended tender offer.

At its July 17 meeting, the Gentiva board of directors also discussed the proposal received that day from the Alternative Bidder. Along with its recommendation that the Gentiva shareholders not tender their Gentiva common stock into the amended tender offer, Gentiva announced the receipt of the Alternative Bidder’s proposal and said that it would review the Alternative Bidder’s proposal carefully, in consultation with its financial and legal advisors, in due course.

Following Gentiva’s announcement, at Kindred’s direction, representatives of Citi and Guggenheim Securities, LLC (which we refer to as Guggenheim and, together with Citi, as Kindred’s financial advisors) contacted representatives of Gentiva’s financial advisors to seek to understand the steps, if any, Gentiva was considering with respect to the proposal from the Alternative Bidder and with respect to Kindred’s continued interest in pursuing an acquisition of Gentiva.

Between July 17 and July 21, 2014, Gentiva’s financial advisors had numerous conversations with Kindred’s financial advisors and indicated that Gentiva was likely to engage in discussions with and provide confidential information to the Alternative Bidder, subject to that party entering into an acceptable confidentiality and standstill agreement. They further advised that Gentiva likely would be prepared to engage in discussions with and provide confidential information to Kindred on a basis similar to the engagement with the other Alternative Bidder if Kindred withdrew its amended tender offer, indicated a willingness to enter into a confidentiality and standstill agreement and submitted an updated proposal to the Gentiva board of directors to acquire all outstanding shares of Gentiva common stock for at least $17.25 per share, with the expectation on Gentiva’s part that Kindred would raise its price after due diligence.

On July 21, 2014, Mr. Diaz sent a letter to Messrs. Windley and Strange containing a conditional proposal from Kindred to acquire all of the outstanding shares of Gentiva common stock for $17.25 per share in cash, and issued a press release regarding the same. Kindred indicated that this proposal was subject to “diligence to confirm such additional value is warranted.” Kindred also noted it was willing to enter into appropriate confidentiality and standstill agreements, in order to facilitate discussions. That same day, Gentiva issued a press release stating that the Gentiva board of directors, in consultation with its financial and legal advisors, would review the proposal carefully in due course and reminding stockholders not to tender their shares into the amended tender offer.

On July 24, 2014, Gentiva and the Alternative Bidder entered into a confidentiality agreement containing customary terms. On the same day, the Gentiva board of directors held a meeting, which was attended by Gentiva’s management, Gentiva’s financial advisors, Greenberg Traurig and representatives of Kekst and Company, which we refer to as Kekst, Gentiva’s communications advisor. Management and the Gentiva board of directors engaged in a discussion of the conditional proposal received on July 21 from Kindred to acquire all outstanding shares of Gentiva common stock for $17.25 per share in cash and determined that it was in the Gentiva stockholders’ best interest to allow both the Alternative Bidder and Kindred access to due diligence to encourage each of the Alternative Bidder and Kindred to increase the value of their offers to levels that would deliver full value to Gentiva’s stockholders. The Gentiva board of directors resolved to provide Kindred with due diligence information, subject to Kindred’s execution of a confidentiality and standstill agreement substantially similar in all material respects to the confidentiality agreement entered into with the Alternative Bidder and the termination of Kindred’s amended tender offer. Following the meeting of the Gentiva board of directors, Mr. Windley, on behalf of the Gentiva board of directors, sent Mr. Diaz a letter informing him of the determination of the Gentiva board of directors.

On the evening of July 24, 2014 and again on July 25, 2014, Gentiva management and its financial advisors met with the Alternative Bidder and its debt and equity financing sources to discuss the structure of the proposed transaction and to address preliminary due diligence questions raised by the Alternative Bidder and its advisors.

On July 26, 2014, Gentiva granted the Alternative Bidder access to an electronic dataroom and, during the period from July 27, 2014 through August 28, 2014, the Alternative Bidder, its debt and equity financing sources, legal advisors and accountants conducted extensive due diligence, including participating in numerous due diligence calls and meetings with Gentiva management and its financial advisors and accountants.

On July 28, 2014, Kindred announced the expiration of the amended tender offer and disclosed that, because certain conditions to the amended tender offer had not been satisfied, no shares were purchased pursuant to the amended tender offer and Kindred would promptly return all tendered shares. Kindred further announced that it was prepared to enter into appropriate confidentiality and standstill agreements with Gentiva in order to facilitate discussions regarding a business combination.

In late July and early August 2014, Gentiva’s financial advisors contacted six strategic investors, who had been identified by Gentiva’s management and financial advisors as the potential buyers who were most likely to be interested in a potential acquisition of Gentiva. None of the six strategic investors expressed an interest in exploring an acquisition of, or other strategic transaction with, Gentiva. Gentiva’s financial advisors did not contact any financial investors because Gentiva’s financial advisors determined that financial investors could not compete with Kindred or the Alternative Bidder due to the fact that a combination with a financial investor would not generate the same level synergies as a combination with either Kindred or the Alternative Bidder.

On August 4, 2014, Kindred executed a confidentiality and standstill agreement with Gentiva that was substantially similar in all material respects to the confidentiality agreement entered into with the Alternative Bidder. On August 5, 2014, Gentiva granted Kindred access to the electronic dataroom. During the period from August 5, 2014 through October 3, 2014, Kindred conducted an extensive due diligence review of Gentiva, including participating in numerous meetings and calls with Gentiva’s management and its financial and legal advisors and accountants.

On August 13, 2014, Gentiva management and its financial advisors met with Kindred to address preliminary due diligence questions raised by Kindred and its advisors. The following day, Gentiva management and Gentiva’s financial advisors met with the Alternative Bidder and its financial advisors and financing sources to address preliminary due diligence questions.

On August 25, 2014, Gentiva’s financial advisors requested final proposals from both Kindred and the Alternative Bidder and Greenberg Traurig distributed to both parties a draft merger agreement. On the same day, Messrs. Windley and Strange and Mr. David A. Causby, Gentiva’s President and Chief Operating Officer, Mr. Eric Slusser, Mr. Jeff Shaner, Senior Vice President and President of Operations, and Gentiva’s financial advisors met with management of the Alternative Bidder and its advisors to discuss potential operational synergies. The following day, Messrs. Windley and Strange and a representative from Edge met with one of the Alternative Bidder’s financing sources to address additional diligence items.

On August 28, 2014, the Alternative Bidder informed representatives from Edge that, for internal reasons, at this time, it was unable to submit a bid to acquire Gentiva.

On September 5, 2014, because of the potential for attractive synergies in a combination between Gentiva and the Alternative Bidder, Gentiva’s financial advisors arranged a telephonic meeting among certain members of the management team of the Alternative Bidder and its advisors and Gentiva and its financial advisors to explore potential alternative transactions. The Alternative Bidder reiterated that, for internal reasons, it was unable to submit a bid to acquire Gentiva at the current time, but agreed to explore whether any alternative transactions would be mutually beneficial.

During the period from September 5, 2014 through September 23, 2014, Gentiva’s financial advisors and representatives of the Alternative Bidder engaged in multiple discussions regarding whether any alternative transactions between the parties would be mutually beneficial.

On September 11, 2014, at Kindred’s direction, Kindred’s financial advisors indicated to Gentiva’s financial advisors that Kindred needed additional time to finalize its due diligence and submit a final proposal and that Kindred was contemplating offering a portion of the transaction consideration in shares of Kindred common stock. Gentiva’s financial advisors informed Messrs. Ganzi, Windley and Strange of this message. Messrs. Windley, Strange and Ganzi informed Gentiva’s financial advisors that the Gentiva board of directors was unlikely to agree to a transaction at $17.25 per share and had a preference for cash consideration. Messrs. Windley, Strange and Ganzi instructed Gentiva’s financial advisors to deliver this message to Kindred and to inform Kindred that it should submit a markup of the merger agreement to demonstrate the seriousness of its intention to acquire Gentiva. On September 12, 2014, Gentiva’s financial advisors so informed Kindred’s financial advisors.

On September 15, 2014, Kindred submitted a revised merger agreement to Gentiva’s financial advisors along with a proposed voting agreement to be executed by Gentiva’s directors and executive officers and a letter highlighting certain open diligence items that needed to be resolved before Kindred would propose a final price.

On September 19, 2014, Gentiva’s board of directors held a meeting, which was attended by Gentiva management and Gentiva’s financial and legal advisors. At the meeting, Mr. Windley reported that the Alternative Bidder and Gentiva management and its financial advisors had been exploring whether any alternative transactions would be mutually beneficial but no agreement was reached on a way forward in the near term. Mr. Windley and Gentiva’s financial advisors reviewed with the Gentiva board of directors the status of Kindred’s due diligence. Greenberg Traurig reviewed in detail the issues raised by Kindred’s markup of the draft merger agreement, including the inability to seek specific performance of Kindred’s obligation to consummate the merger in the event Kindred failed to secure its financing for the merger, the limitation of Kindred’s liability to the payment of only a reverse termination fee in the event the transaction failed to be completed because of Kindred’s inability to secure the required financing, that Gentiva would be required to provide cooperation to assist Kindred in obtaining its financing for the merger, the extension of the proposed end date for the merger, the proposal that all directors and officers enter into voting agreements, the expansion of events that would give rise to a termination fee payable by Gentiva to Kindred and the requirement that closing of the merger be conditioned upon receipt of certain state healthcare regulatory approvals. The Gentiva board of directors discussed the serious risks to Gentiva in entering into an agreement with respect to a transaction that is ultimately not consummated, and that, in addition to price, the Gentiva board of directors must concern itself with the certainty of closing any transaction. After further discussion among the directors, the Gentiva board of directors determined not to engage with Kindred on the terms of the merger agreement until Kindred submitted a proposal with consideration at a level that would deliver full value to Gentiva’s stockholders.

Later in the afternoon of September 19, 2014 and over the weekend of September 20-21, 2014, Gentiva’s financial advisors had multiple conversations with Kindred’s financial advisors during which Gentiva’s financial advisors sought an improvement in the financial terms of the transaction and informed Kindred that the Gentiva board of directors had indicated it would not accept a merger agreement that gave Kindred, in the event the transaction failed to be completed because of Kindred’s inability to secure the required financing, the ability to limit its liability to payment of a reverse termination fee.

On September 22, 2014, Kindred submitted a revised proposal to Gentiva’s financial advisors to acquire all of the outstanding shares of Gentiva common stock for a per share price of $15.00 in cash and $3.00 in Kindred common stock, with the stock component to be valued using the value-weighted average price of a share of Kindred common stock for the ten trading days immediately prior to the signing date of the merger agreement. Kindred also submitted both a revised merger agreement, which reflected that a portion of the proposed transaction consideration would be in the form of Kindred common stock, and a debt commitment letter from Citi, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, which was subject to customary conditions.

On September 23, 2014, Gentiva’s financial advisors discussed with Mr. Ganzi and certain other members of the Gentiva board of directors, the revised Kindred bid and reported to Kindred that, based on their conversations with certain board members, including the lead director, the Gentiva board of directors was unlikely to approve a transaction for consideration of $18.00 per share. In conversations on September 23 and 24, 2014, Gentiva’s financial advisors indicated to Kindred’s financial advisors that Kindred would maximize its chances of a successful bid by offering a higher price and delivering a revised contract that removed the optionality inherent in the prior draft agreement and permitted Gentiva to seek specific performance of Kindred’s obligations to consummate the merger (including, in the event Kindred failed to secure financing for the merger). On September 24, 2014, at Kindred’s direction, Kindred’s financial advisors reported that Kindred would not rebid and requested that the Gentiva board of directors consider Kindred’s then-current proposal.

On September 23, 2014, the Alternative Bidder’s financial advisor contacted Gentiva’s financial advisors and discussed the possibility of Gentiva acquiring a portfolio company of the Alternative Bidder, but the terms on which the Alternative Bidder was prepared to consider such a transaction were not attractive to Gentiva. On September 24, 2014, representatives from the Alternative Bidder’s financial advisor called Edge to further discuss the possibility of Gentiva acquiring such portfolio company, but the terms on which the Alternative Bidder was prepared to consider such transaction remained unchanged and unattractive.

On September 25, 2014, Mr. Diaz contacted Mr. Windley to discuss Kindred’s current proposal and Mr. Windley informed Mr. Diaz that, based on his conversations with certain members of the Gentiva board of directors, the proposed consideration of $18.00 per share was unlikely to be accepted. Mr. Diaz asked Mr. Windley to obtain the response of the Gentiva board of directors to Kindred’s current proposal.

On September 26, 2014, the Gentiva board of directors held a meeting, attended by Gentiva’s management and financial and legal advisors, at which Gentiva management, assisted by Gentiva’s financial advisors and Greenberg Traurig, reviewed with the Gentiva board of directors the terms of Kindred’s revised proposal. Greenberg Traurig advised the Gentiva board of directors on its fiduciary duties and other legal considerations relating to its responsibilities in considering the revised proposal. Mr. Windley and Gentiva’s financial advisors reviewed with the Gentiva board of directors the discussions and information exchanges between Kindred and Gentiva that had taken place over the prior week. The Gentiva board of directors, aided by Gentiva’s management and financial advisors, discussed the merger consideration being offered, including the potential benefits and risks in accepting a portion of the merger consideration in stock at a fixed exchange ratio to be valued using the value-weighted average price of a share of Kindred common stock for the ten trading days immediately prior to the signing date of the merger agreement. Greenberg Traurig reviewed the changes to the draft merger agreement and explained that the revised merger agreement was changed primarily to reflect that a portion of consideration was now proposed to be paid in Kindred common stock and that none of the issues in the merger agreement related to certainty of closing, which had been discussed at the September 19, 2014 meeting of the Gentiva board of directors, had been addressed by Kindred, including that, under the revised draft of the merger agreement, Gentiva still would be unable to seek specific performance of Kindred’s obligation to consummate the merger in the event Kindred failed to secure its financing for the merger. The Gentiva board of directors discussed the terms of Kindred’s revised proposal and that, in the board’s view, the proposal did not represent Kindred’s best and final offer, and determined that the price offered was inadequate and did not represent full value for Gentiva’s stockholders. The Gentiva board of directors instructed Mr. Windley to seek an improvement in the financial terms of Kindred’s offer and to reiterate the need to receive Kindred’s best and final offer prior to 12:00 noon on September 29, 2014. On behalf of the Gentiva board of directors, Mr. Windley sent Mr. Diaz a letter indicating that the Gentiva board of directors had determined that Kindred’s revised proposal undervalued Gentiva and its future prospects and that the extent and nature of the proposed changes to the merger agreement were unacceptable. The letter indicated that Kindred should provide an enhanced offer no later than 12:00 noon on September 29, 2014, recognizing that the Company had a preference for cash consideration and instructed Kindred to provide a merger agreement that removed the optionality inherent in the prior draft agreement and permitted Gentiva to seek specific performance of Kindred’s obligations to consummate the merger (including, in the event Kindred failed to secure financing for the merger).

On the same day, following the meeting of the Gentiva board of directors, Gentiva’s financial advisors contacted Kindred’s financial advisors to facilitate direct discussions between Mr. Windley and Mr. Diaz. During that discussion and in accordance with Kindred’s directives, Kindred’s financial advisors indicated that Kindred would have difficulty increasing the cash component of its proposal and that, to deliver increased value, Kindred would need to increase the stock component of its proposal. Gentiva’s financial advisors and Kindred’s financial advisors also discussed the potential value associated with the stock component of Kindred’s proposal and synergies expected to be gained from a potential business combination. Gentiva’s financial advisors were convinced, after these discussions, that the deal synergies would be higher than Gentiva had anticipated. Gentiva’s financial advisors indicated that if Gentiva were to consider accepting a portion of the merger consideration in equity, Gentiva and its advisors would need access to due diligence on Kindred.

On the afternoon of September 26, 2014, Mr. Diaz contacted Mr. Windley and indicated that Kindred was prepared to increase its proposal to acquire all of the outstanding shares of Gentiva common stock to a per share price of (i) $18.50 with $15.00 payable in cash and $3.50 payable in shares of Kindred common stock or, (ii) if Gentiva would agree to take a higher percentage of the merger consideration in Kindred common stock, $19.00 with $14.00 payable in cash and $5.00 payable in shares of Kindred common stock. Mr. Windley said that he would contact Mr. Diaz after he had an opportunity to discuss the revised proposal with his advisors and the lead director of the Gentiva board of directors.

On the morning of September 27, 2014, Mr. Windley discussed Kindred’s revised proposal with Mr. Ganzi and Gentiva’s financial advisors. Mr. Ganzi and Mr. Windley agreed that Mr. Windley should seek a further improvement in the financial terms of Kindred’s proposal. Later that day, Mr. Windley spoke to Mr. Diaz and requested that Kindred increase its proposed per share consideration to $19.50, which consideration could be divided as either (i) $14.50 in cash and $5.00 in Kindred common stock or (ii) $13.00 in cash and $6.50 in Kindred common stock. Mr. Diaz asked whether the Gentiva board of directors would accept consideration of $19.50. Mr. Windley stated that, while he could not be certain, he had spoken to the lead director and believed that it was likely the Gentiva board of directors would accept an offer valued at $19.50 if Kindred also provided a revised merger agreement that addressed the conditionality inherent in the prior draft of the merger agreement. Mr. Diaz said that he was not authorized to offer a value in excess of $19.00 per share, but that he would schedule a board meeting for later that evening and present the proposal to the Kindred board of directors.

On the evening of September 27, Mr. Diaz informed Mr. Windley that the Kindred board of directors had agreed to increase Kindred’s per share proposed price to acquire all of the outstanding shares of Gentiva common stock to $14.25 in cash and $5.00 in Kindred common stock. Mr. Windley told Mr. Diaz that a price of $19.25 per share was not likely to be considered adequate.

On September 28, 2014, Mr. Diaz informed Mr. Windley that the Kindred board of directors had agreed to increase Kindred’s per share proposed price to $19.50, comprised of $14.50 in cash and $5.00 of Kindred common stock to acquire all of the outstanding shares of Gentiva common stock. Mr. Diaz told Mr. Windley he would send a revised proposal letter the following day.

On September 29, 2014, Mr. Diaz sent a letter to Mr. Windley containing an updated proposal from Kindred to acquire all of the outstanding shares of Gentiva common stock for a per share price of $14.50 in cash and $5.00 of Kindred common stock, with the stock component valued at a fixed exchange ratio based on the volume-weighted average closing price per share of Kindred common stock over the five trading days immediately prior to the signing of the merger agreement.

Later on September 29, the Gentiva board of directors held a meeting, attended by Gentiva’s management and Gentiva’s financial advisors and Greenberg Traurig, at which Gentiva’s management, assisted by Gentiva’s financial advisors and Greenberg Traurig, reviewed with the Gentiva board of directors the terms of Kindred’s revised proposal. Greenberg Traurig advised the Gentiva board of directors on its fiduciary duties and other legal considerations relating to its responsibilities in considering the revised proposal. Mr. Windley and Gentiva’s financial advisors reviewed with the Gentiva board of directors the discussions and information exchanges between Kindred and Gentiva that had taken place over the prior weekend. Gentiva’s financial advisors also reviewed with the Gentiva board of directors the financial aspects of the revised offer. The Gentiva board of directors, aided by Gentiva’s management and financial advisors, discussed the merger consideration being offered and determined that the consideration was acceptable, except that Gentiva and Kindred had agreed that the stock exchange ratio would be based on the value-weighted average closing price per share of the Kindred common stock over the ten trading days immediately prior to the signing of the merger agreement (rather than the five trading days prior to signing as indicated in Kindred’s most recent offer letter). The Gentiva board of directors further determined that the conditionality inherent in the merger agreement and the timing of the closing of the merger proposed by Kindred was not acceptable. The Gentiva board of directors instructed Mr. Windley and Greenberg Traurig to move forward on the negotiation of the merger agreement. Following the meeting, Mr. Windley, on behalf of the Gentiva board of directors, sent Mr. Diaz a letter informing him of the determination of the Gentiva board of directors.

On the evening of September 29, Greenberg Traurig delivered a revised merger agreement to Cleary, Gottlieb, Steen & Hamilton LLP, which we refer to as Cleary Gottlieb, Kindred’s legal advisor. On September 30, 2014, John N. Camperlengo, Gentiva’s General Counsel, Greenberg Traurig and Cleary Gottlieb negotiated certain key issues in the draft merger agreement, including (i) the presence of a reverse termination fee and Gentiva’s ability to specifically enforce Kindred’s obligations to consummate the merger in the event Kindred is unable to secure required financing, (ii) the appropriate end date for the merger agreement, (iii) whether Gentiva would be required to hold a stockholder meeting to consider the approval of the merger regardless of a change of recommendation by the Gentiva board of directors, (iv) the scope of Gentiva’s obligations to cooperate with Kindred in the arrangement of its financing and the consequences of Gentiva’s failure to comply with such covenants, (v) the circumstances under which a termination fee would be payable from Gentiva to Kindred, and (vi) whether certain state healthcare regulatory approvals should be a condition to Kindred’s obligation to close. During these negotiations, it was agreed that Gentiva would be permitted to seek specific performance by Kindred of its obligations to consummate the merger, including in the circumstance in which Kindred is unable to secure its financing for the merger. Gentiva agreed to certain revised covenants to cooperate with Kindred in the arrangement of its financing for the merger. The other key issues remained unresolved, including the end date for the merger agreement, whether Gentiva would be obligated to hold a stockholder meeting to approve the merger regardless of a change of recommendation by the Gentiva board of directors, the circumstances under which a termination fee would be payable and whether certain state healthcare regulatory approvals should be a condition to Kindred’s obligation to close.

On October 1, 2014, Gentiva executed a confidentiality agreement with Kindred and was granted access to an electronic dataroom. During the period from October 1, 2014 through October 4, 2014, Gentiva and its financial and legal advisors and accountants conducted a due diligence review of Kindred primarily to assess whether there was any information that might impact the valuation of Kindred’s common stock.

On October 1, 2014, Cleary Gottlieb circulated to Greenberg Traurig a revised draft of the merger agreement. The significant open points in the merger agreement included (i) the amount of the termination fee (Kindred proposed $45 million), (ii) the circumstances under which a termination fee would be payable from Gentiva to Kindred, (iii) the appropriate end date for the merger agreement, (iv) whether Gentiva would be required to hold a stockholder meeting to consider the approval of the merger regardless of a change of recommendation by the Gentiva board of directors, (v) the consequences of Gentiva’s failure to comply with covenants requiring Gentiva to assist Kindred in arranging its financing and (vi) whether certain state healthcare regulatory approvals should be a condition to Kindred’s obligation to close.

On October 3, 2014, Kindred and Gentiva agreed to fix the exchange ratio for the stock consideration at 0.257, which would provide Gentiva stockholders with $5.00 of Kindred common stock per share of Gentiva common stock, based on the volume-weighted average price of Kindred common stock for the ten trading days ended on and including October 3. Also on October 3, 2014, Greenberg Traurig circulated to Cleary Gottlieb a revised draft of the merger agreement. The significant open points in the merger agreement included (i) the amount of the termination fee (Gentiva proposed $25 million), (ii) the circumstances under which a termination fee would be payable from Gentiva to Kindred, (iii) whether Gentiva would be required to hold a stockholder meeting to consider the approval of the merger regardless of a change of recommendation by the Gentiva board of directors, (iv) the consequences of Gentiva’s failure to comply with covenants requiring Gentiva to assist Kindred in arranging its financing and (v) whether certain state healthcare regulatory approvals should be a condition to Kindred’s obligation to close. Greenberg Traurig’s revised draft of the merger agreement proposed that Gentiva would agree to call a stockholder meeting to consider approval of the merger if the Gentiva board of directors changed its recommendation due to an intervening event, but not if the Gentiva board of directors changed its recommendation on the basis of a superior proposal.

On October 4, 2014, Cleary Gottlieb circulated to Greenberg Traurig a revised draft of the merger agreement. On October 5, Greenberg Traurig and Cleary Gottlieb held a teleconference with respect to the merger agreement. During these negotiations, it was proposed that if Kindred agreed to reduce the amount of the termination fee, Gentiva would be more flexible regarding the circumstances under which a termination fee would be payable from Gentiva to Kindred and would agree to hold a stockholder meeting to consider the approval of the merger regardless of a change of recommendation by the Gentiva board of directors, except that Gentiva would be able to terminate the merger agreement prior to the stockholder meeting to accept a superior proposal. Gentiva was willing to incur this restriction in order to secure the benefits of a lower termination fee, but, also, because it was of the view that this provision would not deter another bidder from submitting offers. Kindred also proposed that certain state healthcare regulatory approvals should be a condition to Kindred’s obligation to close but that this condition would be deemed satisfied on the third business day prior to the end date if such consents had not yet been obtained. The consequences of Gentiva’s failure to comply with covenants requiring Gentiva to assist Kindred in arranging its financing remained an open point.

Also on October 5, after the financial terms of the transaction were agreed, representatives of Edge informed representatives of Guggenheim that the compensation committee of the Gentiva board of directors (which we refer to as the compensation committee) intended to provide certain incentive bonus compensation to Mr. Windley as he had been the architect of Gentiva’s turnaround, had assumed a more significant role in the operation of the business and the transaction than had been anticipated by his existing compensation and that, but for the transaction, over the next two to three years he would have received significant additional equity awards that would have provided additional material compensation to him for his efforts. During the period between October 5, 2014 and October 8, 2014, representatives of Edge and Guggenheim had several discussions regarding the incentive bonus compensation intended to be awarded to Mr. Windley and the amount and structure of such compensation. On October 8, 2014, Mr. Ganzi discussed with Mr. Diaz the incentive bonus compensation and other bonuses that the Gentiva compensation committee intended to award Mr. Windley and other core management team members (which are described in the section entitled “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger”).

During negotiations from October 6, 2014 through the morning of October 9, 2014, Greenberg Traurig and Cleary Gottlieb exchanged additional drafts of the merger agreement and held numerous teleconferences with respect to the open points on the merger agreement. The parties ultimately agreed to a termination fee of $32.5 million to be payable under certain circumstances where (i) the merger agreement is terminated and, within 12 months of the termination date, Gentiva enters into a definitive agreement relating to a takeover proposal or any such transaction is consummated, (ii) Gentiva enters into a written agreement with respect to a superior proposal or (iii) the merger agreement is terminated, or at the time of termination could have been terminated by Kindred due to (a) a change of recommendation by the Gentiva board of directors, (b) Gentiva’s entry into, or public announcement of its intention to enter into, a company acquisition agreement (other than an acceptable confidentiality agreement), or (c) the Gentiva board of directors’ failure to reaffirm its recommendation to Gentiva stockholders to approve the merger agreement within ten business days after the date a takeover proposal is first publicly disclosed and, in each case, at the time of the event giving rise to such termination there has not been a material adverse effect on Kindred. The parties further agreed that receipt of certain state healthcare regulatory approvals would be a condition to Kindred’s obligation to close the merger but that this condition would be deemed satisfied on February 28, 2015 if such consents had not yet been obtained. The parties also agreed that if Gentiva used commercially reasonable efforts to provide the cooperation, documents and information contemplated by the financing cooperation covenants, Gentiva’s failure to provide the items contemplated by such covenants would not be construed as a waiver of its right to specific performance or any other right or privilege under the merger agreement.

On the evening of October 8, 2014, the Gentiva board of directors held a meeting, attended by Gentiva’s management, Gentiva’s financial advisors and Greenberg Traurig. At this meeting, Gentiva’s management, together with Gentiva’s financial advisors and Greenberg Traurig, reviewed with Gentiva’s board of directors the terms of the Kindred proposal and the most recent draft of the merger agreement. Edge and Barclays reviewed with the Gentiva board of directors certain financial aspects of the merger. Greenberg Traurig advised the Gentiva board of directors on its fiduciary duties and other legal considerations relating to its responsibilities in considering the proposed merger and made a presentation regarding the structure and key terms and conditions of the proposed merger. Representatives of Barclays reviewed its financial analysis of the per share consideration of $14.50 in cash and 0.257 of a share of Kindred common stock and rendered to the Gentiva board of directors its oral opinion, which opinion was subsequently confirmed in writing, that as of October 8, 2014, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received by Gentiva stockholders (apart from Kindred and its affiliates) in the merger was fair, from a financial point of view, to such stockholders. Mr. Ganzi reviewed with the Gentiva board of directors the actions in respect of incentive bonus compensation that the Gentiva compensation committee was considering taking. The Gentiva board of directors agreed to consider overnight the proposed merger and meet again the following morning.

On the morning of October 9, 2014, the Gentiva board of directors held a meeting, attended by Gentiva’s management and Gentiva’s financial advisors and Greenberg Traurig. Mr. Windley asked the members of the Gentiva board of directors if any additional questions or concerns had arisen since the prior night’s meeting and the members of the Gentiva board of directors said none had. Following this confirmation that there were no additional questions or concerns, and considering the proposed terms of the merger agreement and the voting agreement, the views of Gentiva’s management and the prior presentations of its legal and financial advisors and the opinion of Barclays, and taking into consideration the factors described in the section entitled “The Merger—Gentiva’s Reasons for the Merger and Recommendation of Gentiva’s Board of Directors” beginning on page 52, the Gentiva board of directors unanimously determined that the merger agreement, the voting agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, Gentiva and Gentiva’s stockholders and voted unanimously to approve the merger agreement and the voting agreement and to recommend that Gentiva’s stockholders adopt the merger agreement. Following that motion, the Gentiva board of directors approved an amendment to the rights agreement providing that, contingent on the closing of the merger, the final expiration date of the rights agreement will occur immediately prior to the closing of the merger. Mr. Ganzi reported the compensation committee’s recommendations to provide incentive bonus compensation to the core management team, which recommendations, after some discussion, were adopted by the Gentiva board of directors.

Following the meeting of the Gentiva board of directors on October 9, 2014, the merger agreement and the voting agreement were executed and delivered and the parties announced the transaction.

Gentiva’s Reasons for the Merger and Recommendation of Gentiva’s Board of Directors

On October 9, 2014, after careful review and consideration, the Gentiva board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interest of Gentiva and Gentiva stockholders. The Gentiva board of directors unanimously resolved to recommend that Gentiva stockholders vote “FOR” the proposal to adopt the merger agreement at the special meeting.

In evaluating the merger, the Gentiva board of directors consulted with Gentiva’s management and legal and financial advisors and gave careful consideration not only to the proposed transaction with Kindred but also to other strategic alternatives, including the alternative of remaining as a standalone company. In assessing Gentiva’s strategic alternatives, Gentiva’s board of directors considered the values that might be realized by Gentiva’s stockholders at closing, the certainty and timing for realizing those values and the risks associated with each of the various alternatives. In making its determination that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interest of Gentiva and Gentiva stockholders and to recommend adoption of the merger agreement, the Gentiva board of directors considered the following, among other factors.

In particular, the Gentiva board of directors considered the following factors relating to the economic situation of Gentiva:

•	the risks and uncertainties associated with maintaining Gentiva’s existence as a standalone company and the opportunities presented by the merger;

•	the relationship of the merger consideration to the historical trading levels of Gentiva common stock, including the fact that, as of the date the Gentiva board of directors approved the merger agreement, the merger consideration represented a 128% premium to Gentiva’s stock price on May 14, 2014, the day before Kindred made its first public bid for Gentiva, and a 17% premium to Gentiva’s closing price on October 8, 2014, the day prior to the public announcement of the proposed merger;

•	the risks and costs to Gentiva if the merger does not close, including the diversion of management and employee attention and potential employee attrition;

•	costs and other issues associated with the risk that the merger may not be completed in a timely manner or at all, including that the financing contemplated by Kindred’s financing commitments may not be obtained; and

•	the efforts of Gentiva to obtain greater value for Gentiva stockholders than the proposed merger with Kindred and the merger consideration over the course of a rigorous, almost five-month process that included consideration of other alternatives as well as the proposed merger and the recognition by Gentiva that the proposed merger and the merger consideration were likely a greater value to stockholders than could be expected from any of the other alternatives available to Gentiva.

In the course of reaching its determination and decisions, and making the recommendations described above, the Gentiva board of directors considered the following factors relating to the fairness of process:

•	the fact that discussions with third parties were conducted on Gentiva’s behalf and that multiple alternatives were considered by Gentiva in the context of transforming Gentiva into a more competitive business while maximizing shareholder value, including remaining a standalone company, and the timing and likelihood of actually achieving additional value from such alternatives;

•	the fact that Gentiva’s legal and financial advisors were involved throughout the negotiations and updated the Gentiva board of directors directly and regularly, which provided the Gentiva board of directors with additional perspectives on the negotiations in addition to those of management;

•	the benefits that Gentiva was able to obtain as a result of extensive negotiations with Kindred and its advisors, including a meaningful increase in the merger consideration from the time of Kindred’s initial unsolicited proposal to the end of the negotiations, and the conclusion of the Gentiva board of directors that the merger consideration reflected the best value that Kindred would be willing to provide at the present time;

•	the fact that members of Gentiva’s management had no agreement with Kindred regarding future employment and would have been free to work with any competing bidders;

•	the delivery by Kindred of letters setting forth the debt financing commitments Kindred contemplates using to consummate the acquisition;

•	the fact that the merger consideration represents a premium to the value the Gentiva board of directors believed, after consultation with management (including management’s presentation), would reasonably be likely to result from the execution of the current Gentiva business plan or any identified modification or alternative to that business plan;

•

the opinion of Barclays, dated October 8, 2014, to the Gentiva board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received in the merger by the Gentiva stockholders, as more fully described in “The Merger—Opinion of Gentiva’s Financial Advisor” beginning on page 55. In relying on this opinion, Gentiva’s board of directors took account of the fee arrangements that had been negotiated between Gentiva and Barclays (including the fact that a significant portion of the fees payable were contingent upon the consummation of the merger); and

•	the results of the due diligence reviews conducted by members of Gentiva’s management and advisors relating to Kindred’s business and operations, which were consistent with the expectations of Gentiva’s management and board of directors with respect to the strategic and financial benefits of the merger.

In the course of reaching its determination and decisions, and making the recommendations described above, the Gentiva board of directors considered the following factors relating to certain aspects of the merger agreement:

•	the terms of the merger agreement, including the right of the Gentiva board of directors to be able to (i) consider and negotiate a superior proposal, taking into account the limits on such opportunities that would be imposed by the terms of the merger agreement and (ii) change its recommendation to the Gentiva stockholders regarding the merger in the exercise of its fiduciary duties, in each case prior to the stockholders’ adoption of the merger agreement and approval of the merger and subject to payment of a reasonable termination fee (as described below);

•	the fact that the financial and other terms and conditions of the merger agreement minimize, to the extent reasonably practicable, the risk that a condition to closing would not be satisfied and also provided reasonable flexibility to operate the Gentiva business during the pendency of the merger;

•	the view of the Gentiva board of directors that the requirement to pay Kindred a termination fee of $32.5 million under certain specified circumstances outlined in the merger agreement, which fee is comparable to termination fees in transactions of a similar size, would not likely deter alternative acquisition proposals and would not likely be required to be paid unless the Gentiva board of directors changes its recommendation or enters into an agreement providing for a transaction that would be more favorable to the Gentiva stockholders than the transactions contemplated by the merger agreement;

•	the fact that Kindred’s obligation to consummate the merger is not subject to any financing condition and that Kindred represents and warrants in the merger agreement that it will have sufficient funds to complete the transactions contemplated by the merger agreement, including the merger; and

•	the fact that Gentiva has the ability to seek specific performance of Kindred’s obligation to consummate the merger.

In the course of reaching its determination and decisions, and making the recommendations described above, the Gentiva board of directors considered the following factors relating to Gentiva stockholders:

•	that, based on the volume-weighted average price per share of Kindred common stock of $19.46 for the ten trading days ended on and including October 3, 2014 (which Kindred and Gentiva used as the basis for the agreed-upon exchange ratio), the 0.257 exchange ratio, taken together with the $14.50 per share cash consideration, represents total payments of $19.50 per share of Gentiva common stock. Because the merger agreement does not provide a maximum or minimum for the value of the shares of Kindred common stock to be received, this value will be greater or lesser if, at the closing of the merger, the price per share of Kindred common stock is greater or lesser than $19.46 per share;

•	the merger presents a means for the holders of large blocks of Gentiva common stock to receive a premium price in cash for their holdings without adversely affecting the market price for shares of Gentiva common stock;

•	the right of Gentiva stockholders to exercise appraisal rights in accordance with Delaware law, which gives Gentiva stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of Gentiva common stock at the completion of the merger;

•	that the majority of the merger consideration will be paid in cash, giving Gentiva stockholders an opportunity to realize certain value for a significant portion of their investment immediately upon the completion of the merger;

•	that a portion of the merger consideration will be paid in shares of Kindred common stock and, as a result, Gentiva stockholders will have the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of Kindred common stock following completion of the merger; and

•	that the merger is expected to be a taxable transaction for U.S. federal income tax purposes, and the receipt of cash and Kindred common stock will, therefore, generally be taxable to Gentiva common stockholders for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences” beginning on page 88.

In the course of reaching its determination and decisions, and making the recommendations described above, the Gentiva board of directors considered the following additional factors:

•	the fact that the merger will combine complementary areas of expertise and allow the combined company to be able to draw upon the intellectual capital, technical expertise and experience of a larger workforce;

•	the expectation that the merger can be completed on a timely basis;

•	the potential additional or different interests of Gentiva’s directors and executive officers in respect of the merger, as described in the section “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66; and

•	the risk factors described under “Risk Factors” beginning on page 31.

The above discussion summarizes the material factors considered by the Gentiva board of directors in its consideration of the merger. After considering these factors and focusing primarily on the interests of Gentiva stockholders, the Gentiva board of directors concluded that the positive factors relating to the merger agreement and the merger substantially outweighed the potential negative factors. In view of the wide variety of factors considered by the Gentiva board of directors in connection with its evaluation of the merger agreement and the merger, and the complexity of these matters, the Gentiva board of directors, both individually and collectively, did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors. Instead the Gentiva board of directors made its determination after consideration of all factors taken together. In addition, individual members of the Gentiva board of directors may have given different weight to different factors. Based upon the totality of the information presented to and considered by it, the Gentiva board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and determined to recommend that the Gentiva stockholders vote in favor of adoption of the merger agreement.

Accordingly, the Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the adoption of the merger agreement, “FOR” the proposal to approve by advisory (non-binding) vote the merger-related executive compensation and “FOR” the proposal to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Opinion of Gentiva’s Financial Advisor

Gentiva engaged Barclays to act as one of its financial advisors with respect to the merger. On October 8, 2014, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Gentiva board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to Gentiva stockholders (other than Kindred and its affiliates) in the merger was fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of October 8, 2014, is attached as Annex C to this proxy statement/prospectus. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the board of directors of Gentiva, addresses only the fairness, from a financial point of view, to Gentiva’s stockholders (other than Kindred and its affiliates) of the consideration to be offered to such stockholders in the merger and does not constitute a recommendation to any stockholder of Gentiva as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm’s length negotiations between Gentiva and Kindred and were unanimously approved by the Gentiva board of directors. Barclays did not recommend any specific form of consideration to Gentiva or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to opine as to, and its opinion does not in any manner address, Gentiva’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. Barclays’ opinion does not address the relative merits of the merger as compared to any other transaction or business strategy in which Gentiva might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, including relative to the consideration to be offered to the stockholders of Gentiva in the merger.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed the execution version of the merger agreement to be dated as of October 9, 2014, and the specific terms of the merger;

•	reviewed and analyzed publicly available information concerning Gentiva and Kindred that Barclays believed to be relevant to its analysis, including for each of Gentiva and Kindred the Annual Reports on Form 10-K for the fiscal year ended December 31, 2013, and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, and other relevant filings made by Gentiva and Kindred with the SEC;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Gentiva furnished to Barclays by Gentiva, including financial projections of Gentiva prepared by the management of Gentiva, which we refer to as the business model case;

•	reviewed and analyzed a trading history of Gentiva common stock from October 7, 2009 to October 7, 2014 and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a trading history of Kindred common stock from October 7, 2011 to October 7, 2014 and a comparison of that trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Gentiva and Kindred with each other and with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of Gentiva;

•	reviewed and analyzed the pro forma impact of the merger on the future financial performance of the combined company, including cost savings, operating synergies and other strategic benefits expected by the management of Kindred to result from a combination of the businesses, which we refer to as the expected synergies; and

•	reviewed published estimates of independent research analysts with respect to the future financial performance and stock price targets of each of Gentiva and Kindred.

In addition, Barclays had discussions with the management of Gentiva and Kindred concerning their respective business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of Gentiva that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the business model case, upon the advice of Gentiva, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Gentiva as to Gentiva’s future financial performance, assumed that Gentiva will perform in accordance with such projections and, upon the advice of Gentiva, relied on the business model case in performing its analysis. (For a summary of the business model case, see “The Merger—Summary of Gentiva Projections” beginning on page 63.) Furthermore, upon the advice of Gentiva, Barclays assumed that the amounts and timing of the expected synergies were reasonable and that the expected synergies would be realized in accordance with such estimates. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates described above or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Gentiva or Kindred and did not make or obtain any evaluations or appraisals of the assets or liabilities of either Gentiva or Kindred. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of October 8, 2014. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after October 8, 2014. Barclays did not express an opinion as to the prices at which shares of Gentiva common stock or Kindred common stock would trade at any time following the announcement of the merger or the prices at which Kindred common stock would trade at any time following the consummation of the merger. Barclays’ opinion should not be viewed as providing any assurance that the market value of the Kindred common stock to be received by the stockholders of Gentiva in the merger plus the cash to be received by the stockholders of Gentiva in the merger would be in excess of the market value of Gentiva common stock owned by such stockholders at any time prior to the announcement or consummation of the merger.

Barclays assumed the accuracy of the representations and warranties made by each party to the merger agreement contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Gentiva, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Gentiva had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Gentiva common stock but rather made its determination as to fairness, from a financial point of view, to Gentiva stockholders (other than Kindred and its affiliates) of the consideration to be offered to such stockholders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Analyses

The following is a summary of the material financial analyses performed by Barclays with respect to Gentiva and Kindred in preparing Barclays’ opinion:

•	historical share price analysis;

•	comparable companies analysis;

•	in the case of Gentiva, comparable transactions analysis;

•	in the case of Gentiva, discounted cash flow analysis; and

•	analysis of equity research analyst price targets.

Each of these methodologies was used to generate reference enterprise or equity value ranges for each of Gentiva and Kindred, as applicable. For the methodologies that generated reference enterprise value ranges, the implied per share equity value was calculated by subtracting Gentiva’s or Kindred’s, as applicable, net debt from its implied enterprise value ranges and dividing by the diluted number of shares outstanding.

The implied equity value ranges per share of Gentiva common stock were compared to the implied value of the merger consideration of $19.50 per Gentiva share to be offered to Gentiva stockholders in the transaction (based on Kindred’s volume-weighted average price for the ten trading days ended on and including October 3, 2014). In addition, the implied equity value ranges per share of Kindred common stock were compared to Kindred’s closing stock price of $19.96 on October 7, 2014.

In addition, Barclays also analyzed and reviewed: (i) the daily historical intra-day trading prices of Gentiva common stock for the period from October 7, 2009 to October 7, 2014 and Kindred common stock for the period from October 7, 2011 to October 7, 2014; (ii) the capitalization of the pro forma combined company and (iii) the pro forma impact of the transaction on the current and future financial performance and credit profile of the combined company for projected estimates for 2015 and 2016 for earnings per share for the combined company.

In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Gentiva and Kindred, and the particular circumstances of the transaction, Barclays made qualitative judgments as to the significance and relevance of each analysis. In addition, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Gentiva and Kindred. Such qualitative judgments and assumptions of Barclays were made following discussions with the management of each of Gentiva and Kindred. Accordingly, the methodologies and the implied common equity value ranges per share derived therefrom must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied common equity value ranges per share without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Barclays’ opinion.

The implied equity value ranges per share as presented below, derived using certain of the various valuation methodologies listed above, supported the conclusion that the merger consideration to be offered to Gentiva stockholders (other than Kindred and its affiliates) was fair, from a financial point of view, to such stockholders.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of Gentiva common stock, Barclays considered historical data with regard to the trading prices of Gentiva common stock for the period from October 7, 2009 to October 7, 2014. Barclays noted that during the period from May 14, 2013 to May 14, 2014 (the 52-week period preceding Kindred’s public offer for Gentiva common stock), the intra-day trading prices of Gentiva common stock ranged from $7.35 to $13.85. Barclays also noted that during the period following Kindred’s public offer, from May 15, 2014 to October 7, 2014, the intra-day trading prices of Gentiva common stock ranged from $13.30 to $18.93.

To illustrate the trend in the historical trading prices of Kindred common stock, Barclays considered historical data with regard to the trading prices of Kindred common stock for the period from October 7, 2011 to October 7, 2014. Barclays noted that during the period from October 7, 2013 to October 7, 2014, the intra-day trading prices of Kindred common stock ranged from $13.13 to $26.81. Barclays noted that during the period following Kindred’s public offer, from May 15, 2014 to October 7, 2014, the intra-day trading prices of Kindred common stock ranged from $18.80 to $26.81. Barclays also noted that, on June 16, 2014, Kindred priced an underwritten public offering for an aggregate of nine million shares of Kindred common stock at a public offering price of $23.75 per share (including an over-allotment option to the underwriters to purchase up to an additional 1.35 million shares).

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Gentiva and Kindred with selected companies that Barclays, based on its experience in the healthcare industry, deemed comparable to Gentiva and Kindred, respectively. Barclays calculated and compared various financial multiples and ratios of Gentiva and Kindred, respectively, and the respective selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed multiples of the enterprise value of Gentiva to its expected 2014 earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, as adjusted to exclude charges related to cost savings initiatives and acquisition and integration activities, losses on closed locations, a weather-specific adjustment for the first quarter of 2014 and merger related expenses, which we refer to in this section “—Opinion of Gentiva’s Financial Advisor” as Adjusted EBITDA, and expected 2015 EBITDA. Barclays also calculated and analyzed the multiple of the enterprise value of Kindred to its expected 2014 EBITDA, and the multiple of the adjusted enterprise value of Kindred to its expected 2014 earnings before interest, taxes, depreciation, amortization and rent expense, which we refer to as EBITDAR. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common stock and the book value of its preferred stock and the book value of any non-controlling interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data and closing prices, as of October 7, 2014. The results of this selected comparable company analysis for Gentiva are summarized below:

Name of Company	Enterprise Value / Expected 2014 Adjusted EBITDA	Enterprise Value / Expected 2015 EBITDA
Amedisys Inc. (1)	12.9x	11.1x
Chemed Corp.	9.3x	8.8x
Almost Family Inc.	9.1x	8.8x
Addus HomeCare Corp.	8.8x	7.4x
LHC Group, Inc. (2)	8.6x	7.7x

Mean	9.7x	8.8x
Median	9.1x	8.8x
Mean (excl. Amedisys Inc.)	8.9x	8.2x
Median (excl. Amedisys Inc.)	8.9x	8.3x
Gentiva at $19.50 (3)	9.6x	8.7x

(1)	Amedisys Inc. debt assumes $35 million of additional debt for payment of a U.S. Department of Justice settlement.
(2)	LHC Group Inc. excluded the book value of its non-controlling interest from the Enterprise Value and adjusted its Expected 2014 EBITDA and Expected 2015 EBITDA accordingly for the non-controlling interest.
(3)	Multiple for expected 2014 results based on Gentiva Adjusted EBITDA.

The results of this selected comparable company analysis for Kindred are summarized below:

Name of Company	Enterprise Value / Expected 2014 EBITDA	Adjusted Enterprise Value / Expected 2014 EBITDAR (2)
The Ensign Group, Inc.	6.2x	7.4x
Select Medical Holdings Corp.	8.5x	7.9x
Skilled Healthcare Group, Inc.	7.8x	6.6x
HealthSouth Corp. (1)	8.2x	8.0x
Kindred	7.2x	6.6x

(1)	Includes a net operating loss value of $266.5 million.
(2)	Rent was capitalized at 6.0x.

Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Gentiva and Kindred, respectively. However, because of the inherent differences between the business, operations and prospects of Gentiva and Kindred, respectively, and those of the respective selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays, based on its professional judgment and experience, also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Gentiva and Kindred, respectively, and the respective selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Gentiva and Kindred, respectively, and the respective companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 8.5x to 9.5x multiples of Gentiva’s 2014 expected Adjusted EBITDA, which equaled $189 million (based upon actual results and the business model case) and a range of 8.0x to 9.0x multiples of Gentiva’s 2015 expected EBITDA, which equaled $208 million (based upon the business model case). Based upon these judgments, Barclays also selected a range of 7.0x to 8.5x multiples of Kindred’s 2014 expected EBITDA, which equaled $382 million (based upon Wall Street research estimates) and a range of 6.5x to 8.0x multiples of Kindred’s 2014 expected EBITDAR, which equaled $712 million (based upon Wall Street research estimates). Using the range of multiples and expected EBITDA, Adjusted EBITDA and EBTIDAR, as the case may be, Barclays calculated a range of implied enterprise values. The implied equity value per share was calculated by subtracting Gentiva’s and Kindred’s net debt from its implied enterprise values, and in the case of adjusted enterprise value subtracting the value of Kindred’s capitalized rent, and dividing by the diluted number of shares outstanding. The following summarizes the results of these calculations:

Implied Equity Value Per Share
Gentiva
EV / 2014E Adjusted EBITDA	$14.36 – 19.25
EV / 2015E EBITDA	$15.78 – 21.15

Kindred
EV / 2014E EBITDA	$18.29 – 27.18
EV / 2014E EBITDAR	$18.24 – 30.42

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Gentiva with respect to the size, mix, margins and other characteristics of their businesses.

Using publicly available information, Barclays analyzed the transaction value to the target company’s last 12 months, or LTM, EBITDA. The following table sets forth the transactions analysis based on such characteristics:

Date	Target Company	Acquirer	TV/ LTM EBITDA
January 2006	The Healthfield Group	Gentiva	9.7x
May 2010	Odyssey HealthCare	Gentiva	11.5x
April 2011	Regency Hospice	Curo Health Services	9.5x
August 2011	Professional HealthCare	Kindred Healthcare	9.0x
November 2011	SouthernCare	Kohlberg & Company	9.5x
November 2011	SeniorBridge Family Companies	Humana	10.0x
June 2012	Community Hospice	Curo Health Services	10.8x
August 2012	IntegraCare Holdings	Kindred Healthcare	8.3x
October 2012	Celtic Healthcare	The Washington Post	9.3x
January 2013	Guardian Healthcare Group	Envision Healthcare	9.1x
September 2013	Harden Healthcare	Gentiva Health Services, Inc.	11.1x
November 2013	SunCrest Healthcare	Almost Family	9.9x
April 2014	Great Lakes Caring	Wellspring Capital	8.5x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Gentiva and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies, on the one hand, and Gentiva and Kindred, on the other hand. Based upon these judgments, Barclays selected a range of 9.0x to 10.5x multiples (which compares to mean and median multiples of 9.7x and 9.5x, respectively, for the transactions listed above) and applied such range to Gentiva’s LTM Adjusted EBITDA for the year ended June 30, 2014 of $180 million to calculate a range of implied prices per share of Gentiva common stock.

The following table sets forth the transaction analyzed based on such characteristics and the results of such analysis:

Implied Equity Value Per Share
Gentiva	$14.65 – 21.62

Discounted Cash Flow Analysis

In order to estimate the present value of Gentiva, Barclays performed a discounted cash flow analysis of Gentiva. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. To calculate the estimated enterprise value of Gentiva using the discounted cash flow method, Barclays added (i) Gentiva’s projected after-tax unlevered free cash flows for the third and fourth quarters of fiscal year 2014 and fiscal years 2015 through 2018 based on the business model case to (ii) the “terminal value” of Gentiva as of 2018, and discounted such amount to its present value using a range of selected discount rates from 9.5% to 11.5%. The discount rates were based on Barclays’ analysis in accordance with the capital asset pricing model of the weighted average cost of capital for Gentiva. The after-tax unlevered free cash flows were calculated by taking the tax-affected estimated EBITDA for the fiscal years ended 2014 through 2018 and subtracting capital expenditures and adjusting for changes in working capital. In the discounted cash flow analysis, which we refer to as the DCF analysis (standalone), the residual value of Gentiva at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples of 8.0x to 9.0x for the period ending 2018 and applying such range to the business model case. Such terminal value multiples were derived based upon Barclays’ professional judgment and a review of forward enterprise value to EBITDA multiples over a five-year period for the companies included in the selected comparable companies analysis. Barclays then calculated a range of implied prices per share of Gentiva by subtracting net debt as of June 30, 2014 from the estimated enterprise value using the discounted cash flow method and dividing such amount by the shares of Gentiva common stock calculated using the treasury stock method. The following summarizes the results of these calculations:

Implied Equity Value Per Share
DCF analysis (standalone)	$16.14 – 23.80

Analysis of Equity Research Analyst Price Targets

Barclays reviewed the publicly available price targets of Gentiva and Kindred published by independent equity research analysts associated with various Wall Street firms. Barclays reviewed equity research analyst price targets for Gentiva both before and after the tender offer commenced on May 15, 2014. The price targets before the tender offer ranged from $7.00 to $11.00 per share and the price targets after the tender offer ranged from $17.25 to $20.00 per share, which were each in line with the implied value, as of October 7, 2014, of the merger consideration of $19.50 per Gentiva share to be offered to Gentiva stockholders in the merger (based on Kindred’s volume-weighted average price for the ten trading days ended on and including October 3, 2014). Barclays’ analysis of equity research analyst price targets for Kindred implied an equity value range for Kindred after the transaction announcement of $17.00 to $27.00 per Kindred share (with an outlier at $42.00 per share), as compared to Kindred’s closing stock price of $19.96 on October 7, 2014.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Gentiva board of directors selected Barclays because of its familiarity with Gentiva and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

Barclays is acting as financial advisor to Gentiva in connection with the merger. As compensation for its services in connection with the merger, compensation of $12 million will be payable to Barclays on completion of the merger, and compensation of $2 million was paid to Barclays upon delivery of the Barclays opinion. In addition, Gentiva has agreed to reimburse Barclays for its expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Gentiva and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for Gentiva and Kindred in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, Barclays is a lender to both companies’ credit facilities, the administrative agent for Gentiva and, in the past two years, has performed the following investment banking and financial services: (i) provided committed financing to Gentiva for its acquisition of Harden, (ii) acted as lead left arranger and joint bookrunner on Gentiva’s $925 million Senior Secured Credit Facilities in connection with the Harden acquisition, (iii) acted as joint lead arranger and joint bookrunner on Kindred’s refinancing of its capital structure comprised of $1,750 million Senior Secured Credit Facilities and $500 million of Senior Secured Notes and (iv) as part of Kindred’s refinancing, Barclays acted as a counterparty to an interest rate swap.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business,

Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Gentiva and Kindred and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Summary of Gentiva Projections

Although Gentiva periodically may issue limited guidance to investors concerning its expected financial performance, Gentiva does not as a matter of course publicly disclose detailed financial projections. However, in connection with the negotiation of the merger, Gentiva management prepared non-public forecasts for the years ended December 31, 2014 through December 31, 2018, which we refer to as the business model case and the upside case and which, collectively, we refer to as the Gentiva projections. While the Gentiva projections are being included in this proxy statement/prospectus, the Gentiva projections were not prepared with a view toward public disclosure, compliance with the published guidelines of the SEC regarding projections and the use of non-GAAP measures or compliance with the published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” In the view of Gentiva’s management, the Gentiva projections were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Gentiva’s management. The inclusion of the Gentiva projections in this proxy statement/prospectus should not be regarded as an indication that Gentiva or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material and readers are cautioned not to place undue reliance on the prospective financial information.

The Gentiva projections are unaudited. This prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Gentiva’s management. PricewaterhouseCoopers LLP, which we refer to as PwC, has neither examined, complied with, nor performed any procedures with respect to the Gentiva projections and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto or their achievability. PwC assumes no responsibility for, and disclaims any association with, the Gentiva projections. PwC’s report included in Gentiva’s 2013 Annual Report on Form 10-K/A incorporated by reference herein relates to Gentiva historical financial information. It does not extend to the prospective financial information and should not be read to do so. The Gentiva projections:

•	were based on numerous assumptions, as further described below, many of which are beyond the control of Gentiva and may not prove to be accurate;

•	do not necessarily reflect current estimates or assumptions that Gentiva’s management may have about prospects for Gentiva’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

•	are not, and should not be regarded as a representation that any of the expectations contained in, or forming a part of, the Gentiva projections will be achieved;

•	assume that (i) there will be no material change in the ownership and control of Gentiva; (ii) there will be no acquisitions or disposals by Gentiva during the forecast period; (iii) there will be no material adverse change in the economic conditions in the markets in which Gentiva operates; and (iv) any changes in relevant legislation, healthcare reimbursement and reform, governmental policy or other regulatory requirements will not materially affect the forecasted results of Gentiva; and

•	were developed for Gentiva on a standalone basis without giving effect to the merger, and do not reflect any effects of the merger or any changes to Gentiva’s operations or strategy that may be implemented after the consummation of the merger, including any revenue and cost synergies realized.

Business Model Case

The business model case was prepared by Gentiva’s management in May 2014. The business model case was based on the 2014 budget approved by the Gentiva board of directors and reflects various assumptions and estimates that Gentiva’s management made in good faith, including without limitation: (i) census growth, revenue per episode, revenue per visit, revenue per patient day and revenue per hour, cost per visit, cost per patient day and selling, general and administrative expenses; (ii) the effect of the One Gentiva initiative on Gentiva’s business; and (iii) the impact of GentivaLink on Gentiva’s business. The business model case was provided to the Gentiva board of directors and its advisors. Gentiva provided the business model case to its financial advisors for use in their financial analyses of Gentiva, including the financial analyses performed by Barclays in connection with its fairness opinion. Gentiva believes the business model case is a reasonable forecast of its future results and was a reasonable basis upon which to evaluate the business and prospects of Gentiva. See “The Merger—Opinion of Gentiva’s Financial Advisor” beginning on page 55.

	Year Ending December 31,
	2014E		2015E	2016E	2017E	2018E
	(dollars in millions)
Revenue	$1,987		$2,028	$2,070	$2,119	$2,188
Gross Profit	897		921	939	957	991
EBITDA(2)	189	(1)	208	221	236	258
Net Income	39		52	62	71	88
Unlevered free cash flow(3)	89		100	120	129	140

(1)	2014 estimates based on Adjusted EBITDA(2) .

(2)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes charges relating to cost savings initiatives and acquisition and integration activities, losses on closed locations, a weather-specific adjustment for the first quarter of 2014 and merger related expenses. Management uses Adjusted EBITDA to evaluate overall performance and compare current operating results with other companies in the healthcare industry. Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net income, operating income or cash flow statement data determined in accordance with accounting principles generally accepted in the United States.

(3)	Unlevered free cash flow is calculated as EBITA minus taxes, changes in net working capital and capital expenditures, plus depreciation. EBITA is calculated as net earnings before interest, taxes and amortization.

Upside Case

The upside case was prepared by Gentiva’s management in July 2014 in response to due diligence requests from potential buyers of Gentiva. Compared to the business model case, the upside case assumed (i) a more aggressive outlook for home health and hospice reimbursement, (ii) enhanced profitability primarily due to lower selling, general and administrative costs and (iii) modified assumptions regarding home health and hospice volumes. The upside case was made available to Kindred and other potential buyers of Gentiva.

	Year Ending December 31,
	2014E		2015E	2016E	2017E	2018E
	(dollars in millions)
Revenue	$1,977		$2,014	$2,061	$2,118	$2,186
Gross Profit	901		925	945	971	998
EBITDA(2)	191	(1)	219	237	263	278
Net Income	40		58	72	88	101

(1)	2014 estimates based on Adjusted EBITDA(2) .

(2)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes charges relating to cost savings initiatives and acquisition and integration activities, losses on closed locations, a weather-specific adjustment for the first quarter of 2014 and merger related expenses. Management uses Adjusted EBITDA to evaluate overall performance and compare current operating results with other companies in the healthcare industry. Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net income, operating income or cash flow statement data determined in accordance with accounting principles generally accepted in the United States.

Gentiva cannot assure you that the Gentiva projections will be realized or that its future financial results will not materially vary from the Gentiva projections. The Gentiva projections cover multiple years and such information by its nature becomes less predictive with each succeeding year.

The Gentiva projections do not necessarily take into account any circumstances or events occurring after the date they were prepared. Gentiva does not intend to update the Gentiva projections. The Gentiva projections are forward-looking statements. For additional information on factors which may cause Gentiva’s actual future financial results to materially vary from the Gentiva projections, see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 38 and 31, respectively.

Stock Ownership of Directors and Executive Officers of Gentiva

As of December 15, 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus, the directors and executive officers of Gentiva beneficially owned and were entitled to vote approximately 5,718,819 shares of Gentiva common stock, collectively representing approximately 15.3% of the shares of Gentiva common stock outstanding on that date.

Merger Consideration

At the effective time, each share of Gentiva common stock outstanding immediately prior to the effective time, other than shares owned by Kindred or Gentiva or their respective wholly owned subsidiaries, or shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $14.50 in cash, without interest, and 0.257 of a share of Kindred common stock.

Kindred will not issue any fractional shares as a result of the merger. Instead, holders of Gentiva common stock who would otherwise be entitled to receive a fractional share of Kindred common stock will receive an amount in cash (rounded to the nearest whole cent and without interest) determined by multiplying the fractional share interest by the Kindred closing price.

The exchange ratio is a fixed ratio. Therefore, the number of shares of Kindred common stock to be received by holders of Gentiva common stock as a result of the merger will not change between now and the time the merger is completed to reflect changes to the trading price of Kindred common stock.

Ownership of Kindred After the Merger

Based on the number of shares of Kindred common stock and Gentiva common stock issued and outstanding as of December 15, 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus, the former Gentiva stockholders will own approximately 12% of Kindred’s outstanding common stock after completion of the merger.

Interests of Gentiva Directors and Executive Officers in the Merger

In considering the information in this proxy statement/prospectus and the recommendation of the Gentiva board of directors to adopt the merger agreement, you should be aware that Gentiva’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Gentiva stockholders generally. Other than the entry into an employment agreement with David A. Causby, which took place after the signing of the merger agreement, the Gentiva board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, and in recommending to Gentiva stockholders that the merger agreement be adopted. These interests include those described below.

Completion of the transactions contemplated by the merger agreement will constitute a change in control of Gentiva under all of the Gentiva agreements and arrangements described below.

Gentiva’s current executive officers are: Rodney D. Windley, Executive Chairman and Director; Tony Strange, Chief Executive Officer and Director; David A. Causby, President and Chief Operating Officer; Eric R. Slusser, Executive Vice President, Chief Financial Officer and Treasurer; John N. Camperlengo, Senior Vice President, General Counsel and Secretary; Jeff Shaner, Senior Vice President and President of Operations; and Charlotte A. Weaver, Senior Vice President and Chief Clinical Officer.

Equity Interests of Gentiva’s Directors and Executive Officers

The merger, if consummated, would constitute a change in control of Gentiva for purposes of the Gentiva 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), as amended by Amendments No. 1 and 2 thereto (which we refer to as the Plan), the change in control agreements described below and the severance agreements described below.

As a result, zero outstanding stock options and 230,300 shares of Gentiva restricted stock granted under the Plan to executive officers and directors prior to September 12, 2013 (but excluding stock options and restricted stock granted to executive officers in 2013 prior to September 12, 2013), will immediately become vested and exercisable, any restrictions on such restricted stock awards or performance cash awards will immediately lapse and all awards would remain exercisable for the remainder of their terms, even if the award recipient were not to terminate employment. However, 763,864 outstanding stock options, 401,200 shares of Gentiva restricted stock and performance cash awards totaling $6,825,000 under the Plan granted on or after September 12, 2013 or granted to named executive officers in 2013 prior to September 12, 2013 will become vested and exercisable and any restrictions thereupon will lapse upon a change in control only upon a termination of a grantee’s service by Gentiva without cause or for good reason within two years after a change in control. If the merger is consummated, all awards under the Plan will be treated as dictated under the merger agreement. See “The Merger Agreement—Effect of the Merger on Gentiva’s Equity Awards” beginning on page 94.

Stock Options

At the effective time, each Gentiva in-the-money option that is or will become vested as a result of the merger will be canceled and converted into the right to receive an amount in cash, without interest, equal to the cash consideration plus the value of the stock consideration (based on the Kindred closing price), less the exercise price, subject to withholding taxes. Each Gentiva out-of-the-money option or Gentiva option that will not vest as a result of the merger will be converted into an option to purchase a number of shares of Kindred common stock determined by multiplying the number of shares of Gentiva common stock subject to such Gentiva option by a fraction, the numerator of which is the sum of (A) the product of the stock consideration multiplied by the Kindred closing price and (B) the cash consideration and the denominator of which is the Kindred closing price.

Restricted Stock; Deferred Stock Units

Each outstanding share of Gentiva restricted stock that will vest as a result of the merger and each outstanding Gentiva deferred stock unit will receive the merger consideration, subject to withholding taxes. Each outstanding share of Gentiva restricted stock that will not vest as a result of the merger will receive merger consideration in the form of a Kindred restricted cash award in the amount of the cash consideration and Kindred restricted shares in the amount of the stock consideration, in each case subject to the vesting conditions of Kindred restricted shares prior to the effective time of the merger.

Performance Cash Awards

Each Gentiva performance cash award that will become vested as a result of the merger may be accelerated and the recipient thereof would receive an amount in cash equal to the target amount of such cash award (unless such performance cash award provides for the accelerated vesting of such award at the maximum level, in which case the recipient thereof would receive an amount in cash equal to the maximum amount of such cash award), subject to withholding taxes. No Gentiva performance cash awards granted to executive officers will become vested solely as a result of the merger. Each Gentiva performance cash award that will not vest as a result of the merger will be converted into the right to receive a Kindred cash award, subject to the vesting conditions of such performance cash award prior to the effective time of the merger. To the extent that any performance cash award is, immediately prior to the effective time, subject to any performance-based vesting or other performance conditions, the Kindred board of directors, or an applicable committee thereof, may, following the effective time, make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Kindred cash award received by the holder of such performance cash award, as the Kindred board of directors (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by the merger agreement, including the merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable performance cash award and the applicable Gentiva stock plan.

See also “The Merger Agreement—Effect of the Merger on Gentiva’s Equity Awards” beginning on page 94.

Quantification of Equity Interests of Gentiva’s Directors and Executive Officers

The following table sets forth, as of December 12, 2014, the most recent practicable date prior to the filing of this proxy statement/prospectus, the number of outstanding (i) in-the-money options that are vested or will vest as a result of the merger, (ii) shares of Gentiva restricted stock that will vest as a result of the merger, (iii) deferred stock units and (iv) performance cash awards that will vest as a result of the merger, in each case held by such executive officer or director of Gentiva, and the consideration that will be received by them pursuant to the merger agreement, assuming continued employment or service as a director through the effective time of the merger and assuming that the effective time of the merger occurs on March 1, 2015. The following table is calculated using assumed merger consideration of $19.50, which is derived from a Kindred common stock price of $19.46, the volume-weighted average price of Kindred common stock for the ten trading days ended on and including October 3, 2014, which was the basis for the agreed-upon exchange ratio.

Name	In-the-Money Options	Restricted Stock	Deferred Stock Units	Performance Cash Awards (1)	Resulting Consideration
	#	#	#	$	$
Rodney D. Windley	125,000	—	35,415	—	1,766,843
Executive Chairman and Director
Tony Strange	86,333	70,900	—	—	2,103,286
Chief Executive Officer and Director

Name	In-the-Money Options	Restricted Stock	Deferred Stock Units	Performance Cash Awards (1)	Resulting Consideration
	#	#	#	$	$
David A. Causby	22,367	34,400	—	—	858,991
President and Chief Operating Officer
Eric R. Slusser	164,834	38,500	—	—	2,841,617
Executive Vice President, Chief Financial Officer and Treasurer
John N. Camperlengo	15,767	32,400	—	—	763,431
Senior Vice President, General Counsel and Secretary
Jeff Shaner	16,767	34,400	—	—	810,775
Senior Vice President and President of Operations
Dr. Charlotte A. Weaver	9,600	19,700	—	—	464,298
Senior Vice President and Chief Clinical Officer
Robert S. Forman, Jr.	—	—	43,938	—	856,791
Director
Victor F. Ganzi	—	—	68,245	—	1,330,778
Lead Independent Director
R. Steven Hicks	—	—	10,385	—	202,508
Director
Philip R. Lochner, Jr.	—	—	43,938	—	856,791
Director
Stuart Olsten	—	—	68,245	—	1,330,778
Director
Sheldon M. Retchin	—	—	43,938	—	856,791
Director
Raymond S. Troubh	—	—	65,215	—	1,271,693
Director

(1)	No performance cash awards will vest as a result of the merger.

The following table sets forth, as of December 12, 2014, the most recent practicable date prior to the filing of this proxy statement/prospectus, the cash value of the awards that will be rolled over into awards based on shares of Kindred common stock, including the number of outstanding (i) unvested in-the-money options that will not vest as a result of the merger, (ii) out-of-the-money options, (iii) unvested restricted shares of Gentiva common stock that will not vest as a result of the merger, and (iv) unvested performance cash awards that will not vest as a result of the merger, in each case held by such executive officer or director. The following table is calculated using assumed merger consideration of $19.50, which is derived from a Kindred common stock price of $19.46, the volume-weighted average price of Kindred common stock for the ten trading days ended on and including October 3, 2014.

Name	Unvested In- the- Money Options	Out-of-the- Money Options	Restricted Stock	Performance Cash Awards	Total Cash Value of Rollover Awards
	#	#	#	$	$
Rodney D. Windley	500,000	—	—	—	4,467,500
Executive Chairman and Director
Tony Strange	133,033	369,950	123,700	2,625,000	6,159,973
Chief Executive Officer and Director
David A. Causby (1)	37,033	59,300	73,800	1,112,500	2,866,065
President and Chief Operating Officer
Eric R. Slusser	28,866	93,500	62,600	950,000	2.414,334
Executive Vice President, Chief Financial Officer and Treasurer

Name	In-the- Money Options	Out-of-the- Money Options	Restricted Stock	Performance Cash Awards	Total Cash Value of Rollover Awards
	#	#	#	$	$
John N. Camperlengo	24,299	59,900	52,800	800,000	2,034,692
Senior Vice President, General Counsel and Secretary
Jeff Shaner	25,833	61,300	56,100	850,000	2,161,983
Senior Vice President and President of Operations
Dr. Charlotte A. Weaver	14,800	83,800	32,200	487,500	1,240,320
Senior Vice President and Chief Clinical Officer
Robert S. Forman, Jr.	—	—	—	—	—
Director
Victor F. Ganzi	—	—	—	—	—
Lead Independent Director
R. Steven Hicks	—	—	—	—	—
Director
Philip R. Lochner, Jr.	—	—	—	—	—
Director
Stuart Olsten	—	—	—	—	—
Director
Sheldon M. Retchin	—	—	—	—	—
Director
Raymond S. Troubh	—	—	—	—	—
Director

(1)	The grant of Kindred replacement RSUs (as defined below under “—Employment Agreement with Kindred”) will be in lieu of any treatment of Mr. Causby’s unvested in-the-money options and performance cash awards contemplated under the merger agreement.

Beneficial Ownership of Officers and Directors

Gentiva’s executive officers and directors hold shares of Gentiva common stock, which will be treated like all other shares of Gentiva common stock in the merger. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 145 of this proxy statement/prospectus for further details.

Indemnification; Directors and Officers Insurance

Under the merger agreement, each present and former director and officer of Gentiva will have rights to indemnification and expense advancement from Kindred and the surviving corporation in the merger and Kindred has agreed to cause the surviving corporation to maintain directors’ and officers’ insurance policies or purchase tail coverage, in each case for a six-year period. See “The Merger Agreement—Covenants and Agreements—Indemnification and Insurance” beginning on page 104 of this proxy statement/prospectus.

Employment Agreement with Kindred

In November 2014, following Kindred’s entry into the merger agreement, Kindred entered into an employment agreement with David A. Causby, who is currently a named executive officer of Gentiva. Following the closing of the merger, Mr. Causby will become the President of the combined Kindred at Home business and will serve on Kindred’s Executive Committee.

The employment agreement has an initial term of one year with automatic one-day extensions. Mr. Causby’s annual base salary will be $550,000. He will be eligible for an annual short-term bonus with a target equal to

60% and a maximum equal to 101.25% of his base salary, a long-term bonus with a target equal to 50% and a maximum equal to 100% of his base salary and a performance-based cash bonus in an aggregate amount of $1 million. Upon commencement of employment with Kindred, Mr. Causby will receive a sign-on cash payment of $1 million. In addition, on or prior to the closing of the merger, Kindred’s CEO will recommend that Kindred’s Executive Compensation Committee grant Mr. Causby an award of Kindred restricted stock units (which we refer to as RSUs) with a grant date value of $1,035,000, subject to certain vesting criteria. At the next regularly scheduled meeting of the Kindred board of directors following the closing of the merger, Kindred’s CEO will recommend that Kindred’s Executive Compensation Committee make a grant of an equity stock award to Mr. Causby with a grant date fair value of 150% of his base salary, which shall be in the form of 50% time-based restricted shares and 50% performance stock units.

According to the employment agreement, at a meeting of the Kindred board of directors that will take place at or around the closing of the merger, Kindred’s CEO will also recommend that the Kindred Executive Compensation Committee make a one-time grant of RSUs (which we refer to as replacement RSUs) with a grant date fair value equal to the sum of (i) the cash value of Mr. Causby’s outstanding and unvested performance cash awards immediately prior to the consummation of the merger and (ii) the intrinsic value of all outstanding and unvested in-the-money options held by Mr. Causby as of immediately prior to the consummation of the merger, subject to vesting on the dates the performance cash awards or in-the-money options would otherwise have vested, except that the replacement RSUs he will receive in connection therewith will be subject to immediate, automatic and full vesting upon a termination of his employment by Kindred for any reason, by Mr. Causby for good reason, or due to his death or disability. The grant of the replacement RSUs will be in lieu of any treatment of Mr. Causby’s in-the-money options and performance cash awards contemplated under the merger agreement and all unvested in-the-money options and performance cash awards held by Mr. Causby as of the closing of the merger will be cancelled.

In addition, any restricted share award held by Mr. Causby prior to the closing of the merger will be treated the same as the restricted shares held by the other Gentiva executive officers, except that the Kindred restricted cash award and Kindred restricted shares he will receive in connection therewith will be subject to immediate, automatic and full vesting upon a termination of his employment by Kindred for any reason, by Mr. Causby for good reason, or due to his death or disability.

Under the employment agreement, Mr. Causby will be eligible to participate in all pension benefit, welfare benefit and fringe benefit plans from time to time in effect for officers of Kindred, and such bonus, stock option, or other incentive compensation plans of Kindred and its affiliates in effect from time to time for officers of Kindred.

In the event Mr. Causby’s employment with Kindred is terminated during the term of the employment agreement but on or after the first anniversary of the effective date of the employment agreement by Kindred for a reason other than cause or by Mr. Causby for good reason, Mr. Causby will be entitled to the following payments in addition to base salary through the date of termination, unreimbursed business expenses, accrued but unused vacation time, and any amounts owed to him pursuant to the terms and conditions of Kindred’s benefit plans and programs at the time such payments are due:

•	within fourteen days following the date of termination, Kindred will pay him a cash severance payment in an amount equal to 1.5 times the sum of his base salary and target bonus as of the date of termination;

•	for a period of eighteen months following the date of termination (which we refer to as the benefit continuation period), Mr. Causby will be treated as if he had continued to be an executive for all purposes under Kindred’s health insurance plan and dental insurance plan; or if he is prohibited from participating in such plans, Kindred will otherwise provide such benefits;

•	for the benefit continuation period, Kindred will maintain in force, at its expense, Mr. Causby’s life insurance in effect under Kindred’s voluntary life insurance benefit plan as of the date of termination;

•	for the benefit continuation period, Kindred will provide short-term and long-term disability insurance benefits equivalent to the coverage that Mr. Causby would have had if he had remained employed under the disability insurance plans applicable to him on the date of termination;

•	within fifteen days after the date of termination, Kindred will pay Mr. Causby a cash payment in an amount, if any, necessary to compensate him for the unvested interests under Kindred’s retirement savings plan which are forfeited by Mr. Causby in connection with the termination of his employment; and

•	any outstanding unvested stock options, stock performance units or similar equity awards (other than restricted stock awards) held by Mr. Causby on the date of termination will continue to vest in accordance with their original terms (including any related performance measures) for the duration of the benefit continuation period as if he had remained an employee of Kindred through the end of such period and any such stock option, stock performance unit or other equity award (other than restricted stock awards) that has not vested as of the conclusion of such benefit continuation period will be immediately cancelled and forfeited as of such date. In addition, Mr. Causby will have the right to continue to exercise any outstanding vested stock options held by him during the benefit continuation period; provided that in no event will he be entitled to exercise any such option beyond the original expiration date of such option. Any outstanding restricted stock award held by Mr. Causby as of the date of termination that would have vested during the benefit continuation period had he remained an employee of Kindred through the end of such period will be immediately vested as of the date of termination and any restricted stock award that would not have vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date.

In order to receive any severance benefits set forth in the employment agreement, Mr. Causby must execute a general release of claims against Kindred. In addition, the employment agreement contains confidentiality provisions and, for a period of one year following termination of employment, Mr. Causby will be subject to covenants not to compete and not to solicit Kindred’s employees.

Mr. Causby is expected to become an executive officer of Kindred and will be subject to Kindred’s stock ownership policies, which will require him to maintain a certain ownership level of shares of Kindred common stock and impose retention requirements on equity awards until the requisite ownership requirements are satisfied.

Gentiva Executive Officers Ordinary Course Bonuses

Gentiva’s executive officers will be entitled to receive bonuses under the Gentiva Executive Officers Bonus Plan, to be paid in the ordinary course of business.

In addition, subject to the sole discretion of the compensation committee, Gentiva’s Executive Chairman will receive for 2014 and 2015 bonus payments in the ordinary course (apart from the timing of payment), both of which will be payable on or before the consummation of the merger. If these ordinary course bonus payments are paid to Gentiva’s Executive Chairman, the amounts paid will be in the discretion of the compensation committee but will not exceed $2 million for 2014 and $1 million for 2015.

Transaction Bonuses

The Gentiva compensation committee has discretion to award to Mr. Windley, Gentiva’s executive chairman, and certain other core management team members incentive bonus compensation from a $10 million executive bonus pool to be allocated at the sole discretion of the compensation committee. At least a significant minority of such bonus pool will be allocated to core management team members other than Mr. Windley, Gentiva’s Executive Chairman.

Potential Severance Payments and Benefits to Executive Officers

Gentiva has entered into change in control agreements with Messrs. Tony Strange, David A. Causby, Eric R. Slusser, John N. Camperlengo, Jeff Shaner and Rodney D. Windley and Dr. Charlotte Weaver. The terms of the change in control agreements provide salary and benefit continuation if (1) there is a change in control of Gentiva and (2) Gentiva or a successor terminates a covered executive’s employment without cause (as defined below) or the executive terminates employment for good reason (as defined below), in each case within two years following a change in control, or Gentiva terminates the executive without cause within one year before a change in control, if the termination arises in connection with the change in control (which we refer to as a qualifying termination). Pursuant to the employment agreement with Kindred entered into in November 2014, and, subject to the grant of the RSUs, the Replacement RSUs, the Kindred restricted cash award and the Kindred restricted share award on the terms agreed to by the parties in the employment agreement, Mr. Causby has waived any and all rights to payments or benefits under his severance agreement and his change in control agreement with Gentiva upon consummation of the merger.

Under the change in control agreements, “cause” generally means the executive’s:

•	felony conviction or a plea of guilty or nolo contendere of a felony;

•	act of willful fraud, dishonesty or moral turpitude;

•	willful and continued failure to substantially perform the executive’s duties for us, which is not corrected after we make a written demand; or

•	willfully engaging in conduct which is demonstrably and materially injurious to us.

No benefits are payable under a change in control agreement if an executive’s employment is terminated for “cause.”

Termination for “good reason” generally means, unless remedied by Gentiva within 30 days after receipt of written notice from the executive, the executive is terminated due to:

•	a material reduction in the executive’s annual base salary except as part of a general reduction for all of Gentiva’s executive officers unless such reduction exceeds 20% of base salary;

•	relocation of the executive more than 40 miles farther from the executive’s principal residence than was the executive’s office location immediately before the “protection period” under the change in control agreement;

•	Gentiva’s failure to maintain benefits not materially less favorable as those in place before the change in control or taking any action that would reduce the executive’s benefits, other than a minor reduction that applies to all participants;

•	a material reduction in the executive’s positions, duties and responsibilities;

•	Gentiva’s failure to have a successor assume the change in control agreement; or

•	Gentiva’s attempt to terminate the executive for cause or without cause without giving the executive advance written notice.

Under the change in control agreements, in the event of a qualifying termination, an executive will be entitled to:

•	a lump-sum payment equal to two times the sum of (1) the executive’s annual base salary at the time of termination, plus (2) the executive’s target annual bonus for the year of termination or average annual bonus for the three years before the year of termination, whichever is higher;

•	payment of base salary through the date of termination of employment, together with payment for unused vacation;

•	pro rata share of the target annual bonus for the year of termination without regard to whether the performance goals are attained;

•	payment of base salary through the date of termination of employment, together with payment for unused vacation; continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until the executive is provided substantially similar benefits by another employer;

•	full vesting of the executive’s options, other equity-based awards and performance cash awards and continued exercisability of stock options for one year following termination (but not beyond the original full term of the stock option) or for such longer period of time as may be provided under the plan under which the stock options were granted, whichever is longer;

•	accelerated vesting of any accrued retirement benefits;

•	additional cash payments for any equity or incentive awards that are forfeited in connection with certain terminations of employment within the one year period before a change in control occurs; and

•	outplacement services for up to 12 months.

The cash and non-cash amounts payable under the change in control agreements will be reduced to the maximum amount permitted without the imposition of an excise tax under the Internal Revenue Code of 1986, but only if the resulting net after-tax amount for the individual is greater than the net after-tax amount without any such reduction.

Gentiva has in place severance agreements with Messrs. Strange, Causby, Slusser, Camperlengo, Shaner and Windley and Dr. Weaver. These severance agreements provide severance benefits if Gentiva or any successor terminates the officer other than for cause (as defined below) or if, subject to certain notice and cure provisions, the officer terminates his employment within 60 days after Gentiva or any successor reduces the officer’s base salary, other than a general salary reduction that applies to a majority of salaried employees. However, in connection with the merger, we do not expect benefits to be payable under these severance agreements because no benefits are payable under an officer’s severance agreement if benefits are payable under such officer’s change in control agreement. Pursuant to the employment agreement with Kindred entered into in November 2014, and, subject to the grant of the RSUs, the Replacement RSUs, the Kindred restricted cash award and the Kindred restricted share award on the terms agreed to by the parties in the employment agreement, Mr. Causby has waived any and all rights to payments or benefits under his severance agreement and his change in control agreement with Gentiva upon consummation of the merger.

“Cause” in the severance agreements is generally defined as the officer’s:

•	conviction for any felony;

•	act of willful fraud, dishonesty or moral turpitude;

•	controlled substance abuse;

•	abuse of alcohol or drugs that interferes with or affects responsibilities to us or negatively reflects upon our integrity or reputation;

•	gross negligence that is materially injurious to us;

•	violation of any express written directions or any reasonable written policy or procedure we may establish regarding the conduct of our business; or

•	violation of any material term and condition of the severance agreement.

The severance benefits generally consist of:

•	continued base salary for 12 months;

•	an additional cash payment in an amount equal to one times the executive’s target annual bonus for the year of termination;

•	a pro rata share of the target annual bonus for the year of termination (subject to attainment of the performance goals established for such year);

•	outplacement services for up to 12 months; and

•	continued health benefits for up to 12 months on the same basis as active employees for the same period, or until the executive obtains similar health benefits from a new employer, whichever comes first.

Pursuant to the severance agreements, the officers agreed to sign a general release following termination. In addition, separate non-solicitation, non-competition and confidentiality agreements with each of our executives contain valuable covenants to protect Gentiva’s confidential information, as well as non-competition and non-solicitation covenants that protect its business.

Excise Tax Cutback

Payments to the executive officers are subject to an excise tax cutback provision, which generally provides for a reduction in their change in control benefits and payments to just below the amount that would trigger the excise tax. However, no reduction in the benefits and payments for the purpose of avoiding the incurrence of the 20% federal excise tax will be applied if the net after-tax benefit (after taking into account federal, state, local and other income, employment, self-employment and excise taxes) to which each executive officer would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account federal, state, local or other income, employment, self-employment and excise taxes) to the executive officer resulting from the receipt of such benefits and payments with such reduction. The amounts reflected below do not include a reduction to avoid the 20% federal excise tax.

Quantification of Potential Payments to Gentiva’s Executive Officers in Connection with the Merger

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each Gentiva “named executive officer” that is based on or otherwise relates to the merger, and assumes, among other things, that the named executive officers (other than Mr. Causby) will incur a qualifying termination of employment immediately following consummation of the merger. For additional details regarding the terms of the payments described below, see the discussion under the caption “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger” beginning on page 66.

The amounts indicated below are estimates based on the material assumptions described in the notes to the tables below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, Gentiva has assumed:

•	a closing date for the merger of March 1, 2015;

•	a price per share of Gentiva common stock equal to $19.78 (calculated based on the average closing price of Kindred common stock for the first five trading days following the public disclosure of the merger, as required per Item 402(t) of Regulation S-K); and

•	with respect to each named executive officer, a qualifying termination within two years of a change in control.

GOLDEN PARACHUTE COMPENSATION

GOLDEN PARACHUTE COMPENSATION UNDER THE EMPLOYMENT AGREEMENT BETWEEN MR. CAUSBY AND KINDRED

The amounts provided in the following table include the payments that will be made to Mr. Causby in connection with his employment agreement with Kindred. A description of these payments can be found in “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger—Employment Agreement with Kindred” beginning on page 69. These amounts are based on the assumption that Mr. Causby will waive any and all benefits he is entitled to under his severance agreement and his change in control agreement with Gentiva. Because the waiver of such payments and benefits is subject to the grant of the RSUs, the Replacement RSUs, the Kindred restricted cash award and the Kindred restricted share award on the terms agreed to by the parties in the employment agreement, the table set forth below, entitled “Golden Parachute Compensation Under Gentiva’s Arrangements” includes the amounts Mr. Causby would be eligible to receive under his severance agreement and his change in control agreement with Gentiva absent such a waiver.

Name	Cash	Equity	Pension/ NQDC	Perquisites/ benefits	Tax Reimbursement	Other	Total
	($)	($)	($)	($)	($)	($)	($)
(a)	(b) (1)	(c) (2)	(d)	(e)	(f)	(g)	(h)
David A. Causby	1,000,000	4,612,530	—	—	—	—	5,612,530

(1)	The “Cash” amount reflected above includes a one-time, non-refundable lump sum cash payment of $1,000,000 to Mr. Causby, pursuant to his employment agreement with Kindred. The amount does not reflect any salary, short-term bonus, long-term bonus or performance bonus that may be earned by Mr. Causby, or any severance he might receive in connection with the termination of his employment, under the employment agreement with Kindred. The cash amount is essentially a “single-trigger” payment (as defined below), as Mr. Causby is entitled to receive it as a result of the merger and entry into the employment agreement with Kindred. See the description of Mr. Causby’s employment agreement in “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger—Employment Agreement with Kindred” on page 69.

(2)	The “Equity” amount reflected above includes the cash value of the following awards: (i) outstanding shares of Gentiva restricted stock held by Mr. Causby in the amount of $680,432, which are payable upon a change in control (which we refer to as single trigger); (ii) an award of RSUs with a grant date fair value of $1,035,000; (iii) an award of Replacement RSUs to be granted in lieu of (A) Mr. Causby’s outstanding and unvested target 2013 Performance Cash Award and unvested target 2014 Performance Cash Award, in the amounts of $425,000 and $687,500, respectively, and (B) Mr. Causby’s outstanding and unvested in-the-money options, in the amount of $324,834; and (iv) Mr. Causby’s unvested award of Gentiva restricted stock, in the amount of $1,459,764. The values reflect an assumed merger consideration value of $19.78 per share, which is calculated based on a price per share of Kindred common stock of $20.56 (the average closing price of Kindred common stock for the first five trading days following public disclosure of the proposed merger on October 9, 2014, as required per Item 402(t) of Regulation S-K). The awards included in clauses (ii) through (iv) represent payments to Mr. Causby pursuant to his employment agreement with Kindred and are essentially “single-trigger” payments (as defined below), as he is entitled to receive them as a result of the merger and entry into the employment agreement with Kindred. The awards included in clauses (ii) through (iv) will vest and be settled during Mr. Causby’s employment with Kindred and upon certain terminations of such employment. See the description of his employment agreement in “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger—Employment Agreement with Kindred” on page 69.

GOLDEN PARACHUTE COMPENSATION UNDER GENTIVA’S ARRANGEMENTS

Name	Cash	Equity	Pension/ NQDC	Perquisites/ benefits	Tax Reimbursement	Other	Total
	($)	($)	($)	($)	($)	($)	($)
(a)	(b) (1)	(c) (2)	(d)	(e) (3)	(f)	(g)	(h)
Tony Strange	6,268,836	5,009,261	—	67,600	—	—	11,345,697
Eric R. Slusser	2,671,062	2,251,475	—	67,600	—	—	4,990,137
David A. Causby (4)	3,224,349	2,465,030	—	67,600	—	—	5,756,979
Jeff Shaner	2,389,897	2,015,356	—	67,600	—	—	4,472,853
Rodney Windley	3,500,000	4,607,500	—	67,600	—	—	8,175,100

(1)	The “Cash” amounts reflected above include cash severance (two times the sum of base salary and the greater of target bonus or the average of the executive’s bonuses for the prior three years), a portion of the 2015 annual incentive calculated at target performance and pro rated to the date of the merger, and accelerated payment of outstanding long term cash incentive cycles (at target). All of these amounts are “double trigger” (as defined in note 2 below) and payable upon a qualifying termination within two years of a change in control. The Cash amount does not include each named executive officer’s allocable share of a bonus pool that is contingent upon the successful closing of the merger because such bonuses are at the discretion of the Gentiva compensation committee. If the Gentiva compensation committee makes a determination to pay such bonuses, the specific allocation for each named executive officer and the terms and conditions that may be attached to payment of the bonus will be determined by the Gentiva compensation committee prior to the merger completion date. The bonus pool is described in greater detail in “Interests of Gentiva Directors and Executive Officers in the Merger—Transaction Bonuses” on page 71. Severance amounts may be reduced if doing so eliminates the excise tax from “excess parachutes,” but only if doing so produces a better after-tax result for the executive officer. The following table provides these individual amounts for each named executive officer:

	Double Trigger
Name	Severance	Pro Rata 2015 Annual Incentive	2013 Cash Award Target	2014 Cash Award Target	Total
	($)	($)	($)	($)	($)
Tony Strange	3,500,000	143,836	1,312,500	1,312,500	6,268,836
Eric R. Slusser	1,662,500	58,562	475,000	475,000	2,671,062
David A. Causby	2,035,000	76,849	425,000	687,500	3,224,349
Jeff Shaner	1,487,500	52,397	425,000	425,000	2,389,897
Rodney Windley	3,500,000	—	—	—	3,500,000

(2)	The equity amounts above include the value of accelerated vesting of Gentiva restricted stock and accelerated vesting of nonqualified stock options. These values reflect an assumed merger consideration value of $19.78, which is calculated based on a price per share of Kindred common stock of $20.56. Equity awards granted before 2013 accelerate upon a change in control and equity awards granted after 2012 accelerate upon a qualifying termination following a change in control (which awards we refer to as double trigger). The following table provides these individual amounts for each named executive officer:

	Single Trigger		Double Trigger
Name	Gentiva Restricted Stock	Stock Options	Gentiva Restricted Stock	Stock Options	Total
	($)	($)	($)	($)	($)
Tony Strange	1,402,402	—	2,446,786	1,160,073	5,009,261
Eric R. Slusser	761,530	—	1,238,228	251,717	2,251,475
David A. Causby	680,432	—	1,459,764	324,834	2,465,030
Jeff Shaner	680,432	—	1,109,658	225,266	2,015,356
Rodney Windley	—	—	—	4,607,500	4,607,500

(3)	The amounts reflected above include the employer’s portion of the premium cost of continuing the health and welfare benefits (medical, dental, and annual physical) and executive life insurance coverage for two years and the estimated cost of outplacement. All of these amounts are payable upon a qualifying termination within two years of a change in control. The following table provides these individual amounts for each named executive officer:

Name	Health & Welfare	Executive Life Insurance	Outplacement	Total
	($)	($)	($)	($)
Tony Strange	36,500	1,100	30,000	67,600
Eric R. Slusser	36,500	1,100	30,000	67,600
David A. Causby	36,500	1,100	30,000	67,600
Jeff Shaner	36,500	1,100	30,000	67,600
Rodney Windley	36,500	1,100	30,000	67,600

(4)	Upon consummation of the merger, it is anticipated that Mr. Causby will become employed by Kindred Healthcare, Inc., and his Change in Control Agreement with Gentiva Health Services will be terminated. Accordingly, upon a change in control all of the double trigger amounts shown above for Mr. Causby will no longer apply, and will be replaced by the terms of his employment agreement with Kindred.

Narrative Disclosure to Golden Parachute Compensation Table

The merger, if consummated, would constitute a change in control of Gentiva for purposes of the Plan (amended and restated as of March 16, 2011), as amended by Amendments No. 1 and 2 thereto, the change in control agreements described below and the severance agreements described below.

As a result, zero outstanding stock options and 178,200 shares of Gentiva restricted stock granted under the Plan to named executive officers prior to September 12, 2013 (but excluding stock options and restricted stock granted to named executive officers in 2013 prior to September 12, 2013), will immediately become vested and exercisable, any restrictions on such restricted stock awards or performance cash awards will immediately lapse and all awards would remain exercisable for the remainder of their terms, even if the award recipient were not to terminate employment. However, 724,765 outstanding stock options, 316,200 shares of Gentiva restricted stock and performance cash awards totaling $5,537,500 under the Plan granted on or after September 12, 2013 or granted to named executive officers in 2013 prior to September 12, 2013 will become vested and exercisable and any restrictions thereupon will lapse upon a change in control only upon a termination of a grantee’s service by Gentiva without cause or for good reason within two years after a change in control. If the merger is consummated, all awards under the Plan will be treated as dictated under the merger agreement. See “The Merger Agreement—Effect of the Merger on Gentiva’s Equity Awards” beginning on page 94.

Potential Severance Payments and Benefits to Executive Officers

Gentiva has entered into change in control and severance agreements with Messrs. Tony Strange, David A. Causby, Eric R. Slusser, John N. Camperlengo, Jeff Shaner and Rodney D. Windley and Dr. Charlotte Weaver. A description of these agreements can be found in “The Merger—Interests of Gentiva Directors and Executive Officers in the Merger—Potential Severance Payments and Benefits to Executive Officers” beginning on page 72.

The following tables present, with respect to each Gentiva executive officer, an estimate of the amounts of severance benefits payable in the event of a qualifying termination, estimated as of March 1, 2015.

Single Trigger (a)

($)

Name	Unvested Restricted Stock (b)
Executive Officers
Tony Strange	1,402,402
Eric R. Slusser	761,530
David A. Causby	680,432
Jeff Shaner	680,432
Rodney Windley	—
John Camperlengo	640,872
Charlotte Weaver	389,666

Total Executives	4,555,334

Notes

a)	This table is based in part on a merger consideration value of $19.78, which is calculated using a value of $20.56 per share of Kindred common stock, the average closing price of Kindred common stock for the first five trading days following the public disclosure of the proposed merger on October 9, 2014, as required per Item 402(t) of Regulation S-K.

b)	Rodney Windley did not participate in the 2010 restricted stock grant, which is single trigger.

Double Trigger (a)

($)

Name	Severance 2 x Base Salary	Severance 2 x Annual Incentive	Pro- Rata Annual Cash Incentive (b)	Unvested Options	Unvested Restricted Stock	2013 Performance Cash Award (c)	2014 Performance Cash Award (c)	Health and Welfare Benefits	Life Insurance	Executive Physical	Outplacement Services	Total (e)
Executive Officers
Tony Strange	1,750,000	1,750,000	143,836	1,160,073	2,446,786	1,312,500	1,312,500	27,700	1,100	8,800	30,000	11,345,697
Eric R. Slusser	950,000	712,500	58,562	251,717	1,238,228	475,000	475,000	27,700	1,100	8,800	30,000	4,990,137
David A. Causby (d)	1,100,000	935,000	76,849	324,834	1,459,764	425,000	687,500	27,700	1,100	8,800	30,000	5,756,979
Jeff Shaner	850,000	637,500	52,397	225,266	1,109,658	425,000	425,000	27,700	1,100	8,800	30,000	4,472,853
Rodney Windley	1,500,000	2,000,000	—	4,607,500	—	—	—	27,700	1,100	8,800	30,000	8,175,100
John Camperlengo	800,000	560,000	46,027	211,895	1,044,384	400,000	400,000	27,700	1,100	8,800	30,000	4,170,779
Charlotte Weaver	650,000	455,000	37,397	129,064	636,916	243,750	243,750	8,800	1,000	8,800	30,000	2,834,143

Total Executives	7,600,000	7,050,000	415,068	6,910,349	7,935,736	3,281,250	3,543,750	175,000	7,600	61,600	210,000	41,745,688

Notes

a)	This table is based in part on a merger consideration value of $19.78, which is calculated using a value of $20.56 per share of Kindred common stock, the average closing price of Kindred common stock for the first five trading days following the public disclosure of the proposed merger on October 9, 2014, as required per the Item 402(t) of Regulation S-K.

b)	The pro-rata annual cash incentive is for 2015.

c)	The 2013 and 2014 long-term incentive plans vest at target.

d)	The amounts shown for Mr. Causby assume termination of his employment following the closing of the merger. If Mr. Causby remains employed with Kindred following the closing of the merger, he will not receive double trigger payments shown above and instead will receive amounts that are described in his employment agreement with Kindred that will become effective at the closing of the merger. See “The Merger—Interests of Gentiva Directors and Officers in the Merger—Employment Agreement with Kindred” beginning on page 69.

e)	Includes both single trigger and double trigger severance benefits payable in the event of a qualifying termination.

Transaction Bonuses

Certain executive officers of Gentiva, as determined by the compensation committee of the Gentiva board, will be eligible to receive bonuses from a $10 million executive bonus pool to be allocated at the sole discretion of the compensation committee. At least a significant minority of such bonus pool will be allocated to core management team members other than Mr. Windley, Gentiva’s Executive Chairman.

In addition, subject to the sole discretion of the compensation committee, Mr. Windley will receive, for 2014 and 2015, bonus payments in the ordinary course (apart from the timing of payment), both of which will be payable on or before the consummation of the merger. If these ordinary course bonus payments are paid to Mr. Windley, the amounts paid will be in the discretion of the compensation committee but will not exceed $2 million for 2014 and $1 million for 2015.

Directors’ Compensation

Under Gentiva’s director compensation policy, only directors who are not employees of Gentiva receive compensation for their services as directors. Non-employee directors receive an annual retainer of $50,000 payable in cash, plus a fee of $2,000 for each Board or committee meeting attended (or $750 if attendance is at a meeting held by telephone), and $750 for participating in each business update conducted by management. Any non-employee director who serves as chairperson of a committee of the Gentiva board of directors receives an additional $10,000 annual retainer for acting as chairperson, except that the chairperson of the audit committee receives a $20,000 annual retainer. The lead independent director receives an additional $20,000 annual retainer.

A majority of the non-employee directors’ compensation is in the form of deferred stock units awarded pursuant to the Stock & Deferred Compensation Plan for Non-Employee Directors (amended and restated as of December 31, 2007), as amended by Amendments No. 1, 2 and 3 thereto, (which we refer to as the Non-Employee Directors Plan). Pursuant to the Non-Employee Directors Plan, each non-employee director also receives an annual retainer in the form of a deferred stock unit award valued at $120,000, which is credited quarterly to a bookkeeping account for the non-employee director. The number of deferred stock units credited to each director’s account quarterly is calculated by dividing $30,000 by the average closing price of a share of Gentiva common stock on NASDAQ for the ten trading days preceding the quarterly calculation date. Upon termination of service on the Gentiva board of directors, the director is entitled to receive that number of shares of Gentiva common stock equal to the number of deferred stock units then credited to the director’s account. The shares of Gentiva common stock underlying the deferred stock units cannot be sold by the directors until termination of their directorship. After October 9, 2014, no additional deferred stock units will be awarded pursuant to the Non-Employee Directors Plan. In December 2014, each of the seven non-employee directors will receive a cash payment of $30,000.

Any director who is also an employee does not receive any additional compensation for serving on Gentiva’s board of directors. However, Gentiva reimburses all directors, regardless of whether or not they are Gentiva employees, for out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

Gentiva’s Employment Agreements with its Named Executive Officers

We have not entered into employment agreements with any of our named executive officers. We do have a letter agreement with Tony Strange, which is effective as of February 28, 2008 and sets out the terms and conditions of his employment with us, including his title, salary, bonus opportunity, equity compensation, severance benefits and health and welfare benefits. In connection with the promotion of Mr. Strange to Chief Executive Officer, effective January 1, 2009, we amended the letter agreement to increase his annual base salary to $625,000 (which was subsequently increased to $875,000) and his target annual bonus to 100% of base salary.

Board of Directors and Management of Kindred Following the Merger

Following the closing of the merger, the Kindred board of directors is expected to remain the same as the current Kindred board of directors, subject to the planned appointment of Benjamin A. Breier as a member, effective March 31, 2015. The Kindred senior management team after the closing of the merger is expected to be the same as the current senior management team of Kindred, with the addition of Mr. Causby and subject to the planned transition of Mr. Breier, who currently serves as Kindred’s Chief Operating Officer and President, as successor to Paul J. Diaz as Chief Executive Officer, effective March 31, 2015. Following Gentiva and Kindred’s entry into the merger agreement, Mr. Causby, who is currently a named executive officer of Gentiva, entered into an employment agreement with Kindred, pursuant to which he will become President of the combined Kindred at Home business and will serve on Kindred’s Executive Committee following the closing of the merger.

Information concerning the historical compensation paid by Kindred to its executive officers, all of whom are expected to continue as the executive officers of Kindred, can be found in Kindred’s Annual Report on Form 10-K for the year ended December 31, 2013. Information concerning the historical compensation paid by Gentiva to Mr. Causby can be found in Gentiva’s Annual Report on Form 10-K/A for the year ended December 31, 2013.

Listing of Kindred Common Stock Issued for Share Consideration; De-listing and Deregistration of Gentiva Common Stock

It is a condition to the merger that the shares of Kindred common stock in connection with the merger be authorized for issuance on the NYSE, subject to official notice of issuance. Shares of Kindred common stock are currently traded on the NYSE under the symbol “KND.” If the merger is completed, Gentiva common stock will no longer be listed on NASDAQ, will be deregistered under the Exchange Act and Gentiva will no longer file periodic reports with the SEC.

Regulatory Approvals

General. Kindred and Gentiva have agreed, subject to specified limitations, to use their reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all reasonable things necessary, proper or advisable under applicable law and regulations to complete the merger in the most expeditious manner practicable.

Under the merger agreement, the use of such reasonable best efforts does not require Kindred or merger sub to be obligated to accept any undertaking, enter into any consent order, make any divestiture or accept any operational restriction, or take or commit to take any action (i) the effectiveness or consummation of which is not conditional on the consummation of the merger or (ii) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Kindred, Gentiva and their respective subsidiaries, taken as a whole, assuming for such purpose the businesses of Kindred, Gentiva and their respective subsidiaries, taken as a whole, had assets, liabilities, revenues, cash flows and operations the size of those of Gentiva and its subsidiaries, taken as a whole.

Antitrust. Under the HSR Act, certain acquisition transactions, including the merger, may not be completed unless certain information has been furnished to the Antitrust Division and the FTC and statutory waiting periods have expired or been terminated. In connection with the tender offer, pursuant to the requirements of the HSR Act, on June 18, 2014, Kindred filed a Notification and Report Form with respect to the potential acquisition of Gentiva and its subsidiaries with the Antitrust Division and the FTC (which it voluntarily withdrew on July 2, 2014, and re-filed on July 8, 2014, in order to ensure that the FTC had adequate time to review Kindred’s filings). Gentiva submitted its responsive filings under the HSR Act on June 24, 2014. On July 22, 2014, the FTC granted termination of the waiting period under the HSR Act. The completion of the merger is therefore not conditioned upon the expiration or termination of any statutory waiting period under the HSR Act. Kindred, merger sub and Gentiva have agreed to respond as promptly as practicable to any request for additional information or documentary material from governmental entities under the HSR Act or any other applicable antitrust laws and, subject to the limitations described above under “General,” to use their reasonable best efforts to take, or cause to be taken, all other actions as are necessary or advisable to obtain prompt approval of the transactions contemplated by the merger agreement by any governmental entity or expiration of applicable waiting periods.

Healthcare Regulatory and Other Approvals.

Federal and state laws and regulations require that Gentiva or Kindred obtain approvals, consents or certificates of need from, file new license and/or permit applications with, and/or provide notice to, applicable governmental authorities in connection with the merger.

In, addition, prior to February 28, 2015, the obligation of Kindred to consummate the merger is subject to:

•	completion of a “no control” affidavit process for state licensure consents and certificate of need approvals for the Gentiva home health business and Department of Insurance approval for the change of control for Gentiva’s captive insurance subsidiary, in the State of New York;

•	hospice state licensure consents and certificate of need approvals from the State of Rhode Island; and

•	home health certificate of need approval form the State of West Virginia.

See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 105.

Litigation Related to the Merger

On October 20, 2014, Siew K. Stevens filed a purported stockholder class action complaint against Gentiva, the members of the Gentiva board of directors, Kindred, and merger sub in the Delaware Court of Chancery, captioned Stevens v. Gentiva Health Services, Inc., et al., C.A. No. 10261-VCG. On October 24, 2014, Milton Pfeiffer filed a purported stockholder class action complaint against Gentiva, the members of the Gentiva board of directors, Kindred and merger sub in the Delaware Court of Chancery, captioned Pfeiffer v. Gentiva Health Services, Inc., et al., C.A. No. 10281-VCG. On November 7, 2014, Denise Kline filed a purported stockholder class action complaint against Gentiva, the members of the Gentiva board of directors, Kindred, and merger sub in the Delaware Court of Chancery, captioned Kline v. Gentiva Health Services, Inc., et al., C.A. No. 10333-VCG. Plaintiff in each action alleges that the members of the Gentiva board of directors breached their fiduciary duties by (a) agreeing to the merger for inadequate consideration and (b) agreeing to lock up the merger with various deal protection provisions. Plaintiff in each action further alleges that Gentiva, Kindred, and merger sub aided and abetted these alleged breaches of fiduciary duties. Plaintiff in each action seeks (among other things) to enjoin Gentiva and the Gentiva board of directors from consummating the merger, and requests attorneys’ fees, costs and damages in an unspecified amount. Plaintiff in the Pfeiffer action also seeks to rescind the merger to the extent already implemented and seeks rescissory damages as an alternative to rescission. Gentiva, the members of the Gentiva board of directors, Kindred and merger sub each believe that all allegations contained in the complaint filed in each of the Stevens, Pfeiffer and Kline actions are without merit. On November 18, 2014, the Stevens, Pfeiffer and Kline lawsuits were consolidated for all purposes by the Delaware Court of Chancery.

Dividend Policy of Kindred Following the Merger

The payment of dividends by Kindred after the merger is subject to the determination of its board of directors. Decisions regarding whether to pay dividends and the amount of any dividends will be based on compliance with the DGCL, compliance with agreements governing Kindred’s indebtedness, earnings, cash requirements, results of operations, cash flows and financial condition and other factors that the Kindred board of directors may consider important.

Financing Relating to the Merger

Kindred entered into the debt commitment letter with the debt commitment parties, pursuant to which the debt commitment parties committed to provide a $750 million senior secured asset-based revolving credit facility, a $992.5 million senior secured term loan facility and a $1,700 million senior unsecured bridge loan facility.

The commitments for the asset-based revolving credit facility and the term loan facility were available to refinance Kindred’s existing credit facilities in the event that Kindred did not obtain the consents required for certain amendments to such credit facilities on or prior to the closing of the merger. The maturity dates of Kindred’s existing asset-based revolving credit facility and the term loan facility are April 9, 2019 and April 9, 2021, respectively. Kindred obtained the consents required for the amendments to its existing asset-based revolving credit facility and term loan facility on October 31, 2014 and November 25, 2014, respectively, and, as a result, the commitments for such facilities were terminated on such dates.

The commitments for the bridge loan facility are available to finance, in part, the cash portion of the merger consideration, refinance certain existing debt of Gentiva and/or pay transaction fees and expenses, but only to the extent Kindred has not completed planned offerings of senior unsecured notes, common stock and tangible equity units prior to the closing of the merger. On November 25, 2014, Kindred completed an offering of 150,000 7.50% tangible equity units for $150 million in gross cash proceeds and 5,000,000 shares of Kindred common stock for approximately $98.8 million in gross cash proceeds. On December 1, 2014, the underwriters for the tangible equity units and common stock offerings exercised their over-allotment options to purchase 22,500 additional tangible equity units for approximately $22.5 million in gross cash proceeds and 395,759 additional shares of Kindred common stock for approximately $7.8 million in gross cash proceeds, each of which closed on December 3, 2014. As a result of Kindred’s issuance of tangible equity units and common stock, the commitments for the bridge loan facility were reduced to $1,421 million.

On December 8, 2014, the escrow issuer launched the senior notes offering. The senior notes priced on December 11, 2014 and closed on December 18, 2014. The senior notes consist of $750 million aggregate principal amount of 8.00% senior notes due 2020 and $600 million aggregate principal amount of 8.75% senior notes due 2023. The net proceeds of the offering were deposited into an escrow account and such funds will be released to Kindred subject to the concurrent closing of the acquisition of Gentiva, the merger of the escrow issuer with and into Kindred, and Kindred’s assumption of the escrow issuer’s obligations under the senior notes. Kindred does not expect to draw on the bridge loan facility to complete the merger.

The bridge loan facility, if drawn, will mature initially on the first anniversary of the closing of the merger, at which time the maturity of any outstanding loans thereunder will be extended automatically to the eighth anniversary of the closing of the merger and may be exchanged by the lenders for notes due on such eighth anniversary.

The availability and funding of the debt financing commitments are subject to:

•	the non-occurrence of a material adverse effect regarding Gentiva;

•	the closing of the merger occurring no later than March 31, 2015;

•	the consummation of the merger in accordance with the terms of the merger agreement;

•	the repayment of certain indebtedness of Gentiva and the termination of commitments thereunder;

•	a 15 consecutive business day period for the marketing of senior notes after the delivery by Kindred of an offering memorandum or preliminary prospectus and other marketing materials for such notes; and

•	other customary conditions more fully set forth in the debt commitment letter.

In the merger agreement, Kindred has agreed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter, unless it has sufficient funds from other sources. Kindred may amend, replace or otherwise modify, or waive its rights under the debt commitment letter, unless such amendment, replacement, modification or waiver would:

•	reduce the aggregate amount of the debt financing; or

•

impose new or additional conditions or otherwise modify any of the conditions to the receipt of any portion of the debt financing in a manner that would reasonably be expected to (i) materially delay or prevent the closing of the merger, (ii) make the funding of the debt financing less likely to occur or (iii) adversely impact the ability of Kindred to enforce its rights against the debt commitment parties or any parties to the definitive financing agreements.

Kindred’s obligation to consummate the merger is not subject to its consummation of, nor its receipt of the proceeds from, the debt financing described in the debt commitment letter.

A copy of the debt commitment letter is filed as exhibit 10.1 hereto and incorporated by reference herein. This summary of terms and conditions of the debt financing commitments is qualified in its entirety by reference to the full text of the debt commitment letter.

On December 12, 2014, Kindred also entered into an incremental joinder agreement to its existing asset-based revolving credit facility. Upon the closing of the merger and the satisfaction of certain other conditions, the incremental joinder agreement provides for additional revolving commitments in an aggregate principal amount of $150 million. Kindred expects to finance, in part, the merger with borrowings under its existing asset-based revolving credit facility, regardless of whether it obtains such additional revolving commitments.

Gentiva Stockholders’ Rights of Appraisal

Under Section 262 of the DGCL, which we refer to as Section 262, stockholders are entitled to appraisal rights if they are required under the terms of a merger agreement to accept cash (other than cash in lieu of fractional shares) for their shares.

Stockholders who do not vote in favor of the merger, and who otherwise comply with the provisions of Delaware law described below, may pursue an appraisal remedy for the fair value of their shares of Gentiva common stock. Determination of “fair value” is based on all relevant factors, but excludes any appreciation or depreciation arising from the accomplishment or expectation of the merger. Stockholders who elect to exercise appraisal rights must comply with all the procedures to preserve those rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

The following is intended to be a brief summary of the material provisions of Section 262, which sets forth the procedure for demanding statutory appraisal rights. This summary, however, is not a complete statement as to all requirements of Section 262 and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached to this proxy statement/prospectus as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Neither Gentiva nor Kindred will give you any notice of your appraisal rights other than as described in this proxy statement/prospectus and as required by the DGCL.

Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the company submitting the matter to a vote of stockholders must notify the stockholders that appraisal rights will be available not less than twenty days before the meeting to vote on the transaction. This proxy statement/prospectus constitutes that notice to you. A copy of Section 262 must be included with this notice. A full copy of the text of Section 262 is attached to this proxy statement/prospectus as Annex D, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you are urged to carefully review the text of Section 262. Due to the complexity of the procedures for exercising the right to seek appraisal of shares of Gentiva common stock, Gentiva believes that if a stockholder is considering exercising such rights, such stockholders should seek the advice of legal counsel.

If you wish to demand appraisal of your shares of Gentiva common stock, you must satisfy each of the following conditions: you must deliver to Gentiva a written demand for appraisal of your shares of Gentiva common stock before the vote is taken to approve the proposal to adopt the merger agreement, which must be separate from the proxy; you must reasonably inform Gentiva of your identity; and you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive payment for your shares of Gentiva common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Gentiva common stock. A holder of shares of Gentiva common stock wishing to exercise appraisal rights must hold of record the shares of Gentiva common stock on the date the written demand for appraisal is made and must continue to hold such shares of Gentiva common stock of record through the effective time of the merger, because appraisal rights will be lost if such shares of Gentiva common stock are transferred prior to the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

All demands for appraisal should be addressed to Gentiva’s Secretary, 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339, and must be delivered before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting. The demand must reasonably inform Gentiva of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of Gentiva common stock. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of Gentiva stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Gentiva common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of Gentiva common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Gentiva common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand with respect to those shares of Gentiva common stock. If you hold your shares of Gentiva common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Gentiva common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of Gentiva common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee, who holds shares of Gentiva common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Gentiva common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Gentiva common stock as to which appraisal is sought. Where no number of shares of Gentiva common stock is expressly mentioned, the demand will be presumed to cover all shares of Gentiva common stock held in the name of the record owner.

Within ten days after the effective time of the merger, the surviving corporation must give written notice of the effective date of the merger to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within sixty days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Gentiva common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within sixty days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration.

Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Gentiva common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights with respect to shares of Gentiva common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Gentiva common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Gentiva common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within twenty days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Gentiva common stock and with whom agreements as to the value of their shares of Gentiva common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Gentiva common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Gentiva common stock, the Delaware Court of Chancery will appraise the shares of Gentiva common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Gentiva common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

Neither Gentiva nor Kindred anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights and each reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Gentiva common stock is less than the per share merger consideration. In determining “fair value,” the court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., 634 A.2d 345 (Del. 1993), the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware Courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Gentiva common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Gentiva common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Gentiva common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect his or her appraisal rights, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Gentiva common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration pursuant to the merger agreement. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262 of the DGCL, Gentiva stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting, in conformity with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Gentiva as of the effective time will be recorded at their respective fair values and added to those of Kindred. Any excess of purchase price over the fair value of the assets is recorded as goodwill. Financial statements of Kindred issued after the merger would reflect these fair values.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U. S. federal income tax consequences of the merger and ownership of Kindred common stock to U.S. holders and non-U.S. holders (as defined below) of Gentiva common stock who hold their stock as a capital asset (generally, assets held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, which we refer to as the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein.

This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Gentiva common stock who are subject to special treatment under U.S. federal income tax law, including, for example certain U.S. expatriates, banks, financial institutions, S corporations, partnerships, limited liability companies taxed as partnerships, or other pass-through entities (or investors in such pass-through entities), dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, persons whose “functional currency” is not the U.S. dollar, holders who are subject to the alternative minimum tax, holders who acquired Gentiva common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders exercising dissenters’ rights or appraisal rights, and holders who hold Gentiva common stock as part of a hedge, straddle, constructive sale or conversion transaction.

This summary does not address U.S. federal income tax considerations applicable to holders of options to purchase Gentiva common stock, or holders of other Gentiva equity or cash-based awards. In addition, this summary does not address any aspect of state, local or non-U.S. laws or estate, gift, excise or other non-income tax laws, including U.S. Medicare taxes. Neither Kindred nor Gentiva has requested a ruling from the Internal Revenue Service (which we refer to as the IRS) in connection with the merger. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been, or is expected to be, rendered with respect to the tax consequences of the merger.

WE URGE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND NON-U.S. TAX LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial holder of Gentiva common stock that is:

•	a citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds Gentiva common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

U.S. Holders

Tax Consequences of the Merger. The exchange of Gentiva common stock for Kindred common stock and cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose

Gentiva common stock is converted into the right to receive Kindred common stock and cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the sum of (i) the fair market value of Kindred common stock received by such holder in the merger, and (ii) the amount of cash received by such holder in the merger, including any cash received in lieu of fractional shares of Kindred common stock, and (2) the U.S. holder’s adjusted tax basis in such Gentiva common stock. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such Gentiva common stock. Gain or loss will be determined separately for each block of Gentiva common stock. A block of stock is generally a group of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such Gentiva common stock is more than one year at the time of the completion of the merger. Long-term capital gains of certain non-corporate U.S. holders (including individuals) may be taxable at preferential rates. A U.S. holder’s aggregate tax basis in its Kindred common stock received in the merger will equal the fair market value of such stock at the effective time, and the holder’s holding period for such stock will begin on the day after the merger.

Ownership of Kindred Common Stock. As a result of the merger, current Gentiva stockholders will hold Kindred common stock. In general, distributions with respect to Kindred common stock will constitute dividends to the extent made out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Kindred’s current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of a U.S. holder’s adjusted tax basis in its shares and thereafter as capital gain from the sale or exchange of such shares. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction, provided such a corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder are taxable at preferential rates provided such a non-corporate U.S. holder meets certain holding period and other applicable requirements.

Upon the sale or other disposition of Kindred common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the adjusted tax basis in its Kindred common stock. Such capital gain or loss will generally be long-term if the selling stockholder’s holding period in respect of such shares (as discussed under “—Tax Consequences of the Merger” above) is more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Gentiva common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Tax Consequences of the Merger. Any gain a non-U.S. holder recognizes from the exchange of Gentiva common stock for Kindred common stock and cash in the merger generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), or (b) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met.

Non-U.S. holders described in (a) above, will generally be subject to tax on gain (net of certain deductions) recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (b) above, will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S.-source capital losses.

Ownership of Kindred Common Stock. As a result of the merger, current Gentiva stockholders will hold Kindred common stock. Dividends paid to non-U.S. holders (to the extent paid out of Kindred’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Kindred common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividends are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, as discussed below. Even if a non-U.S. holder is eligible for a lower treaty rate, Kindred will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments unless (1) Kindred has received a valid IRS Form W-8BEN or other documentary evidence establishing entitlement to a lower treaty rate with respect to such payments, and (2) in the case of actual or constructive dividends paid, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, the non-U.S. holder or any entity through which the non-U.S. holder receives such dividends has provided the withholding agent with certain information with respect to the non-U.S. holder’s or the entity’s direct and indirect U.S. owners, and if the non-U.S. holder holds the Kindred common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and the non-U.S. holder has provided any required information to such institution.

If a non-U.S. holder is subject to withholding at a rate in excess of a reduced rate for which it is eligible under a tax treaty or otherwise, it may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements.

Dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividend received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any gain a non-U.S. holder recognizes on the sale or other taxable disposition of Kindred common stock generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), or (b) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. In the case of dispositions of Kindred common stock on or after January 1, 2017, a non-U.S. holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition under the Foreign Account Tax Compliance Act unless the requirements described in (2) under the first paragraph of this section are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible impactions of these withholding requirements.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the amounts paid to U.S. holders and non-U.S. holders in connection with the merger consideration, dividends paid with respect to Kindred common stock and proceeds received from the sale or exchange of Kindred common stock, unless an exemption applies. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a U.S. holder or non-U.S. holder (1) fails to provide a taxpayer identification number or appropriate certifications or (2) fails to report certain types of income in full.

Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a refund or credit against applicable U.S. federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY TO THEM OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO THEM OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Gentiva and Kindred urge you to read carefully this entire proxy statement/prospectus, including the annexes and the other documents which have been referred to you. You should also review the section titled “Where You Can Find More Information” beginning on page 147.

This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. Except for its status as the contractual document that establishes and governs the legal relations between Gentiva and Kindred with respect to the merger, Gentiva and Kindred do not intend for the merger agreement to be a source of factual, business or operational information about either Gentiva or Kindred. The merger agreement contains representations and warranties that Gentiva and Kindred have made to each other for the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement.

First, except for the parties themselves, under the terms of the merger agreement, only certain other specifically identified persons are third party beneficiaries of the merger agreement who may enforce it and rely on its terms.

Second, the representations and warranties are qualified in their entirety by certain information of each of Gentiva and Kindred filed with the SEC prior to the date of the merger agreement, as well as by confidential disclosure schedules that each of Gentiva and Kindred prepared and delivered to the other immediately prior to signing the merger agreement.

Third, certain of the representations and warranties made by Gentiva, on the one hand, and Kindred, on the other hand, were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts.

Fourth, none of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing. The parties will not be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party that made the representations and warranties, except for certain limited representations and warranties that must be true and correct in all, or all but de minimis, respects. Otherwise, for purposes of the merger agreement, the representations and warranties will be deemed to have been sufficiently accurate to require a closing.

For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and subsequently developed or new information qualifying a representation or warranty may have been included in a filing with the SEC made since the date of the merger agreement (including in this proxy statement/prospectus).

The Merger; Closing

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Delaware law, at the effective time, merger sub will merge with and into Gentiva, with Gentiva continuing as the surviving corporation and a wholly owned subsidiary of Kindred.

Unless Gentiva and Kindred agree otherwise, the closing of the merger will occur on the third business day following the date on which all of the conditions to the merger, other than conditions that, by their nature are to be satisfied at the closing (but subject to satisfaction, or, to the extent permissible, waiver of those conditions at closing) have been satisfied or, to the extent permissible, waived. However, if such conditions have been satisfied or waived but the marketing period (as described below) has not ended, the closing will occur at the earlier of (i) the third business day following the final day of the marketing period and (ii) a date during the marketing period specified by Kindred with at least two business days’ notice to Gentiva, in each case, subject to satisfaction or waiver of such conditions. The term “marketing period” is defined in the merger agreement to mean the first period of twenty consecutive business days subject to certain excluded dates throughout which (i) Kindred has received (and its financing sources have had access to) all financial information of Gentiva that meets specified requirements as more fully descried in the merger agreement and (ii) all of the conditions to the closing of the merger are capable of being satisfied (other than the adoption of the merger agreement by Gentiva stockholders, the receipt of certain regulatory approvals specified in the merger agreement and those conditions that by their nature can only be satisfied at the closing) if closing were scheduled for any time during such period. However, the marketing period will not commence prior to the mailing of this proxy statement/prospectus to Gentiva stockholders, and will end on any earlier date on which the full amount of the financing contemplated under the debt commitment letter is funded.

Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 105 of this proxy statement/prospectus, including the adoption of the merger agreement by Gentiva stockholders at the special meeting, it is anticipated that the merger will be completed in the first quarter of 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

Upon the closing, Kindred, merger sub and Gentiva will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time will be the time the certificate of merger is filed or at a later time upon which the parties may mutually agree and specify in the certificate of merger.

Certificate of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers

At the effective time, the certificate of incorporation of merger sub, as amended as set forth in Exhibit A of the merger agreement, and the bylaws of merger sub as in effect immediately prior to the effective time, will become the certificate of incorporation and bylaws of the surviving corporation.

The individuals holding positions as directors and officers of merger sub immediately prior to the effective time will become the initial directors and officers of the surviving corporation.

Merger Consideration

At the effective time, each share of Gentiva common stock outstanding immediately prior to the effective time (other than shares owned by (i) Kindred or Gentiva or their respective wholly owned subsidiaries (which will be canceled) or (ii) stockholders who have properly exercised and perfected appraisal rights under the DGCL) will be converted into the right to receive the merger consideration, without interest.

Fractional Shares

No fraction of a share of Kindred common stock will be issued in the merger. Instead, holders of Gentiva common stock who would otherwise be entitled to receive a fraction of a share of Kindred common stock will receive, upon surrender for exchange of Gentiva common stock, an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction multiplied by (ii) the average closing price per share of Kindred common stock on the NYSE for the 10 consecutive trading days ending immediately prior to the closing date of the merger, which we refer to as the Kindred closing price.

Exchange Procedures

Prior to the effective time, Kindred will appoint an exchange agent reasonably acceptable to Gentiva to pay the merger consideration to the holders of Gentiva common stock in connection with the merger, including the payment of cash for fractional shares. Immediately prior to the effective time, Kindred will deposit with the exchange agent, for the benefit of the holders of Gentiva common stock, book-entry shares representing the total number of shares of Kindred common stock issuable in the merger and cash sufficient to pay the cash consideration. From time to time thereafter, Kindred will deposit with the exchange agent funds sufficient to pay cash in lieu of fractional shares and in respect of any dividends or distributions on Kindred common stock with a record date after the effective time.

At the effective time, each certificate representing shares or uncertificated shares in book-entry form of Gentiva common stock that has not been surrendered, other than any shares owned by Kindred or Gentiva, will represent only the right to receive, upon such surrender and without any interest, the merger consideration into which such shares of Gentiva common stock were converted. Following the effective time, no further registrations of transfers on the stock transfer books of Gentiva of the shares of Gentiva common stock will be made. If, after the effective time, Gentiva stock certificates or shares of Gentiva common stock represented by book-entry are presented to Kindred, the surviving corporation or the exchange agent, for any reason, they will be canceled and exchanged as described above.

Exchange of Shares

Promptly after the effective time, Kindred will send, or will cause the exchange agent to send, to each holder of record of shares of Gentiva common stock at the effective time, a letter of transmittal and instructions explaining how to surrender Gentiva stock certificates or transfer book-entry shares in exchange for the merger consideration.

After the effective time, and upon surrender of a Gentiva stock certificate or transfer of a book-entry share to the exchange agent, together with a letter of transmittal or “agent’s message,” the holder of the Gentiva stock certificate or book-entry share will be entitled to receive the merger consideration, and the Gentiva stock certificates or book entries evidencing book-entry shares so surrendered will be canceled. No interest will be paid or will accrue on any merger consideration payable under the merger agreement. If payment is to be made to a person other than the person in whose name the certificate or book-entry share surrendered or transferred is registered, the certificate or book-entry share so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting such payment must pay any transfer or other taxes required by the reason of the payment to a person other than the registered holder of the certificate or book-entry share so surrendered, unless the person requesting such payment can establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Lost Stock Certificates

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if required by Kindred, the posting by such person of a bond in a reasonable amount as Kindred may direct as indemnity against any claim that may be made against it with respect to the stock certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed stock certificate, the merger consideration in respect of such shares. These procedures will be described in the letter of transmittal that Gentiva stockholders will receive, which such stockholders should read carefully in its entirety.

Effect of the Merger on Gentiva’s Equity Awards

Stock Options

At the effective time, each Gentiva option, that is outstanding immediately prior to the effective time of the merger with a per share exercise price below the sum of (i) the value of the stock consideration (based on the

Kindred closing price) and (ii) the cash consideration, that is or will become vested as a result of the merger, will be canceled and converted into the right to receive an amount in cash equal to the cash consideration plus the value of the stock consideration (based on the Kindred closing price), less the exercise price, subject to withholding taxes. Each Gentiva option that is outstanding immediately prior to the effective time of the merger with a per share exercise price at or above the sum of the (i) value of the stock consideration (based on the Kindred closing price) and (ii) the cash consideration or that will not vest as a result of the merger will be converted into an option to purchase a number of shares of Kindred common stock determined by multiplying the number of shares of Gentiva common stock subject to such Gentiva option by a fraction, the numerator of which is the sum of (A) the product of the stock consideration multiplied by the Kindred closing price and (B) the cash consideration and the denominator of which is the Kindred closing price.

Gentiva Restricted Stock; Deferred Stock Units

Each outstanding share of Gentiva restricted stock that will vest as a result of the merger and each outstanding Gentiva deferred stock unit will receive the merger consideration, subject to withholding taxes. Each outstanding share of Gentiva restricted stock that will not vest as a result of the merger will receive merger consideration in the form of a restricted Kindred cash award in the amount of cash consideration and restricted Kindred common stock in the amount of stock consideration, in each case subject to the vesting conditions of such restricted shares prior to the effective time of the merger.

Performance Cash Awards

Each Gentiva performance cash award that will become vested as a result of the merger will be accelerated and the recipient thereof will receive an amount in cash, without interest, equal to the target amount of such cash award (unless such performance cash award provides for the accelerated vesting of such award at the maximum level, in which case the recipient thereof will receive an amount in cash, without interest, equal to the maximum amount of such cash award), subject to withholding taxes. Each Gentiva performance cash award that will not vest as a result of the merger will be converted into the right to receive a Kindred cash award, subject to the vesting conditions of such performance cash award prior to the effective time of the merger. To the extent that any performance cash award is, immediately prior to the effective time, subject to any performance-based vesting or other performance conditions, the Kindred board, or an applicable committee thereof, may, following the effective time make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Kindred cash award received by the holder of such performance cash award, as the Kindred board (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by the merger agreement, including the merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable performance cash award and the applicable Gentiva stock plan.

Employee Stock Purchase Plan

The merger agreement provides that as soon as practicable following the date of the merger agreement, Gentiva will take all reasonable actions, including adopting any necessary resolution, to (i) terminate the Gentiva Employee Stock Purchase Plan, which we refer to as the ESPP, as of immediately prior to the closing date, (ii) ensure that no new offering period will be commenced after the date of the merger agreement, (iii) if the closing will occur prior to the end of the offering period in existence under the ESPP on the date of the merger agreement, cause a new exercise date to be set for the business day immediately prior to the closing, (iv) prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of the merger agreement (other than to discontinue their participation in the ESPP), and (v) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the effective time of the merger, to the extent not used to purchase shares of Gentiva common stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the effective time of the merger, without interest. Shares of Gentiva common stock purchased pursuant to the ESPP prior to the effective time will receive the merger consideration, as described above.

Representations and Warranties

The merger agreement contains customary representations and warranties made by each party to the other, which are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the matters contained in the confidential disclosure schedules that each of Gentiva and Kindred prepared and delivered to the other prior to signing the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

•	capitalization;

•	corporate power and authority to enter into the merger agreement, the valid and binding nature of the merger agreement and enforceability of the merger agreement;

•	absence of conflicts with organizational documents, breaches of contracts and agreements, and liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	absence of required governmental consents in connection with execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement other than governmental filings specified in the merger agreement;

•	board of directors approval of the merger agreement and the voting agreement and, in the case of Gentiva, recommendation to its stockholders to adopt the merger agreement;

•	timely filing of required documents with the SEC since January 1, 2012, compliance of such documents with the requirements of the Securities Act, and the Exchange Act, and the absence of untrue statements of material facts or omissions of material facts in those documents;

•	compliance of financial statements with GAAP;

•	effectiveness of internal controls over financial reporting and disclosure controls and procedures;

•	compliance with the certifications required by the Sarbanes-Oxley Act;

•	absence of any outstanding reviews by, or unresolved comments received by, auditors from the Public Company Accounting Oversight Board related to or in connection with audits completed or in progress by the accountants of the parties;

•	absence of outstanding or unresolved SEC comments on documents filed with the SEC, and absence of any internal investigations, SEC inquiries or investigations or other governmental inquiries regarding accounting practices of the parties;

•	absence of any liabilities other than (i) as and to the extent disclosed, reflected or reserved against in the most recent balance sheets of Gentiva and Kindred filed with the SEC prior to the date of the merger agreement, (ii) as incurred in the ordinary course of business since June 30, 2014, (iii) that would not have had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect or (iv) arising out of or in connection with the merger agreement or the transactions contemplated thereby, including the merger;

•	since December 31, 2013, conduct of business in the ordinary course and, in the case of Gentiva, absence of specified changes or events;

•	absence since December 31, 2013 of any material adverse effect or any event, occurrence, fact, condition or change that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	no brokers’ or finders’ fees; and

•	absence of misleading information contained or incorporated into this proxy statement/prospectus.

Gentiva made certain additional representations and warranties to Kindred in the merger agreement, including with respect to the following matters:

•	ownership of subsidiaries;

•	inapplicability of takeover statutes;

•	tax matters;

•	intellectual property;

•	compliance with applicable laws and holding of all necessary permits;

•	compliance with corporate integrity agreements;

•	government and third party reimbursements;

•	disclosure or absence of litigation;

•	absence of governmental orders;

•	employee benefits matters and ERISA compliance;

•	labor matters and compliance with labor and employment law;

•	real property and personal property;

•	environmental matters and compliance with environmental laws;

•	material contracts;

•	insurance; and

•	receipt of an opinion from one or both of Gentiva’s financial advisors.

Kindred made certain additional representations and warranties to Gentiva in the merger agreement, including with respect to the following matters in connection with the debt financing arrangements:

•	sufficiency of funds;

•	validity and enforceability of the debt commitment letter;

•	absence of default under the debt commitment letter; and

•	absence of contingencies related to the funding of financing other than as set forth in the debt commitment letter.

Many of the representations and warranties in the merger agreement are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” on Gentiva or Kindred, as applicable, means: any event, occurrence, fact, condition, change or effect, taken as a whole, that is materially adverse to (i) the business, assets, liabilities, operations or financial condition of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by the merger agreement. However, with respect to (i) above, no such event, occurrence, fact, condition, change or effect will be a material adverse effect on either Gentiva or Kindred, as the case may be, to the extent it arises out of, relates to or results from: (a) general economic, business, political, or regulatory conditions; (b) any changes or developments in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (c) the negotiation, execution, delivery, performance, announcement, pendency or completion of the transactions contemplated by the merger agreement, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with such party resulting therefrom (except with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of the merger agreement or completion of the transactions contemplated by the merger agreement); (d) the identity of Kindred or Gentiva, as the case may be, as the other party to the merger agreement or any facts or circumstances concerning such other party or any of its affiliates; (e) any acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (f) any changes or conditions generally affecting the industries in which such party and its subsidiaries operate; (g) any matter disclosed in the confidential disclosure schedules delivered by such party; (h) any changes in applicable laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof; (i) any failure by such party to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of such party’s common stock (but not any underlying causes of such failures or decline that are not otherwise excluded from the definition of material adverse effect); (j) any action taken (or omitted to be taken) with the written consent of or at the written request of the other party; or (k) any natural or man-made disasters or acts of God, except in the case of clauses (a), (b), (e), (f), (h), or (k), to the extent that any such event, occurrence, fact, condition, change or effect has a material and disproportionate effect on the such party and its subsidiaries, taken as a whole, relative to others operating in the industries in which such party and any of its subsidiaries operate.

The representations and warranties contained in the merger agreement will expire at the effective time, and not survive the consummation of the merger, but they form the basis of specified conditions to the parties’ obligations to complete the merger.

Covenants and Agreements

Operating Covenants

Gentiva. Gentiva has agreed that from the date of the merger agreement until the effective time, Gentiva will, and will cause each of its subsidiaries to, except as expressly contemplated by the merger agreement, as required by applicable law or with the prior written consent of Kindred (not to be unreasonably withheld, delayed or conditioned):

•	conduct its business in the ordinary course consistent with past practice; and

•	use its reasonable best efforts to preserve substantially intact its business organization, keep available the services of its current officers and key employees, and preserve its present relationships with its customers, suppliers, distributors, licensors, licensees, lenders and others having business relationships with it and governmental entities with jurisdiction over healthcare-related matters.

In addition, from the date of the merger agreement until the effective time, except as expressly contemplated by the merger agreement, as required by applicable law or with Kindred’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Gentiva has agreed, among other things, it will not, nor will it permit any of its subsidiaries to:

•	amend or propose to amend its organizational documents;

•	(i) split, combine or reclassify any shares of its voting securities or those of its subsidiaries, (ii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase, or otherwise acquire, any of its voting securities or those of its subsidiaries or (iii) declare, set aside or pay any dividend or make any other distribution in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from its wholly owned subsidiaries);

•	issue, sell, grant, pledge, dispose of or encumber, or authorize the issuance, sale, grant, pledge, disposal or encumbrance of, any of its voting securities, other than (i) the issuance of any shares upon the exercise of outstanding Gentiva options outstanding as of the date of the merger agreement or (ii) the issuance of any securities of its subsidiaries to Gentiva or a wholly owned subsidiary of Gentiva;

•	except as required by applicable law or existing employee plans, and other than bonuses determined and paid in the ordinary course under the Gentiva Executive Officers Bonus Plan and Corporate

Administration Plan and the transaction bonuses described on pages 71 and 79 (i) increase the compensation payable or that could become payable by Gentiva or its subsidiaries to directors, officers or employees other than increases made in the ordinary course of business consistent with past practice; (ii) enter into any new, or amend in any material respect, any existing employment, indemnification, severance, retention, change in control or similar agreement with any past or present officers or employees; (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any employee plan; (iv) enter into any third-party contract with respect to an employee plan having a term of greater than one year and providing for payments by Gentiva having a value greater than $250,000 (other than (a) contracts terminable on less than 180 days’ notice without penalty, (b) a financial renewal, in the ordinary course of business, of a contract existing on the date of the merger agreement or (c) a contract that does not increase Gentiva’s annual costs by more than one percent over the cost of an analogous contract existing on the date of the merger agreement); (v) accelerate any rights or benefits, or, other than in the ordinary course of business and consistent with past practice, make any determinations or interpretations with respect to any employee plan; (vi) fund any rabbi trust or similar arrangement, other than in the ordinary course of business; (vii) grant or amend any equity awards; or (ix) hire or terminate (other than for cause) any officer, employee, independent contractor or consultant with target annual compensation in excess of $250,000 or any other employee at the level of director or above;

•	acquire any business or person or division or make any loans, advances or capital contributions to or investments in any person in excess of $5,000,000 in the aggregate;

•	(i) transfer, sell, lease, license, mortgage, encumber or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or equity interest in any subsidiary, except in connection with services or products provided in the ordinary course of business, sales of obsolete assets and sales, leases, licenses or other dispositions of any asset or group of related assets with a fair market value not in excess of $1,000,000 individually or $5,000,000 in the aggregate, other than pursuant to material contracts in effect as of the date of the merger agreement; or (ii) adopt or effect, or propose to adopt or effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	issue, sell, repurchase, prepay or incur any indebtedness, or guarantee or otherwise become liable for or modify in any material respect any indebtedness or issue or sell any options, warrants, calls or other rights to acquire any indebtedness of Gentiva or any of its subsidiaries, except for (i) indebtedness for borrowed money solely incurred in the ordinary course of business consistent with past practices in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more favorable to Gentiva than the terms of the indebtedness being replaced or (ii) guarantees by Gentiva of indebtedness of wholly owned subsidiaries of Gentiva, provided that any such indebtedness shall be drawn in an aggregate amount not to exceed $40,000,000;

•	make any loans or advances (other than in the ordinary course of business consistent with past practice) to any person, other than loans among Gentiva and its wholly owned subsidiaries, or cancel, release or assign any material indebtedness owed by any person to Gentiva or its subsidiaries, or any claims held by it against any such person;

•	make any material capital expenditures not contemplated by Gentiva’s capital expenditure budget as disclosed to Kindred prior to the merger agreement;

•

enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), cancellation or renewal of, or waive, release or assign any material rights under, (i) any material contract or lease with respect to material real estate or any other contract or lease that, if in effect as of the date of the merger agreement, would constitute a material contract or lease with respect to material real estate, except which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (a) prevent or materially delay or impair the ability of Gentiva and its subsidiaries to consummate the merger, or (b) materially impair the ability of

Gentiva and its subsidiaries, taken as a whole, to conduct their business in ordinary course consistent with past practice or (ii) any material contract (or contract that would be, if it existed as of the date of the merger agreement, a material contract) or any lease;

•	commence, settle or compromise or offer to settle or compromise, or waive any rights relating to, any legal actions pending or threatened before any arbitrator, court or other governmental entity involving (i) the payment of monetary damages by Gentiva or any of its subsidiaries of any amount exceeding $500,000 in the aggregate (excluding amounts covered under insurance policies), (ii) any material restriction on the business of Gentiva or any of its subsidiaries or (iii) the admission of wrongdoing by Gentiva or any of its subsidiaries, other than (a) any legal action brought against Kindred or merger sub arising out of a breach or alleged breach of the merger agreement by Kindred or merger sub, and (b) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of Gentiva included in Gentiva’s SEC filings for amounts not in excess of the relevant reserve (and without the imposition of any material restriction on the business of Gentiva or any of its subsidiaries or any admission of wrongdoing by Gentiva or any of its subsidiaries);

•	cancel or compromise any material claim or waive or release any material right of Gentiva or any of its subsidiaries except in the ordinary course of business;

•	make any material change in any financial accounting methods, principles or practice, in each case except for any such change required by a concurrent change in GAAP or applicable law or required by the Public Company Accounting Oversight Board or Financial Accounting Standards Board;

•	enter into a material new line of business directly or indirectly or, except as required by applicable law, change any material policy established by the executive officers of Gentiva that generally applies to the operations of Gentiva;

•	extend, renew or enter into any contracts containing non-compete or exclusivity provisions that would restrict or limit the operations of Gentiva and its subsidiaries or apply to any current or future affiliates of Gentiva, Kindred or the surviving corporation;

•	other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

•	amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material permits;

•	convene any regular (except to the extent required by applicable law or order) or special meeting (or any adjournment or postponement thereof) of the Gentiva stockholders, other than the special meeting of stockholders to approve the merger agreement;

•	settle or compromise any material tax claim, audit or assessment, make or change any material tax election (other than in the ordinary course of business consistent with past practice), adopt or change any method of tax accounting, or amend any material tax returns or file claims for material tax refunds; or

•	agree, resolve or commit to do any of the foregoing.

Kindred. Kindred has agreed that from the date of the merger agreement until the effective time, Kindred will, and will cause each of its subsidiaries to, except as expressly contemplated by the merger agreement, as set forth in its confidential disclosure schedules delivered to Gentiva, or as required by applicable law or with the prior written consent of Gentiva (not to be unreasonably withheld, delayed or conditioned):

•	conduct its business in the ordinary course of business consistent with past practice; and

•	use its reasonable best efforts to preserve substantially intact its business organization, keep available the services of its current officers and key employees, and preserve its present relationships with customers, suppliers, distributors, licensors, licensees, lenders and other persons having business relationships with it and governmental entities with jurisdiction over healthcare-related matters.

Kindred has also agreed that from the date of the merger agreement until the effective time, it will not, nor will it permit merger sub to, except as expressly contemplated by the merger agreement, as set forth in its confidential disclosure schedules delivered to Gentiva, as required by applicable law or unless Gentiva consents (which consent not to be unreasonably withheld, delayed or conditioned):

•	amend or propose to amend its organizational documents in a manner materially adverse to Gentiva stockholders;

•	declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of Kindred common stock, except for quarterly cash dividends consistent with past practice; or

•	agree, resolve or commit to take, any of the foregoing actions.

No Solicitation

Subject to the exceptions described below, the merger agreement provides that Gentiva will not, nor will it authorize or permit its affiliates and its and their respective officers, directors, employees, advisors and investment bankers to, directly or indirectly:

•	solicit, initiate or knowingly encourage or otherwise take any action to facilitate any inquiries regarding, or the making of, any proposal or offer that constitutes, or may reasonably be expected to lead to, the submission of any takeover proposal (as defined on page 103);

•	conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Gentiva or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Gentiva or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any takeover proposal;

•	approve, endorse or recommend any takeover proposal; or

•	enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract (in each case, whether or not binding) relating to any takeover proposal (which we refer to as a company acquisition agreement).

Existing Discussions or Negotiations

Under the terms of the merger agreement, Gentiva has agreed, and agreed to cause its subsidiaries and its and their respective officers, directors, employees, advisors and investment bankers, to cease immediately and cause to be terminated, and not to authorize or permit any and all existing activities, discussions or negotiations, if any, with any third parties with respect to any takeover proposal existing at the time the merger agreement was entered into. Gentiva has agreed to use its reasonable best efforts to cause any such third party (or its agents and advisors) in possession of non-public information in respect of Gentiva or any of its subsidiaries that was furnished by or on behalf of Gentiva and its subsidiaries to return or destroy (and confirm destruction of) all such information, and to terminate access of all persons (other than Kindred, Gentiva and their respective subsidiaries and representatives) to any “data room” with respect to any takeover proposal. Gentiva has agreed not to, and not to authorize or permit its affiliates and its and their respective officers, directors, employees, advisors and investment bankers to, grant any waiver, amendment or release under any standstill or confidentiality agreement or any takeover law or otherwise fail to enforce any of the foregoing. Gentiva has also agreed not to terminate (or permit the termination of), waive or amend the Rights Agreement, dated as of May 22, 2014, as amended as of October 9, 2014, between Gentiva and Computershare Trust Company, N.A. (which we refer to as the rights agreement), redeem any rights under the rights agreement or take any action with respect to, or make any determination under, the rights agreement that would interfere with Kindred consummating the transactions contemplated by the merger agreement.

Fiduciary Exception

However, at any time before the Gentiva stockholder approval of the merger agreement is obtained, the Gentiva board of directors, directly or indirectly through representatives, may:

•	participate in negotiations or discussions with any third party that has made a bona fide, unsolicited takeover proposal that the Gentiva board of directors determines in good faith (after consultation with outside legal counsel and financial advisors) constitutes or could reasonably be expected to result in a superior proposal (as defined on page 103); and

•	furnish to such third party information relating to Gentiva or any if its subsidiaries, provided that all such information has previously been provided to Kindred prior to or is provided to Kindred contemporaneously with the provision to such third party, but in each case only if the Gentiva board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and such third party executes a confidentiality agreement with terms no less favorable to Gentiva than those contained in the confidentiality agreement between Gentiva and Kindred, subject to certain exceptions.

Gentiva has agreed to notify Kindred promptly (but in any event within forty-eight (48) hours) in the event that it receives any takeover proposal or any inquiry that could reasonably be expected to lead to a takeover proposal. In such notice, Gentiva has agreed to identify the third party making, and details of any material terms and conditions of, any such takeover proposal and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation, subject to confidentiality obligations. Gentiva has also agreed to keep Kindred promptly informed of the status of such takeover proposal, including any changes in timing, amount or form of consideration, conditionality or other material terms of any takeover proposal, and to promptly (and in any event no later than forty-eight (48) hours after receipt), provide Kindred copies of any additional or revised written proposals, draft agreements and all draft or executed financing commitments and related documentation, subject to applicable confidentiality obligations.

No Change in Recommendation or Entry into Company Acquisition Agreement

Subject to the exceptions described below, the Gentiva board of directors may not:

•	(i) make, withdraw, amend, modify or materially qualify, in a manner adverse to Kindred or merger sub, the Gentiva board’s recommendation to Gentiva stockholders to adopt the merger agreement, or (ii) recommend a takeover proposal, fail to recommend against acceptance of any tender offer or exchange offer for shares of Gentiva common stock within ten business days after the commencement of such offer, or make any public statement inconsistent with the Gentiva board’s recommendation to Gentiva stockholders to adopt the merger agreement, or resolve or agree to take any of the foregoing actions (we refer to any action described in clause (i) or (ii) above as a company adverse recommendation change); or

•	enter into (or permit any subsidiary to enter into) a company acquisition agreement.

Fiduciary Exception

However, at any time before the Gentiva stockholder approval of the merger agreement is obtained, if the Gentiva board of directors receives a superior proposal or there occurs an intervening event (as defined on page 103), then the Gentiva board of directors may make a company adverse recommendation change or enter into a company acquisition agreement, if:

•	the Gentiva board of directors provides Kindred three business days prior written notice of its intention to take such action, which notice includes a description in reasonable detail of such superior proposal or intervening event;

•	Gentiva is and remains in compliance with the non solicitation obligations of the merger agreement;

•	during the three business days following its written notice to Kindred, the Gentiva board of directors and, if requested by Kindred, its representatives negotiate in good faith with Kindred regarding any revisions to the terms and conditions of the merger agreement; and

•	at the end of such three business day period, the Gentiva board of directors concludes in good faith, after consultation with outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of the merger agreement proposed by Kindred), that such takeover proposal (if any) continues to constitute a superior proposal and the failure to make a company adverse recommendation change would be inconsistent with its fiduciary duties under applicable law.

Any material change to the terms, facts and circumstances relating to the superior proposal or intervening event will be deemed to be a new superior proposal or intervening event and will require delivery of new notice and other materials and a new three-business day period as described above.

The merger agreement does not prohibit Gentiva from disclosing to Gentiva stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a takeover proposal, if Gentiva determines that failure to disclose such a position could reasonably be expected to result in a violation of applicable law.

If the Gentiva board of directors changes its recommendation, Kindred will have the right to terminate the merger agreement and be paid a $32.5 million termination fee by Gentiva. See “—Termination of the Merger Agreement” beginning on page 107 and “—Termination Fees and Expenses” beginning on page 108.

Under the merger agreement, an “intervening event” means an event, not involving any takeover proposal, unknown to the Gentiva board of directors as of the date of the merger agreement, which becomes known prior to the Gentiva stockholder approval of the merger agreement and which causes the Gentiva board of directors to conclude in good faith that its failure to effect a company adverse recommendation change could be reasonably likely to result in a breach of its fiduciary duties to Gentiva stockholders under applicable law.

Under the merger agreement, a “takeover proposal” means a proposal or offer by any person (other than Kindred and its subsidiaries, including merger sub) relating to any (i) direct or indirect acquisition of assets of Gentiva or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of Gentiva’s consolidated assets, (ii) direct or indirect acquisition of 20% or more of the voting equity interests of Gentiva, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting equity interests of Gentiva or (iv) merger, consolidation, other business combination or similar transaction involving Gentiva or any of its subsidiaries, pursuant to which such person would own 20% or more of the consolidated assets, net revenues or net income of Gentiva, taken as a whole.

Under the merger agreement, a “superior proposal” means a bona fide written takeover proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of Gentiva’s consolidated assets or a majority of the outstanding Gentiva common stock, that the Gentiva board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, is more favorable from a financial point of view to the holders of Gentiva common stock than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions and prospects for completion of such takeover proposal and of the merger agreement (including any proposal by Kindred made in accordance with the merger agreement to amend the terms of the merger agreement).

Stockholder Meeting

Gentiva is required to, as soon as practicable, duly set a record date for, call, give notice of, convene and hold a special meeting of Gentiva stockholders to consider and vote upon the adoption of the merger agreement.

If either Gentiva or Kindred reasonably determines in good faith that the adoption of the merger agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Gentiva common stock is unlikely to be obtained at the special meeting, then on a single occasion and prior to the vote having been taken, each of Gentiva and Kindred may require a single adjournment or postponement of the special meeting, provided that such adjournments or postponements will not delay the special meeting by more than 45 days from the originally scheduled date. The Gentiva board of directors is required to recommend in this proxy statement/prospectus and at the special meeting that Gentiva’s stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and use its commercially reasonable efforts to obtain and solicit such adoption, subject to the fiduciary termination right in the merger agreement.

Access to Information; Confidentiality

From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, Gentiva will: (i) afford Kindred and its representatives reasonable access, during regular business hours and in a manner that will not unreasonably interfere with the business or operations of Gentiva or any of its subsidiaries, to the officers, employees, accountants, agents, properties, offices and other facilities and to the books and records of Gentiva and its subsidiaries; (ii) promptly provide Kindred and its representatives copies of any filings, notices, communications or other documents sent to or received from, and written summaries of any meetings with, any governmental entity or any other party with respect to compliance with Gentiva’s existing corporate integrity agreement or any legal action pending or threatened against Gentiva or any of its subsidiaries under any healthcare regulatory laws; and (iii) promptly furnish Kindred and its representatives other information concerning the business and properties of Gentiva and its subsidiaries as may be reasonably requested. During the same period, Kindred will also afford Gentiva and its representatives reasonable access, during regular business hours and in a manner that will not unreasonably interfere with the business or operations of Kindred or any of its subsidiaries, information regarding Kindred and merger sub to the extent reasonably necessary for Gentiva to confirm the accuracy of the representations of Kindred and merger sub set forth in the merger agreement and the satisfaction of the conditions to the completion of the merger described below.

However, neither party is required to provide access or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any law.

Indemnification and Insurance

All rights to indemnification, advancement of expenses and exculpation by Gentiva in existence under Gentiva’s organizational documents or pursuant to disclosed indemnification contracts, in each case as of the date of the merger agreement, in favor of each current and former officer or director of Gentiva or any of its subsidiaries will be assumed by the surviving corporation in the merger. Any such rights contained in Gentiva’s organizational documents will survive the merger in perpetuity and any such rights contained in the disclosed indemnification contracts will remain in full force and effect in accordance with their terms.

From and after the effective time, to the fullest extent permitted under applicable law, Kindred and the surviving corporation will indemnify and hold harmless each present and former officer or director of Gentiva or any of its subsidiaries against all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative, and will provide for advancement of expenses to the extent provided under Gentiva’s organizational documents or disclosed indemnification agreements, in each case in existence as of the date of the merger agreement (and if such indemnified parties are not entitled to advancement of expenses, Kindred and the surviving corporation will reimburse such indemnified parties for reasonable legal or other expenses as incurred, subject to receipt of an undertaking from such indemnified parties to repay such advanced expenses if it is finally determined that indemnification was not available to them).

For a period of six years after the effective time, the surviving corporation will, if available, maintain the directors’ and officers’ insurance policies of Gentiva in effect immediately prior to the effective time or may purchase “tail” insurance policies with a claims period of six years from the effective time with at least the same coverage and amounts and containing terms not less advantageous to the indemnified parties.

Employee Benefits Matters

Kindred will, for the period commencing on the effective time and ending on the earlier of (i) December 31, 2015, (ii) 12 months from the effective time or (iii) the date of the employee’s termination, cause the surviving corporation and each of its subsidiaries to provide each employee of Gentiva who remains employed immediately after the effective time with annual base salary, target annual cash bonus opportunities and employee benefits that are, in the aggregate, comparable to the annual base salary, target annual cash bonus opportunities and employee benefits provided by Gentiva and its subsidiaries on the date of the merger agreement. However, Kindred maintains the right to request that Gentiva terminate the tax-qualified deferred compensation plan before the effective time (in which case, if certain conditions are met, active employees will be permitted to make rollover contributions of the amounts distributed from the Gentiva tax-qualified deferred compensation plan (but excluding loans)), and to amend, modify or terminate any employee benefit plan.

Kindred’s obligations with respect to those employee benefit matters are for the sole benefit of Gentiva, do not create any rights for any Gentiva employees to any continued employment and are not intended to constitute an amendment to any employee plan.

Financing Matters

In connection with signing the merger agreement, Kindred obtained a debt commitment letter pursuant to which the debt commitment parties have agreed to provide, under certain circumstances and subject to certain conditions, a $750 million senior secured asset-based revolving credit facility, a $700 million senior secured term loan facility and a $1,700 million senior unsecured bridge loan facility. These commitments, in addition to existing cash balances and borrowings under Kindred’s existing revolving credit facility, would be sufficient to finance the cash consideration to Gentiva stockholders in the merger and to refinance certain existing Gentiva debt. The debt commitment letter also provides for commitments to replace Kindred’s existing credit facilities, subject to certain conditions. For additional information about this debt financing, see “The Merger—Financing Relating to the Merger” on page 81.

Kindred has agreed in the merger agreement to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter. Gentiva has agreed in the merger agreement to, and to cause its subsidiaries and representatives to, use commercially reasonable efforts to cooperate with Kindred in connection with the debt financing for the merger. Gentiva has also agreed to take certain actions with respect to its existing credit facilities and debt securities in connection with the merger.

Conditions to Completion of the Merger

Conditions to Each Party’s Obligations

The respective obligations of each of Gentiva, Kindred and merger sub to complete the merger are subject to the satisfaction or waiver on or prior to the closing date of the merger of the following conditions:

•	the adoption of the merger agreement by the Gentiva stockholders;

•	the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Kindred common stock to be issued in the merger;

•	the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and absence of any stop order by the SEC or pending or threatened proceedings of the SEC seeking a stop order, suspending the effectiveness of such registration statement; and

•	the absence of any laws or orders by any governmental authority that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement.

Conditions to Obligations of Kindred and Merger Sub

The obligations of Kindred and merger sub to effect the merger are also subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Gentiva regarding (i) corporate power and authority to enter into the merger agreement and consummate the transactions contemplated thereby, (ii) the inapplicability of the rights agreement to the merger and (iii) the absence of a material adverse effect on Gentiva since December 31, 2013 must be true and correct in all respects both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date);

•	the representations and warranties of Gentiva regarding capitalization must be true and correct in all but de minimis respects both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date);

•	all other representations and warranties of Gentiva must be true and correct both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Gentiva;

•	Gentiva must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants required to be performed by or complied with by it under the merger agreement at or prior to the effective time;

•	the absence, since the date of the merger agreement, of any material adverse effect on Gentiva or any event, occurrence, fact, condition or effect that would reasonably be expected to have, individually or in the aggregate with all other events, occurrences, facts, conditions, changes and effects, a material adverse effect on Gentiva;

•	Gentiva must have delivered to Kindred a certificate signed on its behalf by the chief executive or chief financial officer of Gentiva, certifying as to the matters set forth in the preceding bullets; and

•	Gentiva must have obtained the regulatory consents and approvals described under “The Merger—Regulatory Approvals” beginning on page 80, provided that, if such consents and approvals have not been previously obtained, this condition will be deemed satisfied on February 28, 2015.

Conditions to Gentiva’s Obligations

The obligation of Gentiva to consummate the merger is further subject to satisfaction (or, to the extent permissible, waiver) of the following conditions:

•	the representations and warranties of Kindred set forth in the merger agreement regarding corporate power and authority to enter into the merger agreement and consummate the transactions contemplated thereby and conduct of business of Kindred in the ordinary course since December 31, 2013 must be true and correct in all respects both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date);

•	the representations and warranties of Kindred regarding capitalization must be true and correct in all but de minimis respects both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date);

•

all other representations and warranties of Kindred must be true and correct both as of the date of the merger agreement and as of the effective time, as if made at and as of the effective time (except that any such representation and warranty that addresses matters as of a particular date need only be true and correct as of such date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Kindred;

•	Kindred must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•	the absence, since the date of the merger agreement, of any material adverse effect on Kindred or any event, occurrence, fact, condition or effect that would reasonably be expected to have, individually or in the aggregate with all other events, occurrences, facts, conditions, changes and effects, a material adverse effect on Kindred; and

•	Kindred must have delivered to Gentiva a certificate signed on its behalf by the chief executive or chief financial officer of Kindred, certifying as to the matters set forth in the preceding bullets.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before the effective time, whether or not the Gentiva stockholders have adopted the merger agreement (except in the case of Gentiva’s fiduciary termination right described below):

•	by mutual written agreement of Kindred, merger sub and Gentiva;

•	by either Kindred or Gentiva if:

•	the merger has not been consummated on or before the end date of March 31, 2015, unless the breach of any representation, warranty, covenant or agreement set forth in the merger agreement by the party seeking to terminate was the direct cause of the failure to consummate the merger by such date;

•	if any governmental entity has enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and such law or order has become final and non-appealable, unless the breach of any representation, warranty, covenant or agreement set forth in the merger agreement by the party seeking to terminate was the direct cause of such action; or

•	the adoption of the merger agreement by the Gentiva stockholders was not obtained at the special meeting of Gentiva stockholders (or any adjournment or postponement of the meeting);

•	by Kindred if:

•	(i) there occurs a company adverse recommendation change, (ii) Gentiva has entered into, or publicly announced its intention to enter into, a company acquisition agreement (other than an acceptable confidentiality agreement), (iii) the Gentiva board of directors fails to reaffirm (publicly, if requested by Kindred) its recommendation to Gentiva stockholders to approve the merger agreement within ten business days after the date a takeover proposal is first publicly disclosed, or (iv) Gentiva or its board of directors has publicly announced its intention to do any of the foregoing; or

•	Gentiva breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Gentiva or compliance by Gentiva with its obligations under the merger agreement not to be satisfied and such breach is incapable of being cured by March 31, 2015, provided that Kindred gives 30 days’ written notice of its intention to terminate the merger agreement;

•	by Gentiva if:

•	at any time prior to the adoption of the merger agreement by Gentiva stockholders, the Gentiva board of directors authorizes Gentiva, in full compliance with the terms of the merger agreement, to enter into a written definitive agreement with respect to a superior proposal and Gentiva concurrently pays a $32.5 million termination fee; or

•	Kindred or merger sub breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Kindred or compliance by Kindred with its obligations under the merger agreement not to be satisfied and such breach is incapable of being cured by March 31, 2015, provided that Gentiva gives 30 days’ written notice of its intention to terminate the merger agreement.

Termination Fees and Expenses

Gentiva has agreed to pay Kindred a termination fee of $32.5 million in the following circumstances:

•	if (i) the merger agreement is or, at the time of termination, could have been terminated, (a) at the March 31, 2015 end date, (b) if the Gentiva stockholders fail to adopt the merger agreement at the special meeting (or adjournment or postponement thereof) or (c) as a result of Gentiva’s breach of its representations or warranties or failure to perform its covenants or agreements under the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Gentiva or compliance by Gentiva with its obligations under the merger agreement not to be satisfied and such breach is incapable of being cured by March 31, 2015, (ii) a takeover proposal is publicly disclosed or made known to the Gentiva board of directors prior to the event that gave rise to such termination or termination right, and (iii) within 12 months after the date of such termination, Gentiva enters into a definitive agreement relating to a takeover proposal or any such transaction is consummated (provided that the fee will only be payable upon consummation of such transaction);

•	if (i) the merger agreement is or, at the time of termination, could have been terminated by Kindred as a result of (a) a company adverse recommendation change, (b) Gentiva’s entry into, or publicly announcement of its intention to enter into, a company acquisition agreement (other than an acceptable confidentiality agreement), (c) the Gentiva board’s failure to reaffirm its recommendation to Gentiva stockholders to approve the merger agreement within ten business days after the date a takeover proposal is first publicly disclosed, or (d) Gentiva or its board of directors’ public announcement of its intention to do any of the foregoing, and (ii) at the time of the event giving rise to such termination there has not been a material adverse effect on Kindred; or

•	if at any time prior to the adoption of the merger agreement by Gentiva stockholders, Gentiva terminates the merger agreement to enter into a written definitive agreement with respect to a superior proposal.

In the event a termination fee becomes payable and is paid by Gentiva, such fee will be the sole and exclusive remedy of Kindred for monetary damages under the merger agreement.

Expenses

In general, each of Kindred and Gentiva will bear its own expenses in connection with the merger agreement and the related transactions.

Specific Performance; Damages

Kindred and Gentiva agreed that, in addition to any other remedy to which each may be entitled, the parties are entitled to an injunction to prevent breaches or threatened breaches of the merger agreement or to specifically enforce the performance of the terms and provisions of the merger agreement.

Amendments, Extensions and Waivers

Amendments

The merger agreement may be amended by the parties at any time, whether before or after the Gentiva stockholders approve the merger, by an instrument in writing signed on behalf of each of the parties. However, after the Gentiva stockholders adopt the merger agreement, the merger agreement may not be amended if such amendment would require further approval of the Gentiva stockholders under applicable law or in accordance with rules of any self-regulatory organization. Furthermore, no amendment may be made that would adversely affect the rights of the debt commitment parties without the consent of the debt commitment parties.

Extensions and Waivers

At any time prior to the effective time, Kindred, merger sub, on the one hand, or Gentiva, on the other hand, may, if set forth in writing, extend the time for performance of any obligations of the other party, waive any inaccuracies in the representations and warranties of the other party or waive compliance with any covenants, agreements or conditions contained in the merger agreement. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

Voting and Support Agreement

In connection with entering into the merger agreement, Kindred entered into the voting agreement, with each of the directors and executive officers of Gentiva as set forth in Schedule A of the voting agreement, whom we refer to as the voting agreement stockholders. The following summary of the voting agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the voting agreement attached to this proxy statement/prospectus as Annex B.

Pursuant to the voting agreement, each voting agreement stockholder agreed to, among other things, vote such stockholder’s beneficially owned shares of Gentiva common stock:

•	in favor of the adoption of the merger agreement;

•	in favor of any proposal to adjourn or postpone a meeting of Gentiva stockholders in the event there are not sufficient votes to adopt the merger agreement;

•	against any action, proposal, transaction or agreement that relates to a takeover proposal; and

•	against any action, proposal, transaction or agreement that would reasonably be likely to (i) result in a breach of the merger agreement by Gentiva or of the voting agreement by a voting agreement stockholder or (ii) prevent, materially impede or materially delay Gentiva’s or Kindred’s ability to consummate the transactions contemplated by the merger agreement, including the merger.

As of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/ prospectus, the voting agreement covered 5,754,720 shares of Gentiva common stock, or approximately 15.4% of the outstanding shares of Gentiva common stock.

Each voting agreement stockholder also agreed to comply with certain restrictions on the disposition of such stockholder’s beneficially owned shares of Gentiva common stock prior to the earlier of the expiration date of the voting agreement and the date that stockholders of Gentiva adopt the merger agreement.

The voting agreement applies to each voting agreement stockholder only in such person’s capacity as a stockholder of Gentiva and does not limit the ability of the voting agreement stockholders to exercise their fiduciary duties as directors or officers of Gentiva or take any action or any inaction in their capacity as directors or officers of Gentiva. In the event of a company adverse recommendation change, only that proportion of shares owned by the voting agreement stockholders constituting 15% of the outstanding common stock of Gentiva (applied to each voting agreement stockholder pro rata) will be required to be voted in accordance with the required votes as set forth in the voting agreement.

The voting agreement will terminate upon the earliest to occur of (1) the completion of the merger, (2) the termination of the merger agreement pursuant to and in compliance with its terms and (3) with regard to any voting agreement stockholder, the entry without the prior written consent of such voting agreement stockholder into any amendment or modification of the merger agreement, or any written waiver of Gentiva’s rights under the merger agreement, in each case, which results in a decrease in, or change in the composition of, the merger consideration or an extension of the end date specified in the merger agreement or which is otherwise adverse to any such voting agreement stockholder in any material respect.

INFORMATION ABOUT THE SPECIAL MEETING

Overview

This proxy statement/prospectus is being provided to Gentiva stockholders as part of a solicitation of proxies by the Gentiva board of directors for use at the special meeting of Gentiva stockholders and at any adjournments or postponements thereof. This proxy statement/prospectus is first being furnished to Gentiva stockholders on or about December 22, 2014. In addition, this proxy statement/prospectus constitutes a prospectus for Kindred in connection with the issuance by Kindred of Kindred common stock in connection with the merger. This proxy statement/prospectus provides Gentiva stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of Gentiva stockholders.

Date, Time and Place of the Special Meeting

The special meeting of Gentiva stockholders will be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, January 22, 2015, at 3:00 p.m., local time.

Purposes of the Special Meeting

At the special meeting, Gentiva stockholders will be asked to consider and vote upon:

•	a proposal to adopt the merger agreement;

•	a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Gentiva’s named executive officers in connection with the merger; and

•	a proposal for adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Gentiva stockholders must adopt the merger agreement in order for the merger to occur. If Gentiva stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Gentiva Board of Directors Recommendation

The Gentiva board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Gentiva and Gentiva stockholders and has unanimously approved the merger, the merger agreement and the transactions contemplated thereby. The Gentiva board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain merger-related executive compensation and “FOR” the approval of adjournment of the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the special meeting of Gentiva stockholders is December 19, 2014. This means that you must be a stockholder of record of Gentiva common stock at the close of business on December 19, 2014 in order to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Gentiva common stock at the close of business on the record date. At the close of business on December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus, there were 37,408,360 shares of Gentiva common stock outstanding and entitled to vote, held by approximately 3,600 holders of record. Each share of Gentiva common stock entitles its holder to one vote on all matters properly presented at the special meeting. As of December 15, 2014, the most recent practicable date before the mailing of this proxy statement/prospectus, the directors and executive officers of Gentiva and their affiliates owned and were entitled to vote approximately 5,718,819 shares of Gentiva common stock, representing approximately 15.3% of the shares of Gentiva common stock outstanding on that date. For further information, see “The Merger Agreement—Voting and Support Agreement” beginning on page 109.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting of Gentiva. The required quorum for the transaction of business at the Gentiva special meeting is a majority of the issued and outstanding shares of Gentiva common stock entitled to vote at the special meeting, whether in person or by proxy. Shares of Gentiva common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. Once a share of Gentiva common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and at any adjourned or postponed special meeting. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Gentiva common stock entitled to vote. The required vote of Gentiva stockholders on the merger agreement is based upon the number of outstanding shares of Gentiva common stock as of the record date, and not the number of shares that are actually voted. Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purposes of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Gentiva common stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

The proposal to approve certain compensation arrangements for Gentiva’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of Gentiva common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote AGAINST the merger-related compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if your shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Gentiva common stock, your shares of Gentiva common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

Approval of the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Gentiva common stock present, in person or by proxy, and entitled to vote at the special meeting on that matter, even if less than a quorum.

For purposes of the adjournment or postponement proposal, if your shares of Gentiva common stock are present at the special meeting, but are not voted on this proposal, or if you have given a proxy and abstained on the proposal, this will have the same effect as if you voted AGAINST the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of Gentiva common stock not voted will not be counted in respect of, and will not have an effect on, the proposal to adjourn or postpone the special meeting.

ITEM 1—PROPOSAL TO ADOPT THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement/prospectus, Gentiva stockholders are considering and voting on a proposal to adopt the merger agreement. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the transactions contemplated by the merger agreement, including the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

The Gentiva board of directors unanimously recommends that Gentiva stockholders vote FOR the adoption of the merger agreement, and your properly completed, signed and dated proxy will be so voted unless you specify otherwise.

ITEM 2—PROPOSAL TO APPROVE BY ADVISORY (NON-BINDING) VOTE MERGER-RELATED COMPENSATION FOR GENTIVA’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Gentiva is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to Gentiva’s named executive officers in connection with the completion of the merger. This proposal, which we refer to as the “compensation proposal,” gives Gentiva’s stockholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to Gentiva’s named executive officers in connection with the merger as set forth in the table on page 76, including the footnotes to the table and the associated narrative discussion.

The Gentiva board unanimously recommends that the Gentiva stockholders approve the following resolution:

“RESOLVED, that the stockholders of Gentiva Health Services, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures, other than the compensation that will or may become payable pursuant to the employment agreement between Mr. Causby and Kindred.”

The vote on the compensation proposal is a vote separate and apart from the vote on the approval of the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either Kindred or Gentiva. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal.

The approval of the compensation proposal requires the affirmative vote of the holders of a majority of shares of Gentiva common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is non-binding and advisory only. If your shares of Gentiva common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you hold your shares through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Gentiva common stock, your shares of

Gentiva common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the compensation proposal.

ITEM 3—PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING

Gentiva stockholders may be asked to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The Gentiva board of directors unanimously recommends that Gentiva stockholders vote “FOR” the proposal to adjourn or postpone the special meeting under certain circumstances, and your properly completed, signed and dated proxy will be so voted unless you specify otherwise.

Stock Ownership and Voting by Gentiva’s Directors and Executive Officers

At the close of business on December 15, 2014, Gentiva’s directors and executive officers had the right to vote 5,718,819 shares of the then-outstanding Gentiva voting stock (excluding any shares of Gentiva common stock deliverable upon exercise or conversion of any options or deferred stock units, as the case may be) at the special meeting. At the close of business on December 15, 2014 these shares represented approximately 15.3% of the Gentiva common stock outstanding and entitled to vote at the special meeting. It is expected that Gentiva’s directors and executive officers will vote their shares FOR the proposal to adopt the merger agreement, FOR the approval, by advisory (non-binding) vote, of certain compensation arrangements for Gentiva’s named executive officers and FOR the proposal to adjourn or postpone the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Each of Gentiva’s directors and executive officers has entered into the voting agreement, as described in “The Merger Agreement—Voting and Support Agreement” beginning on page 109.

How to Vote

You may vote in person at the special meeting or by proxy. Gentiva recommends you submit your proxy even if you plan to attend the special meeting. If you vote by proxy, you may change your vote if you attend and vote at the special meeting.

If you own common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to direct/instruct the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s) or submit your voting instructions by telephone or over the internet, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted (whether by mail, telephone or over the internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to direct/instruct the proxies how to vote your shares on each proposal, your shares will be voted as recommended by the Gentiva board of directors. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please complete, sign and return all the proxy cards you have received to ensure that all your shares are voted.

If you are an “owner of record,” you have three voting options:

•	Internet: You can vote over the internet at the web address shown on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a stockholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote over the internet, do not return your proxy card(s).

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a stockholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote by telephone, do not return your proxy card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this proxy statement/prospectus.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be received by the time the special meeting begins. Please do not send your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc., Gentiva’s proxy solicitor, toll-free at (800) 322-2885.

If you hold shares of Gentiva common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. With respect to the proposal to adopt the merger agreement, if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote with respect to this proposal and a broker non-vote will occur, which will have the same effect as a vote AGAINST the adoption of the merger agreement. Furthermore, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to approve certain compensation payments for Gentiva’s named executive officers in connection with the merger, a broker non-vote will occur, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum. In addition, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to adjourn or postpone the meeting to solicit further proxies to approve the proposal to adopt the merger agreement, a broker non-vote will occur, but this will not have an effect on such proposal to adjourn the special meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the internet through such a program must be received by 11:59 p.m., Eastern Standard Time, on the day preceding the special meeting. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

It is important that you vote your shares of Gentiva common stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the internet. Gentiva stockholders who attend the special meeting may revoke their proxies by voting in person.

Voting of Proxies

Shares of Gentiva common stock represented by duly executed and unrevoked proxies in the form of the enclosed proxy card will be voted at the special meeting in accordance with specifications made therein by the Gentiva stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the enclosed proxy card will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain compensation arrangements for Gentiva’s named executive officers and “FOR” the proposal to adjourn or postpone the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

If your shares of Gentiva common stock are held in “street name” by your bank, brokerage form or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Gentiva common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

Revoking Your Proxy

If you are the owner of record of your shares, you can revoke your proxy at any time before its exercise at the special meeting by:

•	sending a written notice to Gentiva at Gentiva Health Services, Inc. 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the special meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the internet so long as you do so before the deadline of 11:59 p.m., Eastern Standard Time, the day preceding the special meeting;

•	signing another proxy card(s) bearing a later date and mailing it so that it is received prior to the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If your shares of Gentiva common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Gentiva special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in “street name,” you must first obtain from your broker, bank or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the special meeting, you must present proof of your ownership of Gentiva common stock such as a bank or brokerage account statement, to be admitted to the meeting.

Electronic Access to Proxy Materials

This proxy statement/prospectus is available on Gentiva’s website at www.gentiva.com.

Proxy Solicitations and Expenses

Gentiva has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. Gentiva estimates that it will pay MacKenzie Partners, Inc. a fee of approximately $25,000, and will reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. Gentiva may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing owners of shares held in “street name” for their expenses in forwarding soliciting materials to such owners of shares of Gentiva common stock and in obtaining voting instructions from those owners. Gentiva’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the internet or in person, but they will not be paid any additional amounts for soliciting proxies.

Adjournment or Postponement of the Special Meeting

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Gentiva stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Stock Certificates

Stockholders should not submit any stock certificates with their proxy cards. If the merger is completed, Gentiva stockholders will be sent written instructions for sending their stock certificates or, in the case of book-entry shares, for transferring their book-entry shares.

Other Business

The Gentiva board of directors is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the board of directors may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., Gentiva’s proxy solicitor, toll-free at (800) 322-2885.

INFORMATION ABOUT GENTIVA

Gentiva is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services.

Gentiva is a Delaware corporation with principal executive offices at 3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339-3314. The telephone number of Gentiva’s executive offices is (770) 951-6450, and Gentiva’s website is www.gentiva.com. Gentiva common stock is listed on NASDAQ and trades under the symbol “GTIV.” Additional information about Gentiva is included in documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 147.

INFORMATION ABOUT KINDRED

Kindred is a healthcare services company that through its subsidiaries operates transitional care hospitals, inpatient rehabilitation hospitals, nursing centers, assisted living facilities, a contract rehabilitation services business and a home health and hospice business across the United States. At September 30, 2014, Kindred’s hospital division operated 97 transitional care hospitals (certified as long-term acute care hospitals under the Medicare program) and five inpatient rehabilitation hospitals in 22 states. Kindred’s nursing center division operated 99 nursing centers and six assisted living facilities in 21 states. Kindred’s rehabilitation division provided rehabilitation services primarily in hospitals and long-term care settings. Kindred’s care management division (formerly known as Kindred’s home health and hospice division) primarily provided home health, hospice and private duty services from 152 locations in 13 states.

Kindred is a Delaware corporation headquartered in Louisville, Kentucky. Kindred’s principal offices are located at 680 South Fourth Street, Louisville, Kentucky 40202 and its telephone number is (502) 596-7300. Kindred’s website is www.kindredhealthcare.com. Kindred common stock is listed on the NYSE, and trades under the symbol “KND.” Additional information about Kindred is included in documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 147.

INFORMATION ABOUT MERGER SUB

Kindred Healthcare Development 2, Inc., a Delaware corporation and wholly owned subsidiary of Kindred, was formed on June 13, 2014 for the purpose of commencing the tender offer. Merger sub has not carried on any activities or operations to date, except for those incidental to its formation and undertaken in connection with the tender offer and, following termination of the tender offer, the transactions contemplated by the merger agreement. By operation of the merger, merger sub will merge with and into Gentiva, with Gentiva continuing as the surviving corporation and a wholly owned subsidiary of Kindred.

COMPARISON OF RIGHTS OF STOCKHOLDERS

Both Kindred and Gentiva are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. Upon consummation of the merger, all outstanding shares of Gentiva common stock will be converted into the right to receive the merger consideration, which will include shares of Kindred common stock and cash. Therefore, upon completion of the merger, the rights of the former Gentiva stockholders will be governed by the DGCL, the certificate of incorporation of Kindred, and the bylaws of Kindred, as amended.

The following discussion is a summary of the current rights of Kindred stockholders and the current rights of Gentiva stockholders. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you. You are urged to carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL and the other governing documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Kindred and a stockholder of Gentiva. Kindred and Gentiva have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and will send copies of these documents to you, without charge, upon your request. See “Where You Can Find More Information” beginning on page 147.

Material Differences in Stockholder Rights

	GENTIVA	KINDRED
Amendment of Charter Documents	Delaware. Unless a greater vote is required by a corporation’s certificate of incorporation, the DGCL requires approval by a corporation’s board of directors and holders of a majority of the outstanding stock of a corporation entitled to vote thereon and, in cases in which class voting is required, by holders of a majority of the outstanding shares of such class, in order to amend a corporation’s certificate of incorporation.
	Amendments, alterations, changes and repeals of provisions contained in the certificate of incorporation are governed in accordance with applicable law, including the DGCL, except that holders of common stock are not entitled to vote on any amendment that solely related to powers, privileges, preferences or rights pertaining to a series of preferred stock, and does not affect the number of authorized shares of preferred stock or the powers, privileges and rights of common stock.	Amendments to the certificate of incorporation are governed in accordance with the DGCL, except that (1) the affirmative vote of two-thirds of the votes entitled to be cast by the holders of all outstanding shares of voting stock is required to amend, modify or repeal the article eighth of the certificate of incorporation, which governs the limitations on director liability and indemnification of directors, officers, agents and employees; (2) the affirmative vote of 95 percent of each class of voting stock, voting separately by class, is required to amend, modify or repeal the article tenth of the certificate of incorporation, which governs the relationship between Kindred and Ventas, Inc.; and (3) the affirmative vote of 95 percent of each class of voting stock, voting separately by class, is required to amend, modify or repeal the article twelfth of the certificate of incorporation, which governs any proposal by Kindred to redeem, repurchase or otherwise reacquire shares or engage in any other transaction,

	GENTIVA	KINDRED

which would increase the beneficial ownership of Ventas, Inc. in excess of 9.99 percent.

Right to Call Special Meetings of the Stockholders	Delaware. The DGCL permits special meetings of stockholders to be called by the board of directors and such other persons, including stockholders, as the certificate of incorporation or bylaws may provide. The DGCL does not require that stockholders be given the right to call special meetings.
	The bylaws of Gentiva provide that special meetings of the stockholders may be called by the chairman of the board, the chief executive officer or the board of directors pursuant to a resolution approved by a majority of the directors then in office.	The bylaws of Kindred provide that special meetings of the stockholders may be called by the chairman of the board, if any, pursuant to a resolution approved by a majority of the board of directors or by written request to the chairman of the board by stockholders representing in excess of 50% of the then outstanding common stock entitled to vote.

Stockholder Action Without a Meeting	Delaware. The DGCL provides that any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of the outstanding stock having not less than the minimum number of votes otherwise required to authorize or take such action at a meeting of stockholders consent in writing, unless otherwise provided by a corporation’s certificate of incorporation.

	The certificate of incorporation of Gentiva prohibits action by written consent (other than for fixing the powers, privileges or rights of any class of stock by written consent of the holders of the class) and accordingly, stockholders may generally not take action without a meeting.	The certificate of incorporation of Kindred does not prohibit stockholder action by written consent and accordingly, stockholders may take action without a meeting.

Amendment and Repeal of Bylaws	Delaware. The DGCL provides that stockholders of a corporation, and, when provided for in the certificate of incorporation, the board of directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.
	The board of directors may amend or repeal the Gentiva bylaws or adopt new bylaws by the affirmative vote of the directors then in office. The stockholders may amend or repeal the bylaws or adopt new bylaws at any annual or special meeting by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon.	The board of directors may amend or repeal the Kindred bylaws or adopt new bylaws by the affirmative vote of two-thirds of the directors present at any meeting of the board, assuming a quorum is present; provided, however, that the affirmative vote of not less than 80% of all directors then in office shall be required to amend or repeal Section 2.1, which sets forth how the number of directors is determined. The stockholders may amend or repeal the bylaws or adopt new bylaws only by the affirmative vote of at least two-thirds of the then outstanding common stock entitled to vote.

	GENTIVA	KINDRED
Size of the Board of Directors	Delaware. Under DGCL, the number of directors of a corporation shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors.
	Pursuant to the Gentiva bylaws, the Gentiva board of directors shall consist of between five and twelve members, as fixed by a resolution adopted by a majority of the directors then in office.	Pursuant to the Kindred bylaws, the Kindred board of directors shall consist of between nine and twelve members, as fixed by the affirmative vote of not less than 80% of all directors then in office.

Removal of Directors	Delaware. The DGCL provides that a director or directors may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote, except that (1) in the case of a corporation that has a classified board, directors may be removed from office by stockholders only for cause, unless the certificate of incorporation provides otherwise and (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.
	The certificate of incorporation and bylaws of Gentiva provide that any director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock entitled to vote on the election of directors then outstanding, voting as a single class.	The certificate of incorporation and bylaws of Kindred provide that any director, or the entire board of directors, may be removed from office with or without cause but only by the affirmative vote of not less than two-thirds of the votes entitled to be cast by the holders of all outstanding shares of voting stock, voting together as one class.

Provisions Affecting Business Combinations

Delaware. Section 203 of the DGCL provides generally that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the time the person became an interested stockholder, unless (1) the board of directors of the corporation has approved, prior to that acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the person became an interested stockholder on or after the time the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL, or (2) if the corporation, by action of its stockholders taken with the favorable vote of a majority of the outstanding voting power of the corporation, adopts an

	GENTIVA	KINDRED

amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL, with such amendment to be effective 12 months thereafter, or in certain limited circumstances, immediately.

	Gentiva is subject to Section 203 of the DGCL.	Kindred expressly elects in its certificate of incorporation not to be governed by Section 203 of the DGCL.

Stockholder Rights Plan

Gentiva currently has a stockholder rights plan in effect, pursuant to which each share of Gentiva’s common stock includes an attached preferred stock purchase right. The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group who becomes a beneficial owner of 15% of the outstanding common stock or voting power of Gentiva without Gentiva’s approval. Because the Gentiva board can redeem the rights or approve an acquisition offer, the rights generally do not interfere with any merger or other business combination approved by the board. Gentiva may amend the terms of the rights in any manner prior to the public announcement that a person or group has acquired 15% of the voting power of Gentiva.

In connection with the execution of the merger agreement, Gentiva entered into an amendment to its rights agreement, pursuant to which neither Kindred nor its affiliates will be deemed an acquiring person as a result of the execution and delivery of the merger agreement, the consummation of the merger or the consummation of any of the other transactions contemplated by the merger agreement. Pursuant to the amendment, the execution of the merger agreement, the consummation of the merger, and the consummation of the transactions contemplated by the merger agreement will be deemed not to trigger the issuance or exercise of the rights. In addition, pursuant to the amendment, the rights agreement and the rights thereof will expire immediately prior to the completion of the merger.

Kindred does not currently have in effect a stockholder rights plan.

Public Market for the Shares	Gentiva common stock is traded on the NASDAQ.	Kindred common stock is traded on the NYSE.

Certain Similarities in Stockholder Rights

Authorized Capital Stock

Under Delaware law, every corporation may issue one or more classes of stock or one or more series of stock within any class thereof, which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the certificate of incorporation or in the board resolution providing for the issue of such stock adopted pursuant to authority expressly vested in the board by the provisions of the certificate of incorporation.

Gentiva’s certificate of incorporation authorizes 125,000,000 shares, consisting of 100,000,000 shares of common stock, $0.10 par value, and 25,000,000 preferred shares, $0.01 par value. Kindred’s certificate of incorporation authorizes 176,000,000 shares, consisting of 175,000,000 shares of common stock, $0.25 par value, and 1,000,000 shares of preferred stock, $0.25 par value.

Both companies’ certificate of incorporation authorizes the board to determine the rights and preferences of preferred stock and issue such preferred stock.

Election of Directors

Delaware. The DGCL provides that stockholders of a corporation do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation of the corporation.

Each nominee for a director is elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided that in contested elections, directors are elected by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote. The stockholders do not have cumulative voting rights.

Vacancies on the Board

Delaware. The DGCL provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors to be elected by the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office although less than a quorum or by a sole remaining director, unless the certificate of incorporation or the bylaws of a corporation provide otherwise.

If the office of any director becomes vacant (due to resignation, removal or otherwise), the remaining directors in office, though less than a quorum, by a majority vote, or the holders of a majority of all the shares of voting stock outstanding, may appoint any qualified person to fill such vacancy. Any directors elected or appointed to fill a vacancy shall hold office until the next annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Notice of Stockholders Meetings	Both companies have to give written notice of any meeting not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Stockholder Nominees for Board of Directors	The bylaws of both companies provide that nominations of persons for election to the board of directors may be made (a) by or at the direction of the board or (b) by any stockholder entitled to vote for the election of directors at such meeting, provided that the stockholder complies with the conditions and procedures set forth in the bylaws. Such bylaw provisions relate to, among other things, timing of nominations and the requirement to provide certain information about the proponent and nominee.

Stockholder Proposals (other than Nomination of Candidates to the Board of Directors)	The bylaws of both companies provide that a stockholder may submit matters for a stockholder meeting only if such stockholder complies with the conditions and procedures set forth in the bylaws. Such bylaw provisions relate to, among other things, the timing of submitting the proposal and the requirement to provide certain information about the proponent.

No Classified Board	Neither the Kindred board of directors nor the Gentiva board of directors is divided into classes.

Director and Officer Liability and Indemnification

The certificates of incorporation and/or bylaws of both companies, in compliance with DGCL, provide for the following rights with respect to the liability of directors and officers:

•   The directors of both companies are not liable to the company to the fullest extent permitted by Delaware law;

•   The companies will indemnify, to the fullest extent permitted by law, any person who incurs losses by reason of the fact that he is or was a director or officer;

•   Both companies will provide advances for reimbursement of expenses incurred by directors and officers in defending any action, suit or proceeding for which the company has a duty to indemnify the director or officer, subject to repayment of such expenses if it shall ultimately be determined that such person is not entitled to be indemnified; and

•   Both companies are entitled to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the company.

Rights of Dissenting Stockholders

The DGCL provides that appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, the DGCL does not provide for appraisal rights in connection with such mergers or consolidations if (1) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders or (2) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. However, notwithstanding the foregoing, the DGCL provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of a merger agreement to accept for such stock anything except (1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (2) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (3) cash in lieu of fractional shares or fractional depository receipts as described above, or (4) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. See “Summary—Appraisal Rights” beginning on page 17 and “The Merger—Gentiva Stockholders’ Rights of Appraisal” beginning on page 83. The DGCL does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide.

The DGCL provides, among other procedural requirements for the exercise of the appraisal rights, that a stockholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of stockholders.

The appraisal rights of Kindred and Gentiva stockholders are governed in accordance with the DGCL.

Preemptive Rights of Stockholders	The DGCL provides that no stockholder shall have any preemptive rights to purchase additional securities of a corporation unless the corporation’s certificate of incorporation expressly grants such rights. The certificates of incorporation of neither Kindred nor Gentiva grant any preemptive rights to their respective stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Kindred and Gentiva incorporated by reference in this proxy statement/prospectus, and has been prepared to reflect the merger. The unaudited pro forma condensed combined balance sheet is presented as if the merger and the related financing transactions (as defined below), which, collectively, we refer to as the Gentiva transaction, had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 were prepared assuming the Gentiva transaction and other events described below occurred on January 1, 2013. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Gentiva have been adjusted to reflect certain reclassifications to conform to Kindred’s financial statement presentation. The “financing transactions” refer to the following transactions that have occurred or are expected to occur in connection with the merger: (i) Kindred’s issuance of 172,500 tangible equity units, (ii) Kindred’s issuance of 5,395,759 shares of Kindred common stock, (iii) Kindred’s amendment to its existing credit facilities and planned borrowing of approximately $164 million under Kindred’s existing asset-based revolving credit facility, dated as of June 1, 2011, as amended and restated from time to time, which we refer to as the ABL facility, and (iv) Kindred’s issuance of $1.35 billion aggregate principal amount of the senior notes that closed on December 18, 2014.

In addition to those pro forma adjustments directly linked to the Gentiva transaction, the unaudited pro forma results of operations for the year ended December 31, 2013 include pro forma adjustments related to Gentiva’s acquisition of Harden (which we refer to as the Harden acquisition), and the unaudited pro forma results of operations for both the year ended December 31, 2013 and the nine months ended September 30, 2014 include pro forma adjustments related to the effect of Kindred’s refinancing of certain debt obligations that occurred in April 2014 (which we refer to as the April 2014 refinancing) and Kindred’s common stock offering in June 2014 (which we refer to as the June 2014 equity offering).

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Kindred and Gentiva been a combined company during the periods specified or the other transactions as previously described.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information and the following historical consolidated financial statements and accompanying notes of Kindred and Gentiva for the applicable periods, which are incorporated by reference in this proxy statement/prospectus:

•	Historical financial statements and related notes of Kindred for the year ended December 31, 2013, included in Kindred’s Current Report on Form 8-K filed with the SEC on November 14, 2014, and for the nine months ended September 30, 2014, included in Kindred’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014.

•	Historical financial statements and related notes of Gentiva for the year ended December 31, 2013, included in Gentiva’s Annual Report on Form 10-K/A filed with the SEC on November 14, 2014, and for the nine months ended September 30, 2014, included in Gentiva’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014.

•	Historical financial statements of Harden for the year ended December 31, 2012 and for the nine months ended September 30, 2013, included in Gentiva’s Current Report on Form 8-K/A filed with the SEC on December 23, 2013, including any related pro forma adjustments presented in the Form 8-K/A filing.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP. The acquisition accounting for certain items, including property and equipment, identifiable intangible assets, leasehold interests and noncontrolling interests, are preliminary and dependent upon certain valuations and other studies that have not been finalized and are subject to subsequent adjustments. For purposes of this unaudited pro forma condensed combined financial information, the merger consideration has been preliminarily allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon current estimates of fair value. Any excess of the merger consideration over the fair value of Gentiva’s identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations and other analyses that cannot be completed prior to the completion of the merger. The actual amounts recorded at the completion of the merger may differ materially from the information and those differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial performance. The unaudited pro forma condensed combined statements of operations do not include expenses and certain write-offs related to debt refinancing that Kindred expects to incur in connection with the Gentiva transaction, which are estimated to be approximately $157 million as of the date of this proxy statement/prospectus. The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities.

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(in thousands)

	Historical				Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications		Merger related financing(k)	Allocation of Merger Consideration		Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$81,784	$114,206	$—		$(1,915,451)	$—		$73,495
					1,792,956
Cash-restricted	2,390	—	—		—	—		2,390
Insurance subsidiary investments	95,425	—	—		—	—		95,425
Accounts receivable less allowance for loss	980,723	285,718	(47,919	)(a)	—	—		1,224,380
			5,858	(b)
Inventories	25,952	—	—		—	—		25,952
Deferred tax assets	57,577	24,270	—		—	—		81,847
Income taxes	35,779	—	11,435	(c)	46,967	—		94,181
Other	42,727	48,776	(5,858	)(b)	—	—		74,210
			(11,435	)(c)

	1,322,357	472,970	(47,919)		(75,528)	—		1,671,880

Property and equipment, net	905,968	42,048	—		—	16,830	(l)	964,846
Goodwill	995,240	374,024	—		—	(374,024	)(l)	2,371,905
						1,376,665	(l)
Intangible assets less accumulated amortization	405,900	247,033	—		—	92,431	(l)	745,364
Notes receivable from third party	—	25,000	—		—	—		25,000
Assets held for sale	2,222	—	—		—	—		2,222
Insurance subsidiary investments	158,394	—	—		—	—		158,394
Investment in Gentiva	—	—	—		739,312	(739,312	)(m)	—
Other	234,707	64,151	—		1,043	(1,190	)(n)	303,829
					29,558
					(24,440)

Total Assets	$4,024,788	$1,225,226	$(47,919)		$669,945	$371,400		$6,243,440

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$158,397	$16,370	$—		$—	$—		$174,767
Salaries, wages and other compensation	346,957	45,736	12,823	(d)	—	—		473,376
			67,860	(e)
Deferred revenue	—	47,919	(47,919	)(a)	—	—		—
Due to third party payors	47,320	—	17,640	(f)	—	—		64,960
Professional liability risks	66,974	—	10,402	(g)	—	—		77,376
Other accrued liabilities	138,620	—	46,216	(h)	—	(3,601	)(o)	200,297
			19,014	(i)
			48	(j)
Medicare liabilities	—	17,640	(17,640	)(f)	—	—		—
Obligations under insurance programs	—	78,310	(10,402	)(g)	—	—		—
			(67,860	)(e)
			(48	)(j)
Accrued nursing home costs	—	19,014	(19,014	)(i)	—	—		—
Long-term debt due within one year	10,233	51,138	—		(51,138)	—		21,824
					11,591
Accrued interest expense	—	7,788	—		(7,788)	—		—
Other	—	59,039	(12,823	)(d)	—	—		—
			(46,216	)(h)

	768,501	342,954	(47,919)		(47,335)	(3,601)		1,012,600

Long-term debt	1,484,436	1,105,750	—		(1,124,450)	18,700	(l)	3,021,508
					1,350,000
					23,182
					163,890
Professional liability risks	243,496	—	—		—	—		243,496
Deferred tax liabilities	7,683	6,264	—		—	60,148	(l)	74,095
Deferred credits and other liabilities	217,218	55,456	—		(7,741)	7,143	(l)	272,076
Equity:
Stockholders’ equity:
Common stock, par value	16,153	3,827	—		1,349	(3,827	)(p)	19,900
					2,398
Capital in excess of par value	1,357,134	466,777	—		105,217	(466,777	)(p)	1,775,727
					184,310
					137,727
					(4,132)
					(4,529)
Accumulated other comprehensive loss	(905)	—	—		—	—		(905)
Treasury stock	—	(19,165)	—		—	19,165	(p)	—
Accumulated deficit	(112,044)	(740,449)	—		(109,941)	740,449	(p)	(221,985)

	1,260,338	(289,010)	—		312,399	289,010		1,572,737
Noncontrolling interests	43,116	3,812	—		—	—		46,928

Total equity	1,303,454	(285,198)	—		312,399	289,010		1,619,665

Total liabilities and equity	$4,024,788	$1,225,226	$(47,919)		$669,945	$371,400		$6,243,440

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(in thousands, except per share amounts)

	Historical		Gentiva Adjustments			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications (q)	Harden Acquisition	After giving effect to reclassifications and Harden Acquisition	April 2014 Refinancing (y)	Merger related financing		Allocation of Merger Consideration		Pro forma combined
Revenues	$4,835,585	$1,726,644	$—	$355,480	$2,082,124	$—	$—		$—		$6,917,709
Cost of services sold	—	942,180	(942,180)	—	—	—	—		—		—

	4,835,585	784,464	942,180	355,480	2,082,124	—	—		—		6,917,709
Salaries, wages and benefits	2,954,663	—	773,500	289,399	1,536,994	—	—		—		4,491,657
			474,095
Supplies	322,941	—	85,259	15,010	107,834	—	—		—		430,775
			7,565
Rent	311,526	—	43,370	8,957	52,327	—	—		(1,453	)(v)	362,400
Other operating expenses	965,760	—	82,713	19,548	259,049	—	—		—		1,224,809
			156,788
Other (income) expense	(1,442)	—	496	1,194	1,690	—	—		—		248
Impairment charges	77,193	612,380	—	—	612,380	—	—		—		689,573
Depreciation and amortization	154,206	—	708	6,582	31,203	—	—		(9,304	)(t)	179,754
			23,913						3,649	(u)
Interest expense	108,009	113,088	—	8,787	121,875	(107,130)	(121,875	)(aa)	—		224,779
						94,048	129,852	(aa)
Investment income	(4,046)	(2,704)	—	(32)	(2,736)	—	—		—		(6,782)
Selling, general and administrative	—	706,227	(706,227)	—	—	—	—		—		—

	4,888,810	1,428,991	942,180	349,445	2,720,616	(13,082)	7,977		(7,108)		7,597,213

Income (loss) from continuing operations before income taxes	(53,225)	(644,527)	—	6,035	(638,492)	13,082	(7,977)		7,108		(679,504)
Provision (benefit) for income taxes	(11,319)	(39,953)	—	1,872	(38,081)	5,148 (s)	(3,139	)(s)	2,797	(s)	(44,594)

Income (loss) from continuing operations	(41,906)	(604,574)	—	4,163	(600,411)	7,934	(4,838)		4,311		(634,910)
Earnings attributable to noncontrolling interests	(3,890)	(487)	—	—	(487)	—	—		—		(4,377)

Income (loss) attributable to Kindred from continuing operations	$(45,796)	$(605,061)	$—	$4,163	$(600,898)	$7,934	$(4,838)		$4,311		$(639,287)

Earnings (loss) per common share from continuing operations:
Basic	$(0.88)	$(18.94)									$(7.57	)(w)
Diluted	$(0.88)	$(18.94)									$(7.57	)(w)
Shares used in computing earnings (loss) per common share:
Basic	52,249	31,954					32,146	(w)			84,395
Diluted	52,249	31,954					32,146	(w)			84,395

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2014

(in thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications (r)	April 2014 Refinancing (z)	Merger related financing		Allocation of merger consideration		Pro forma combined
Revenues	$3,806,019	$1,483,551	$—	$—	$—		$—		$5,289,570
Cost of services sold	—	811,077	(811,077)	—	—		—		—

	3,806,019	672,474	811,077	—	—		—		5,289,570
Salaries, wages and benefits	2,300,567	—	682,472	—	—		—		3,372,115
			389,076
Supplies	242,176	—	68,062	—	—		—		313,927
			3,689
Rent	241,449	—	33,467	—	—		(1,090	)(v)	273,826
Other operating expenses	768,247	—	60,096	—	(5,279	)(x)	—		941,758
			120,997		(2,303	)(x)
Other (income) expense	(741)	490	(267)	—	—		—		(518)
Depreciation and amortization	117,802	—	447	—	—		(5,287	)(t)	130,325
			20,760				(3,397	)(u)
Interest expense	128,845	75,805	—	(82,087)	96,798	(aa)	—		167,135
				23,579	(75,805	)(aa)
Investment income	(2,975)	(1,899)	—	—	—		—		(4,874)
Selling, general and administrative	—	567,722	(567,722)	—	—		—		—

	3,795,370	642,118	811,077	(58,508)	13,411		(9,774)		5,193,694

Income from continuing operations before income taxes	10,649	30,356	—	58,508	(13,411)		9,774		95,876
Provision for income taxes	3,582	12,499	—	23,023 (s)	(5,277	)(s)	3,900	(s)	37,727

Income from continuing operations	7,067	17,857	—	35,485	(8,134)		5,874		58,149
Earnings attributable to noncontrolling interests	(13,729)	(170)	—	—	—		—		(13,899)

Income (loss) attributable to Kindred from continuing operations	$(6,662)	$17,687	$—	$35,485	$(8,134)		$5,874		$44,250

Earnings (loss) per common share from continuing operations:
Basic	$(0.12)	$0.49							$0.51 (w)
Diluted	$(0.12)	$0.48							$0.50 (w)
Shares used in computing earnings (loss) per common share:
Basic	56,443	36,285			28,706	(w)			85,149
Diluted	56,443	37,052			30,070	(w)			86,513

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 1—Basis Of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting.

The accompanying unaudited pro forma condensed combined financial information presents the pro forma combined financial position and results of operations based upon the historical audited financial statements for the year ended December 31, 2013 and unaudited financial statements as of and for the nine months ended September 30, 2014, after giving effect to the Gentiva transaction, the Harden acquisition, the April 2014 refinancing and the June 2014 equity offering. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statements of operations include the effects of any items directly attributable to these transactions that are not expected to have a continuing impact on the combined results of operations. The effects of the April 2014 refinancing, the June 2014 equity offering and the Harden acquisition have been shown separately as these transactions have already occurred.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Gentiva transaction as if the merger and the related financing transactions have been consummated on September 30, 2014, and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available. The unaudited pro forma condensed combined statements of operations give effect to all of the above transactions as if they had been consummated on January 1, 2013.

Note 2—Preliminary Allocation of Merger Consideration

On October 9, 2014, Kindred and Gentiva entered into the merger agreement. Each share of Gentiva common stock outstanding immediately prior to the effective time (subject to certain exceptions) will be converted into the right to receive $14.50 in cash, without interest, and 0.257 of a share of Kindred common stock. No fractional shares of Kindred common stock will be issued in the merger and Gentiva stockholders will receive cash in lieu of fractional shares. The value of the stock consideration portion of the merger consideration is subject to change based upon changes in the market price of Kindred common stock prior to the closing of the merger. The total value of the transaction, including the assumption and refinancing of Gentiva long-term debt and financing and transaction costs, is approximately $2.1 billion.

Upon completion of the merger, Gentiva stockholders will own approximately 12% of Kindred’s outstanding common stock including 5.4 million shares issued during the common stock offering and assuming 9.6 million shares issued directly to Gentiva stockholders.

Kindred has obtained a financing commitment from the debt commitment parties in connection with the merger. These funds, along with the proceeds from the issuance of the senior notes, Kindred common stock and the tangible equity units in the public market, and existing cash balances are expected to be sufficient to fund the cash consideration to Gentiva stockholders, refinance Gentiva’s revolving credit, term loan facilities and notes, and pay transaction costs. Subject to certain conditions, Kindred expects to have in place approximately $3.6 billion of long-term financing, of which $3.0 billion is expected to be outstanding upon the consummation of the merger.

Each tangible equity unit is comprised of one share of mandatory redeemable preferred stock, Series A of Kindred (which we refer to as the mandatory redeemable preferred stock) and a prepaid stock purchase contract issued by Kindred (which we refer to as the purchase contract). The purchase contracts were recorded as capital in excess of par value, net of issuance costs, and the mandatory redeemable preferred stock have been recorded as long-term debt due to the mandatory redemption feature. Issuance costs associated with the debt component were recorded as deferred financing costs and are being amortized using the effective interest rate method over the term of the instrument. Proceeds from the issuance of the tangible equity units were allocated to equity and debt based on the relative fair values of the respective components of each tangible equity unit. Dividends on the mandatory redeemable preferred stock are treated as interest expense as the preferred stock is classified as debt.

An estimate of the merger consideration paid to Gentiva stockholders at the effective time and a preliminary allocation of the merger consideration to the assets to be acquired and the liabilities to be assumed follows (in thousands, except per share and per option amounts):

Estimate of Merger Consideration:
Cash consideration:
Shares eligible at November 13, 2014 for merger consideration	37,328
Cash consideration	$14.50

541,256
Gentiva employee stock options outstanding as of November 13, 2014	1,807
Weighted average intrinsic value per outstanding Gentiva stock option as of December 3, 2014	$6.28

Cash buyout of stock options	11,348

Total cash consideration	552,604
Kindred equity consideration:
Gentiva common stock and unvested restricted stock outstanding as of November 13, 2014	37,328
Exchange ratio	0.257

Assumed Kindred common stock to be issued	9,593
Kindred closing price per share as of December 3, 2014	$19.15

Stock based equity consideration	183,706
Fair value of replacement stock options	3,002

Total equity consideration	186,708

Total merger consideration	$739,312

Allocation of merger consideration to assets acquired and liabilities assumed:

	Historical balances of Gentiva as of September 30, 2014	Fair value adjustments	Allocation of Merger Consideration
Cash and cash equivalents	$114,206	$—	$114,206
Accounts receivable	285,718	—	285,718
Deferred tax assets	24,270	—	24,270
Other current assets	48,776	—	48,776
Property and equipment	42,048	16,830	58,878
Identifiable intangible assets	247,033	92,431	339,464
Other assets	89,151	(1,190)	87,961
Current portion of long-term debt	(51,138)	—	(51,138)
Accounts payable and other current liabilities	(291,816)	3,601	(288,215)
Long-term debt, less current portion	(1,105,750)	(18,700)	(1,124,450)
Deferred tax liabilities	(6,264)	(60,148)	(66,412)
Other liabilities	(55,456)	(7,143)	(62,599)
Noncontrolling interests	(3,812)	—	(3,812)

Total identifiable net assets	(663,034)		(637,353)
Goodwill	374,024		1,376,665

Net assets	$(289,010)		$739,312

A change of $1 in the price of Kindred common stock would increase or decrease the equity consideration including unvested employee restricted shares and employee stock option consideration, by approximately $10 million, which would result in a corresponding adjustment to goodwill.

The final merger consideration allocation for certain items, including property and equipment, identifiable intangible assets, leasehold interests, debt and noncontrolling interests, are preliminary and dependent upon certain valuations and other studies that have not been finalized and are subject to subsequent adjustments. The actual amounts recorded at the completion of the merger may differ materially from the information presented herein.

Note 3—Reclassification and Pro Forma Adjustments

The unaudited pro forma condensed combined financial information includes the following reclassification adjustments to conform the Gentiva balance sheet and statements of operations to Kindred’s presentation, and pro forma adjustments to give effect to the April 2014 refinancing and the Gentiva transaction.

In addition, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 includes pro forma adjustments to incorporate the operating results of Harden for the nine months ended September 30, 2013 as the acquisition of Harden was not consummated by Gentiva until October 18, 2013. These adjustments were included in order to incorporate a full year of Harden’s operations into Gentiva’s statement of operations for the year ended December 31, 2013 and should be read in conjunction with Gentiva’s Form 8-K/A filed with the SEC on December 23, 2013.

Unaudited pro forma condensed combined balance sheet adjustments

a)	To reclassify $47.9 million of Gentiva deferred revenue to accounts receivable.

b)	To reclassify $5.9 million of Gentiva third party receivables from other current assets to accounts receivable.

c)	To reclassify $11.4 million of Gentiva income tax receivables from other current assets to income taxes.

d)	To reclassify $12.8 million of Gentiva accrued incentive compensation from other accrued expenses to salaries, wages and other compensation.

e)	To reclassify $67.9 million of Gentiva workers compensation and health liabilities from obligations under insurance programs to salaries, wages and other compensation.

f)	To reclassify $17.6 million of Gentiva Medicare liabilities to due to third party payors.

g)	To reclassify $10.4 million of Gentiva professional liability risks from obligations under insurance programs to professional liability risks.

h)	To reclassify $46.2 million of Gentiva other current liabilities to other accrued liabilities.

i)	To reclassify $19.0 million of Gentiva accruals from accrued nursing home costs to other accrued liabilities.

j)	To reclassify $0.05 million of Gentiva accruals from obligations under insurance programs to other accrued liabilities

k)	The unaudited pro forma condensed combined financial information assumes, based upon management’s current expectations, that the financing transactions are completed prior to consummation of the proposed merger. Kindred expects to pay financing costs of $29.6 million related to executing these debt instruments that will be amortized over the terms of the loans.

For purposes of the unaudited pro forma condensed combined financial information, Kindred has assumed the Gentiva transaction financing will consist of the following:

1)	an assumed $122.5 million in excess cash;

2)	an assumed $1.35 billion aggregate principal amount of the senior notes;

3)	the sale of 5.4 million shares of Kindred common stock at the price of $19.75 per share resulting in gross proceeds of $106.6 million;

4)	the issuance of 9.6 million shares of Kindred common stock directly to Gentiva stockholders;

5)	the sale of $172.5 million of tangible equity units, comprised of $34.8 million of mandatory redeemable preferred stock and $137.7 million of purchase contracts. For accounting purposes, the purchase contracts are recorded as capital in excess of par value, net of issuance costs, and the mandatory redeemable preferred stock is recorded as long-term debt due to the mandatory redemption feature. Issuance costs associated with the debt component were recorded as deferred financing costs and are being amortized using the effective interest rate method over the term of the instrument. Proceeds from the issuance of the tangible equity units were allocated to equity and debt based on the relative fair values of the respective components of each tangible equity unit. Dividends on the mandatory redeemable preferred stock are recorded as interest expense as the preferred stock is classified as debt; and

6)	an assumed draw of approximately $163.9 million of Kindred’s current ABL facility.

The actual terms of the Gentiva transaction financing may change materially from the assumptions described above. Changes in assumptions described above would result in changes to various components of the unaudited pro forma condensed combined balance sheet including, long-term debt and stockholders’ equity, and various components of the unaudited pro forma condensed combined statements of operations, including interest expense and earnings per share. Depending upon the nature of the changes, the impact on the unaudited pro forma condensed combined financial information could be material.

Based on the assumptions outlined above, the following table outlines the anticipated sources and uses of funds (in thousands, except per share amounts):

Financing sources:
Excess cash		$122,495
New debt:
$1.35 billion senior notes		1,350,000
Tangible equity units debt portion:
Long-term debt	$23,182
Current portion of long-term debt	11,591	34,773

Existing ABL facility draw		163,890
Equity exchanged and issued:
Equity issued to open market:
Kindred common stock, $0.25 par value	1,349
Capital in excess of par value	105,217	106,566

Equity exchanged:
Kindred common stock, $0.25 par value	2,398
Capital in excess of par value	184,310	186,708

Tangible equity units equity portion (capital in excess of par value)		137,727

		$2,102,159

Financing uses:
Consideration to acquire Gentiva (see Note 2):
Cash consideration	$552,604
Equity consideration	186,708	$739,312

Retirement of Gentiva debt:
Long-term debt	1,105,750
Current portion of long-term debt	51,138
Call premium on Gentiva’s unsecured senior notes	18,700
Accrued interest	7,788
Unamortized debt discount	6,368	1,189,744

Long-term debt financing fees		29,558
Tangible equity units financing fees debt portion (accounted for as deferred financing cost)		1,043
Tangible equity units financing fees equity portion (accounted for as reduction to equity)		4,132
Equity to market issuance fee (accounted for as reduction to equity)		4,529
Settlement of Gentiva’s long-term incentive plan		7,741
Expenses paid at closing		126,100

		$2,102,159

Expenses related to merger closing:
Cash payments:
Legal and professional fees		$74,100
Employee change in control payments		35,000
Bridge loan facility commitment fee		17,000

		126,100
Non-cash write-offs:
Gentiva deferred financing costs		24,440
Gentiva unamortized debt discount		6,368

		30,808

		156,908
Income tax benefit (1)		(46,967)

Charge to retained earnings		$109,941

(1)	The combined company estimated statutory income tax rate of 39.35% was only applied to expenses related to the merger that are expected to be deductible for income tax purposes.

l)	To adjust the tangible and identifiable intangible assets acquired and liabilities assumed based upon preliminary estimates of fair value and eliminate historical Gentiva balances. To record a fair value adjustment related to Gentiva’s unsecured senior notes of $18.7 million based on trading value. The preliminary estimates of fair value for property and equipment and identifiable intangible assets follow (in thousands):

Property and equipment:	Historical net book value as of September 30, 2014	Estimated fair value (1)	Estimated fair value adjustment
Land and land improvements	$595	$595	$—
Buildings and improvements	8,503	15,313	6,810
Software and equipment	32,124	42,144	10,020
Construction in progress	826	826	—

	$42,048	$58,878	$16,830

(1)	Fair value is determined based upon a valuation report as of June 30, 2014, along with any subsequent additions or disposals in the period from July 1, 2014 to September 30, 2014.

Identifiable intangible assets and liabilities:	Estimated fair value
Indefinite lived:
Licenses and certificates of need	$317,710
Finite lived:
Trade name	17,700
Leasehold interest	2,124
Legacy non-compete agreements	1,930

$339,464

Leasehold interest liability	$(7,143)

The excess of the merger consideration over the fair value of Gentiva’s identifiable net assets of $1.4 billion is recorded as goodwill. See Note 2.

Adjustments to deferred tax liabilities related to the tax effect of fair value adjustments (in thousands):

Property and equipment	$6,555
Identifiable intangible assets and liabilities	53,593

$60,148

m)	To allocate the total merger consideration paid to Gentiva stockholders to the assets acquired and liabilities assumed. See Note 2.

n)	To eliminate $1.2 million of net unfavorable operating lease obligations recorded by Gentiva related to the Harden acquisition.

o)	To eliminate $3.6 million of deferred rent liabilities related to straight-line rent accruals. In subsequent periods following the date of the merger, lease payments that are not contingent will continue to be accounted for on a straight-line basis.

p)	To eliminate the historical stockholders’ equity balances of Gentiva.

Unaudited pro forma condensed combined statements of operations adjustments

q)	To reclassify Gentiva’s statement of operations for the year ended December 31, 2013 to conform to Kindred’s presentation (in thousands):

	Cost of services sold	Selling, general and administrative	Total expenses
Salaries, wages and benefits	$773,500	$474,095	$1,247,595
Supplies	85,259	7,565	92,824
Rent	—	43,370	43,370
Other operating expenses	82,713	156,788	239,501
Other income (expense)	—	496	496
Depreciation and amortization	708	23,913	24,621
Selling, general and administrative expenses	—	(706,227)	(706,227)
Cost of services sold	(942,180)	—	(942,180)

	$—	$—	$—

r)	To reclassify Gentiva’s statement of operations for the nine months ended September 30, 2014 to conform to Kindred’s presentation (in thousands):

	Cost of services sold	Selling, general and administrative	Total expenses
Salaries, wages and benefits	$682,472	$389,076	$1,071,548
Supplies	68,062	3,689	71,751
Rent	—	33,467	33,467
Other operating expenses	60,096	120,997	181,093
Other income (expense)	—	(267)	(267)
Depreciation and amortization	447	20,760	21,207
Selling, general and administrative expenses	—	(567,722)	(567,722)
Cost of services sold	(811,077)	—	(811,077)

	$—	$—	$—

s)	To adjust the income tax provision to reflect the pro forma combined company estimated statutory income tax rate of 39.35%.

t)	To adjust depreciation expense based upon the estimated fair value of the property and equipment related to each asset’s estimated remaining useful life (dollars in thousands):

	As of September 30, 2014				Depreciation expense
	Historical net book value	Estimated fair value adjustment	Estimated fair value	Estimated remaining useful life	Year ended December 31, 2013	Nine months ended September 30, 2014
Land and land improvements	$595	$—	$595		$—	$—
Buildings and improvements	8,503	6,810	15,313	(1)	1,764	1,323
Software and equipment	32,124	10,020	42,144	4	10,536	7,902
Construction in progress	826	—	826		—	—

	$42,048	$16,830	$58,878	9	12,300	9,225

Historical Gentiva depreciation expense					21,604	14,512

Depreciation expense adjustment					$(9,304)	$(5,287)

(1)	Gentiva possesses a $3.9 million building improvement asset which is depreciated using a life of 30 years. The remaining portion of the buildings and improvements assets are depreciated using a useful life of 7 years.

u)	To adjust intangible assets amortization expense based upon the estimated fair value of finite-lived intangible assets (dollars in thousands):

	As of September 30, 2014		Amortization expense
	Estimated fair value	Estimated weighted average useful life	Year ended December 31, 2013	Nine months ended September 30, 2014
Trade name	$17,700	(1)	$12,390	$2,655
Legacy non-compete agreements	1,930	2.25	858	643

	$19,630		13,248	3,298

Historical Gentiva amortization expense			9,599	6,695

Amortization expense adjustment			$3,649	$(3,397)

(1)	Amortization expense of 70% in year one, 20% in year two and 10% in year three is applied for the trade name based upon the assumed usage of this asset over a 3 year life.

v)	To amortize the fair market value of leasehold interest assets and liabilities acquired over their remaining lease term in the amounts of $1.5 million and $1.1 million for the year ended December 31, 2013 and for the nine months ended September 30, 2014 respectively.

w)	Pro forma earnings (loss) from continuing operations per common share attributable to Kindred are based upon the weighted average number of common shares outstanding. On June 25, 2014, Kindred sold 9.0 million shares of Kindred common stock in the public market and on July 14, 2014, an additional 0.7 million shares of Kindred common stock were sold to the underwriters pursuant to the exercise of their option to purchase additional shares. While the share issuance is included in Kindred’s September 30, 2014 balance sheet, for pro forma earnings (loss) per share, the earnings (loss) per share calculations assume this Kindred common stock issuance occurred on January 1, 2013. The weighted average number of shares outstanding reflect the elimination of Gentiva common stock and also includes 5.4 million shares issued during an additional Kindred common stock offering, 9.6 million shares issued directly to Gentiva stockholders, and shares related to the tangible equity units. The tangible equity units are assumed to be settled at the minimum settlement rate for weighted average shares for basic calculation of pro forma earnings (loss) from continuing operations per common share, which totaled 7.4 million shares. The diluted calculation of pro forma earnings (loss) from continuing operations per common share includes the dilutive effect of Kindred’s stock options and the dilutive effect of the tangible equity units which are assumed to be settled at the maximum settlement rate, which resulted in incremental shares of 1.3 million. Kindred follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. A computation of pro forma earnings (loss) from continuing operations per common share follows for the year ending December 31, 2013 and for the nine months ended September 30, 2014 respectively (in thousands, except per share amounts).

For the year ended December 31, 2013:	Basic	Diluted
Pro forma loss:
Loss attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$(639,287)	$(639,287)
Allocation to participating unvested restricted stockholders	—	—

Available to common stockholders	$(639,287)	$(639,287)

Shares used in the computation:
Weighted average share outstanding—basic computation	84,395	84,395

Dilutive effect of Kindred employee stock options		—
Dilutive effect of Kindred performance-based restricted shares		—

Adjusted weighted average shares outstanding—diluted computation		84,395

Pro forma loss from continuing operations per common share	$(7.57)	$(7.57)

For the nine months ended September 30, 2014:	Basic	Diluted
Pro forma earnings:
Income attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$44,250	$44,250
Allocation to participating unvested restricted stockholders	(848)	(835)

Available to common stockholders	$43,402	$43,415

Shares used in the computation:
Weighted average share outstanding—basic computation	85,149	85,149

Dilutive effect of tangible equity units		1,301
Dilutive effect of Kindred employee stock options		63

Adjusted weighted average shares outstanding—diluted computation		86,513

Pro forma income from continuing operations per common share	$0.51	$0.50

x)	To eliminate $5.3 million of direct incremental costs of the merger that are reflected in the historical statement of operations of Kindred, and to eliminate $2.3 million of direct incremental costs of the merger that are reflected in the historical statement of operations of Gentiva.

y)	To eliminate historical interest expense and deferred financing cost amortization and recalculate interest expense based upon the new terms for the year ended December 31, 2013 related to the April 2014 refinancing (dollars in thousands):

	Interest expense	Deferred cost amortization	Total decrease to interest expense
Historical Kindred interest expense eliminated	$95,243	$11,887	$107,130

New interest expense:	Interest expense	Deferred cost amortization	Total increase to interest expense
$750 million revolving credit facility	$9,298	$3,553	$12,851
$1 billion term loan	40,402	4,152	44,554
$500 million senior unsecured notes	31,875	1,168	33,043
Interest rate swap	3,600	—	3,600

	$85,175	$8,873	$94,048

Interest rates and term:	Interest rate index and margin	Assumed rate	Term (years)
$750 million revolving credit facility (base rate)	N/A	4.50%	5
$750 million revolving credit facility	LIBOR (1) + 2.25%	2.44%	5
$1 billion term loan	LIBOR (2) + 3.00%	4.00%	7
$500 million senior unsecured notes	N/A	6.38%	8
Interest rate swap	N/A	1.867%	4

(1)	LIBOR—One month London Interbank Offered Rate
(2)	LIBOR—One month London Interbank Offered Rate with floor of 1.0%

z)	To eliminate historical interest expense and deferred financing cost amortization and recalculate interest expense based upon the new terms for the nine months ended September 30, 2014 related to the April 2014 refinancing (dollars in thousands):

	Interest expense	Deferred cost amortization	Total decrease to interest expense
Historical Kindred interest expense eliminated	$64,812	$17,275	$82,087

New interest expense:	Interest expense	Deferred cost amortization	Total increase to interest expense
$750 million revolving credit facility	$2,592	$888	$3,480
$1 billion term loan	9,900	1,038	10,938
$500 million senior unsecured notes	7,969	292	8,261
Interest rate swap	900	—	900

	$21,361	$2,218	$23,579

Interest rates and term:	Interest rate index and margin	Assumed rate	Term (years)
$750 million revolving credit facility (base rate)	N/A	4.25%	5
$750 million revolving credit facility	LIBOR (1) + 2.00%	2.19%	5
$1 billion term loan	LIBOR (2) + 3.00%	4.00%	7
$500 million senior unsecured notes	N/A	6.38%	8
Interest rate swap	N/A	1.867%	4

(1)	LIBOR—One month London Interbank Offered Rate
(2)	LIBOR—One month London Interbank Offered Rate with floor of 1.0%

aa)	To eliminate historical interest expense and deferred financing cost amortization related to Gentiva debt obligations that will be retired at the closing date of the merger, and to add the new interest expense and deferred financing cost amortization related to new debt, which are computed as follows (dollars in thousands):

Historical Gentiva interest expense eliminated:	Interest expense	Deferred cost amortization	Total decrease to interest expense
Year ended December 31, 2013	$91,075	$30,800	$121,875
Nine months ended September 30, 2014	$71,033	$4,772	$75,805

New interest expense:	Debt borrowings	Deferred costs related to financing	Interest expense	Deferred cost amortization	Total increase to interest expense
Year ended December 31, 2013:
$1.35 billion senior notes	$1,350,000	$29,558	$112,500	$4,735	$117,235
Tangible equity units debt portion	34,773	1,043	2,267	348	2,615
Existing ABL facility	163,890	—	7,477	—	7,477
$1 billion term loan amendment	—	—	2,525	—	2,525

	$1,548,663	$30,601	$124,769	$5,083	$129,852

Nine months ended September 30, 2014:
$1.35 billion senior notes	$1,350,000	$29,558	$84,375	$3,551	$87,926
Tangible equity units debt portion	34,773	1,043	1,146	261	1,407
Existing ABL facility	163,890	—	5,593	—	5,593
$1 billion term loan amendment	—	—	1,872	—	1,872

	$1,548,663	$30,601	$92,986	$3,812	$96,798

Interest rates and term:	Interest rate index and margin per commitment letter	Assumed rate at closing	Term (years)
$750 million senior notes	N/A	8.0%	5
$600 million senior notes	N/A	8.75%	8
Tangible equity units debt portion	N/A	7.5%	3
Existing ABL facility	N/A	4.5%	5

LEGAL MATTERS

The validity of the Kindred common stock to be issued in the merger will be passed upon for Kindred by Joseph L. Landenwich, Esq., Kindred’s Co-General Counsel and Corporate Secretary.

EXPERTS

The financial statements incorporated in this proxy statement/prospectus by reference to Kindred Healthcare Inc.’s Current Report on Form 8-K dated November 14, 2014 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Kindred Healthcare, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RehabCare Group, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, incorporated in this proxy statement/prospectus by reference to Kindred Healthcare Inc.’s Current Report on Form 8-K filed on October 4, 2011, have been incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in Kindred Healthcare Inc.’s Current Report on Form 8-K dated October 4, 2011, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2010 consolidated financial statements of RehabCare Group, Inc. refers to the adoption of FASB Financial Accounting Standard No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to Gentiva Health Services, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Gentiva Health Services, Inc.’s restatement of its financial statements as described in Note 2 to the financial statements, an adverse opinion on the effectiveness of internal control over financial reporting and an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Harden Healthcare Holdings, Inc. which Gentiva Health Services, Inc. acquired as of December 31, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Harden Healthcare Holdings, Inc. Net Assets Sold (Certain Assets, Liabilities and Operations Related to the Harden Home Health and Hospice Divisions) incorporated by reference in Gentiva Health Services, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) (Exhibits 99.1 and 99.2 only) filed on December 23, 2013, for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2014, certain information regarding the beneficial ownership of Gentiva common stock held by:

•	Gentiva’s named executive officers;

•	each current director;

•	each beneficial owner of more than five percent of Gentiva common stock; and

•	all of Gentiva’s executive officers and directors as a group.

For the purpose of the table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after December 15, 2014 through the exercise of stock options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Shares of Common Stock and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Common Stock Owned (if more than 1%)
David A. Causby	230,005	—
Jeff Shaner	214,175	—
Eric R. Slusser	424,946	1.1%
Tony Strange	1,072,799	2.8%
Rodney D. Windley (5)	550,718	1.5%
Robert S. Forman, Jr. (6)	118,361	—
Victor F. Ganzi (7)	173,678	—
R. Steven Hicks (8)	3,226,760	8.6%
Philip R. Lochner, Jr.	43,938	—
Stuart Olsten (9)	261,341	—
Sheldon M. Retchin	44,938	—
Raymond S. Troubh	198,739	—
BlackRock, Inc. (10) 40 East 52nd Street New York, NY 10022	2,745,002	7.3%
The Vanguard Group – 23 – 1945930 (11) 100 Vanguard Blvd. Malvern, PA 19355	2,090,598	5.6%
North Tide Capital, LLC (12) 500 Boylston Street Boston, MA 02116	2,000,000	5.3%
All executive officers and directors as a group (14 persons) (13)	6,971,988	18.0%

(1)	Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)	Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva’s 2004 Equity Incentive Plan: Mr. Causby—59,300; Mr. Shaner—61,300; Mr. Slusser—239,600; and Mr. Strange—369,950.
(3)	Includes beneficial ownership of the following number of shares acquired and currently held under Gentiva’s Employee Stock Purchase Plan, as amended: Mr. Causby—5,216; Mr. Shaner—344; and Mr. Strange—14,974.
(4)	Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Forman—43,938; Mr. Ganzi—68,245; Mr. Hicks—10,385; Mr. Lochner—43,938; Mr. Olsten—68,245; Dr. Retchin—43,938; Mr. Troubh—65,215; and Mr. Windley—35,415.

(5)	In addition to the shares referred to in footnote (4), Mr. Windley’s holdings include 54,345 shares owned directly and 460,958 shares owned indirectly through trusts.
(6)	In addition to the shares referred to in footnote (4), Mr. Forman’s holdings include 72,998 shares owned directly, 25 shares owned by his wife and 1,400 shares owned by his wife’s trust, as to which shares he disclaims beneficial ownership.
(7)	In addition to the shares referred to in footnote (4), Mr. Ganzi’s holdings include 52,633 shares owned directly and 52,800 shares owned indirectly through a trust.
(8)	In addition to the shares referred to in footnote (4), Mr. Hicks’ holdings include 2,279,698 shares owned directly, 484,715 shares owned indirectly through trusts, 441,962 shares over which he has voting control, as to which shares he disclaims beneficial ownership, and 10,000 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(9)	In addition to the shares referred to in footnote (4), Mr. Olsten’s holdings include 192,796 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(10)	The amount of shares shown is derived from Form 13F filed with the SEC covering the calendar quarter ended September 30, 2014. Information as to voting and investment power with respect to such shares was not available.
(11)	The amount of shares shown is derived from Form 13F filed with the SEC covering the calendar quarter ended September 30, 2014. Information as to voting and investment power with respect to such shares was not available.
(12)	The amount of shares shown is derived from Form 13F filed with the SEC covering the calendar quarter ended September 30, 2014. Information as to voting and investment power with respect to such shares was not available.
(13)	Includes 5,718,819 shares owned directly and indirectly by current executive officers and directors, 873,850 shares that may be acquired upon exercise of presently exercisable stock options and 379,319 shares representing shares deferred as share units.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Gentiva does not intend to hold an annual meeting in 2015 unless the merger is not completed.

If the merger is not completed and the Gentiva 2015 annual meeting is held, proposals of stockholders intended for inclusion in Gentiva’s proxy statement and form of proxy for Gentiva’s 2015 Annual Meeting of Shareholders must have been received in writing by November 25, 2014 at the Office of Secretary at Gentiva’s principal executive offices located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. In addition, notice of any proposal that a shareholder desires to propose for consideration or the nomination of any candidate for election as a director at the 2015 Annual Meeting of Shareholders must contain information as specified in Gentiva’s bylaws and must be received in writing by at the above address on or after January 7, 2015 and on or before February 6, 2015. In order for proposals of stockholders to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Gentiva’s Secretary at the address above by February 6, 2015.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple Gentiva shareholders sharing the same address. Gentiva will promptly deliver a separate copy of this proxy statement/prospectus to you if you direct your request to Office of Secretary, Telephone (770) 951-6450. If you want to receive separate copies of a Gentiva proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact Gentiva at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

Kindred and Gentiva separately file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room

100 F Street NE

Room 1024

Washington, D.C. 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. These filings made with the SEC are also available free to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. In addition, you may obtain free copies of the documents Kindred files with the SEC by going to Kindred’s website at www.kindredhealthcare.com under the heading “Investors” and then “SEC Filings.” You may obtain free copies of the documents Gentiva files with the SEC by going to Gentiva’s website at www.gentiva.com under the heading “Investors” and then “SEC Filings.” The Internet website addresses of Kindred and Gentiva are provided as inactive textual references only. The information provided on the Internet websites of Kindred and Gentiva, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated by reference.

Each of Kindred and Gentiva incorporates by reference into this proxy statement/prospectus the documents listed below, and any filings Kindred or Gentiva make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus until the date of the special meeting shall be deemed incorporated by reference into this proxy statement/prospectus. Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Kindred and Gentiva to incorporate information into this proxy statement/prospectus “by reference,” which means that Kindred and Gentiva can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this proxy statement/prospectus.

Kindred SEC Filings

The following documents, which were filed by Kindred with the SEC, are incorporated by reference into this proxy statement/prospectus (other than documents and information deemed furnished and not filed under SEC rules):

Kindred Filings (File No. 001-14057):	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2013, as filed on February 28, 2014 (certain items, including the financial statements and related audit report have been superseded by Kindred’s current report on Form 8-K filed on November 14, 2014).

Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2014, as filed on May 9, 2014, fiscal quarter ended June 30, 2014, as filed on August 11, 2014, fiscal quarter ended September 30, 2014, as filed on November 7, 2014.

Definitive Proxy Statement on Schedule 14A	Filed on April 3, 2014.

Current Reports on Form 8-K	Filed on October 4, 2011 (Exhibits 99.3 and 99.4 only), January 2, 2014, January 16, 2014, February 4, 2014, February 21, 2014 (Item 8.01 and Exhibit 99.2 only), March 26, 2014, March 27, 2014, March 28, 2014, April 14, 2014 (excluding Item 7.01 and Exhibit 99.1), April 17, 2014, May 8, 2014 (Item 8.01 and Exhibit 99.2 only), May 15, 2014 (Item 8.01 and Exhibit 99.2 only), May 23, 2014, June 3, 2014, June 16, 2014 (SEC Accession No. 0001193125-14-237656), June 16, 2014 (SEC Accession No. 0001193125-14-237710) (Item 8.01 and Exhibit 99.1 only), June 20, 2014, June 25, 2014, July 25, 2014, August 7, 2014 (Item 8.01 and Exhibit 99.2 only), October 9, 2014 (Item 8.01 only), October 14, 2014, October 23, 2014 (other than any portion of any documents not deemed to be filed); October 23, 2014, October 31, 2014, November 3, 2014, November 6, 2014 (SEC Accession No. 0001193125-14-398918), November 6, 2014 (SEC Accession No. 0001193125-14-399781) (Item 8.01 and Exhibit 99.2 only), November 12, 2014 (Item 1.01 only), November 14, 2014 (including a recast presentation of certain sections of Kindred Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013), November 20, 2014, November 25, 2014, December 8, 2014, December 12, 2014, December 15, 2014, December 17, 2014 and December 18, 2014.

Description of Kindred common stock contained in Kindred’s Current Report on Form 8-K filed with the SEC on June 16, 2014.

You can obtain a copy of any document incorporated by reference into this proxy statement/prospectus except for the exhibits to those documents from Kindred. You may also obtain these documents from the SEC or through the SEC’s website referred to above. Documents incorporated by reference are available from Kindred without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Kindred at the following address and telephone number:

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

If you would like to request documents, please do so by January 14, 2015, to receive them before the special meeting. If you request any of these documents from Kindred, Kindred will mail them to you by first-class mail, or similar means.

Gentiva SEC Filings

The following documents, which were filed by Gentiva with the SEC, are incorporated by reference into this proxy statement/prospectus (other than documents and information deemed to have been furnished and not filed under SEC rules):

Gentiva Filings (File No. 001-15669):	Period
Annual Report on Form 10-K/A	Fiscal year ended December 31, 2013, as filed on November 14, 2014.

Quarterly Reports on Form 10-Q or 10-Q/A	Fiscal quarter ended March 31, 2014, as filed on November 14, 2014 (Form 10-Q/A), fiscal quarter ended June 30, 2014, as filed on August 11, 2014 and Form 10-Q/A, as filed on August 13, 2014, and fiscal quarter ended September 30, 2014, as filed on November 14, 2014.

Definitive Proxy Statement on Schedule 14A	Filed on March 25, 2014.

Current Reports on Form 8-K	Filed on December 23, 2013 (Amendment No.1) (Exhibits 99.1 and 99.2 only), February 6, 2014, March 4, 2014, May 7, 2014, May 13, 2014, May 19, 2014, May 23, 2014, July 9, 2014, August 5, 2014, October 14, 2014 and November 6, 2014 (other than any portion of any documents not deemed to be filed).

You can obtain a copy of any document incorporated by reference into this proxy statement/prospectus, except for the exhibits to those documents, from Gentiva. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Gentiva without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Gentiva at the following address and telephone number:

Gentiva Health Services, Inc.

Office of Secretary

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339

(770) 951-6450

If you would like to request documents, please do so by January 14, 2015, to receive them before the special meeting. If you request any of these documents from Gentiva, Gentiva will mail them to you by first-class mail, or similar means.

Kindred has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Kindred and its affiliates, and Gentiva has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Gentiva and its affiliates.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus in voting your shares at the special meeting, as applicable. Neither Kindred nor Gentiva has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated December 18, 2014. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to Gentiva stockholders nor the consummation of the merger will create any implication to the contrary.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF GENTIVA COMMON STOCK AT THE SPECIAL MEETING. KINDRED HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 18, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

GENTIVA HEALTH SERVICES, INC.

and

KINDRED HEALTHCARE, INC.

and

KINDRED HEALTHCARE DEVELOPMENT 2, INC.

dated as of

October 9, 2014

i

ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of October 9, 2014, by and among Gentiva Health Services, Inc., a Delaware corporation (the “Company”), Kindred Healthcare, Inc., a Delaware corporation (“Parent”), and Kindred Healthcare Development 2, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $.10 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger; and

WHEREAS, simultaneously with the execution of this Agreement, each of Tony Strange, David Causby, Eric Slusser, John Camperlengo, Dr. Charlotte Weaver, Jeff Shaner, David Gieringer, Rodney Windley, Robert Forman, Jr., Victor Ganzi, R. Steven Hicks, Philip Lochner, Jr., Stuart Olsten, Sheldon Retchin and Raymond Troubh (together, the “Stockholder Parties”) is entering into an agreement (together, the “Voting Agreement”) pursuant to which, and subject to the terms thereof, the Stockholder Parties have agreed, among other things, to vote their respective shares of the capital stock of the Company, as applicable, in favor of the adoption of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9 a.m., New York City time on the third Business Day after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided, however, that notwithstanding the satisfaction or, to the extent permitted hereunder, waiver of all applicable conditions set forth in Article VI, neither Parent nor Merger Sub shall be obligated to effect the Closing prior to the third Business Day following the final day of the Marketing Period or such earlier date as Parent shall request on two Business Days prior written notice to the Company (but, subject in such case, to the satisfaction or, to the extent permitted hereunder, waiver of all applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions)). The Closing shall be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired in accordance with Section 2.01(a) and (ii) Dissenting Shares (as defined below)), including each DSU that is outstanding immediately prior to the Effective Time, will be converted into the right to receive (i) $14.50 in cash, without interest (the “Cash Consideration”) and, (ii) subject to Section 2.05, 0.257 of a validly issued, fully paid and nonassessable share of Parent Common Stock (the “Stock Consideration”). The shares of Parent Common Stock to be issued (which shall be in uncertificated form), and cash payable, upon the conversion of shares of Company Common Stock pursuant to this Section 2.01 and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.05 are referred to collectively as the “Merger Consideration”.

(c) Cancellation of shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(e) Restricted Shares. Notwithstanding anything in this Agreement to the contrary, (i) each share of Parent Common Stock issued pursuant to this Section 2.01 in respect of each award of restricted stock of the Company outstanding and not vested immediately prior to the Effective Time and which by its terms does not provide for the accelerated vesting solely because of a change in control of the Company (as defined in the applicable Company Stock Plan) (each, a “Company Restricted Share Award”) shall continue to have, and shall be subject to, the same terms and conditions (including vesting) as applied to the Company Restricted Share Award immediately prior to the Effective Time, including the terms and conditions set forth in the 2004 Equity Incentive Plan, (but, taking into account any changes thereto provided for in the Company Stock Plans, in any award agreement or in such Company Restricted Share Award by reason of this Agreement or the transactions contemplated by this Agreement, including the Merger) (a “Parent Restricted Share Award”) and (ii) the cash payable pursuant to this Section 2.01 in respect of each Company Restricted Share Award shall be subject to the same terms and conditions (including vesting) as applied to the Company Restricted Share Award immediately prior to the Effective Time, including the terms and conditions set forth in the 2004 Equity Incentive Plan, (but, taking into account any changes thereto provided for in the Company Stock Plans, in any award agreement or in such Company Restricted Share Award by reason of this Agreement or the transactions contemplated by this Agreement, including the Merger) and such cash shall not be automatically payable at the Effective Time, and shall instead become payable by Parent on the date that such cash becomes vested pursuant to the terms and conditions of the Company Restricted Share Award with respect to which it was issued (a “Parent Restricted Cash Award”). To the extent that any Company Restricted Share Award is, immediately prior to the Effective Time, subject to any performance-based vesting or other performance conditions, the Board of Directors of Parent (the “Parent Board”), or an applicable committee thereof, may, following the Effective Time make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Parent Restricted

Share Award and Parent Restricted Cash Award received by the holder of such Company Restricted Share Award, as the Parent Board (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by this Agreement, including the Merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable Company Stock Plans, such Parent Restricted Share Award and Parent Restricted Cash Award.

(f) Effect on Parent Capital Stock. At the Effective Time, each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of capital stock of Parent owned by the Surviving Corporation shall be surrendered to Parent without payment therefor.

Section 2.02 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”). On and after the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, subject to Section 2.02(b), the full number of shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock. On and after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit in trust, with the Exchange Agent, sufficient funds to pay the cash portion of the Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares and any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.02(c) (such shares of Parent Common Stock and cash provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, the “Payment Fund”) in amounts and at the times necessary for such payments. For the purposes of the initial deposit, Parent shall assume that there will not be any fractional shares of Parent Common Stock. Parent shall make available to the Exchange Agent, for addition to the Payment Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.05. Parent shall cause the Exchange Agent to deliver the Parent Common Stock and cash contemplated to be issued pursuant to Section 2.01 or Section 2.05 out of the Payment Fund. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses (other than wire transfer expenses), including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive (i) the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share, (ii) any dividends or distributions payable pursuant to Section 2.02(c) and (iii) cash in lieu of any fractional shares payable pursuant to Section 2.05 upon (x) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (y) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03 and Section 2.05, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger

Consideration payable or issuable in respect thereof, any dividends or distributions to be paid pursuant to Section 2.02(c) and cash in lieu of any fractional shares payable pursuant to Section 2.05. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment or issuance of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate formerly representing Company Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.05, until the surrender of such Certificate in accordance with this Article II. Subject to applicable Law, following surrender or transfer of any such Certificate or Book-Entry Share, there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or transfer, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.05 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to shares of Parent Common Stock.

(d) If any portion of the Merger Consideration is to be paid or issued to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment or issuance that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment or issuance shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment or issuance to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) All Merger Consideration paid or issued upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares (other than the right to receive any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.02(c)), and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.02(c). Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any portion of the Merger Consideration or the cash to be paid in accordance with this Article II (including any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.02(c)) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Merger Consideration or the cash to be paid in accordance with this Article II remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g) Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur (other than the issuance of additional shares of capital stock of Parent and the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. All fractional shares to which a single record holder of Company Common Stock would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (a) the fraction of a share of Parent Common Stock to which such holder is entitled (or would be entitled but for this Section 2.05) under Section 2.01(b) and (b) an amount equal to the average closing price per share of Parent Common Stock on the New York Stock Exchange (the “NYSE”) for the ten (10) consecutive trading day period ending on the trading day immediately prior to the Closing Date (the “Parent Closing Price”). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall make available such amounts, without interest, to the holders of Company Common Stock entitled to receive such cash.

Section 2.06 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding. In the case of any amounts properly withheld from any payments not consisting entirely of cash, Parent shall be treated as though it withheld an appropriate amount of Parent Common Stock otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such Parent Common Stock for an amount of cash equal to its fair market value at the time of such deemed sale and paid such cash proceeds to the holder of Company Common Stock in respect of which such deduction or withholding was made.

Section 2.07 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be delivered or paid in respect of the shares of Company Common Stock formerly represented by such Certificate, any dividends or distributions payable pursuant to Section 2.02(c) and cash in lieu of any fractional shares payable pursuant to Section 2.05, as contemplated under this Article II.

Section 2.08 Treatment of Stock Options and Other Stock-based Compensation.

(a) The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) with a per share exercise price that is less than the sum of the (1) product of the Stock Consideration multiplied by the Parent Closing Price and (2) the Cash Consideration (an “In-the-Money Option”), that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable (but if not vested, only if such Company Stock Option by its terms provides for accelerated vesting solely because of a change in control of the Company (as defined in the applicable Company Stock Plan)), shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the excess of (A) the sum of the (1) product of the Stock Consideration multiplied by the Parent Closing Price and (2) the Cash Consideration over (B) the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.06.

(b) The Company shall take all requisite action so that, at the Effective Time, (i) each Company Stock Option with a per share exercise price that is equal to or exceeds the sum of the (1) product of the Stock Consideration multiplied by the Parent Closing Price and (2) the Cash Consideration (an “Out-of-the-Money Option”), that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, and (ii) each In-the-Money Option that is outstanding immediately prior to the Effective Time, not vested and which by its terms does not provide for accelerated vesting solely because of a change in control of the Company (as defined in the applicable Company Stock Plan)) shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, new options to acquire shares of the common stock of Parent (the “New Parent Options”) (but shall be subject to the same terms and conditions (including vesting) as applied to such Company Stock Options immediately prior to the Effective Time, including the terms and conditions set forth in the 2004 Equity Incentive Plan), which shall be, to the extent vested, exercisable for the longer of (A) one year following the holder’s termination of employment (but not beyond the original full term of the award) or (B) such period of time as may be provided for in the plan under which the Out-of-the-Money Options being exchanged were granted. The number of shares of Parent Common Stock subject to each such New Parent Option shall be determined by multiplying the number of shares of the Company Common Stock underlying the

Company Stock Option immediately prior to the Effective Time by a fraction (the “Option Exchange Ratio”), the numerator of which is the sum of the (1) the product of the Stock Consideration multiplied by an amount equal to the Parent Closing Price and (2) the Cash Consideration and the denominator of which is the Parent Closing Price (rounded down to the nearest whole share). The exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) shall equal (x) the per share exercise price for the Company Common Stock otherwise purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (y) the Option Exchange Ratio; provided, that the exercise price and the number of shares of the Parent Common Stock subject to the New Parent Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of the Company Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. Notwithstanding the foregoing, Parent reserves the right to reduce the exercise price of the New Parent Options that are nonqualified stock options and adjust the number of the New Parent Options accordingly; provided, that the requirements of Section 409A and Treasury Regulation §409A-1(b)(5)(v)(D) are met; provided, further, that the exercise price of the New Parent Options shall not be less than twenty five percent (25%) of the Parent Closing Price. Furthermore, Parent may, in its sole discretion, elect to cancel without consideration the Out-of-the-Money Options held by any person whose employment or other provision of services terminates on or before the Closing Date (or by any employee of the Company who has received a notice of termination of employment prior to or on the Closing Date from the Company). As of the Effective Time, all Company Stock Options shall no longer be outstanding and shall automatically cease to exist and shall become only the right to receive the rights described in this Section 2.08(b), and, without limiting the foregoing, the Company Board and the Compensation Committee of such Company Board shall take all necessary action to effect such cancellation.

(c) During the two (2) week period immediately preceding the Effective Time (the “Blackout Period”), no holder of any Company Stock Option shall exercise, and the Company shall, in accordance with the terms and conditions of the Company Stock Plans prohibit the exercise of any Company Stock Option, whether exercisable or unexercisable or whether vested or unvested. In the event that the employment or other provision of services of any holder of Company Stock Options (a “Terminated Holder”) terminates during the Blackout Period, Parent may, in its sole discretion, elect to cancel the Company Stock Options held by a Terminated Holder (or by any employee of the Company who has received a notice of termination of employment prior to or on the Closing Date from the Company) in exchange for an amount in cash, with respect to each share of the Company Common Stock subject to such canceled Company Stock Option, equal to the excess, if any, of (i) the sum of (A) the product of the Stock Consideration multiplied by an amount equal to the Parent Closing Price and (B) the Cash Consideration over (ii) the per share exercise price of such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.06.

(d) The Company shall take all requisite action so that, at the Effective Time, each grant made through the date hereof pursuant to a Notice of Performance Cash Award under the Company’s 2004 Equity Incentive Plan, as amended and restated as of March 16, 2011, and as further amended by Amendment Nos. 1 and 2 thereto (each, a “Performance Cash Award”) and which by its terms provides for the accelerated vesting solely because of a change in control of the Company (as defined in the applicable Company Stock Plan), shall be accelerated, and the recipient of such grant shall be entitled to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the target award contemplated by such Notice of Performance Cash Award (unless such Notice of Performance Cash Award provides for the accelerated vesting of the Performance Cash Award at the maximum level in the event of a change in control of the Company (as defined in the applicable Company Stock Plan) in which case, an amount in cash, without interest, equal to the maximum award contemplated by such Notice of Performance Cash Award), less any Taxes required to be withheld in accordance with Section 2.06. At the Effective Time, each Performance Cash Award which by its terms does not provide for the accelerated vesting solely because of a change in control of the Company (as defined in the applicable Company Stock Plan), shall be converted into the right to receive a cash award from the Parent (a “Parent PCA Cash Award”) but shall be subject to the same terms and conditions (including vesting) as applied to the Performance Cash Award immediately prior to the Effective Time, including the terms and conditions set forth in the 2004 Equity Incentive Plan. To the extent that any Performance Cash Award is, immediately prior to the Effective Time, subject to any performance-based vesting or other performance conditions, the Parent Board, or an applicable committee thereof, may, following the Effective Time make such equitable adjustments, if any, to the applicable performance goals or conditions relating to the Parent PCA Cash Award received by the holder of such Performance Cash Award, as the Parent Board (or such committee thereof) may determine to be necessary or appropriate as a result of the consummation of the transactions contemplated by this Agreement, including the Merger, and, in each case, subject to and in accordance with the terms and conditions of the applicable Performance Cash Award and the applicable Company Stock Plan.

(e) As soon as practicable following the date of this Agreement, the Company shall take all reasonable actions, including adopting any necessary resolution, to (i) terminate the Company Employee Stock Purchase Plan (the “Company ESPP”) as of immediately prior to the Closing Date, (ii) ensure that no offering period shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the offering period in existence under the Company ESPP on the date of this Agreement, cause a new exercise date to be set under the Company ESPP, which date shall be the Business Day immediately prior to the anticipated Closing Date, (iv) prohibit participants in the Company ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the Company ESPP in accordance with the terms and conditions of the Company ESPP), and (v) provide that the amount of the accumulated contributions of each participant under the Company ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of Company Common Stock in accordance with the terms and conditions of the Company ESPP (as amended pursuant to this Section 2.08(e), be refunded to such participant as promptly as practicable following the Effective Time (without interest).

(f) At or prior to the Effective Time, each of the Company, the Company Board and the Compensation Committee of such Company Board, and Parent and the Parent Board, as applicable, shall adopt any resolutions and take any actions (including delivering all required notices, obtaining any employee consents and making any determinations) that may be necessary to effectuate the provisions of this Section 2.08. At or prior to the Effective Time, the Company shall terminate each Company Stock Plan (as defined below), each Company Stock Option, each Company Restricted Share Award, each DSU and each Performance Cash Award without any further liability on the part of the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, and except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the United States Securities and Exchange Commission (the “SEC”) pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from January 1, 2014 until the date of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to this Article III, but excluding any disclosure contained in any such reports, schedules, forms, statements and other documents under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or similar heading and any other disclosures contained or referenced therein of information, factors or risks to the extent they are predictive, cautionary or forward looking, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a) Organization; Standing and Power. The Company is a corporation and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing

(with respect to jurisdictions that recognize the concept of good standing) under, in the case of the Company, the Laws of Delaware, and, in the case of the Subsidiaries of the Company, the Laws of its jurisdiction of organization, and the Company has the requisite corporate, and each of its Subsidiaries has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the failure to have such power and authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Charter Documents. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation, by-laws or like organizational documents, each as amended to date (collectively, the “Charter Documents”), except where such violation by a Subsidiary has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws, (y) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company or (z) set forth in Section 3.01(c)(iii) of the Company Disclosure Letter. Except as set forth in Section 3.01(c)(iv) of the Company Disclosure Letter and for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated Series B Junior Participating Preferred Stock, of the Company (the “Company Preferred Stock”) in accordance with the Rights Agreement (the “Rights Agreement”), dated as of May 22, 2014, entered into between the Company and Computershare Trust Company, N.A., as Rights Agent (as defined in the Rights Agreement). As of the close of business on October 8, 2014, (i) 36,904,186 shares of Company Common Stock were issued and outstanding (of which, as of October 3, 2014, 895,500 were shares of restricted stock of the Company outstanding and not vested and 899,458.97 were shares of Company Common Stock issued under the Company ESPP), (ii) 1,370,544 shares of Company Common Stock were issued and held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement, including pursuant to the exercise of any Company Stock Options, the vesting of any Company Equity Awards or the exercise of any option under the Company ESPP, will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) Stock Awards. As of the close of business on October 3, 2014, an aggregate of 3,982,914 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options and an aggregate of 423,819 shares of Company Common Stock were subject to issuance pursuant to Company Equity Awards (other than Company Stock Options and shares of restricted stock of the Company outstanding and not vested) granted under (x) the 2004 Equity Incentive Plan, (y) the Stock & Deferred Compensation Plan and (z) the Employee Stock Purchase Plan (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”). Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on October 3, 2014 a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award (1) is vested and exercisable as of the close of business on October 3, 2014 and (2) would vest as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. Section 3.02(b)(i) of the Company Disclosure Letter also sets forth as of the close of business on October 3, 2014 a list of each outstanding grant of Performance Cash Awards and (A) the name of each recipient of such grant and (B) the amount of each such grant. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Company Voting Debt or shares of capital stock of the Company, (B) options, warrants, calls, rights, securities, commitments, derivative contracts, forward sale contracts or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Company Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, performance cash awards, performance units, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).

With respect to each grant of Company Equity Awards, (i) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of the NASDAQ Global Select Market (the “Nasdaq”), (ii) each such grant was properly accounted for in accordance with United States generally accepted accounting principles (“GAAP”) in the Company SEC Documents (including financial statements) and all other applicable Laws, (iii) each Company Stock Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of the Company Common Stock on the date of such grant and (iv) each Company Stock Option has a grant date which was approved by the Company Board, the Compensation Committee of such Company Board, or the Company’s Chief Executive officer under authority from the Compensation Committee no later than the grant date.

There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

Since October 8, 2014 through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Stock Options in accordance with their respective terms). Since October 3, 2014 through the date hereof, the Company has not granted, or modified the terms of, any Company Equity Awards.

(c) Voting Debt. There are no bonds, debentures, notes or other Indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Company Voting Debt”).

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Company Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants, calls, rights, securities, commitments, derivative contracts, forward sale contracts, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Company Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Authority; Non-contravention; Governmental Consents.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite

Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) except as set forth in Section 3.03(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, cancellation, or the ability to exercise any option or receive any material rights under, or require any consent, approval, Order, authorization, waiver, franchise or clearance (any of the foregoing being a “Consent”) under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (iii), for any terminations, amendments, accelerations or cancellations, or where the failure to obtain any Consents, in each case, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No Consent of, or registration, declaration, submission or filing with, or notice to (any of the foregoing being a “Filing”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement, the Voting Agreement, or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) the Requisite Company Vote; (iv) such Filings and Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Foreign Antitrust Laws” and, together with the HSR Act, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (v) such Filings and Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (vi) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; and (vii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there exists no state of facts that would reasonably be expected to cause any Governmental Entity to limit, revoke or fail to renew any license or Consent, except where any such limitation, revocation or nonrenewal has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, including the Merger.

(d) Board Approval. The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting and (v) declared that this Agreement is advisable.

(e) Takeover Statutes. To the Knowledge of the Company, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has taken all necessary action so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

(f) Rights Agreement. The Company Board has taken all necessary action to (i) render the Rights Agreement inapplicable to the Merger, and the transactions contemplated hereby, and (ii) provide that the Final Expiration Date, as defined in the Rights Agreement, shall occur immediately prior to the Closing and neither the execution and delivery of this Agreement, the Voting Agreement nor the consummation of any of the transactions contemplated hereby will result in the occurrence of a Distribution Date, as defined in the Rights Agreement or in Parent being an Acquiring Person, as defined in the Rights Agreement, or otherwise cause the Rights, as defined in the Rights Agreement, to become exercisable by the holders thereof.

Section 3.04 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act since January 1, 2012 (the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included therein, at the time filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC other than as part of the Company’s consolidated group.

(b) Financial Statements. Each of the consolidated financial statements (including any related notes and schedules thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows and, if applicable, changes in stockholders’ equity as of and for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Audit Committee of the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(d) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”). The Company’s management has completed an evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, (i) to the extent required by applicable Law, in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation and (ii) to the Company’s auditors and the Audit Committee of the Company Board and on Section 3.04(d) of the Company Disclosure Letter (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) Deficiencies and Weaknesses. The Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(f) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. To the Knowledge of the Company, the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

(g) Accounting Reviews and Comments. Other than as set forth in Section 3.04(g) of the Company Disclosure Letter, there are no outstanding reviews by, or unresolved comments received by the Company’s auditors from the Public Company Accounting Oversight Board related to or in connection with audits completed or in progress by the Company’s accountants.

(h) SEC Comment Letters. The Company has made available to Parent true and complete copies of all material written comment letters from the staff of the SEC received since January 1, 2012 relating to the

Company SEC Documents and all written responses of the Company thereto other than with respect to requests for confidential treatment or which are otherwise publicly available on the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations, to the Knowledge of the Company, pending or threatened, in each case regarding any accounting practices of the Company.

(i) Liabilities and Obligations. The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, direct or indirect, and whether or not accrued), except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Documents filed with the SEC and publicly available prior to the date of this Agreement or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since June 30, 2014, (iii) for liabilities and obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iv) for liabilities and obligations arising out of or in connection with this Agreement or the transactions contemplated by this Agreement, including the Merger.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet until the date hereof:

(a) except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business; and

(b) there has not been or occurred:

(i) any Company Material Adverse Effect or any event, occurrence, fact, condition or change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(ii) except as set forth in Section 3.05(b) of the Company Disclosure Letter, any event, occurrence, fact, condition, or change that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of clauses (i), (ii), (iii), (vi), (vii), (viii), (xiii), (xiv), (xix) and, solely to the extent relating to the foregoing clauses, clause (xx) of Section 5.01(a).

Section 3.06 Taxes.

(a) Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete and correct in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements (in accordance with GAAP). The Company’s most recent financial statements filed with the SEC reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company’s most recent financial statements filed with the SEC outside the ordinary course of business or otherwise inconsistent with past practice.

(b) Withholding. The Company and each of its Subsidiaries have withheld and paid each material Tax required to have been withheld and paid (in connection with amounts paid or owing to any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”) , creditor, customer, stockholder or other party), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s financial statements.

(d) Tax Deficiencies and Audits. Except as set forth in Section 3.06(d) of the Company Disclosure Letter, no deficiency for any material amount of Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid unless being contested in good faith by appropriate proceedings. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. Except as set forth in in Section 3.06(d) of the Company Disclosure Letter, there are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of (or owed by) the Company or any of its Subsidiaries.

(e) Tax Jurisdictions. Since January 1, 2012, no claim (which remains unresolved) has been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(f) Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g) Consolidated Groups, Transferee Liability and Tax Agreements. Neither Company nor any of its Subsidiaries (i) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise, or (ii) is a party to, bound by or has any material liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) other than as set forth in Section 3.06(g) of the Company Disclosure Letter.

(h) Change in Accounting Method. Except as set forth in Section 3.06(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Sections 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise.

(i) Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) the utilization of dual consolidated losses described in Treasury regulations issued under Section 1503(d) of the Code on or prior to the Closing Date, (iv) an election pursuant to Section 108(i) of the Code made effective on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date.

(j) US Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(k) Section 355. Except as set forth in Section 3.06(k) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(l) Reportable Transactions. Neither the Company nor any of its Subsidiaries has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07 Intellectual Property.

(a) Certain Owned Company IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Entity or authorized private registrar, including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP.

(b) Right to Use; Title. To the Knowledge of the Company, the Company and/or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to or has the right to use all Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, including, for the avoidance of doubt, the GentivaLink system (“Company IP”), free and clear, of all Liens other than Permitted Liens, except as set forth in Section 3.07(b) of the Company Disclosure Letter.

(c) Validity and Enforceability. To the Knowledge of the Company, the Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as otherwise would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all Trade Secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Company IP Agreements. Section 3.07(d) of the Company Disclosure Letter contains a complete and accurate list of all material Company IP Agreements (other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf Software that has not been modified or customized by a third party for the Company or any of its Subsidiaries).

(e) Non-Infringement. To the Knowledge of the Company, (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person except to the extent any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating or misappropriating any Company IP.

(f) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company’s or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Data Protection. The Company and its Subsidiaries’ collection, storage, use and dissemination of any personally identifiable information (including client information), are and have been in material compliance with all applicable Laws relating to privacy, data security and data protection, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries have reasonable security and data protections in place, including with respect to personally identifiable information (including client information), and there has been no material breach thereof or loss of such data by the Company, its Subsidiaries or any third parties except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.08 Compliance; Permits; Payor Programs.

(a) Compliance. The Company and each of its Subsidiaries is in compliance with all Laws, Orders or CIAs applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2012, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in material non-compliance with any Law or CIA. The Company has made available to Parent true and complete copies of all written correspondence between the Company and its Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to the CIA by and between Odyssey Healthcare Inc. and the Office of Inspector General, Department of Health and Human Services effective February 1, 2012.

(b) Permits. The Company and its Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated and use their properties and assets as used as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms of all Permits, except where the failure to be in such compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Exclusions and Suspensions. None of the Company or any of its Subsidiaries has been excluded, suspended or debarred from participation, or, to the Knowledge of the Company, is otherwise ineligible to participate, in any Government Reimbursement Program.

(d) Overpayments. The Company and its Subsidiaries have paid or made provision to pay any overpayment received from any Governmental Entity or Third Party payor and any similar obligation with respect to reimbursement programs in which the Company or any of its Subsidiaries participates (each of which is reflected in the Company’s SEC Financial Statements), except where any failure to pay or make provision to pay any overpayment has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Billings. Since January 1, 2012, (i) all billings by the Company and its Subsidiaries have been for items and services actually provided by the Company or its Subsidiaries, as applicable, to eligible patients, in accordance with payment rates of Government Reimbursement Programs or Third Party Payor Programs and (ii) the Company and its Subsidiaries have all necessary and appropriate documentation reasonably necessary to support such billings and which is correct in all respects except with respect to each of (i) and (ii), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09 Legal Proceedings. Section 3.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, any material claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any Governmental Entity. Section 3.09(b) of the Company Disclosure Letter sets forth, as of the date hereof, any material Legal Action commenced by the Company or its Subsidiaries against any other Person which Legal Action has not been finally resolved. None of the Company or any of its Subsidiaries or any of their respective properties, rights or assets is or are subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which, if breached, violated or not complied with, has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, including the Merger.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to Barclays and Edge Healthcare Partners (the “Company Financial Advisors”), neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Company has made available to Parent an accurate and complete copy of each engagement letter or other Contract between the Company and the Company Financial Advisors relating to the transactions contemplated by this Agreement, including the Merger.

Section 3.11 Employee Matters.

(a) Schedule. Section 3.11(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date hereof, of each material Company Employee Plan. For purposes of this Agreement, “Company Employee Plan” shall mean each plan, program, policy, collective bargaining agreement or other arrangement or agreement providing for employment, compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any Company Employee, or with respect to which the Company or any of its Subsidiaries has or may have any material Liability.

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise, (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan, (iii) the most recent financial statements for each Company Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the three most recent plan years for each Company Employee Plan, (v) the current summary plan description for each Company Employee Plan and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c) Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries,

where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Surviving Corporation, the Company, or any of their respective Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no material audits, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Entity with respect to any Company Employee Plan; (vi) there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d) Neither the Company nor any Company ERISA Affiliate nor any predecessor thereof sponsors, maintains, participates in, contributes to or has any material liability with respect to, or has in the past sponsored, maintained, participated in, contributed to or had any material liability with respect to, any plan subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law or regulations relating to employee benefit plans.

(e) Certain Company Employee Plans. No Company Employee Plan is a “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its ERISA Affiliates has at any time contributed to or had any liability or obligation in respect of any such multi-employer plan or multiple employer plan.

(f) No Post-Employment Obligations. Except as set forth in Section 3.11(f) of the Company Disclosure Letter, no Company Employee Plan provides post-termination or retiree health and welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health and welfare benefits to any person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health and welfare benefits, except to the extent required by COBRA or other applicable Law.

(g) Audits and Voluntary Compliance Programs. Except as set forth in Section 3.11(g) of the Company Disclosure Letter, no Company Employee Plan has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity. With respect to the Company Employee Plans disclosed in Section 3.11(g) of the Company Disclosure Letter, all examinations and audits by any Governmental Entity have been closed, and no material Liability has been incurred by the Company.

(h) Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance.

(i) Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of the Patient Protection and Affordable Care Act, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) Effect of Transaction. Except as set forth in Section 3.11(j) of the Company Disclosure Letter or except as approved by the Compensation Committee of the Company Board in connection with carrying out the provisions of this Agreement, at a meeting held prior to the receipt of the Requisite Company Vote, pursuant to duly adopted resolutions, neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. No Company Employee Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code, Section 409A of the Code or otherwise. Section 3.11(j) of the Company Disclosure Letter sets forth (A) the amount of each payment or benefit that could become payable to each executive officer under a Company Employee Plan as a result of the transactions contemplated by this Agreement or a termination of employment or service, including as a result of accelerated vesting, and (B) the amount of the “excess parachute payments” within the meaning of Section 280G of the Code that could become payable to each such executive officer.

(k) Employment Law Matters. The Company and each of its Subsidiaries: (i) is, except as set forth in Section 3.09 of the Company Disclosure Letter, in material compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in material compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees.

(l) Labor. Except as set forth in Section 3.11(l) of the Company Disclosure Letter, neither, neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending, threatened or has occurred in the last two (2) years, and, to the Knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is threatened. As of the date hereof, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no material Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have a Company Material Adverse Effect.

(m) WARN Act. Within the past three years, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that implicated the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law, and no such action will be implemented without advance notice to Parent.

(n) International Employee Plan. The Company does not sponsor, maintain or contribute to any International Employee Plans and no employee, consultant, officer or director of the Company or any of its

Subsidiaries is employed or provides services to the Company or any of its Subsidiaries in any jurisdiction other than the United States. For purposes of this Agreement, an “International Employee Plan” shall mean any Company Employee Plan that is subject to or governed by the Laws of any jurisdiction other than the United States.

Section 3.12 Real Property and Personal Property Matters.

(a) Owned Real Estate. Except as set forth in Section 3.12(a)(i) of the Company Disclosure Letter, the Company or one or more of its Subsidiaries has fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.12(a)(ii) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of the Owned Real Estate. As of the date hereof, neither the Company nor any of its Subsidiaries (i) lease all or any part of the Owned Real Estate to any third party or (ii) has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Estate.

(b) Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens that would interfere with the Company’s or any of its Subsidiaries’ ability to use the applicable Leased Real Estate in the manner in which the Company or any of its Subsidiaries is using said property as of the date hereof, other than Permitted Liens. Section 3.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Leases are valid and in full force and effect, enforceable in accordance with their terms, (ii) the Company and each of its Subsidiaries is in compliance with the terms of all Leases and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, a third party, has received written notice that it or they have violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease or license that is material to the Company and its Subsidiaries, taken as a whole, and that relates to its or their ability to use or occupy of all or any portion of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers, subordination, non-disturbance and attornment agreements and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate.

(c) Personal Property. Except as set forth in Section 3.12(c) of the Company Disclosure Letter and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good, valid and marketable title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

Section 3.13 Environmental Matters.

(a) Except for such matters as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.

(ii) (A) Neither the Company nor any of its Subsidiaries has (1) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, or (2) exposed any employee or any third party to any Hazardous Substances and (B) to the Knowledge of the Company, there has been no release or presence in violation of Environmental Laws of any Hazardous Substance, whether on or off the property currently or formerly owned or operated by the Company or any Subsidiary, in each case under circumstances reasonably expected to give rise to any material Liability to the Company or any of its Subsidiaries or requirement for notification, investigation or remediation by the Company or any of its Subsidiaries under any Environmental Law.

(iii) Neither the Company nor any of its Subsidiaries has received notice of and there is no Legal Action or information request pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility on the Company or any of its Subsidiaries for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law or arising from the release or presence of or exposure to Hazardous Substances. Neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the matters referenced in this Section 3.13(a)(iii).

(b) The Company has made available for inspection by Parent, all material written assessments, audits, investigation reports, studies or test results in the possession, control or custody of the Company or any Subsidiary related to environmental, employee health or safety matters or Hazardous Substances

(c) Notwithstanding anything contained in this Agreement to the contrary, the representations and warranties contained in this Section 3.13 are the sole and exclusive representation and warranties being made with respect to environmental matters.

Section 3.14 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii) any Contract with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement, related to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, or in which the Company or any of its Subsidiaries owns more than a five percent (5%) voting or economic interest, or with respect to which the Company or any of its Subsidiaries has obligations, including contingent obligations, of more than $375,000 individually or in the aggregate;

(iii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (x) executive officer of the Company, (y) member of the Company Board, or (z) Company Employee providing for an annual base salary in excess of $200,000;

(iv) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly-owned Subsidiary thereof or (B) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(v) any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location;

(vi) any Contract that grants any exclusive rights, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;

(vii) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $1,000,000;

(viii) any Contract that contains any provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(ix) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(x) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to Indebtedness, whether as borrower or lender, in each case in excess of $1,000,000, other than (x) accounts receivables and payables, and (y) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xi) any Contract relating to the settlement of a proceeding that imposes any material restriction on the business of the Company or any of its Subsidiaries;

(xii) any material Company IP Agreement

(xiii) to the extent not covered above, any Contract with any director or officer of the Company or any of their respective Affiliates; or

(xiii) any other Contract under which the Company or any of its Subsidiaries (A) is obligated to make payment or incur costs or (B) generates revenues, in each case in excess of $1,000,000 and which is not otherwise described in clauses (i) - (xiii) above.

(b) Schedule of Material Contracts. Section 3.14(b) of the Company Disclosure Letter sets forth a list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies (or, if not written, a written description) of all Company Material Contracts and amendments thereto in each case that are in effect as of the date hereof, except for Contracts that do not contain material information.

(c) No Breach. (i) All the Company Material Contracts are valid and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity, and is in full force and effect, (ii) neither the Company nor any of its Subsidiaries has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract, and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract; except, with respect to each of (i), (ii) and (iii), where such failure to be valid and binding or violation or breach would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies (“Policies”) with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies and (iii) the Company and its Subsidiaries have not received any written notice of cancellation or threatened cancellation of any of the Policies or of any claim pending regarding the Company or any of its Subsidiaries under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks in all material respects as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate.

Section 3.16 Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.17 Fairness Opinion. The Company has received opinions from one or both Company Financial Advisors to the effect that, as of the date of such opinion and based upon and subject to the procedures followed and qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. The Company shall, promptly following the execution of this Agreement by all parties, furnish Parent an accurate and complete copy of all such opinions to Parent solely for informational purposes. The Company and Parent have been authorized by the Company Financial Advisors to permit the inclusion of such opinion in its entirety and references thereto in the Company Proxy Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), or in another Section of the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, and except as set forth in the reports, schedules, forms, statements and other documents filed by Parent with, or furnished by Parent to, the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from January 1, 2014 until the date of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to this Article IV, but excluding any disclosure contained in any such reports, schedules, forms, statements and other documents under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or similar heading and any other disclosures contained or referenced therein of information, factors or risks to the extent they are predictive, cautionary or forward looking, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Sub is a corporation and each of the Subsidiaries of Parent is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under, in the case of

Parent and Merger Sub, the Laws of Delaware, and, in the case of the Subsidiaries of Parent, the Laws of the jurisdiction of its organization, and Parent has the requisite corporate, and each of the Subsidiaries of Parent has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the failure to have such power and authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Charter Documents. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents, except where such violation by a Subsidiary has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of Parent consists of: (i) 175,000,000 shares of Parent Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.25 per share (the “Parent Preferred Stock”). As of the close of business on August 31, 2014, (i) 64,622,058 shares of Parent Common Stock were issued and outstanding, (ii) 11,877,022 shares of Parent Common Stock were issued and held by Parent in its treasury and (iii) no shares of Parent Preferred Stock were issued and outstanding or held by Parent in its treasury. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement, including pursuant to the exercise of any New Parent Options or the vesting of any Parent Restricted Share Award, will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of Parent owns any shares of Parent Common Stock.

(b) Stock Awards. As of the close of business on August 31, 2014 an aggregate of 450,685 shares of Parent Common Stock were subject to issuance pursuant to options to acquire shares of Parent Common Stock (the “Parent Stock Options”) and an aggregate of 829,570 shares of Parent Common Stock were subject to issuance upon the vesting of Parent Performance Units granted under (i) the Parent 2001 Stock Incentive Plan, Amended and Restated, (ii) the Parent 2011 Stock Incentive Plan, Amended and Restated, (iii) the Parent 2001 Equity Plan for Non-Employee Directors (Amended and Restated) and (iv) the Parent 2012 Equity Plan for Non-Employee Directors (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Parent Stock Plans”). All shares of Parent Common Stock subject to issuance under the Parent Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

Except for the Parent Stock Plans, there are no Contracts to which Parent is a party obligating Parent to accelerate the vesting of any Parent Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Parent Equity Awards, as of the close of business on October 8, 2014, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable for Parent Voting Debt or shares of capital stock of Parent, (B) options, warrants, calls, rights, securities, commitments, derivative contracts, forward sale contracts or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Parent or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, performance units, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Parent, in each case that have been issued by Parent or any of its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of Parent, being referred to collectively as “Parent Securities”).

With respect to each grant of Parent Equity Awards, (i) each such grant was made in accordance with the terms of the applicable Parent Stock Plan, the Exchange Act and all other applicable Laws, including the rules of the NYSE, (ii) each such grant was properly accounted for in accordance with GAAP in the Parent SEC Documents (including financial statements) and all other applicable Laws, (iii) each Parent Stock Option has an exercise price per share of Parent Common Stock equal to or greater than the fair market value of a share of the Parent Common Stock on the date of such grant and (iv) each Parent Stock Option has a grant date which was approved by the Parent Board or the Compensation Committee of such Parent Board no later than the grant date.

There are no outstanding Contracts requiring Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Neither Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Securities.

(c) Voting Debt. As of the close of business on October 8, 2014, there are no bonds, debentures, notes or other Indebtedness issued by Parent or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of Parent or any of its Subsidiaries, are issued or outstanding (collectively, “Parent Voting Debt”).

Section 4.03 Authority; Non-contravention; Governmental Consents.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 4.03(c), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case clause (iii), for any terminations, amendments, accelerations or cancellations, or where the failure to obtain any Consents, in each case, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of the NYSE; (v) the Consents listed in Section 4.03(c) of the Parent Disclosure Letter; and (vi) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d) Board Approval. The Parent Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of Parent duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of Merger Sub and Parent, as its sole stockholder and (ii) declaring that this Agreement is advisable.

Section 4.04 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a) SEC Filings. Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act since January 1, 2012 (the “Parent SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents, including any financial statements, schedules or exhibits included therein, at the time filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC other than as part of Parent’s consolidated group.

(b) Financial Statements. Each of the consolidated financial statements (including any notes or schedules thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of Parent’s operations and cash flows and, if applicable, changes in stockholders’ equity as of and for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls. Parent and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and the Audit Committee of the Parent Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s and its Subsidiaries’ assets that could have a material effect on Parent’s financial statements.

(d) Disclosure Controls and Procedures. Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all material information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports and the Sarbanes-Oxley Act. Parent’s management has completed an evaluation of the effectiveness of Parent’s disclosure controls and procedures and Parent has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, (i) to the extent required by applicable Law, in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation and (ii) to Parent’s auditors and the Audit Committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) Deficiencies and Weaknesses. Parent had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Parent’s ability to record, process, summarize and report financial information. Parent does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(f) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Parent nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries. To the knowledge of Parent, Parent is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE.

(g) Accounting Reviews and Comments. There are no outstanding reviews by, or unresolved comments received by Parent’s auditors from the Public Company Accounting Oversight Board related to or in connection with audits completed or in progress by Parent’s accountants.

(h) SEC Comment Letters. Parent has made available to the Company true and complete copies of all material written comment letters from the staff of the SEC received since January 1, 2012 relating to the Parent

SEC Documents and all written responses of the Parent thereto other than with respect to requests for confidential treatment or which are otherwise publicly available on the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents and none of the Parent SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations, to the knowledge of Parent, pending or threatened, in each case regarding any accounting practices of Parent.

(i) Liabilities and Obligations. Parent and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, direct or indirect, and whether or not accrued), except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Parent SEC Documents filed with the SEC and publicly available prior to the date of this Agreement or the notes thereto, (ii) for the liabilities and obligations incurred in the ordinary course of business since June 30, 2014, (iii) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (iv) for liabilities and obligations arising out of or in connection with this Agreement or the transactions contemplated by this Agreement, including the Merger.

Section 4.05 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet until the date hereof, (a) the business of Parent and each of its Subsidiaries has been conducted in the ordinary course of business and (b) there has not been or occurred any Parent Material Adverse Effect or any event, occurrence, fact, condition or change that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.06 Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement, will, at the date such Company Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 4.07 Financing. Parent has delivered to the Company true and complete fully executed copies of the commitment letter, dated as of October 9, 2014, among Parent, Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A., including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (the “Commitment Letter”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Parent) have severally committed to lend the amounts set forth therein (the provision of such funds as set forth therein, but subject to the provisions of Section 5.15, the “Financing”) for the purposes set forth in such Commitment Letter. The Commitment Letter has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the date hereof, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent and, to Parent’s knowledge, the other parties thereto and there are no conditions precedent or contingencies (including pursuant to any “flex” provisions) related to the funding of the full amount of the Financing pursuant to the Commitment Letter, other than as expressly set forth in the Commitment Letter. Subject to the terms and conditions of the Commitment Letter, assuming the accuracy of the Company’s representations and warranties contained in Sections 3.02, 3.03(b), 3.10, 3.11(j) and 3.14(a)(x), the net proceeds contemplated from the Financing, together with other financial resources of Parent and Merger Sub, including cash on hand and marketable securities of Parent and Merger Sub, and of the Company and its Subsidiaries on the Closing Date, will, in the aggregate, be sufficient for the payment of any amounts required to be paid pursuant to Article II and all fees and expenses reasonably expected to be incurred in connection herewith. As of the date hereof, (i) assuming the accuracy of the Company’s representations and warranties contained in Article III hereof, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default) on the part of Parent or its Affiliates under the Commitment Letter or, to Parent’s knowledge, any other party to the Commitment Letter, and (ii) subject to the satisfaction of the conditions contained in Section 6.01 and Section 6.02 and the completion of the Marketing Period, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing will not be available to Parent on the Closing Date. Except for fee letters with respect to fees and related arrangements with respect to the Financing, of which Parent has delivered a correct and complete copy to the Company prior to the date of this Agreement (other than with respect to redacted fee information and certain other economic terms, but which redacted information does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Financing), as of the date hereof, there are no side letters or other agreements, Contracts or arrangements related to the funding of the full amount of the Financing other than as expressly set forth in the Commitment Letter and delivered to the Company prior to the execution and delivery of this Agreement. Parent has fully paid or caused to be paid all commitment fees or other fees required to be paid on or prior to the date hereof in connection with the Financing.

Section 4.08 Legal Proceedings. As of the date hereof, there is no pending or, to the knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any Order imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.09 Ownership of Company Common Stock. Other than 100 shares of Company Common Stock, neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any shares of Company Common Stock.

Section 4.10 Brokers’ and Finders’ Fees. Except for fees payable to Citigroup and Guggenheim Securities, LLC, neither Parent nor Merger Sub has any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business.

(a) The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, or as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and key employees, and to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, lenders and other Persons having business relationships with it and Governmental Entities with jurisdiction over healthcare-related matters. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend or propose to amend its Charter Documents (whether by merger, consolidation or otherwise);

(ii) (A) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (B) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (C) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

(iii) issue, sell, grant, pledge, dispose of or encumber, or authorize the issuance, sale, grant, pledge, disposal or encumbrance of, any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms or (B) the issuance of Company Subsidiary Securities to the Company or a wholly owned Subsidiary of the Company;

(iv) except as required by applicable Law or by any Company Employee Plan in effect as of the date of this Agreement, (A) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or employees, other than increases in compensation made in the ordinary course of business consistent with past practice, (B) enter into any new or amend in any material respect, any existing employment, indemnification, severance, retention, change in control or similar agreement with any of its past or present officers or employees, (C) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, (D) enter into any third-party Contract with respect to a Company Employee Plan (including contracts for the provision of services to such Company Employee Plan, including benefits administration) having a term of greater than one (1) year and providing for payments by the Company having a value, estimated as of the date of such Contract, of greater than $250,000, other than (1) a Contract that is terminable on less than 180 days’ notice without penalty, (2) a financial renewal, in the ordinary course of business, of a Contract existing as of the date of this Agreement, or (3) a Contract that does not increase the Company’s annual costs by more than one percent (1%) over the cost of an analogous Contract existing as of the date hereof; (E) accelerate any rights or benefits, or, other than in the ordinary course of business and consistent with past practice, make any determinations or interpretations with respect to any Company Employee Plan, (F) fund any rabbi trust or similar arrangement, other than in the ordinary course of business, (G) grant or amend any equity awards or (H) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor or consultant who has target annual compensation greater than $250,000 or any other employee at the level of director or above;

(v) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person in excess of $5,000,000 in the aggregate;

(vi) (A) transfer, license, sell, lease, mortgage, encumber, cancel, abandon, allow to lapse or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, except in connection with services or products provided in the ordinary course of business and sales of obsolete assets and except for sales, leases, licenses or other dispositions of any asset or any group of related assets (other than material Company IP) with a fair market value not in excess of $1,000,000 individually or $5,000,000 in the aggregate, other than pursuant to Company Material Contracts as in effect as of the date of this Agreement, or (B) adopt or effect, or propose to adopt or effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(vii) issue, sell, repurchase, prepay or incur any Indebtedness, or guarantee or otherwise become liable for or modify in any material respect any Indebtedness or issue or sell any options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of its Subsidiaries, except for (A) Indebtedness for borrowed money solely incurred in the ordinary course of business consistent with past practices in replacement of existing

Indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the terms of the Indebtedness being replaced as of the date of such replacement or (B) guarantees by the Company of Indebtedness of wholly owned Subsidiaries of the Company; provided, that any such Indebtedness shall be drawn in an aggregate amount not to exceed $40,000,000;

(viii) make any loans or advances (other than in the ordinary course of business consistent with past practice) to any Person, other than loans among the Company and its wholly-owned Subsidiaries or cancel, release or assign any material Indebtedness owed by any Person to the Company, or any of its Subsidiaries or any claims held by it against any such Person;

(ix) make any material capital expenditures not contemplated by the Company’s capital expenditure budget, as disclosed to Parent prior to the date hereof;

(x) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), cancellation or renewal of, or waive, release or assign any material rights under, (A) any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder, except which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (1) prevent or materially delay or impair the ability of the Company and its Subsidiaries to consummate the Merger, or (2) materially impair the ability of the Company and its Subsidiaries, taken as a whole, to conduct their business in ordinary course consistent with past practice or (B) any Company Material Contract (or Contract that would be, if it existed as of the date hereof, a Company Material Contract) or any Lease;

(xi) commence, settle or compromise or offer to settle or compromise, or waive any rights relating to, any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving (A) the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate (excluding amounts covered under insurance policies), (B) any material restriction on the business of the Company or any of its Subsidiaries or (C) the admission of wrongdoing by the Company or any of its Subsidiaries, other than (1) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (2) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents for amounts not in excess of the relevant reserve (and without the imposition of any material restriction on the business of the Company or any of its Subsidiaries or any admission of wrongdoing by the Company or any of its Subsidiaries);

(xii) cancel or compromise any material claim or waive or release any material right of the Company or any of its Subsidiaries except in the ordinary course of business;

(xiii) make any material change in any financial accounting methods, principles or practices, in each case except for any such change required by a concurrent change (A) in GAAP or applicable Law or (B) required by the Public Company Accounting Oversight Board or Financial Accounting Standards Board;

(xiv) (A) enter into a material new line of business directly or indirectly or (B) except as required by applicable Law, change any material policy established by the executive officers of the Company that generally applies to the operations of the Company;

(xv) extend, renew or enter into any Contracts containing non-compete or exclusivity provisions that (A) would restrict or limit the operations of the Company and its Subsidiaries or (B) apply to any current or future Affiliates of the Company, the Surviving Corporation or Parent;

(xvi) other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

(xvii) amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material Permits;

(xviii) convene any regular (except to the extent required by applicable Law or Order) or special meeting (or any adjournment thereof) of the stockholders of the Company other than the Company Stockholders Meeting;

(xix) (A) settle or compromise any material Tax claim, audit or assessment, (B) make or change any material Tax election (other than in the ordinary course of business consistent with past practice), or adopt or change any method of Tax accounting, (C) amend any material Tax Returns or file claims for material Tax refunds; or

(xx) agree, resolve or commit to do any of the foregoing.

(b) Parent shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, or as set forth in Section 5.01(b) of the Parent Disclosure Letter, or as required by applicable Law or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, Parent shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and key employees, and to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, lenders and other Persons having business relationships with it and Governmental Entities with jurisdiction over healthcare-related matters. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01(b) of the Parent Disclosure Letter or as required by applicable Law, Parent shall not, nor shall it permit Merger Sub to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend or propose to amend its Charter Documents (whether by merger, consolidation or otherwise) in any manner that would be adverse in any material respect to holders of Company Common Stock;

(ii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, any shares of Parent Common Stock, except that Parent may declare, set a record date with respect to and pay a quarterly cash dividend consistent with past practice, including with respect to timing of the applicable record and payment dates; or

(iii) agree, resolve or commit to do any of the foregoing.

Section 5.02 Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall not, subject to Section 5.04, and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, and shall cause its Subsidiaries to, (i) afford to Parent and Parent’s Representatives reasonable access, during regular business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to the books and records of the Company and its Subsidiaries, (ii) promptly provide Parent and Parent’s Representatives copies of any filings, notices, communications or other documents sent to or received from, and written summaries of any meetings with, any Governmental Entity or any other party with respect to compliance with the CIA or any Legal Action pending or threatened against the Company or any of its Subsidiaries under any healthcare regulatory laws and (iii) promptly furnish to Parent and Parent’s Representatives such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time.

(b) To the extent reasonably necessary for the Company to confirm the accuracy of the representations of Parent and Merger Sub set forth in Article IV and the satisfaction of the conditions precedent set forth in Section 6.03(a), Section 6.03(b) or Section 6.03(c), each of Parent and Merger Sub shall afford to the Company and the Company’s Representatives reasonable access, during regular business hours and in a manner as shall not unreasonably interfere with the business or operations of Parent or any Subsidiary thereof, to information regarding Parent and Merger Sub throughout the period prior to the Effective Time.

(c) Neither the Company, Parent nor any of their respective Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the party providing access shall inform the other party of such likelihood and the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(d) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated August 4, 2014, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04 No Solicitation.

(a) The Company shall not, nor shall it authorize or permit any of its Affiliates to, and shall not authorize or permit its and its Affiliates’ respective directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly (i) solicit, initiate or knowingly encourage or otherwise take any action to facilitate any inquiries regarding, or the making of, any proposal or offer that constitutes, or may reasonably be expected to lead to, the submission of any Takeover Proposal, or, (ii) subject to Section 5.04(b), conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, or (iii) subject to Section 5.04(b), approve, endorse or recommend any Takeover Proposal, or (iv) subject to Section 5.04(b), enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (in each case, whether or not binding) relating to any Takeover Proposal (each, a “Company Acquisition Agreement”), or (v) subject to Section 5.04(b), grant any waiver, amendment or release under any standstill or confidentiality agreement or any Takeover Law (including Section 203 of the DGCL) or otherwise fail to enforce any of the foregoing (it being understood that the Company shall immediately take all steps within its power necessary to terminate any waiver that may have been heretofore granted, to any Person other than Parent or any of Parent’s Affiliates, under any such provisions), or (vi) terminate (or permit the termination of), waive or amend the Rights Agreement, redeem any Rights under the Rights Agreement or take any action with respect to, or make any determination under, the Rights Agreement that would interfere with Parent consummating the transactions contemplated by this Agreement or (vii) resolve or agree to do any of the foregoing. Subject to Section 5.04(b), neither the Company Board nor any committee thereof shall make, withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten

(10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”). The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information, subject to Section 5.04(b), and shall terminate access of all Persons (other than Parent, the Company and their respective Subsidiaries and Representatives) to any “data room” with respect to any Takeover Proposal.

(b) Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c) (i) participate in negotiations or discussions with any third party that has made a bona fide, unsolicited Takeover Proposal that the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal or (ii) furnish to such third party information relating to the Company or any of its Subsidiaries; provided, that all such information provided to such person has previously been provided to Parent prior to or is provided to Parent contemporaneously with the provision to such Person, but in each case referred to in the foregoing clauses (i) through (ii), (A) only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law and (B) such third party executes a confidentiality agreement that constitutes an Acceptable Confidentiality Agreement. Nothing contained in this Section 5.04 shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines that failure to disclose such position could reasonably be expected to result in a violation of applicable Law.

(c) The Company shall notify Parent promptly, orally and in writing, (and in any event within forty-eight (48) hours) after the receipt by the Company of any Takeover Proposal or any inquiry that could reasonably be expected to lead to a Takeover Proposal and prior to engaging in any of the actions under Section 5.04(b). In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal or inquiry and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation, subject to any applicable confidentiality obligations of the Company prior to the execution of an Acceptable Confidentiality Agreement. The Company shall keep Parent promptly informed of the status of any such Takeover Proposal, including any changes to the timing, amount or form of consideration, conditionality or other material terms of (or any other material developments with respect to) any Takeover Proposal, including by promptly, and in any event no later than forty-eight (48) hours after receipt by the Company or any of its Affiliates or Representatives, providing to Parent copies of any additional or revised written proposals, draft agreements and all draft or executed financing commitments and related documentation, subject to any applicable confidentiality obligations of the Company prior to the execution of an Acceptable Confidentiality Agreement. The Company agrees that it and its Affiliates will not enter into any agreement with any Person subsequent to the date hereof that prohibits the Company from providing any information or materials to Parent in accordance with, or otherwise complying with, this Section 5.04.

(d) Except as set forth in this Section 5.04(d), the Company Board shall not make any Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may, in response to a Superior Proposal or Intervening Event, make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement if, (i) the Company Board, prior to effecting the Company Adverse Recommendation Change, provides Parent three (3) Business Days prior written notice of its intention to take such action, which notice shall include a description in reasonable detail of such Superior Proposal or Intervening Event, (ii) the Company is and remains in compliance with this Section 5.04; (iii) during the three (2) Business Days following such written notice, the Company Board and, if requested by Parent, its Representatives have negotiated in good faith with Parent regarding any revisions to the terms and conditions of the transactions contemplated by this Agreement, including the Merger; and (iv) at the end of the three (3) Business Day period described in the foregoing clause (iii), the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement to which Parent has proposed), that such Takeover Proposal (if any) continues to constitute a Superior Proposal and the failure to make a Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law. Any material change to the terms, facts and circumstances relating to the Superior Proposal or Intervening Event will be deemed to be a new Superior Proposal or Intervening Event, as applicable, for purposes of this Section 5.04.

Section 5.05 Preparation of Proxy Materials; Company Stockholders Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, (i) the Company shall prepare and file the Company Proxy Statement with the SEC and (ii) Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC the registration statement on Form S-4 in connection with the Merger (the “Form S-4”), in which the Proxy Statement will be included as the proxy statement/prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing (including by responding to comments of the SEC) and, prior to the effective date of the Form S-4, Parent shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any such jurisdiction) to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock. The Company shall furnish all information as may be reasonably requested by Parent in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Proxy Statement. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement and Form S-4. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement and Form S-4. Each of Parent and the Company shall not file the Form S-4 or Company Proxy Statement, respectively, or any amendment or supplement thereto, without providing the other party a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the filing party). Each party shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Form S-4 or the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Form S-4 and the Company Proxy Statement in definitive form to be cleared by the SEC and, in the case of the Company Proxy Statement, mailed or made available to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent (and reasonably consider any comments provided by Parent) prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Form S-4 or the Company Proxy Statement which shall have become false or misleading and the filing party shall promptly prepare and mail or, to the extent required by Law, make available to its stockholders an amendment or supplement setting forth such correction. Each party shall as soon as reasonably practicable (i) notify the others when the Form S-4 has become effective, of the issuance of any stop order or suspension of qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC with respect to the Form S-4 or Company Proxy Statement and any request by the SEC for any amendment to the Form S-4 or the Company Proxy Statement or for additional information and (ii) provide each other with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement, the Form S-4 or the Merger.

(b) The Company shall, as soon as practicable, duly set a record date for, call, give notice of, convene and hold the Company Stockholders Meeting. Subject to the right of the Company Board to make a Company Adverse Recommendation Change in accordance with Section 5.04 and to terminate this Agreement pursuant to Section 7.04(a), the Company shall, through the Company Board, make the Company Board Recommendation, include the Company Board Recommendation in the Company Proxy Statement, and use its commercially reasonable efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, and (ii) take all other action necessary or advisable to secure the Requisite Company Vote. If at any time following the dissemination of the Company Proxy Statement, provided that there has been no Company Adverse Recommendation Change, either the Company or Parent reasonably determines in good faith that the Requisite Company Vote is unlikely to be obtained at the Company Stockholders Meeting, then on a single occasion and prior to the vote contemplated having been taken, each of the Company and Parent shall have the right to require a single adjournment or postponement of the Company Stockholders Meeting; provided, that no such adjournments or postponements shall delay the Company Stockholders Meeting by more than forty-five (45) days from the originally scheduled date. During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under Section 5.04 and this Section 5.05. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect. For the avoidance of doubt, unless this Agreement is terminated in accordance with its terms, neither the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal nor the making of any Company Adverse Recommendation Change shall obviate or otherwise affect the obligation of the Company to set a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 5.05(b).

Section 5.06 Notices of Certain Events. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (i) any material notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b), or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a), Section 6.03(b) or Section 6.03(c) of this Agreement (in the case of Parent and Merger Sub), to be satisfied. In no event shall the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Notwithstanding anything in this Agreement to the contrary, no representation or warranty of the Company contained in this Agreement shall be deemed to have been breached or to be inaccurate if Parent or Merger Sub had knowledge of such breach or inaccuracy prior to the Closing. This Section 5.06 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

Section 5.07 Employees; Benefit Plans.

(a) During the period commencing at the Effective Time and ending on the date which is the earlier of (i) December 31, 2015, (ii) twelve (12) months from the Effective Time or (iii) the date of the employee’s termination of employment with Parent and its Subsidiaries, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with base salary, target bonus opportunities (excluding equity-based compensation) and employee benefits that are, in the aggregate, comparable to the base salary, target bonus opportunities (excluding equity-based compensation) and employee benefits provided by the Company and its Subsidiaries on the date of this Agreement.

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding both any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any Parent Benefit Plan that is a defined benefit pension plan or a retiree health and welfare plan or (ii) benefit accrual purposes, except for vacation, if applicable) in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Company Employee Plan.

(c) Between the date of this Agreement and the Effective Time, the Company shall use its commercially reasonable efforts to cooperate with Parent as necessary to enable Parent to comply with the provisions of this Section 5.07 and to furnish to Parent such information regarding employment and benefits (including information related to the provision of services by any third-party vendors) as Parent may from time to time reasonably request. As soon as reasonably practicable after the date of this Agreement, at the request of Parent or Merger Sub, the Company shall furnish to Parent all information reasonably requested by Parent in connection with the treatment of benefit plans in acquisitions and divestitures involving the Company prior to the Effective Time.

(d) No later than thirty (30) days following the date of this Agreement, the Company shall deliver to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and its Subsidiaries and (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and any tax gross-up payments) that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Parent not later than twenty (20) days prior to the anticipated Closing Date.

(e) If requested by Parent in writing delivered to the Company not less than ten (10) Business Days before the Closing Date, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company’s 401(k) plans (collectively, the “Company 401(k) Plan”), effective as of the day prior to the Closing Date. Following the Effective Time and as soon as practicable following receipt of a favorable determination letter from the IRS on the termination of the Company 401(k) Plan, the assets thereof shall be distributed to the participants, and Parent shall, to the extent permitted by Parent’s applicable 401(k) plan (the “Parent 401(k) Plan”), permit the Company Continuing Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, but not inclusive of loans), in the form of cash, in an amount equal to the full account balance (excluding loans) distributed to such Company Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan.

(f) This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

(g) With respect to matters described in this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.08 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time. Any such rights contained in the Company Charter Documents shall survive the Merger in perpetuity and shall not be altered or amended in any manner adverse to any Indemnified Party without the prior written consent of such Indemnified Party. Any such rights contained in the Contracts listed in Section 5.08 of the Company Disclosure Letter shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b) From and after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend and hold harmless each Indemnified Party (in all of their capacities) against all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative (each a “Claim”), and shall provide advancement of expenses to each Indemnified Party to the same extent such Indemnified Party has the right to advancement of expenses (i) as of the date of this Agreement pursuant to the Company Charter Documents or (ii) pursuant to the Contracts listed in Section 5.08 of the Company Disclosure Letter and to the extent that such Indemnified Party does not have such a right to advancement of expenses, the Indemnifying Parties shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim as such expenses are incurred, no later than seven days after receipt of the invoice of such legal or other expenses, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law. The parties agree that the applicable Indemnified Party shall have the right to assume control of the defense of any Claim against such Indemnified Party, with counsel of the Indemnified Party’s choosing. The Indemnifying Parties shall cooperate with the applicable Indemnified Party in such defense and make available to them all witnesses, pertinent records, materials and information in the Indemnifying Parties’ possession or under its control relating thereto. The Indemnifying Parties shall have the right to participate in (but not control) the defense of such Claim, at the Indemnifying Parties’ expense; provided that none of the Indemnified Parties nor any of the Indemnifying Parties shall settle, compromise, discharge or consent to the entry of any judgment with respect to a Claim without the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided further that the Indemnifying Parties may, without consent of the applicable Indemnified Party, settle, compromise, discharge or consent to the entry of any judgment with respect to a Claim which by its terms obligates the Indemnifying Parties to pay all monetary amounts in connection with such Claim and unconditionally releases the applicable Indemnified Party completely from all liability in connection with such Claim and that does not provide for any finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates.

(c) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement).

(d) The obligations of Parent and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

(f) The parties understand and specifically agree that Greenberg Traurig, LLP (“GT”) may withdraw from representing the Surviving Corporation and instead represent the Indemnified Parties, even if the interests of the Indemnified Parties and the interests of the Surviving Corporation are or may be adverse, including in connection with any dispute arising out of or relating to this Agreement or any of the ancillary documents or the transactions contemplated hereby, and even though GT may have represented the Company or any of its Affiliates in a matter substantially related to such dispute, and Parent and Merger Sub hereby consent thereto and waive any conflict of interest arising therefrom. The parties hereby agree that, as to all communications among GT and the Company or any Indemnified Party that relate in any way to the transactions contemplated by this Agreement (the “Transaction Communications”), the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong solely to the Indemnified Parties and shall not pass to or be claimed by Parent or the Surviving Corporation (including the Company as its predecessor in interest), because the interests of Parent and its Affiliates were directly adverse to the Company, the holders of the Company Common Stock and the Indemnified Parties at the time such communications were made. This right to the attorney-client privilege shall exist even if such communications may exist on Surviving Corporation’s computer system or in documents in the Surviving Corporation’s possession. Notwithstanding the foregoing, after the Closing, (i) Parent and the Surviving Corporation shall have access to and shall have the right to use any Transaction Communications for the purpose of defending Parent, the Surviving Corporation and their respective Affiliates against any claims that may arise in connection with the transactions contemplated by this Agreement or otherwise and (ii) in the event that a dispute arises between Parent, the Surviving Corporation or any of their respective Affiliates, on the one hand, and a Person other than an Indemnified Party, on the other hand, the Surviving Corporation may assert the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege to prevent disclosure to such other Person of any Transaction Communications.

Section 5.09 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09(a)), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all reasonable things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary permits, Consents, and actions or nonactions from Governmental Entities and the making of all necessary Filings (including Filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain Consent from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all necessary Consents from third parties, and (iii) the execution and delivery of any reasonable additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all reasonable actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in substantial compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting or teleconference with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit their respective Affiliates to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

(b) The parties acknowledge that on June 18, 2014, Parent made its filings under the HSR Act (which were voluntarily withdrawn on July 3, 2014 and re-filed on July 8, 2014) with respect to a potential acquisition of the Company and its Subsidiaries by Merger Sub and on June 24, 2014, the Company made its filings under the HSR Act with respect to such potential acquisition, and on July 22, 2014, the Federal Trade Commission granted termination of the waiting period under the HSR Act. Without limiting the generality of any of the undertakings pursuant to Section 5.09(a), the parties hereto shall (i) respond as promptly as practicable to any request for additional information or documentary material from Governmental Entities with jurisdiction over the Antitrust Laws that may be made under the HSR Act or any other applicable Antitrust Laws and (ii) subject to the terms set forth in Section 5.09(d) hereof, use their reasonable best efforts to take, or cause to be taken, all other actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the parties shall use their reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(d) Parent and Merger Sub shall be required to take any action required by such party to permit consummation of the transactions contemplated by this Agreement, including consenting to, or offering or agreeing to otherwise take any action, in each case, conditioned on the occurrence of the Closing, with respect to any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, and (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided, that neither Parent nor Merger Sub shall be required to take (and the Company and its Subsidiaries shall not take) any such actions if any of them would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent, the Company and their respective Subsidiaries, taken as a whole (assuming the businesses of Parent, the Company and their respective Subsidiaries, taken as a whole, had assets, liabilities, revenues, cash flows and operations the size of those of the Company and its Subsidiaries, taken as a whole).

Section 5.10 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 5.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated.

Section 5.11 Takeover Statutes. If any Takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Law inapplicable to the foregoing.

Section 5.12 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger, including the shares of Parent Common Stock issuable upon exercise of options to purchase Parent Common Stock, to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time.

Section 5.13 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule or any acquisitions of shares of Parent Common Stock (including derivative securities with respect to such shares) and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.14 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.15 Financing.

(a) Unless, and to the extent, Parent or Merger Sub have sufficient cash from other sources (including by reason of a capital market or other financing transaction) available to satisfy their obligations under this Agreement, from and after the execution of this Agreement, Parent and Merger Sub shall use their respective reasonable best efforts to arrange the Financing on the terms and conditions described in the Commitment Letter (including any “market flex” provisions applicable thereto) and shall not permit any amendment or modification to be made to, any replacement of all or any portion of any facilities (or commitments thereof) described in, or any waiver of any provision or remedy under, the Commitment Letter, if such amendment, modification, replacement or waiver (i) reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount except by operation of the “market flex” provisions) or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of any portion of the Financing in a manner that would or would reasonably be expected to (A) materially delay or prevent the Closing, (B) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (C) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce their rights against other parties to the Commitment Letter or the Definitive Agreements (as defined below), in any material respect, including any right to seek specific performance of the Commitment Letter or the Definitive Agreements. Subject to the limitations set out in the first sentence of this Section 5.15(a), Parent and Merger Sub may amend, supplement, modify or replace the Commitment Letter as in effect at the date of this Agreement (1) to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Commitment Letter as of the date of this Agreement, (2) to increase the amount of indebtedness and (3) to replace all or a portion of the facility committed under the Commitment Letter as in effect as of the date of this Agreement with one or more new facilities under such Commitment Letter or under any new commitment letter or facility (any such new commitment or facility, a “Replacement Facility”); provided, that any amendments, modifications or replacements of any Replacement Facility shall be subject to the same limitations that apply to the Commitment Letter as set forth in the first sentence of this Section 5.15(a). For purposes of this Agreement (other than with respect to any representations made by Parent or Merger Sub), (x) the term “Financing” shall be deemed to include the financing contemplated by the Commitment Letter as permitted to be amended, modified or replaced pursuant to this Section 5.15 (including any Replacement Facility, any Alternative Financing (as defined below) and, in the case of Section 5.15(e), any offering of debt or equity securities the proceeds of which are intended to be used to satisfy the obligations under this Agreement), and (y) the term “Commitment Letter” shall be deemed to include the Commitment Letter as may be permitted to be amended, modified or replaced pursuant to this Section 5.15 and any commitment letters with respect to any Replacement Facility and the Alternative Financing and any related fee letters.

(b) Unless, and to the extent, Parent or Merger Sub have sufficient cash from other sources (including by reason of a capital market or other financing transaction) available to satisfy their obligations under this Agreement, each of Parent or Merger Sub shall use their reasonable best efforts to (i) maintain in effect the Commitment Letter pursuant to its terms (except for amendments not prohibited by Section 5.15(a)) until the transactions contemplated by this Agreement, including the Merger, are consummated, (ii) negotiate and enter into definitive agreements with respect to the Financing on the terms and conditions (including any “market flex” provisions applicable thereto) contained in the Commitment Letter (“Definitive Agreements”) or on other terms not materially less favorable to Parent and Merger Sub, in the aggregate, than the terms and conditions (including any “market flex” provisions applicable thereto) contained in the Commitment Letter, (iii) satisfy on a timely basis (or obtain the waiver of) all conditions to funding in the Commitment Letter applicable to Parent or Merger Sub that are within its control and consummate the Financing at or prior to the Closing in accordance with the terms and conditions of the Commitment Letter at or prior to the Closing and (iv) enforce their rights under the Commitment Letter in the event of a breach or other failure to fund the Financing required to consummate the transactions contemplated by this Agreement, including the Merger, on the Closing Date by the Financing Sources.

(c) Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company reasonably prompt notice: (i) of any material breach or default by any party to the Commitment Letter or definitive document related to the Financing of which they become aware; (ii) of the receipt of any oral or written notice or other oral or written communication from any Financing Source with respect to any breach, default, termination or repudiation by any party to the Commitment Letter or any definitive document related to the Financing of any provisions of the Commitment Letter or any definitive document related to the Financing and (iii) if for any reason Parent or Merger Sub believe in good faith that they will not be able to obtain all or any portion of the Financing required to consummate the transactions contemplated by this Agreement, including the Merger.

(d) Unless, and to the extent, Parent or Merger Sub have sufficient cash from other sources (including by reason of a capital market or other financing transaction) available to satisfy their obligations under this Agreement, in the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter, Parent and Merger Sub shall use their respective reasonable best efforts to, as promptly as practicable, arrange alternative debt financing from the same or alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement, including the Merger (the “Alternative Financing”), following the occurrence of such event; provided, however, that Parent shall not be required to obtain financing which includes terms and conditions materially less favorable (taking into account any “market flex” provisions) to Parent and Merger Sub, in each case relative to those in the Financing being replaced.

(e) The Company shall use commercially reasonable efforts, shall cause its Subsidiaries to use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its and their Representatives to provide, at Parent’s cost and expense, on a timely basis in each case, all reasonable cooperation requested by Parent in connection with (x) the arrangement of Financing to be incurred in connection with the transactions contemplated by this Agreement, including the Merger, and (y) Refinancing Transactions, including, in the case of both (x) and (y):

(i) promptly providing the Financing Sources and/or Refinancing Sources and their respective agents with all financial statements, pro forma financial statements and other information regarding the Company and its Subsidiaries required to be delivered pursuant to Exhibit D of the Commitment Letter or is otherwise necessary to satisfy the conditions thereof (the information required to be delivered pursuant to this clause (i) and the letters referred to in clause (ix) below, the “Required Information”);

(ii) promptly providing all other information as may be reasonably requested by Parent, the Financing Sources or Refinancing Sources or their respective agents to prepare customary bank information memoranda, lender presentations, offering memoranda, private placement memoranda (including under Rule 144A under the Securities Act), registration statements and prospectuses under the Securities Act in connection with such Financing and/or Refinancing Transaction;

(iii) participating (including by making members of senior management with appropriate seniority and expertise available to participate) in a reasonable number of meetings, due diligence sessions, presentations, “road shows”, drafting sessions and sessions with the rating agencies in connection with the Financing and Refinancing Transactions;

(iv) reasonably cooperating with the Financing Sources’ and/or Refinancing Sources’ and their respective agents’ due diligence, to the extent not unreasonably interfering with the business of the Company, including access to documentation reasonably requested by Persons in connection with capital markets transactions;

(v) reasonably cooperating with the marketing efforts for any portion of the Financing and Refinancing Transactions;

(vi) reasonably cooperating with Parent’s preparation of bank information memoranda, prospectuses and similar documents, rating agency presentations, road show presentations and written offering materials used to complete such Financing or Refinancing Transaction, to the extent information contained therein relates to the business, financial performance or financial condition of the Company and its Subsidiaries, including reasonable assistance in the preparation of pro forma financial statements by Parent and/or Merger Sub; provided, that it is understood that assumptions underlying the pro forma adjustments to be made are the responsibility of Parent and/or Merger Sub;

(vii) using commercially reasonable efforts to cause its certified independent auditors to provide (A) consent to the inclusion or incorporation in SEC filings and offering memoranda of the Company’s consolidated financial information (with such changes as the Company and its auditors deem necessary or appropriate) and their reports thereon, in each case, to the extent such consent is required by law, regulation or customary market practice in connection with an underwritten offering of securities of Parent, (B) auditors reports and comfort letters with respect to financial information relating to the Company and its Subsidiaries in customary form, (C) reasonable assistance in the preparation of pro forma financial statements by Parent and/or Merger Sub, provided, that it is understood that assumptions underlying the pro forma adjustments to be made are the responsibility of Parent and/or Merger Sub and (D) other documentation to the extent such other documentation is required or customary;

(viii) furnishing all documentation and other information required by Governmental Entities under applicable “know your customer” and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001, but in each case, solely as relating to the Company and its Subsidiaries;

(ix) issuing customary letters to the Financing Sources and/or Refinancing Sources authorizing the distribution of information to prospective lenders and making customary representations to the Financing Sources and/or Refinancing Sources that such information does not contain a material misstatement or omission and, if requested, confirming that such information does not contain material non-public information with respect to the Company or its Affiliates or any of its or their respective securities for purposes of any applicable securities Laws;

(x) providing customary certificates, legal opinions or other customary closing documents as may be reasonably requested by Parent and/or Merger Sub or their respective Financing Sources or Refinancing Sources;

(xi) assisting with the pledging of, and the granting and perfection of security interests in, collateral contemplated by the Financing; and

(xii) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness of the Company and its Subsidiaries contemplated by the Commitment Letter to be paid off, discharged and terminated on the Closing Date; provided, that no obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument related to the Financing (other than the authorization letters referred to in clause (ix) above) shall be effective until the Closing.

(f) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 5.15 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub may disclose such information to potential financing sources and to rating agencies during the syndication and marketing of the Financing or Refinancing Transactions subject to customary confidentiality undertakings by such potential financing sources or rating agencies. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing or Refinancing Transactions; provided, however, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Parent and Merger Sub shall promptly indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all (1) costs and expenses incurred in connection with their cooperation pursuant to this Section 5.15 and (2) Claims asserted by Financing Sources or Refinancing Sources in connection with the arrangement of the Financing or Refinancing Transactions and any information used in connection therewith (other than information relating to the Company or its Subsidiaries provided to Parent in writing on or behalf of the Company, its Subsidiaries or its and their Representatives) except in the event such Claim arose out of or result from the willful misconduct, gross negligence, fraud, or intentional misrepresentation of the Company, its Subsidiaries or any of their respective Representatives; the foregoing indemnification shall survive termination of this Agreement.

(g) Notwithstanding the obligations of the Company under Section 5.15(e), neither the obtaining of the Financing, any Alternative Financing or Refinancing Transaction, nor the completion of any issuance of securities contemplated by the Financing, is a condition to the Closing. For the avoidance of doubt, if the Company has made commercially reasonable efforts to provide the cooperation, documents and information contemplated by Section 5.15(e) and Section 5.16, the Company’s failure to provide all items contemplated thereby shall not affect its rights or privileges under this Agreement (or be construed as a waiver of any such rights or privileges), including the Company’s right to specific enforcement set forth in Section 8.13.

Section 5.16 Treatment of Existing Debt. In furtherance of the Company’s obligations pursuant to Section 5.15:

(a) The Company shall deliver to Parent a copy of a payoff letter in form and substance reasonably satisfactory to Parent, specifying the aggregate amount required to be paid to fully satisfy all obligations (including principal, interest fees, breakage costs, expenses and other amounts payable under the Existing Credit Agreement) that will be outstanding as of the Closing under the Existing Credit Agreement and providing for the release, simultaneous with the Closing, of all Liens and other security over the properties and assets of the Company and its Subsidiaries securing all such obligations.

(b) The Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to promptly commence at Parent’s expense, after the receipt of a written request from Parent to do so, tender offers to purchase, and any related consent solicitations with respect to, the Existing Senior Notes on such terms and conditions as specified by Parent and in compliance with all applicable terms and conditions of the Existing Indenture (collectively, the “Debt Offers”); provided that (i) the provisions of Section 5.16(e) and Section 5.16(f) shall have been satisfied, and shall continue to be satisfied, in all respects, (ii) Parent shall have provided the Company with drafts of the offer to purchase, related letter of transmittal and other related documents (collectively, the “Offer Documents”) and (iii) the closing of the Debt Offers shall be conditioned on the Closing and shall otherwise comply with all applicable Laws and SEC rules and regulations. The terms and conditions specified by Parent for the Debt Offers shall be only such terms and conditions as are customarily included in offers to purchase debt securities similar to the Existing Senior Notes and in similar situations and shall otherwise be in compliance with all applicable Laws and the terms and conditions of the Existing Indenture. Nothing in this Section 5.16 or in any other provision of this Agreement shall require the Company or any of its Affiliates to purchase, or accept for purchase, any Existing Senior Notes tendered or otherwise submitted for payment prior to the Effective Time. Parent and Merger Sub shall, and shall cause their respective Subsidiaries to, and shall use their respective reasonable best efforts to cause their respective representatives to, provide cooperation reasonably requested by the Company in connection with the Debt Offers.

(c) Subject to Section 5.16(e) and Section 5.16(f), if requested by Parent in writing, in lieu of commencing a Debt Offer for the Existing Senior Notes (or in addition thereto) pursuant to Section 5.16(b), the Company shall to the extent permitted by the Existing Indenture use its commercially reasonable efforts to (i) issue a notice of optional redemption (the “Redemption Notice”) for all of the outstanding principal amount of the Existing Senior Notes pursuant to the requisite provisions of the Existing Indenture or (ii) take actions reasonably requested by Parent that are reasonably necessary for the satisfaction, discharge and/or defeasance of the Existing Senior Notes pursuant to the applicable provisions of the Existing Indenture, and shall redeem or satisfy, discharge and/or defease, as applicable, such Existing Senior Notes at the Closing in accordance with the terms of the Existing Indenture (the “Debt Redemption”); provided that to the extent that any action described in clause (i) or (ii) can be conditioned on the occurrence of the Closing, it will be so conditioned, and, prior to the Company being required to take any of the actions described in clause (i) or (ii) above, Parent shall deposit with the trustee under the Existing Indenture cash or cash equivalents sufficient to effect such redemption, satisfaction, discharge and/or defeasance (and in the event of any loss with respect to the funds deposited with the trustee Parent shall deposit additional funds sufficient to satisfy such redemption, satisfaction, discharge and/or defeasance, as applicable). Parent and Merger Sub shall, and shall use their respective reasonable best efforts to cause their respective representatives to, provide cooperation reasonably requested by the Company in connection with the Debt Redemption.

(d) In the event that the Company commences a Debt Offer, the Company covenants and agrees that, promptly following any related consent solicitation expiration date, assuming the requisite consents are received, each of the Company and its applicable Subsidiaries as is necessary shall (and shall use their commercially reasonable efforts to cause the trustee under the Existing Indenture to) execute a supplemental indenture to the Existing Indenture, which shall implement the amendments described in the Offer Documents, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offers); provided, however, that in no event shall the Company, any of its Subsidiaries or any of their respective officers, directors or other representatives, have any obligation to authorize, adopt or execute any supplemental indenture or other agreement that would become effective prior to the Closing. Concurrently with the Closing, Parent shall cause the Surviving Corporation to accept for payment and thereafter promptly pay for, any Existing Senior Notes that have been validly tendered pursuant to and in accordance with the Debt Offers and not properly withdrawn using funds provided by Parent.

(e) Parent shall prepare all necessary and appropriate documentation in connection with any Debt Offers and Debt Redemptions, including the Offer Documents and the Redemption Notice, as applicable. The Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, provide cooperation reasonably requested by the Company in the preparation of any Offer Documents and Redemption Notices. The Company shall, to the extent requested, keep Parent reasonably informed regarding the status, results and timing of the Debt Offers. The Offer Documents (including all amendments or supplements thereto) and all mailings to the holders of the Existing Senior Notes in connection with any Debt Offers and Debt Redemptions shall be subject to the prior review of, and comment by, the Company and its legal counsel, and shall be reasonably acceptable to them. If, at any time prior to the completion of the Debt Offers, the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use reasonable best efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company or its Subsidiaries to the holders of the Existing Senior Notes. Notwithstanding anything to the contrary in this Section 5.16(e), the Company shall, and shall cause its Subsidiaries to, comply with the requirements of Rule 14e-1 under the Exchange Act and any other Law to the extent applicable in connection with the Debt Offers and such compliance will not be deemed a breach hereof.

(f) In connection with any Debt Offer and any Debt Redemption, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall, and shall cause its Subsidiaries to, enter into customary agreements with such parties so selected; provided that neither the Company nor any of its Subsidiaries shall be required to indemnify, defend or hold harmless, or pay the fees or reimburse the costs and expenses of, any such party, which indemnification, fee and reimbursement obligations shall be borne by Parent pursuant to separate agreements with such parties to which neither the Company nor any of its Subsidiaries shall be a party or have any obligations under. Parent shall reimburse the Company and its Subsidiaries for all of their reasonable costs and expenses incurred in connection with any Debt Offers or any Debt Redemptions promptly following the incurrence thereof. Parent shall indemnify, defend and hold harmless the Company, its Subsidiaries and each of their respective Affiliates from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (excluding, to the extent previously reimbursed, the costs and expenses referred to in the immediately preceding sentence) suffered or incurred by any such Person, or to which any such Person may become subject, that arise out of, or is in any way in connection with, the Debt Offers, Debt Redemption, or any actions taken or not taken by the Company, or taken at the request of Parent, pursuant to this Section 5.16 or the transactions contemplated hereby.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b) NYSE Listing. The shares of Parent Common Stock issuable to the Company’s stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c) Form S-4. The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall be in effect, and no proceedings for that purpose shall be pending or threatened by the SEC.

(d) No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to the Company (each, a “Company Materiality Qualifier”)) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, provided, that the representations and warranties of Company set forth in (i) clauses (a) and (f) of Section 3.03 and clause (b)(i) of Section 3.05, shall be true and correct in all respects (without giving effect to any Company Materiality Qualifier), when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date) and (ii) Section 3.02 shall be true and correct in all but de minimis respects (without giving effect to any Company Materiality Qualifier), when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required, under this Agreement, to be performed by or complied with by it at or prior to the Closing Date.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate with all other events, occurrences, facts, conditions, changes and effects, a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.

(e) Consents, Licenses and Filings. All Consents, licenses and Filings set forth on Section 6.02(e) of the Parent Disclosure Letter shall have been obtained and made and shall be in full force and effect; provided, however, that in the event that any such Consents, licenses or Filings have not been obtained or made on or prior to February 28, 2015, the condition in this Section 6.02(e) shall be deemed satisfied on February 28, 2015.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to Parent (each, a “Parent Materiality Qualifier”)) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, provided, that the representations and warranties of Parent set forth in (i) clause (a) of Section 4.03 and clause (a) of Section 4.05, shall be true and correct in all respects (without giving effect to any Parent Materiality Qualifier), when made and as of immediately prior to the Effective Time, as if made at and as of such time and (ii) Section 4.02 shall be true and correct in all but de minimis respects (without giving effect to any Parent Materiality Qualifier), when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required, under this Agreement, to be performed by or complied with by them at or prior to the Closing Date.

(c) Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate with all other events, occurrences, facts, conditions, changes and effects, a Parent Material Adverse Effect.

(d) Officer’s Certificate. The Company will have received a certificate, signed by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth in Section 6.03(a), Section 6.03(b) and Section 6.03(c).

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Sub and the Company.

Section 7.02 Termination By Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if the Merger has not been consummated on or before March 31, 2015 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the direct cause of, or directly resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the direct cause of, or directly resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting (as it may be adjourned or postponed) and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 7.03 Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, or (iv) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a); or

(b) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements (as limited by Section 5.15(g)) such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach or failure to perform is incapable of being cured by the End Date; provided, that Parent shall have given the Company at least 30 days’ written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.03(b).

Section 7.04 Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b), any approval of this Agreement by the stockholders of the Company):

(a) if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04(b) hereof, to enter into a written definitive agreement with respect to a Superior Proposal and the Company concurrently pays the Termination Fee pursuant to Section 7.06(c); or

(b) if Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach or failure to perform is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least 30 days’ written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b).

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.03(d), this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 7.06 Fees and Expenses Following Termination.

(a) If (i) this Agreement is, or, at the time of termination, could have been, terminated pursuant to Section 7.02(a), Section 7.02(c) or Section 7.03(b), (ii) a Takeover Proposal is publicly disclosed or made known to the Company Board prior to the event that gave rise to such termination or right to terminate and (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement relating to any transaction included within the definition of a Takeover Proposal or any such transaction is consummated, the Company shall pay to Parent (by wire transfer of immediately available funds) the Termination Fee upon consummation of such transaction; provided, that solely for the purposes of this Section 7.06(a), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 8.01, except that all references to “20%” shall be changed to “50%”.

(b) If this Agreement is, or, at the time of termination, could have been, terminated by Parent pursuant to Section 7.03(a) and the condition in Section 6.03(c) would have been satisfied at the time of the occurrence of the event giving rise to the right of termination pursuant to Section 7.03(a), then the Company shall pay the Termination Fee to Parent (by wire transfer of immediately available funds) no later than the second (2nd) Business Day immediately following the date of termination.

(c) If this Agreement is terminated by the Company pursuant to Section 7.04(a), the Company shall pay the Termination Fee to Parent (by wire transfer of immediately available funds) upon (and as a condition to the effectiveness of) such termination.

(d) The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company, the Company shall pay Parent its reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. Parent and Merger Sub acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid pursuant to this Section 7.06, the Termination Fee shall be the sole and exclusive remedy for monetary damages under this Agreement.

(e) Except as expressly set forth in Section 5.08 and this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Common Stock without such approval; and provided further that no amendment, modification or supplement shall be made to this Agreement that would adversely affect the rights of the Financing Sources as set forth in this Section 7.07, Section 8.04, Section 8.05(b), Section 8.06, Section 8.09 and Section 8.17 without the consent of the Financing Sources.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“2004 Equity Incentive Plan” means the Company’s 2004 Equity Incentive Plan, as amended and restated as of March 16, 2011, and as further amended by Amendment Nos. 1 and 2 thereto.

“Acceptable Confidentiality Agreement” means a confidentiality, non-solicitation and standstill agreement that contains confidentiality, non-solicitation and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement; provided, that such confidentiality agreement shall not be required to restrict the submission of a Takeover Proposal to the Company Board on a confidential basis and shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to Parent pursuant to Section 5.04(c).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Financing” has the meaning set forth in Section 5.15(d).

“Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Blackout Period” has the meaning set forth in Section 2.08(c).

“Book-Entry Shares” has the meaning set forth in Section 2.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“Cash Consideration” has the meaning set forth in Section 2.01(b).

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“CIA” means a corporate integrity agreement required by the Office of Inspector General of the United States Department of Health and Human Services or similar agreement or consent agreement or Order of or with any Governmental Entity.

“Citigroup” has the meaning set forth in Section 4.07.

“Claim” has the meaning set forth in Section 5.08(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” has the meaning set forth in Section 2.06.

“Commitment Letter” has the meaning set forth in Section 4.07.

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” has the meaning set forth in Section 5.07(e).

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.04(a).

“Company Balance Sheet” means the audited balance sheet of the Company dated as of December 31, 2013 contained in the Company SEC Documents filed prior to the date hereof.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.06(b).

“Company Employee Plans” has the meaning set forth in Section 3.11(a).

“Company Equity Award” means a Company Stock Option, a Company Restricted Share Award, a Performance Cash Award, an option under the Company ESPP or a DSU, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b) or (c) of the Code.

“Company ESPP” has the meaning set forth in Section 2.08(e).

“Company Financial Advisors” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to material Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Material Adverse Effect” means any event, occurrence, fact, condition, change or effect, taken as a whole, that is materially adverse to (i) the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, with regard to clause (i), Company Material Adverse Effect shall not include the impact of any event, occurrence, fact, condition, change or effect arising out of, relating to or resulting from: (a) general economic, business, political, or regulatory conditions; (b) any changes or developments in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (c) the negotiation, execution, delivery, performance, announcement, pendency or completion of the transactions contemplated by this Agreement, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company resulting from (other than when used in Section 3.03 and Section 6.02(a) (in so far as it refers to Section 3.03)); (d) the identity of Parent or any of its Affiliates as the acquirer of the Company or any facts or circumstances concerning Parent or any of its Affiliates; (e) any acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (f) any changes or conditions generally affecting the industries in which the Company and its Subsidiaries operate; (g) any matter disclosed on the Company Disclosure Letter; (h) any changes in applicable Laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof; (i) any failure by the Company to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of the Company Common Stock (provided, that the underlying causes of such failures or decline (subject to the other provisions of this definition) shall not be excluded); (j) any action taken (or omitted to be taken) with the written consent of or at the written request of Parent; or (k) any natural or man-made disasters or acts of God, except in the case of clauses (a), (b), (e), (f), (h), or (k), to the extent that any such event, occurrence, fact, condition, change or effect has a material and disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to others operating in the industries in which the Company and any of its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 3.14(a).

“Company Materiality Qualifier” has the meaning set forth in Section 6.02(a).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.16.

“Company Restricted Share Award” has the meaning set forth in Section 2.01(e).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b).

“Company Stock Option” has the meaning set forth in Section 2.08(a).

“Company Stock Plans” has the meaning set forth in Section 3.02(b).

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Company Voting Debt” has the meaning set forth in Section 3.02(c).

“Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, in light of the circumstances under which it was made, not misleading, (ii) such Required Information is compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-09, Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K) for offerings of debt securities on a registration statement on Form S-3 (other than provisions for which compliance is not customary in a Rule 144A offering of high-yield debt securities unless the Financing includes any securities proposed to be offered and sold in a registered offering), (iii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information, (iv) any interim quarterly financial statements included in such Required Information have been reviewed by the Company’s independent auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722, (v) the Company’s auditors have delivered drafts of customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the offering documents, and such auditors have confirmed they are prepared to issue any such comfort letters upon pricing throughout the Marketing Period and (vi) the financial statements and other financial information (excluding information required by Regulation S-X Rule 3-09, Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K) included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit (A) a registration statement on Form S-3 (other than provisions for which compliance is not customary in a Rule 144A offering of high-yield debt securities unless the Financing includes any securities proposed to be offered and sold in a registered offering) using such financial statements and financial information to be declared effective by the SEC throughout and on each day during the Marketing Period and (B) the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the offering documents, in order to consummate any offering of debt securities on any day of the Marketing Period, subject to the completion by such accountants of customary procedures relating thereto.

“Confidentiality Agreement” has the meaning set forth in Section 5.03(d).

“Consent” has the meaning set forth in Section 3.03(b).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, Leases or other binding instruments or binding commitments, whether written or oral.

“Debt Offers” has the meaning set forth in Section 5.16(b).

“Debt Redemption” has the meaning set forth in Section 5.16(c).

“Definitive Agreements” has the meaning set forth in Section 5.15(b).

“DGCL” has the meaning set forth in Section 1.01.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“DSU” means a deferred share unit granted pursuant to the Stock & Deferred Compensation Plan.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Exchange Agent” has the meaning set forth in Section 2.02(a).

“Existing Credit Agreement” means that certain Credit Agreement dated as of October 18, 2013, among the Company, the other lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, swing line lender and L/C issuer, as amended, supplemented, modified, replaced or refinanced from time to time.

“Existing Indenture” means that certain Indenture governing the 11.5% Senior Notes due 2018 and dated as of August 17, 2010, among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented, modified, replaced or refinanced from time to time.

“Existing Senior Notes” means the 11.5% Senior Notes issued by the Company under the Existing Indenture.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, mailing and making available of the Company Proxy Statement, the filing of any required notices under the HSR Act or Foreign Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and other transactions contemplated by this Agreement.

“Filing” has the meaning set forth in Section 3.03(c).

“Financing” has the meaning set forth in Section 4.07.

“Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Financing or other financings in connection with the transactions contemplated by this Agreement, including the Merger, together with their Affiliates, and including the parties to the Commitment Letter and any related joinder agreements, credit agreements or indentures (including the definitive agreements relating thereto), any underwriters, placement agents or initial purchasers in connection with the Financing and their respective successors and assigns, together with their respective Affiliates, and their respective Affiliates’ Representatives and agents and their respective successors and assigns; provided that none of Parent or Merger Sub or any of their respective Affiliates shall be deemed to be “Financing Sources”.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Form S-4” has the meaning set forth in Section 5.05(a).

“GAAP” has the meaning set forth in Section 3.02(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Government Reimbursement Program” means the Medicare or Medicaid Program, the federal TRICARE program, and any other, similar or successor federal, state or local healthcare payment programs with or sponsored by any Governmental Entity.

“GT” has the meaning set forth in Section 5.08(f).

“Hazardous Substance” shall mean (a) any hazardous material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, for which liability or standards of care or a requirement for investigation or remediation are imposed under, or that are otherwise subject to, Environmental Law, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos or asbestos-containing materials in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property

(including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding obligations of such Person incurred in the ordinary course of business consistent with past practice), (iv) all lease obligations of such Person capitalized on the books and records of such Person, (v) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (vi) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (vii) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (viii) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly-owned subsidiary of such Person.

“Indemnified Party” has the meaning set forth in Section 5.08(a).

“Indemnifying Parties” has the meaning set forth in Section 5.08(b).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights (“Patents”); (c) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights (“Copyrights”); (d) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin, and all registrations, applications and renewals for any of the foregoing, together with all goodwill associated with the foregoing (“Trademarks”); (e) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation (“Software”); and (g) Internet domain names and domain name registrations.

“International Employee Plan” has the meaning set forth in Section 3.11(n).

“Intervening Event” means an event not involving any Takeover Proposal, unknown to the Company Board as of the date hereof, which becomes known prior to the receipt of the Requisite Company Vote and which causes the Company Board to conclude in good faith that its failure to effect a Company Adverse Recommendation Change could be reasonably likely to result in a breach of its fiduciary duties to the Company stockholders under applicable Law.

“In-the-Money Option” has the meaning set forth in Section 2.08(a),

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual knowledge of the individuals set forth on Section 8.01 of the Company Disclosure Letter, without inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements, criteria, policy or guideline enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases, licenses and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.09.

“Liability” shall mean any liability, Indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Marketing Period” means the first period of twenty (20) consecutive Business Days after the date of this Agreement throughout which:

(i) Parent shall have received from the Company all of the Required Information that the Company is required to provide pursuant to Section 5.15(e) and such Required Information is Compliant; provided, that if the Company shall in good faith reasonably believe it has provided the Required Information and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with this clause (i) unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information or that the Required Information is not Compliant and, within two (2) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered or is not Compliant); and

(ii) the conditions set forth in Section 6.01 and Section 6.02 (other than the conditions described in Section 6.01(a) and Section 6.02(e)) shall be satisfied or waived (other than those conditions that by their nature can only be satisfied on the Closing, but subject to the satisfaction, to the extent permitted hereunder, waiver of all such conditions) and nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied assuming that the Closing Date were to be scheduled for any time during such twenty (20) consecutive Business Day period.

Notwithstanding anything to the contrary in this definition, the Marketing Period shall not commence and shall be deemed not to have commenced (A) prior to the mailing of the Company Proxy Statement to the stockholders of the Company or (B) if on or prior to the completion of such twenty (20) consecutive Business Day period, (1) the Company has publicly announced its intention to, or determines that it must, restate any material historical financial statements or material financial information included in the Required Information or any such restatement is under consideration, in which case, the Marketing Period shall not commence unless and until such restatement has been completed, the applicable Required Information has been amended and updated, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new twenty (20) consecutive Business Day period, (2) any Required Information would not be Compliant at any time during such twenty (20) consecutive Business Day period (it being understood that if any Required Information provided at the initiation of the Marketing Period ceases to be Compliant during such twenty (20) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), or (3) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the Required Information or incorporated therein by reference unless and until all such reports have been filed, the applicable Required Information has been amended and updated, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new twenty (20) consecutive Business Day period; provided, that such Marketing Period shall either end prior to December 20, 2014 or commence on or after January 5, 2015 and shall exclude November 28, 2014; provided, further, that the Marketing Period shall end on any earlier date on which the full amount of the Financing is funded.

“Medicaid” or “Medicaid Program” means the healthcare program established under Title XIX of the Social Security Act, which provides healthcare insurance for low income individuals.

“Medicare or Medicare Program” means the healthcare program established under Title XVIII of the Social Security Act, which provides health insurance for individuals 65 and over, individuals with end stage renal disease and certain disabled individuals.

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Nasdaq” has the meaning set forth in Section 3.02(b).

“New Parent Options” has the meaning set forth in Section 2.08(b).

“NYSE” has the meaning set forth in Section 2.01(b).

“Offer Documents” has the meaning set forth in Section 5.16(b).

“Option Exchange Ratio” has the meaning set forth in Section 2.08(b).

“Order” has the meaning set forth in Section 3.09.

“Out-of-the-Money Option” has the meaning set forth in Section 2.08(b).

“Owned Real Estate” shall mean any real estate owned in fee by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent 401(k) Plan” has the meaning set forth in Section 5.07(e).

“Parent Balance Sheet” means the audited balance sheet of Parent dated as of December 31, 2013 contained in the Parent SEC Documents filed prior to the date hereof.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).

“Parent Board” has the meaning set forth in Section 2.01(e).

“Parent Closing Price” has the meaning set forth in Section 2.05.

“Parent Common Stock” means the common stock, par value $0.25 per share, of Parent.

“Parent Disclosure Letter” has the meaning set forth in the introductory language in Article IV.

“Parent Equity Award” means any equity award issued under the Parent Stock Plans.

“Parent Material Adverse Effect” means any event, occurrence, fact, condition, change or effect, taken as a whole, that is materially adverse to (i) the business, assets, liabilities, operations or financial condition of Parent and its Subsidiaries, taken as a whole, or (ii) the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; provided, however, that, with regard to clause (i), Parent Material Adverse Effect shall not include the impact of any event, occurrence, fact, condition, change or effect arising out of, relating to or resulting from: (a) general economic, business, political, or regulatory conditions; (b) any changes or developments in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (c) the negotiation, execution, delivery, performance, announcement, pendency or completion of the transactions contemplated by this Agreement, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Parent resulting from (other than when used in Section 4.03 and Section 6.03(a) (in so far as it refers to Section 4.03)); (d) the identity of the Company or any of its Affiliates as an acquisition of Parent or any facts or circumstances concerning the Company or any of its Affiliates; (e) any acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (f) any changes or conditions generally affecting the industries in which Parent and its Subsidiaries operate; (g) any matter disclosed on the Parent Disclosure Letter; (h) any changes in applicable Laws or GAAP or the enforcement, implementation or interpretation thereof; (i) any failure by Parent to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of the Parent Common Stock (provided, that the underlying causes of such failures or decline (subject to the other provisions of this definition) shall not be excluded); (j) any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (k) any natural or man-made disasters or acts of God, except in the case of clauses (a), (b), (e), (f), (h), or (k), to the extent that any such event, occurrence, fact, condition, change or effect has a material and disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to others operating in the industries in which Parent and any of its Subsidiaries operate.

“Parent Materiality Qualifier” has the meaning set forth in Section 6.03(a).

“Parent PCA Cash Award” has the meaning set forth in Section 2.08(d).

“Parent Performance Unit” means the right to receive a share of Parent Common Stock upon the achievement of specified performance goals.

“Parent Preferred Stock” has the meaning set forth in Section 4.02(a).

“Parent Restricted Cash Award” has the meaning set forth in Section 2.01(e).

“Parent Restricted Share Award” has the meaning set forth in Section 2.01(e).

“Parent SEC Documents” has the meaning set forth in Section 4.04(a).

“Parent Securities” has the meaning set forth in Section 4.02(b).

“Parent Stock Options” has the meaning set forth in Section 4.02(b).

“Parent Stock Plans” has the meaning set forth in Section 4.02(b).

“Parent Voting Debt” has the meaning set forth in Section 4.02(c).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Performance Cash Award” has the meaning set forth in Section 2.08(d).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided, appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided, appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (f) Liens arising under workers’ compensation and (g) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Policies” has the meaning set forth in Section 3.15.

“Provider Agreements” means all participation, provider and reimbursement agreements for the benefit of the Company or any of its Subsidiaries relating to any right to payment or other claim arising out of or in connection with the Company or any of its Subsidiaries’ participation in any Third Party Payor Program.

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Redemption Notice” has the meaning set forth in Section 5.16(c).

“Refinancing Sources” means any entities that have committed to provide or otherwise entered into agreements in connection with any Refinancing Transactions.

“Refinancing Transaction” means any financing effected in connection with refinancing existing Indebtedness of Parent (including accrued but unpaid interest, penalties and fees) upon its stated maturity, default (which would give rise to any right of termination, amendment, acceleration or cancellation) or mandatory redemption or offer to purchase.

“Replacement Facility” has the meaning set forth in Section 5.15(a).

“Representatives” has the meaning set forth in Section 5.04(a).

“Required Information” has the meaning set forth in Section 5.15(e)(i).

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Rights Agreement” has the meaning set forth in Section 3.02(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(d).

“SEC” has the meaning set forth in Article III.

“Securities Act” has the meaning set forth in Section 3.03(c).

“Stock & Deferred Compensation Plan” means the Company’s Stock & Deferred Compensation Plan for Non-employee Directors, as amended and restated as of December 31, 2007, and as further amended by Amendment Nos. 1, 2 and 3 thereto.

“Stock Consideration” has the meaning set forth in Section 2.01(b).

“Stockholder Parties” has the meaning set forth in the Recitals.

“Subsidiary” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, is more favorable from a financial point of view to the holders of Company’s stockholders than the transactions contemplated by this Agreement, taking into account all of the terms and conditions and prospects for completion of such Takeover Proposal and of this Agreement (including any proposal by Parent made in accordance with Section 5.04(d) to amend the terms of this Agreement).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Law” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law.

“Takeover Proposal” means a proposal or offer by any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to twenty percent (20%) or more of the fair market value of the Company’s consolidated assets, (b) direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) twenty percent (20%) or more of the voting equity interests of the Company or (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be provided or filed by a taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Communications” has the meaning set forth in Section 5.08(f).

“Terminated Holder” has the meaning set forth in Section 2.08(c).

“Termination Fee” means $32,500,000.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Third Party Payor Programs” means all healthcare plans or healthcare reimbursement programs in which a Third Party other than the patient is responsible for payment in which the Company participates with regard to a healthcare or hospice service owned, operated or managed by the Company or any of its Subsidiaries, including Government Reimbursement Programs, TRICARE program, Blue Cross and/or Blue Shield plans, managed care plans, other private insurance plans and health plans established pursuant to ERISA.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“TRICARE” means the health insurance program administered by the Department of Defense for members of the military and military retirees, and their families.

“Voting Agreement” has the meaning set forth in the Recitals.

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.04 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05 Submission to Jurisdiction.

(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Chancery Court of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any federal court sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Notwithstanding anything in this Agreement to the contrary, each of the parties agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including the Merger and the Financing, including to any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York in the Borough of Manhattan (and appellate courts thereof). The parties further agree that all of the provisions of Section 8.06 relating to the waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third party-claim referenced in this Section 8.05(b).

Section 8.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Kindred Healthcare, Inc. 680 South Fourth Street Louisville, KY 40202 Facsimile: (866) 866-3426 Attention: Joseph L. Landenwich

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: (212) 225-3999 Attention: Ethan A. Klingsberg and Benet J. O’Reilly

If to the Company, to:	Gentiva Health Services, Inc. 3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia 30339 Facsimile: (770) 541-3712 Attention: General Counsel

with a copy (which will not constitute notice to the Company) to:	Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Facsimile: (212) 805-5555 Attention: Dennis J. Block and Gary E. Snyder

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09 No Third Party Beneficiaries. Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), (a) this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and (b) other than this Section 8.09, Section 7.07, Section 8.04, Section 8.05(b), Section 8.06 and Section 8.17, in each case, with respect to the Financing Sources, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 7.07, Section 8.04, Section 8.05(b), Section 8.06, this Section 8.09 and Section 8.17 are intended for the benefit of, and shall be enforceable by, the Financing Sources.

Section 8.10 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12 Remedies. Except as otherwise provided in this Agreement, including in Section 7.06, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Chancery Court of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any federal court sitting in the State of Delaware, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.14 Disclosure Letter. No reference to or disclosure of any item or other matter in the Company Disclosure Letter or the Parent Disclosure Letter shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Letter or the Parent Disclosure Letter. The information set forth in the Company Disclosure Letter and the Parent Disclosure Letter is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. The Company Disclosure Letter, the Parent Disclosure Letter and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company or Parent, as applicable, contained in this Agreement. Nothing in the Company Disclosure Letter or the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Company Disclosure Letter or the Parent Disclosure Letter are not necessarily limited to matters required by the Agreement to be reflected in the Company Disclosure Letter or the Parent Disclosure Letter. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Section 8.15 Reliance on Counsel and Other Advisors. Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

Section 8.16 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

Section 8.17 Financing Sources. Subject, in each case, to the rights of Parent under the terms of the Commitment Letter, (i) each of the parties hereto and their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the performance of any financing commitments of such Financing Sources with respect to the transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise and (ii) no Financing Sources shall have any liability (whether in contract, tort or otherwise) to any of the parties hereto or any of their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby, including any dispute arising out of or relating in any way to the performance of any financing commitments.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

By	/s/ Rodney D. Windley
Name:	Rodney D. Windley
Title:	Executive Chairman

KINDRED HEALTHCARE, INC.

By	/s/ Paul J. Diaz
Name:	Paul J. Diaz
Title:	President and Chief Executive Officer

KINDRED HEALTHCARE DEVELOPMENT 2, INC.

By	/s/ Paul J. Diaz
Name:	Paul J. Diaz
Title:	President and Chief Executive Officer

ANNEX B

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 9, 2014, by and between Kindred Healthcare, Inc., a Delaware corporation (“Parent”) and each person and entity listed on Schedule A hereto (each, a “Stockholder”).

WHEREAS, Parent, Gentiva Health Services, Inc., a Delaware corporation (the “Company”) and Kindred Healthcare Development 2, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder owns shares of common stock, par value $0.10 per share, of the Company (“Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto, together with the preferred share purchase rights (the “Rights”) attached thereto or associated therewith (the “Existing Shares”), and any other shares of Common Stock of the Company acquired (whether beneficially or of record) by Stockholder after the date hereof, including any shares of Common Stock: (i) acquired by means of purchase, dividend or distribution, or (ii) issued upon (a) the exercise of (1) the Rights or (2) any stock options to acquire Common Stock or warrants or (b) the conversion of any convertible securities or otherwise (the “New Shares” and, together with the Existing Shares, the “Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein and (c) with regard to any stockholder, the entry, without the prior written consent of such Stockholder, into any amendment or modification of the Merger Agreement, or any written waiver of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in or change in the composition of the Merger Consideration or an extension of the End Date or which is otherwise adverse to Stockholder in any material respect (such earlier date, the “Expiration Date”), each Stockholder hereby agrees that, subject to Section 1.5 and Section 2.2, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, such Stockholder will (i) appear at such meeting or otherwise cause all of the Shares beneficially owned by such Stockholder and entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares beneficially owned by such Stockholder and entitled to vote (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger; (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger

Agreement; (C) against any action, proposal, transaction, or agreement that relates to a Takeover Proposal, without regard to the terms of such Takeover Proposal; and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, or (2) prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (A) through (D), the “Required Votes”). Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of any Stockholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to the Company’s stockholders.

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date of this Agreement, subject to Section 1.5 and Section 2.2, until the Expiration Date, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Shares beneficially owned by such Stockholder and entitled to vote as of the applicable record date in accordance with the Required Votes; provided, that such Stockholder’s grant of the proxy contemplated by this Section 1.2 shall be effective if, and only if, such Stockholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy card directing that the Shares beneficially owned by such Stockholder and entitled to vote be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1.1(ii), and each Stockholder shall retain the authority to vote on all other matters.

(b) Each Stockholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes all such proxies.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy, if it becomes effective, is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable until the Expiration Date, at which time it will terminate automatically. Subject to Section 1.5 and Section 2.2, if for any reason the proxy granted herein is not irrevocable, then each Stockholder agrees, until the Expiration Date, to vote the Shares in accordance with Section 1.1 as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. Each Stockholder hereby agrees that, from the date hereof until the earlier of (x) the Expiration Date or (y) the date on which the Company Stockholder Approval is obtained, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding providing for the Transfer of any Shares, other than (i)(A) any Transfer made for estate planning purposes or to a charitable institution for philanthropic purposes, or (B) any Transfer to an Affiliate of such Stockholder, but only if, in each case, prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms of this Agreement and written notice of such Transfer is delivered to Parent pursuant to Section 5.2 hereof, (ii) a Transfer pursuant to any trust or will of such Stockholder or by the Laws of intestate succession or (iii) a Transfer solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the exercise of any Rights, stock options or warrants or the conversion of any convertible securities, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (a) or (b).

Section 1.4 Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant, at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

Section 1.5 No Obligation to Exercise Rights or Options. Nothing contained in this Article I, shall require any Stockholder (or shall entitle any proxy of any Stockholder) to (i) convert, exercise or exchange any Rights, option, warrants or convertible securities in order to obtain any underlying New Shares or (ii) vote, or execute any consent with respect to, any New Shares underlying such Rights, options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

ARTICLE II

NO SOLICITATION

Section 2.1 No Solicitation. Prior to the Expiration Date, each Stockholder (solely in its capacity as a stockholder of the Company) shall not and shall cause its controlled Affiliates not to, and shall use reasonable best efforts to cause each person that controls such Stockholder (each, a “Representative”) not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or knowingly facilitate any inquiries regarding, or the making of, any proposal or offer that constitutes, or may reasonably be expected to lead to, a Takeover Proposal, (b) subject to the Company Board determining in good faith, after consultation with outside legal counsel and financial advisors, that a bona fide unsolicited Takeover Proposal from a third party constitutes or could reasonably be expected to result in a Superior Proposal pursuant to Section 5.04(b) of the Merger Agreement, conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, or approve, endorse or recommend any Takeover Proposal, (c) enter into any voting or support agreement in connection with, or provide such Stockholder’s consent to, a Takeover Proposal, or (d) resolve or agree to do any of the foregoing. If, prior to the Expiration Date, any Stockholder receives any Takeover Proposal, then such Stockholder will promptly (and in any event within 24 hours) notify Parent and the Company of the identity of the Person making and the material terms of such Takeover Proposal; provided that nothing herein shall prohibit any Stockholder or Stockholder’s Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with a Takeover Proposal in the event that the Company becomes permitted to take the actions set forth in Section 5.04(b) of the Merger Agreement with respect to such Takeover Proposal. For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of a Stockholder serves as a member of its board of directors or similar governing body, unless such Stockholder or its Affiliate otherwise controls such entity. For purposes of this Agreement, the Company shall not be deemed an Affiliate of any Stockholder.

Section 2.2 Capacity. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect such Stockholder from exercising its fiduciary duties as a director or officer of the Company or any of its Subsidiaries or from otherwise taking any action or inaction in its capacity as a director and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director and/or officer shall be deemed to constitute a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event of a Company Adverse Recommendation Change, only that proportion of Shares constituting 15% of the outstanding Common Stock of the Company (with such threshold applied to each Stockholder pro rata in accordance with its holdings as disclosed on Schedule A) shall be required to be voted (including by proxy or written consent, if applicable) in accordance with the Required Votes.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF STOCKHOLDER

Section 3.1 Representations and Warranties. Each Stockholder represents and warrants to Parent as follows: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity), (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon such Stockholder or the Shares, nor require any Consent of, Filing with or license from any Governmental Entity (except for Filings with the Securities and Exchange Commission (the “SEC”) by such Stockholder or as would not impact Stockholder’s ability to perform or comply with its obligations under this Agreement in any material respect), (e) as of the date hereof, such Stockholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares set forth opposite such Stockholder’s name on schedule A free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations) and has sole voting power with respect to the Existing Shares and sole power of disposition with respect to the Existing Shares, with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, and no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares.

Section 3.2 Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity) and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact such Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 3.3 Covenants. Each Stockholder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;

(b) agrees, upon written inquiry from Parent, to promptly notify Parent of the number of any New Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date (including through the exercise of any Company Stock Options, receipt of any Company Restricted Share Awards, purchase through the Company ESPP, or otherwise). Any such New Shares shall automatically be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof;

(c) agrees to permit the Company to publish and disclose, including in Filings with the SEC, this Agreement and such Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement; and

(d) shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), provided that if Parent or its counsel gives such notification, it shall on the earlier of (x) the Expiration Date and (y) the date on which the Company Stockholder Approval is obtained further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date, and neither Parent nor any Stockholder shall have any rights or obligations following such termination. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected.

Section 5.2 No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to any Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) Parent shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct any Stockholder in the performance of its duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

To Parent:

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202

Attention: Joseph L. Landenwich

Telephone: (502) 596-7300

Facsimile: (866) 866-3426

Email: joseph.landenwich@kindred.com

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Ethan A. Klingsberg and Benet J. O’Reilly

Telephone: (212) 225-2588

Facsimile: (212) 225-3999

Email: eklingsberg@cgsh.com and boreilly@cgsh.com

To any Stockholder:

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339

Facsimile: (770) 541-3712

Attention: General Counsel

with copies to:

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Attention: Dennis J. Block

Telephone: (212) 801-2222

Facsimile: (212) 805-5555

Email: blockd@gtlaw.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.4 Amendments; Waivers. Any provision of this Agreement may be amended or waived with regard to any Stockholder if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and such Stockholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.5 Assignment. Except as contemplated by Section 1.3, no party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other parties hereto.

Section 5.6 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.7 Entire Agreement. This Agreement (including Schedule A hereto) and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.8 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.9 Jurisdiction; Specific Enforcement; Waiver of Trial by Jury. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.3; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10 Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.11 Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Article or Schedule shall refer, respectively, to Sections, Articles or Schedules of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender (including the neuter gender) includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (j) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

KINDRED HEALTHCARE, INC.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Co-General Counsel and Corporate Secretary

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Rodney D. Windley
Name:	Rodney D. Windley
Title:	Stockholder

Rodney D. Windley Revocable Trust Dated 4/4/08

By:	/s/ Rodney D. Windley
Rodney D. Windley, Trustee 348,689 shares

Rodney D. Windley 2009 GRAT

By:	/s/ Rodney D. Windley
Rodney D. Windley, Trustee 112,269 shares

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Charlotte A. Weaver
Name:	Charlotte A. Weaver
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Raymond S. Troubh
Name:	Raymond S. Troubh
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Eric R. Slusser
Name:	Eric R. Slusser
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Jeff Shaner
Name:	Jeff Shaner
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Sheldon M. Retchin
Name:	Sheldon M. Retchin
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Stuart Olsten
Name:	Stuart Olsten
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Philip R. Lochner, Jr.
Name:	Philip R. Lochner, Jr.
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ R. Steven Hicks
Name:	R. Steven Hicks
Title:	Stockholder and Trustee for:

Kristen Hicks Hanson 2006 Trust 96,943 shares

Robert Steven Hicks 2006 Trust 96,943 shares

Brandon V. Hicks 2006 Trust 96,943 shares

Shelly Mabry Ellard 2006 Trust 96,943 shares

Jason Mabry 2006 Trust 96,943 shares

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ David L. Gieringer
Name:	David L. Gieringer
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Victor F. Ganzi
Name:	Victor F. Ganzi
Title:	Stockholder and as initial member of the Investment Committee of The VICTOR F. GANZI 2012 GST Family Trust dated December 17, 2012

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Robert S. Forman, Jr.
Name:	Robert S. Forman, Jr.
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ David A. Causby
Name:	David A. Causby
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ John N. Camperlengo
Name:	John N. Camperlengo
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Tony Strange
Name:	Tony Strange
Title:	Stockholder

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Stockholder	Number of Shares
Tony Strange	548,510
David Causby	130,437
Eric R. Slusser	185,346
John N. Camperlengo	121,214
Dr. Charlotte A. Weaver	67,086
Jeff Shaner	109,822
David L. Gieringer	22,773
Rodney D. Windley	460,958	(1)
Robert S. Forman, Jr.	74,423	(2)
Victor F. Ganzi	105,433	(3)
R. Steven Hicks	2,774,413	(4)
Philip R. Lochner, Jr.	—
Stuart Olsten	193,096	(5)
Sheldon M. Retchin, M.D., M.S.P.H.	1,000
Raymond S. Troubh	133,524

NOTES:

(1)	Consists of (i) 112,269 shares owned by a GRAT of which Mr. Windley is Trustee and (ii) 348,689 shares owned by a Revocable Trust of which Mr. Windley is Trustee.
(2)	Includes (i) 25 shares owned by spouse and (ii) 1,400 shares owned by spouse’s trust.
(3)	Includes 52,800 shares owned by a trust of which Mr. Ganzi is the settlor and has investment power.
(4)	Includes (i) an aggregate of 484,715 shares owned by five trusts as to each of which Mr. Hicks is trustee, and (ii) 10,000 shares owned by spouse.
(5)	Includes 300 shares owned by spouse.

ANNEX C

745 Seventh Avenue New York, NY 10019 United States

October 8, 2014

Board of Directors

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, GA 30339

Members of the Board of Directors:

We understand that Gentiva Health Services, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Kindred Healthcare, Inc. (“Kindred”) pursuant to which, among other things, Kindred Healthcare Development 2, Inc., a wholly-owned subsidiary of Kindred (“Merger Sub”), will merge with and into the Company and each share of issued and outstanding common stock of the Company, par value $.10 per share (the “Shares”), other than Shares owned by Kindred, Merger Sub or the Company or any of their respective direct or indirect wholly-owned subsidiaries and Dissenting Shares (as defined in the Agreement (as defined below)), will be converted into the right to receive (i) $14.50 in cash, without interest (the “Cash Consideration”) and (ii) 0.257 (the “Exchange Ratio”) of a validly issued, fully paid and nonassessable share (the “Stock Consideration”) of common stock, par value $0.25 per share, of Kindred (the “Kindred Common Stock”) (such consideration, the “Stock Consideration”; together with the Cash Consideration, the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger by and among the Company, Kindred and Merger Sub (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders (other than Kindred and its affiliates) of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, to be dated as of October 9, 2014, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014; (3) publicly available information concerning Kindred that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (5) a trading history of the Company’s common stock from October 7, 2009 to October 7, 2014 and a comparison of that trading history with those of other companies that we deemed relevant; (6) a trading history of Kindred Common Stock from October 7, 2011 to October 7, 2014 and a comparison of that trading history with those of other companies that we deemed relevant; (7) a comparison of the historical financial results and present financial condition of the Company and Kindred with each other and with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (9) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; (10) the pro forma impact of the Proposed Transaction on the future financial performance of the combined company, including cost savings, operating synergies and other strategic benefits expected by the management of Kindred to result from a combination of the businesses (the “Synergies”); and (11) published estimates of independent research analysts with respect to the future financial performance and price targets of each of the Company and Kindred. In addition, we have had discussions with the management of the Company and Kindred concerning their respective business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform in accordance with such projections. Furthermore, upon the advice of the Company, we have assumed that the amounts and timing of the Synergies are reasonable and that the Synergies will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Kindred and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Kindred. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which the Shares would trade following the announcement of the Proposed Transaction or which shares of Kindred Common Stock would trade following the announcement or consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the shares of Kindred Common Stock to be held by the stockholders of the Company after the consummation of the Proposed Transaction plus the cash to be received by the stockholders of the Company in the Proposed Transaction will be in excess of the market value of common stock of the Company owned by such stockholders at any time prior to the announcement or consummation of the Proposed Transaction.

In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company (other than Kindred and its affiliates) in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company and Kindred in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, we are a lender to both companies credit facilities, the administrative agent for the Company and in the past two years, have performed the following investment banking and financial services: (i) provided committed financing to the Company for its acquisition of Harden Healthcare, LLC, (ii) acted as lead left arranger and joint bookrunner on the Company’s $925 million Senior Secured Credit Facilities in connection with the Harden Healthcare, LLC acquisition, (iii) acted as joint lead arranger and joint bookrunner on Kindred’s refinancing of its capital structure comprised of $1,750 million Senior Secured Credit Facilities and $500 million of Senior Secured Notes and (iv) as part of Kindred’s refinancing we acted as a counterparty to an interest rate swap.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Kindred for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.

ANNEX D

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

GENTIVA great healthcare has come home GENTIVA HEALTH SERVICES, INC. 3350 RIVERWOOD PARKWAY SUITE 1400 ATLANTA, GA 30339 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. Adoption of the Agreement and Plan of Merger, dated as of October 9, 2014, as it may be amended from time to time, among Gentiva Health Services, Inc., a Delaware corporation, Kindred Healthcare, Inc., a Delaware corporation, and Kindred Healthcare Development 2, Inc., a Delaware corporation and wholly owned subsidiary of Kindred Healthcare, Inc. 2. Approval, by advisory (non-binding) vote, of certain compensation arrangements for Gentiva’s named executive officers in connection with the merger. 3. Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. NOTE: Authority is hereby given to each of the proxies acting individually to vote, in their discretion, upon other business as may properly come before the special meeting or any adjournment or postponement thereof. For address change/comments, mark here.0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000223071_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . GENTIVA HEALTH SERVICES, INC. Proxy Solicited on Behalf of the Board of Directors For the Special Meeting of Shareholders January 22, 2015 The undersigned, revoking all prior proxies, hereby appoints Tony Strange, Eric R. Slusser and John N. Camperlengo, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the “Company”), at its Special Meeting of Shareholders to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, January 22, 2015 at 3:00 p.m., and at all adjournments or postponements thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the items as specified on the reverse side. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. This proxy is revocable, and the undersigned retains the right to attend this meeting and to vote the undersigned’s shares in person. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE PROPOSAL TO APPROVE BY ADVISORY (NON-BINDING) VOTE THE MERGER-RELATED EXECUTIVE COMPENSATION AND FOR THE PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side 0000223071_2 R1.0.0.51160